Exhibit 99.1

SUPPLEMENT NO. 1 TO THE AMENDED AND RESTATED OFFERING MEMORANDUM, CONSENT SOLICITATION STATEMENT AND DISCLOSURE STATEMENT SOLICITING ACCEPTANCES OF A PREPACKAGED PLAN OF REORGANIZATION

CENTRAL EUROPEAN DISTRIBUTION CORPORATION CEDC FINANCE CORPORATION INTERNATIONAL, INC.

Offer to exchange (the “CEDC FinCo Exchange Offer”) all of the outstanding 9.125% Senior Secured Notes due 2016 (the “9.125% Existing 2016 Notes”) and the 8.875% Senior Secured Notes due 2016 (the “8.875% Existing 2016 Notes” and, together with the 9.125% Existing 2016 Notes, the “Existing 2016 Notes”) issued by CEDC Finance Corporation International, Inc. for (i) cash consideration and/or (ii) new Senior Secured Notes due 2018 (the “New Secured Notes”) and new Convertible Secured PIK Toggle Notes due 2018 (the “New Convertible Secured Notes” and, together with the New Secured Notes, the “New Notes”)

and

Solicitation of consents (“Consents”) to amendments to the indenture governing the Existing 2016 Notes

and

Solicitation of acceptances of a prepackaged plan of reorganization relating the Existing 2016 Notes and 3.00% Senior Notes due 2013 (the “Existing 2013 Notes” and together with the Existing 2016 Notes, the “Existing Notes”)

The CEDC FinCo Exchange Offer will expire at 5:00 p.m., New York City time, on April 4, 2013 unless extended or earlier terminated by us (such date and time, as the same may be extended or earlier terminated, the “Expiration Time”). In order to receive the Existing 2016 Notes Consideration (as defined in the Offering Memorandum and Disclosure Statement), holders of Existing 2016 Notes must validly tender and not withdraw their Existing 2016 Notes, at or prior to the Expiration Time. Holders of Existing 2016 Notes may tender their Existing 2016 Notes in the CEDC FinCo Exchange Offer without delivering Ballots for accepting or rejecting the Plan of Reorganization or delivering their Consents, as applicable. Holders of Existing 2016 Notes may deliver their Consents without tendering their Existing 2016 Notes in the CEDC FinCo Exchanges Offer, but must deliver a Ballot for accepting or rejecting the Plan of Reorganization. Holders of Existing 2016 Notes who vote to accept the Plan of Reorganization must deliver their Consents, but are not required to tender their Existing 2016 Notes in the CEDC FinCo Exchange Offer.

Tenders of Existing 2016 Notes and Consents to amendments to the Existing 2016 Notes Indenture may be withdrawn at any time prior to the earlier of (a) the date and time that CEDC FinCo notifies the trustee under the existing 2016 notes indenture that CEDC FinCo has received the Requisite Consents (as defined in the Offering Memorandum and Disclosure Statement), and (b) 5:00 pm New York City time on April 3, 2013 (the “Consent Time”). Holders of Existing 2016 Notes who vote to accept the Plan of Reorganization prior to the Consent Fee Deadline (as defined below) may modify their votes at any time prior to the Consent Time. Holders of Existing 2016 Notes who vote to accept the Plan of Reorganization after the Consent Fee Deadline, Holders of Existing 2013 Notes who vote to accept the Plan of Reorganization and holders of Existing Notes who vote to reject the Plan of Reorganization, may modify their votes at any time prior to the Voting Deadline (as defined below).

Upon the terms and subject to the conditions set forth in the Amended and Restated Offering Memorandum, Consent Solicitation Statement and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated March 8, 2013 (the “Offering Memorandum and Disclosure Statement”), in the Ballot (as defined in the Offering Memorandum and Disclosure Statement) for accepting or rejecting the Plan of Reorganization and in this Supplement to the Offering Memorandum and Disclosure Statement (this “Supplement”),

•	CEDC is soliciting acceptances from all holders of Existing 2013 Notes of the amended and restated plan of reorganization attached hereto as Annex D (the “Plan of Reorganization”); and
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CEDC FinCo is (i) offering to exchange any and all of its outstanding Existing 2016 Notes for the consideration set forth below; (ii) soliciting consents (the “Consent Solicitation”) to amendments to the indenture governing the Existing 2016 Notes (the “Existing 2016 Notes Indenture” and, together with the indenture governing the Existing 2013 Notes, the “Indentures”); and (iii) soliciting acceptances from all holders of Existing 2016 Notes of the Plan of Reorganization.

This Supplement modifies the Offering Memorandum and Disclosure Statement to include the following changes: (i) the CEDC Exchange Offer will be terminated, (ii) Roust Trading Ltd. (“RTL”) will offer to acquire outstanding Existing 2013 Notes, subject to certain conditions, that it does not currently hold and (iii) CEDC will amend the terms of the treatment of the Existing 2013 Notes in the Plan of Reorganization, such that holders of Existing 2013 Notes and RTL Notes will receive their pro rata share (based upon the approximate $282.0 million sum of aggregate principal amount of Existing 2013 Notes and RTL Notes outstanding and accrued interest through March 15, 2013) of $16.9 million in cash. This Supplement also amends certain key dates in the CEDC FinCo Exchange Offer, the Consent Solicitation and the solicitation of acceptances to the Plan of Reorganization, resulting in the following revised dates: (i) the record date in the Consent Solicitation and the solicitation of acceptances of the Plan of Reorganization is March 21, 2013, (ii) the Consent Fee Deadline and Early Voting Deadline is 5:00 p.m. on April 3, 2013 and (iii) the Voting Deadline and Expiration Time is 5:00 p.m. on April 4, 2013. This Supplement also includes certain amendments to the Description of New Secured Notes and the Description of New Convertible Notes.

Each holder of Existing 2016 Notes who delivers Consents with respect to its Existing 2016 Notes by 5:00 p.m. on April 3, 2013 (such time, as it may be extended, the “Consent Fee Deadline”), and does not validly withdraw such Consents, will receive the Consent Fee on the Consent Fee Payment Date, assuming all of the conditions to the payment of the Consent Fee are met. Holders of Existing 2016 Notes that deliver Consents after the Consent Fee Deadline will not be entitled to a Consent Fee. The Consent Fee will be payable in U.S. dollars. Payments of the Consent Fee in respect of Consents from holders of 8.875% Existing 2016 Notes will be paid based upon the prevailing euro/US dollar exchange rate in effect at the time of payment.

The Offering Memorandum and Disclosure Statement and this Supplement include a solicitation of acceptances of the Plan of Reorganization from holders of the Existing Notes (“Noteholders”, and each a “Noteholder”). You should rely only on the information contained in this Supplement, in the Offering Memorandum and Disclosure Statement and in the related Ballot, as applicable, in making your decision to participate in the CEDC FinCo Exchange Offer, to participate in the Consent Solicitation, and/or to vote to accept the Plan of Reorganization. Holders of Existing 2016 Notes may tender their Existing 2016 Notes in the CEDC FinCo Exchange Offer without delivering Ballots for accepting or rejecting the Plan of Reorganization or delivering their Consents, as applicable. Holders of Existing 2016 Notes may deliver their Consents without tendering their Existing 2016 Notes in the CEDC FinCo Exchanges Offer, but must deliver a Ballot for accepting or rejecting the Plan of Reorganization. Holders of Existing 2016 Notes who vote to accept the Plan of Reorganization must deliver their Consents, but are not required to tender their Existing 2016 Notes in the CEDC FinCo Exchange Offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR THESE SECURITIES, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR DETERMINED IF THIS OFFERING MEMORANDUM IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The CEDC FinCo Exchange Offer is intended to be exempt from the federal registration requirements of the U.S. Securities Act of 1933 (the “Securities Act”) pursuant to the exemption from such registration contained in Section 3(a)(9) thereof, and, therefore, considered a federal “covered security” by Section 18(b)(4)(D) (formerly, Section 18(b)(4)(C)), of the Securities Act. The CEDC FinCo Exchange Offer is exempt from state securities registration by virtue of the preemption as a covered security under Section 18(b)(4)(D) and/or the preemption for “listed securities” under Section 18(b)(1) of the Securities Act.

The date of this Supplement is March 18, 2013.

EXPLANATORY NOTE

This Supplement amends and supplements the Offering Memorandum and Disclosure Statement. Unless otherwise indicated, to the extent information in this Supplement conflicts with information in the Offering Memorandum and Disclosure Statement, the information in this Supplement hereby replaces and supersedes such information. Capitalized terms used but not defined herein have the meanings attributed to them in the Offering Memorandum and Disclosure Statement.

INCORPORATION BY REFERENCE; ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov from which you may obtain copies of information regarding registrants that file electronically, including CEDC. Also, using our website, http://www.cedc.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. You may request a copy of certain of the information referred to in this Supplement, at no cost, by contacting us at the following address: Central European Distribution Corporation, 3000 Atrium Way, Suite 265, Mt. Laurel, New Jersey 08054; Attention: Secretary. Telephone requests may be directed to (856) 273-6980. Certain other information is also available on our website at http://www.cedc.com.

In addition to the information incorporated by reference into the Offering Memorandum and Disclosure Statement, we are “incorporating by reference” the information indicated below that we have filed with the SEC into this Supplement, which means that we are disclosing important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Supplement. Certain information that we file after the date of this Supplement with the SEC will automatically update and supersede the information included or incorporated by reference herein. We incorporate by reference into this Supplement the documents listed below, which were filed with the SEC, and such documents form an integral part of this Supplement:

•	Current reports on Form 8-K, dated March 13, 2013 and March 18, 2013; and

•	Tender offer statement on Schedule TO-I/A, dated March 18, 2013.

Copies of each of the documents incorporated by reference into this Supplement (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) may be obtained at no cost by contacting the Information Agent at its telephone number set forth on the back cover of this Supplement.

None of the information on our website is deemed to be a part of this Supplement. Any reference to our website and the information contained therein is for informational purposes only.

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SUMMARY

The following information regarding the Existing 2013 Notes Term Sheet and the Plan Support Agreement (each as defined below) has been taken from RTL’s beneficial ownership report on Form 13D/A, filed March 14, 2013, which is available on the SEC website.

The Existing 2013 Notes Term Sheet

On March 14, 2013, RTL and an ad hoc committee (the “Existing 2013 Notes Steering Committee”) comprised of certain beneficial owners holding an aggregate of approximately $85.7 million in outstanding principal amount of Existing 2013 Notes entered into an agreement on the material terms (the “Existing 2013 Notes Term Sheet”) relating to certain proposed restructuring transactions with respect to the Existing 2013 Notes (the “Proposed 2013 Notes Restructuring Transactions”). Together with the approximately $102.6 million aggregate principal amount of Existing 2013 Notes owned by RTL, the agreement between RTL and the Existing 2013 Notes Steering Committee represents support for the Proposed 2013 Notes Restructuring Transactions by approximately 73% of the outstanding principal amount of Existing 2013 Notes.

Implementation of the transactions contemplated by the Existing 2013 Notes Term Sheet require certain amendments to the Offering Memorandum and Disclosure Statement and termination of the CEDC Exchange Offer. The Existing 2013 Notes Term Sheet, however, does not require any changes to the proposed treatment with respect to the Existing 2016 Notes.

Pursuant to the Existing 2013 Notes Term Sheet, RTL would make an offer (i) outside the United States in “offshore transactions” in compliance with Regulation S under US Securities Act of 1933 (the “Securities Act”); and (ii) to “accredited investors” as defined under Regulation D of the Securities Act (“Accredited Investors”) to exchange (the “RTL Offer”), subject to certain conditions, Existing 2013 Notes not held by RTL in exchange for cash and securities issued by RTL as follows: upon completion of the Proposed 2013 Notes Restructuring Transactions for each $1,000 outstanding principal amount of Existing 2013 Notes not owned by RTL who accept the offer and vote in favor of the Plan of Reorganization, RTL would deliver a pro rata share (based upon the aggregate amount of principal of Existing 2013 Notes not held by RTL, which was approximately $155.3 million as of March 13, 2013) of an aggregate of $25 million in cash (the “Cash Payment”) and an aggregate principal amount of $30 million of secured notes issued by RTL on the terms described in the Existing 2013 Notes Term Sheet (the “RTL Offer Notes”). Each accepting holder would assign to RTL all of its rights under such Existing 2013 Notes, including the right to its distribution under the Plan of Reorganization.

RTL’s obligation to make the RTL Offer and its agreement to the terms set forth in the Existing 2013 Notes Term Sheet are subject to certain conditions including, among others consummation of the Plan of Reorganization (which contemplates the same treatment with respect to the 2016 Notes as described herein).

The terms and conditions relating to the RTL Offer will be described in separate documentation to be distributed by RTL to persons who confirm they meet certain criteria.

The Company has requested that RTL make a cash contribution for the benefit of all holders of common shares. RTL has confirmed that it is prepared to consider a payment of $5 million for the benefit of all common shares as long as such payment is to the holders of common stock and not any other stakeholder. RTL has informed the Company that it has not made a definitive decision in this regard and therefore there can be no assurance that any $5 million (or lesser amount) payment will be made by RTL for the benefit of all common shareholders. The Existing 2013 Notes Steering Committee has advised the Company that in their view the distribution of any amounts to stockholders would violate the express terms of the Plan Support Agreement (as defined below) signed by RTL and the Existing 2013 Notes Steering Committee;

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and that consequently, should RTL grant the Company’s request, RTL risks termination of its agreement with the Existing 2013 Notes Steering Committee.

Summary of Potential Recoveries

The information below provides an estimate of various recoveries available to Noteholders pursuant to transactions contemplated by the Existing 2013 Notes Term Sheet and the Existing 2016 Notes Term Sheet (as defined in the Offering Memorandum and Disclosure Statement):

Existing 2013 Notes

If holders of Existing 2013 Notes participate in the RTL Offer (and are accepted) and satisfy the conditions set forth therein, including voting in favor of the Plan of Reorganization as required by the terms of the RTL Offer, for each $1,000 outstanding principal amount of Existing 2013 Notes each holder will receive a pro rata share (based upon the aggregate amount of principal of Existing 2013 Notes not held by RTL, which was approximately $155.3 million as of March 13, 2013) of an aggregate of $25 million in cash and an aggregate principal amount of $30 million of RTL Offer Notes. Based on the above, such holders would receive an estimated recovery of 35.4% of aggregate principal amount of Existing 2013 Notes not held by RTL.

If the Plan of Reorganization is approved by holders of Class 5 claims (i.e. holders of Existing 2013 Notes and RTL Notes), for each $1,000 outstanding principal amount of Existing 2013 Notes each holder who does not tender in the RTL Offer or is not eligible to participate in the RTL Offer will receive its pro rata share (based upon the approximate $282.0 million sum of aggregate principal amount of Existing 2013 Notes and RTL Notes outstanding and accrued interest calculated through March 15, 2013) of $16.9 million in cash. Based on the above, such holders would receive an estimated recovery of 6% of principal amount of Class 5 claims.

If the Plan of Reorganization is not approved by holders of Class 5 claims, but is approved by other classes and confirmed by the Bankruptcy Court, holders of Class 5 claims will receive no recovery under the Plan of Reorganization but still may receive recoveries under the RTL Offer. The Effective Date of the Plan of Reorganization is conditioned upon all conditions to the consummation of the RTL Offer having been satisfied or waived.

Existing 2016 Notes

If holders of Existing 2016 Notes tender into the CEDC FinCo Exchange Offer each holder of Existing 2016 Notes validly tendered, and not validly withdrawn, at or prior to the Expiration Time will receive cash and/or New Notes depending upon whether such holder elects to participate in the Cash Option or New Notes Option (as defined in the Offering Memorandum and Disclosure Statement). If the CEDC FinCo Exchange Offer is consummated, such holders will receive an estimated recovery of 83.7% of Existing 2016 Notes (assuming no holders elect the Cash Option and all holders elect or are deemed to have elected the New Notes Option and excluding the aggregate interest accrued but unpaid on the outstanding Existing 2016 Notes not accepted for tender in the Cash Option in accordance with their existing terms in respect of the period from March 16, 2013 to the earlier of June 1, 2013 and the date preceding the date of issuance of the New Secured Notes).

If the Plan of Reorganization is approved, each holder of Existing 2016 Notes will receive cash and/or New Notes depending upon whether such holder elects to participate in the Cash Option or New Notes Option (as defined in the Offering Memorandum and Disclosure Statement). Holders of Class 2 claims who rejected the Plan of Reorganization or did not vote on the Plan of Reorganization will be deemed to have elected the New Notes Option. Holders of 2016 Notes will receive an estimated recovery of 83.7% of Existing 2016 Notes (assuming no holders elect the Cash Option and all holders elect or are deemed to have elected the New Notes

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Option and excluding the aggregate interest accrued but unpaid on the outstanding Existing 2016 Notes not accepted for tender in the Cash Option in accordance with their existing terms in respect of the period from March 16, 2013 to the earlier of June 1, 2013 and the date preceding the date of issuance of the New Secured Notes).

Plan Support Agreement

On March 14, 2013, RTL and the members of the Existing 2013 Notes Steering Committee also entered into a Plan Support Agreement (the “Plan Support Agreement”) pursuant to which such parties agreed to support the Proposed 2013 Notes Restructuring Transactions subject to and in accordance with the terms set forth therein. Pursuant to the Plan Support Agreement, each of RTL and each number of the Existing 2013 Notes Steering Committee agreed, among other things, subject to certain exceptions, (i) to take any and all necessary and appropriate actions in furtherance of the Proposed 2013 Notes Restructuring Transactions and the Plan Support Agreement, (ii) except as otherwise provided in the Plan Support Agreement, not to take any other action that would interfere with or delay the acceptance or implementation of the transactions contemplated under the Proposed 2013 Notes Restructuring Transactions, (iii) to vote all Covered Claims (as defined in the Plan Support Agreement) it beneficially owns or for which it serves as the nominee, investment manager or advisor for beneficial holders thereof to accept the Plan of Reorganization, and (iv) not to withdraw, amend or revoke its vote with respect to the Plan of Reorganization.

Plan of Reorganization

Through the Plan of Reorganization, as amended in order to implement the terms of the Existing 2013 Notes Term Sheet:

•

if the class of claims constituting the Existing 2013 Notes and the RTL Notes votes to accept the Plan of Reorganization in sufficient number and amount to constitute an accepting class under section 1126(c) of the Bankruptcy Code, then each member of such class would receive cash as further set forth in the section entitled “The Plan of Reorganization”; provided, however that if the class of claims constituting the Existing 2013 Notes and the RTL Notes under the Plan of Reorganization does not vote to accept the Plan of Reorganization in sufficient number and amount to constitute an accepting class under section 1126(c) of the Bankruptcy Code, then each member of such class shall receive no recovery on account of its Existing 2013 Notes and/or RTL Notes, as applicable, under the Plan of Reorganization (though participants in the RTL Offer may still receive distributions under the RTL Offer);

•

all holders of Existing 2016 Notes will receive (i) New Notes and/or (ii) cash consideration upon substantially the same terms as the CEDC FinCo Exchange Offer. In addition, to the extent that the Requisite Consents are received from holders of Existing 2016 Notes, then all holders of Existing 2016 Notes shall be subject to the Proposed Amendments to the Existing 2016 Notes as provided herein regardless of such holders’ election, if any, in the CEDC FinCo Exchange Offer, as further set forth in the section entitled “The Plan of Reorganization”;

•	the holder of claims under the RTL Credit Facility would receive shares of New Common Stock as further set forth in the section entitled “The Plan of Reorganization”;

•	the Existing 2013 Notes, the RTL Notes, the RTL Credit Facility, the Existing 2016 Notes and the Existing Common Stock would be cancelled.

All distributions of New Common Stock under the Plan of Reorganization are subject to dilution by (i) any conversion of New Convertible Secured Notes into New Common Stock and/or (ii) New Common Stock reserved for issuance under a management incentive plan (the “MIP”) in an amount not to exceed 5% of all

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issued and outstanding New Common Stock on a fully diluted basis. The parameters of the MIP will be determined by the board of directors of reorganized CEDC.

The Plan of Reorganization is conditioned upon sufficient holders of Existing 2013 Notes and/or holders of Existing 2016 Notes, as applicable, voting to accept the Plan of Reorganization such that such holders’ respective class(es) constitute an accepting class for purposes of Section 1129(a)(8) of the Bankruptcy Code (the “Minimum Reorganization Condition”). The Effective Date of the Plan of Reorganization is conditioned upon all conditions to the consummation of the RTL Offer having been satisfied or waived.

If you elect to tender your Existing 2016 Notes into the CEDC FinCo Exchange Offer you may (but are not required to) also vote to accept the Plan of Reorganization. Such vote will be counted regardless of whether the CEDC FinCo Exchange Offer expires or is terminated, and you may only change that vote by withdrawing, to the extent permitted, your Ballot prior to the Expiration Time or Consent Time, as applicable. At the Consent Time and in consideration of the results of participation in the Exchange Offer and votes to accept the Plan of Reorganization as of the Consent Time, CEDC, CEDC FinCo and CEDC FinCo LLC may determine to terminate the CEDC FinCo Exchange Offer and commence bankruptcy cases and seek approval of the Plan of Reorganization prior to the Expiration Time. Notwithstanding any such commencement of bankruptcy cases prior to the Expiration Time, the voting period shall remain open and parties may nonetheless submit votes to accept or reject the Plan of Reorganization until the Voting Deadline (as defined below), which is also the Expiration Time; provided, however that holders of Existing 2016 Notes who vote to accept the Plan of Reorganization at or prior to the Consent Time may not withdraw such vote(s) after the Consent Time. Holders of Existing 2016 Notes that deliver acceptances of the Plan of Reorganization must also deliver Consents.

The Plan of Reorganization should be considered separately from the CEDC FinCo Exchange Offer, and any vote in favor of the Plan of Reorganization that is not withdrawn prior to the Expiration Time or Consent Time, as applicable, is final and binding, irrespective of any amendment or modification of the CEDC FinCo Exchange Offer or the related out-of-court transactions, unless we subsequently re-open withdrawal rights. In addition, in no event will the expiration or termination of the CEDC FinCo Exchange Offer or the failure by us to accept any Existing 2016 Notes tendered in the CEDC FinCo Exchange Offer affect the validity of votes in favor of the Plan of Reorganization or Consents.

You may vote to accept or reject the Plan of Reorganization by providing the appropriate instruction to your nominee as contained in the Ballot. By providing an instruction to your nominee to vote to accept the Plan of Reorganization, you are making certain certifications, as contained in the Ballot, and agreeing to certain provisions contained in the Plan of Reorganization including exculpation, injunction and release provisions. If you do not tender your Notes into the CEDC FinCo Exchange Offer or you vote against, or take no action with respect to, the Plan of Reorganization, we may not be able to consummate the Exchange Offer or the Plan of Reorganization.

Overview of the Restructuring Transactions

Set forth below is an overview of the restructuring transactions contemplated by the Existing 2016 Notes Term Sheet, which include the CEDC FinCo Exchange Offer, and the transactions contemplated by the RTL Investment (as defined below) and the Existing 2013 Notes Term Sheet:

•

RTL would make a $172 million cash investment and exchange the RTL Credit Facility for shares of New Common Stock (the “RTL Investment”) and contribute cash for holders of Unsecured Notes Claims. As a result of this investment and the RTL offer, with the proceeds of the RTL Investment used to fund the cash consideration in the CEDC FinCo Exchange Offer, RTL would receive shares of New Common Stock representing 100% of reorganized CEDC; and

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•

all Existing 2016 Notes would be exchanged for (i) an aggregate principal amount of New Secured Notes equal to $450 million plus the aggregate interest accrued but unpaid on the outstanding Existing 2016 Notes not accepted for tender in the Cash Option in accordance with their existing terms in respect of the period from March 16, 2013 to the earlier of June 1, 2013 and the date preceding the date of issuance of the New Secured Notes, (ii) $200 million aggregate principal amount of New Convertible Secured Notes and (iii) $172 million in cash;

•

all Existing 2013 Notes and RTL Notes would be exchanged for their pro rata share (based upon the approximate $282.0 million sum of aggregate principal amount of Existing 2013 Notes and RTL Notes outstanding and accrued interest calculated through March 15, 2013) of $16.9 million in cash.

The description above assumes that the CEDC FinCo Exchange Offer is consummated, the transactions contemplated by the RTL Investment Agreement are consummated and the transaction contemplated by the Existing 2013 Notes Term Sheet are consummated through a plan of reorganization. If the transactions contemplated by the Existing 2016 Notes Term Sheet are consummated through the Plan of Reorganization, the treatment of the creditors would be substantially the same. If the class of claims constituting the Existing 2013 Notes and RTL Notes do not vote to accept the Plan of Reorganization, such claims shall receive no recovery.

Alternative Proposals

CEDC is continuing discussions with third parties regarding alternative proposals.

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REVISED TIMETABLE AND DEADLINES

Record Date for the Consent Solicitation	March 21, 2013.

Record Date for Voting on the Plan of Reorganization	March 21, 2013.

Record Date for the CEDC FinCo Exchange Offer	None.

Consent Time	The later of (i) the date and time at which CEDC FinCo notifies the trustee under the Existing 2016 Notes Indenture that CEDC FinCo has received the Requisite Consents (being consents of holders of at least 90% of the principal amount of outstanding 2016 Notes) and (ii) 5:00 PM New York City time on April 3, 2013.

Consent Fee Deadline	5:00 PM, New York City time, on April 3, 2013.

Early Voting Deadline	5:00 PM, New York City time, on April 3, 2013.

Voting Deadline	5:00 PM, New York City time, on April 4, 2013

Expiration Time	5:00 PM, New York City time, on April 4, 2013, unless extended or earlier terminated by us.

We reserve the right to extend or otherwise modify any of the deadlines or record dates in the CEDC FinCo Exchange Offer and Consent Solicitation and in the solicitation of votes on the Plan of Reorganization.

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SUMMARY OF TENDER, CONSENT AND VOTING PROCEDURES

Holders of Existing 2013 Notes

CEDC Exchange Offer

The CEDC Exchange Offer has been terminated.

Plan of Reorganization

Holders of Existing 2013 Notes therefore have the following options:

1.	vote to ACCEPT the Plan of Reorganization;

2.	vote to REJECT the Plan of Reorganization; or

3.	take no action with respect to the Plan of Reorganization.

See “Summary of the Plan of Reorganization” below for further information.

Holders of Existing 2016 Notes

Generally, holders of Existing 2016 Notes may tender their Existing 2016 Notes in the CEDC FinCo Exchange Offer without delivering Ballots for accepting or rejecting the Plan of Reorganization or delivering their Consents, as applicable. Holders of Existing 2016 Notes may deliver their Consents without tendering their Existing 2016 Notes in the CEDC FinCo Exchanges Offer, but must deliver a Ballot for accepting or rejecting the Plan of Reorganization in order to deliver a Consent. Holders of Existing 2016 Notes who vote to accept the Plan of Reorganization must deliver their Consents, but are not required to tender their Existing 2016 Notes in the CEDC FinCo Exchange Offer.

Holders of Existing 2016 Notes who wish to participate in the Consent Solicitation, pursuant to which, assuming all of the conditions to the payment of the Consent Fee are met, each holder may receive a Consent Fee, must deliver Consents and vote to either accept or reject the Plan of Reorganization by the Early Voting Deadline, April 3, 2013 at 5:00 p.m.

CEDC FinCo Exchange Offer

Holders of Existing 2016 Notes will have the following options in respect of the CEDC FinCo Exchange Offer:

1.	Tender into the CEDC FinCo Exchange Offer; or

2.	Take no action in respect of the CEDC FinCo Exchange Offer.

See “Summary of the CEDC FinCo Exchange Offer and the Consent Solicitation” below for further information.

Consent Solicitation and Plan of Reorganization

Holders of Existing 2016 Notes will have the following options in respect of delivering Consents in the Consent Solicitation and delivering Ballots accepting or rejecting the Plan of Reorganization:

1.	Consent in the Consent Solicitation and vote to ACCEPT the Plan of Reorganization;

2.	Consent in the Consent Solicitation and vote to REJECT the Plan of Reorganization;

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3.	Take no action with respect to the Consent Solicitation and vote to REJECT the Plan of Reorganization; or

4.	Take no action with respect to the Consent Solicitation and take no action with respect to the Plan of Reorganization.

Holders who tender in the CEDC FinCo Exchange Offer or vote to accept the Plan of Reorganization are eligible to participate in the Cash Option election.

See “Summary of the Plan of Reorganization” below for further information.

Delivery of Consents in the Consent Solicitation and Votes on the Plan of Reorganization

In order to deliver Consents and their votes in respect of the Plan of Reorganization, holders of 8.875% Existing 2016 Notes must instruct their nominee in accordance with the instructions provided by such nominee. Nominees must then communicate Noteholder elections in accordance with the instructions provided by Euroclear or Clearstream, as applicable.

In order to deliver Consents, holders of 9.125% Existing 2016 Notes must instruct their nominee in accordance with the instructions provided by such nominee. Nominees must then deliver an Amended and Restated Letter of Transmittal and Consent (attached hereto as Annex E) to the Exchange and Tabulation Agent indicating its consent at the contact information provided below:

GLOBAL BONDHOLDER SERVICES CORPORATION

65 Broadway – Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers (Collect): (212) 430-3774

Toll free: (866) 612-1500

Fax: (212) 430-3775/3779

In order to deliver votes in respect of the Plan of Reorganization, beneficial holders of 9.125% Existing 2016 Notes and/or Existing 2013 Notes must instruct their nominees in accordance with the instructions provided by such nominee. Nominees must then deliver a Master Ballot (attached hereto as Annex E) to the Information Agent at the contact information provided below:

By Mail:	By Hand Delivery or Overnight Courier:

CEDC Case Administration c/o GCG, Inc. P.O. Box 9968 Dublin, OH 43017-5968	CEDC Case Administration c/o GCG, Inc. 5151 Blazer Parkway Suite A Dublin, OH 43017

By Email:	By Facsimile:
CEDCoffering@gcginc.com	(614) 553-1327

See the Ballots and the Amended and Restated Letter of Transmittal (attached hereto as Annex E), in addition to the information provided below under “Summary of the CEDC FinCo Exchange Offer and the Consent Solicitation” and “Summary of the Plan of Reorganization”, for further information.

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Certain Plan of Reorganization Distribution Requirements

In order to receive a distribution under the Plan of Reorganization you must be a holder of Claims as of the Distribution Record Date, which is the Effective Date of the Plan of Reorganization.

To receive payment of Cash pursuant to the Cash Option, the holder of record of the applicable Existing 2016 Notes on the Distribution Date (as defined in the Offering Memorandum and Disclosure Statement) must have been the holder of record of the applicable Existing 2016 Notes electing the Cash Option as of the Voting Record Date. Furthermore, the ability to participate in the Cash Option is subject to the applicable custodian or nominee complying with any requests made by the applicable clearing houses, including, without limitation, confirmation of record holders or surrender of notes by any deadline. Any failure by a holder to present Existing 2016 Notes in exchange for the Cash Option will result in such holder receiving New Notes. THEREFORE, TO RECEIVE THE CASH OPTION, THE HOLDER AS OF THE VOTING RECORD DATE CANNOT TRADE ITS EXISTING 2016 NOTES PRIOR TO THE DISTRIBUTION DATE.

See “Summary of the Plan of Reorganization” below for further information.

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Q&A: VOTING ON THE PLAN OF REORGANIZATION

Q: Who is eligible to vote on the Plan of Reorganization?

A: Holders of claims in Class 2 (Existing 2016 Notes), Class 3 (RTL Credit Facility Claims) and Class 5 (Unsecured Notes Claims) as of the Voting Record Date (March 21, 2013) are entitled to vote on the Plan of Reorganization.

Q: How do you deliver a vote on the Plan of Reorganization?

A: The procedures for voting on the Plan of Reorganization vary depending on which class of claims you hold and what series of notes you hold within a particular class:

Holders of Existing 2013 Notes and 9.125% Existing 2016 Notes:

•

Beneficial holders who wish to vote to accept or reject the Plan of Reorganization must instruct their nominee with respect to such vote as described in the applicable Ballot provided to such holders in Annex E herein and in accordance with any instructions provided by such nominee.

•	Nominees must then deliver the applicable Master Ballot (attached hereto as Annex E) indicating beneficial holder instructions to the Voting Agent at the contact information provided below:

By Mail:	By Hand Delivery or Overnight Courier:

CEDC Case Administration c/o GCG, Inc. P.O. Box 9968 Dublin, OH 43017-5968	CEDC Case Administration c/o GCG, Inc. 5151 Blazer Parkway Suite A Dublin, OH 43017

By Email:	By Facsimile:
CEDCoffering@gcginc.com	(614) 553-1327

Holders of Existing 8.875% 2016 Notes:

•

Beneficial holders who wish to vote to accept or reject the Plan of Reorganization must instruct their nominee with respect to such vote as described in the applicable Ballot provided to such holders in Annex E herein and in accordance with any instructions provided by such nominee.

•	Nominees must then communicate each beneficial holder’s election in accordance with the instructions provided by Euroclear or Clearstream, as applicable.

See the Ballots (attached to hereto as Annex E), “Summary of Tender, Consent and Voting Procedures” and “Summary of the Plan of Reorganization” below for further information and instructions.

Q: If I wish to deliver my acceptance to the Plan of Reorganization or a Consent do I have to tender into the CEDC FinCo Exchange Offer?

A: No.

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Q: If I am a holder of Existing 2013 Notes, what consideration will I receive?

A: If you participate in the RTL Offer (and are accepted) and you satisfy the conditions to be set forth therein, including voting in favor of the Plan of Reorganization, as required by the terms of the RTL Offer, then you will receive the consideration provided for in the RTL Offer. If you do not participate in the RTL Offer, then you will receive the consideration provided for in the Plan of Reorganization.

Please see “Summary—Summary of Potential Recoveries” and “Summary of the Plan of Reorganization” for further information.

Q: If I am a holder of Existing 2016 Notes, what consideration will I receive?

A: If you elect the Cash Option and your Bid Price (as defined in the Offering Memorandum and Disclosure Statement) is accepted, you will receive your portion of the Cash Option Consideration (as defined in the Offering Memorandum and Disclosure Statement) equal to (a) your 8.875% Bid Price (as defined in the Offering Memorandum and Disclosure Statement) multiplied by the total principal amount of your 8.875% Existing 2016 Notes accepted for exchange in the Cash Option, divided by 1,000 and converted using the Exchange Rate, plus (b) your 9.125% Bid Price (as defined in the Offering Memorandum and Disclosure Statement) multiplied by the total amount of your 9.125% Existing 2016 Notes accepted for exchange in the Cash Option and divided by $1,000, plus (c) the full amount of the aggregate unpaid interest that has accrued on such holder’s accepted Existing 2016 Notes in accordance with the terms of the Existing 2016 Notes Indenture from December 2, 2012 to March 15, 2013 for Existing 2016 Notes and converted using the Exchange Rate (as defined in the Offering Memorandum and Disclosure Statement) for interest accrued on 8.875% Existing 2016 Notes.

If (1) you elect the New Notes Option, (2) your Existing 2016 Notes are not accepted into the Cash Option (including if you are not accepted into the Cash Option because you were not the record date holder of the Existing 2016 Notes on both the Voting Record Date and the Distribution Date) or (3) you take no action with respect to the Plan of Reorganization and the Plan of Reorganization is confirmed, you will receive New Notes as described herein.

See “Summary of the CEDC FinCo Exchange Offer and Consent Solicitation” and “Summary of the Plan of Reorganization”.

Q: If I am a holder of Existing 2016 Notes and I wish to deliver my acceptance to the Plan of Reorganization do I have to deliver my Consent to the Consent Solicitation?

A: If you vote to accept the Plan of Reorganization you must consent to the Consent Solicitation.

If you vote to reject the Plan of Reorganization you are not required to consent to the Consent Solicitation.

For further information and instructions regarding delivering your Consent to the Consent Solicitation see “Summary of Tender, Consent and Voting Procedures” below.

Q: If I am a holder of Existing 2016 Notes and I deliver my Consent to the Consent Solicitation do I have to deliver a vote on the Plan of Reorganization?

A: Yes. In order to deliver a Consent, you must vote to accept or reject the Plan of Reorganization.

Q: If I am a holder of Existing 2016 Notes and I would like to receive the Consent Fee do I have to deliver my vote on the Plan of Reorganization prior to the Consent Fee Deadline?

A: Yes. In order to receive the Consent Fee, you must Consent and vote to accept or reject the Plan of Reorganization prior to the Consent Fee Deadline. The Consent Fee Deadline is April 3, 2013 at 5:00 P.M. (New York City Time).

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Q: If I am a holder of Existing 2016 Notes, how do I ensure that I will be able to make an election to receive a payment of Cash pursuant to the Cash Option provided to holders of Existing 2016 Notes Claims under the Plan or Reorganization?

A: If your election of the Cash Option is accepted pursuant to the terms provided under the Plan of Reorganization, in order to receive payment of Cash pursuant to the Cash Option, you must be a holder of record of the applicable Existing 2016 Notes on the Distribution Date (i.e. the Effective Date of the Plan of Reorganization) and you must have been the holder of record of the applicable Existing 2016 Notes electing the Cash Option as of the Voting Record Date (March 21, 2013). THEREFORE, TO RECEIVE THE CASH OPTION, THE HOLDER AS OF THE VOTING RECORD DATE CANNOT TRADE ITS EXISTING 2016 NOTES PRIOR TO THE DISTRIBUTION DATE.

Furthermore, the ability to participate in the Cash Option is subject to the applicable custodian or nominee complying with any requests made by the applicable clearing houses, including, without limitation, confirmation of record holders or surrender of notes by any deadline. Any failure by a holder to present Existing 2016 Notes in exchange for the Cash Option will result in such holder receiving New Notes.

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SUMMARY OF THE CEDC FINCO EXCHANGE OFFER AND THE CONSENT SOLICITATION

The information set forth below summarizes the revised terms of the CEDC FinCo Exchange Offer and the Consent Solicitation. For certain amendments to the terms and conditions of the CEDC FinCo Exchange Offer and the Consent Solicitation, see Annex A.

The CEDC FinCo Exchange Offer	CEDC FinCo is offering to exchange for each $1,000 principal amount of 9.125% Existing 2016 Notes and each €1,000 principal amount of 8.875% Existing 2016 Notes validly tendered, and not validly withdrawn, at or prior to the Expiration Time, at the election of such Tendering 2016 Noteholders, (i) the Cash Consideration as determined by procedure described under “The Exchange Offers and Consent Solicitation—The CEDC FinCo Exchange Offer—Cash Option” in the Offering Memorandum and Disclosure Statement and/or (ii) the New Notes Option Consideration described under the heading “The Exchange Offers and Consent Solicitation—The CEDC FinCo Exchange Offer—New Notes Option” in the Offering Memorandum and Disclosure Statement, in each case subject to proration as described under “The Exchange Offers and Consent Solicitation—The CEDC FinCo Exchange Offer” in the Offering Memorandum and Disclosure Statement.

Cash Option and New Notes Option	Holders of Existing 2016 Notes may elect to receive consideration pursuant to the Cash Option or the New Notes Option. Allocations of consideration under the Cash Option will be made pursuant to a pure reverse Dutch tender offer. See, “The Exchange Offer and Consent Solicitation—The CEDC FinCo Exchange Offer” in the Offering Memorandum and Disclosure Statement.

The Consent Solicitation	CEDC FinCo is also soliciting Consents from holders of Existing 2016 Notes to the Proposed Amendments. If holders of at least 50.1% of the aggregate principal amount of Existing 2016 Notes deliver Consents in the Consent Solicitation, the Covenant Amendments will be approved. The Covenant Amendments will eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Existing 2016 Notes Indenture. If holders of at least 90% of the principal amount of the outstanding Existing 2016 Notes deliver Consents in the Consent Solicitation, the Collateral and Guarantee Amendments will be approved. The Collateral and Guarantee Amendments will release all of the collateral securing the Existing 2016 Notes and all of the subsidiary guarantees of the Existing 2016 Notes.

The Proposed Amendments will become effective upon the execution of one or more supplemental indentures, but the Proposed Amendments will only become operative upon consummation of the CEDC FinCo Exchange Offer or confirmation of the Plan of Reorganization. Consents will be valid whether or not we consummate the CEDC FinCo Exchange Offer or confirm the Plan of Reorganization. See “The Exchange Offers and Consent Solicitation—The Consent Solicitation” in the Offering Memorandum and Disclosure Statement.

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If the Requisite Majority Consents are obtained, the Bankruptcy Waiver Amendments will be approved. The Bankruptcy Waiver Amendments, which will amend the acceleration provisions in the Existing 2016 Indenture to provide that a filing by CEDC under Chapter 11 of the Bankruptcy Code will not result in automatic acceleration of obligations of the issuer of the Existing 2016 Notes (CEDC FinCo) or the subsidiary guarantees of the Existing 2016 Notes, but such a filing would (as the Existing 2016 Notes Indenture currently provides) result in automatic acceleration of amounts outstanding under the CEDC guarantee of the Existing 2016 Notes. If the Bankruptcy Waiver Amendments are approved, holders of at least 50% of the outstanding Existing 2016 Notes could accelerate (i.e. declare immediately due and payable) CEDC FinCo’s and the subsidiary guarantors’ obligations under the Existing 2016 Notes and guarantees upon a Chapter 11 filing, subject to the terms and conditions set forth in the Existing 2016 Notes Indenture. The Bankruptcy Waiver Amendments will become operative upon execution of the Supplemental Indenture (even if the CEDC FinCo Exchange Offer is not consummated or the Plan of Reorganization is never filed).

The Consent Fee	Each holder of Existing 2016 Notes who delivers its Consents (and vote to accept or reject the Plan of Reorganization) by the Consent Fee Deadline, and does not validly withdraw such Consents, will receive a Consent Fee equal to 0.50% of the aggregate principal amount of Existing 2016 Notes for which it delivers Consents. The Consent Fee will be payable in U.S. dollars. Payments of the Consent Fee in respect of tenders of 8.875% Existing Notes will be paid based upon the prevailing euro/US dollar exchange rate in effect at the time of payment. The Consent Fee will be payable irrespective of whether any of the Proposed Amendments are approved. Holders of Existing 2016 Notes who deliver Consents after the Consent Fee Deadline will not be entitled to the Consent Fee.

Settlement Date	Subject to the satisfaction or waiver of the conditions to the CEDC FinCo Exchange Offer, the CEDC FinCo Exchange Offer will be settled and the Consideration will be delivered to validly tendering holders of Existing 2016 Notes promptly after the Expiration Time. The date of delivery of Consideration is referred to herein as “Settlement Date.”

Withdrawal Rights and Revocation of Consents	You may withdraw your tender of Existing 2016 Notes or Consents at any time prior to the Consent Time.

No Accrued and Unpaid Interest

Holders of Existing 2016 Notes that elect the New Notes Option will not be entitled to receive any cash payment with respect to accrued and unpaid interest on Existing 2016 Notes accepted in the CEDC FinCo Exchange Offer, and any such accrued interest will be forfeited, as all per $1,000 and per €1,000 exchange ratios with respect to the CEDC FinCo Exchange Offer will be calculated to take

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account of accrued interest through March 15, 2013. No further adjustments to the exchange ratios will be made solely due to an extension of the Expiration Date.

Conditions	Our obligation to accept for exchange any validly tendered Existing 2016 Notes by holders of Existing 2016 Notes is conditioned upon the satisfaction or waiver of certain conditions, including, among other things:

•	the satisfaction of the Existing 2016 Notes Minimum Condition;

•	consummation of the RTL Investment;

•	the approval of the Reverse Stock Split and the issuance of New Common Stock;

•	the SEC declaring effective the application for qualification of the New Secured Notes Indenture on Form T-3 filed by CEDC FinCo;

•	the SEC declaring effective the application for qualification of the New Convertible Secured Notes Indenture on Form T-3 filed by CEDC FinCo; and

•

if applicable, the SEC declaring effective the application for qualification of the Supplemental Indenture giving effect to the Collateral and Guarantee Amendments on Form T-3 filed by CEDC FinCo with respect to the Existing Notes.

If the conditions to the CEDC FinCo Exchange Offer (including the Existing 2016 Notes Minimum Condition) are not satisfied or are not waived, we may, at our option, not consummate the CEDC FinCo Exchange Offer and, if the Minimum Reorganization Condition is satisfied, file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization such that holders of Existing 2016 Notes would receive the treatment described in the Plan of Reorganization. Even if the conditions to the CEDC FinCo Exchange Offer are met, and whether or not the Minimum Reorganization Condition is met, CEDC and CEDC FinCo may file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization or an alternative plan of reorganization.

At the Consent Fee Deadline and in consideration of the results of participation in the solicitation of acceptances for the Plan of Reorganization, the CEDC FinCo Exchange Offer and votes to accept the Plan of Reorganization as of the Consent Fee Deadline, CEDC, CEDC FinCo and/or CEDC FinCo LLC may determine to terminate the CEDC FinCo Exchange Offer and commence bankruptcy cases and seek approval of the Plan of Reorganization prior to the Expiration Time. Notwithstanding any such commencement of bankruptcy cases prior to the Expiration Time, the voting period shall remain open and parties may nonetheless submit votes to accept or reject the Plan of Reorganization until the Voting Deadline, which is also the Expiration Time.

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We may waive or amend any of these conditions or any other conditions to the consummation of the CEDC FinCo Exchange Offer, without providing additional withdrawal rights except as required by the Exchange Act, provided that we will not waive the RTL Investment Condition or the Existing 2016 Notes Minimum Condition without the prior written consent of RTL and the Existing 2016 Notes Steering Committee. If we do not satisfy the conditions noted above, we may allow the CEDC FinCo Exchange Offer to expire or terminate the CEDC FinCo Exchange Offer prior to the Expiration Time and seek to effectuate the Plan of Reorganization. Any votes in favor of the Plan of Reorganization delivered prior to such expiration or termination, as applicable, will be valid in the event we seek to effectuate the Plan of Reorganization. See “The Exchange Offers and Consent Solicitation—Conditions of the Exchange Offers and Consent Solicitation” in the Offering Memorandum and Disclosure Statement.

Procedures for Tendering Existing 2016 Notes	For a description of the procedures for tendering Existing 2016 Notes in the CEDC FinCo Exchange Offer, see “The Exchange Offers and Consent Solicitation” in the Offering Memorandum and Disclosure Statement. For further information, contact the Information Agent or consult your broker, bank or other nominee or custodian for assistance.

Extensions, Termination and Amendments	We may terminate the CEDC FinCo Exchange Offer or the Consent Solicitation prior to the Expiration Time, or extend the CEDC FinCo Exchange Offer or the Consent Solicitation. In no event will the termination of the CEDC FinCo Exchange Offer or the failure by us to accept any Existing 2016 Notes tendered in the CEDC FinCo Exchange Offer affect the validity of a vote in favor of the Plan of Reorganization. In addition, we may also amend the CEDC FinCo Exchange Offer or the Consent Solicitation in certain respects. If we make certain material changes to the terms of the CEDC FinCo Exchange Offer or the Consent Solicitation, we may extend the Expiration Time if necessary to comply with applicable securities laws. See “The Exchange Offers and Consent Solicitation—Expiration Time; Consent Time; Consent Fee Deadline; Extensions; Termination; Amendments” in the Offering Memorandum and Disclosure Statement.

Delivery of the New Common Stock and New Notes

Upon satisfaction or waiver of the conditions to the CEDC FinCo Exchange Offer, we will accept Existing 2016 Notes that are validly tendered by holders of Existing 2016 Notes and not validly withdrawn, and on the Settlement Date or promptly thereafter we will issue, or cause to be issued, cash and/or New Notes to such holders of Existing 2016 Notes; provided, however, that if the transactions are consummated through the Plan of Reorganization, the delivery of the New Notes will occur promptly after the confirmation of the Plan of

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Reorganization. See “The Exchange Offers and Consent Solicitation—Terms of the Exchange Offers and Consent Solicitation” in the Offering Memorandum and Disclosure Statement.

Payment of the Consent Fee	Upon obtaining the Requisite Consents, we will pay the applicable Consent Fee to each holder of Existing 2016 Notes who delivered and did not withdraw Consents with respect to its Existing 2016 Notes by the Consent Fee Deadline. The Consent Fee will be payable in U.S. dollars. Payments of the Consent Fee in respect of Consents from holders of 8.875% Existing 2016 Notes will be paid based upon the prevailing euro/US dollar exchange rate in effect at the time of payment. The Consent Fee will be paid on the Consent Fee Payment Date.

Certain Consequences to Non-Exchanging Noteholders	In the event of waiver of certain conditions, consummation of the CEDC FinCo Exchange Offer and the Consent Solicitation and the effectiveness of the Proposed Amendments to the Existing 2016 Notes Indenture may have adverse consequences to non-tendering holders of Existing 2016 Notes and holders of Existing 2016 Notes not accepted for exchange. If the Requisite Consents are received and accepted, and the Supplemental Indenture is executed, the Proposed Amendments will become operative upon consummation of the CEDC FinCo Exchange Offer or confirmation of the Plan of Reorganization, as applicable, and the Proposed Amendments and will be binding on all non-tendering Noteholders and holders of Existing 2016 Notes not accepted for exchange. If the Supplemental Indenture is executed, the Bankruptcy Waiver Amendments will be operative upon execution of the Supplemental Indenture, even if the CEDC FinCo Exchange Offer is not consummated or a Plan of Reorganization never confirmed. Consents will be valid even where we do not consummate the CEDC FinCo Exchange Offer, but instead confirm the Plan of Reorganization. In addition, the reduced amount of outstanding Existing 2016 Notes as a result of the CEDC FinCo Exchange Offer may adversely affect the trading market, liquidity and market price of any Existing 2016 Notes that remain outstanding. See “Risk Factors”.

No Appraisal Rights	No appraisal rights are available to holders of Existing 2016 Notes in connection with the CEDC FinCo Exchange Offer.

Certain United States Federal Income Tax Consequences	For a discussion of certain tax considerations that may be relevant to Noteholders who participate in the CEDC FinCo Exchange Offer or the Consent Solicitation and to non-tendering Noteholders and holders of Existing 2016 Notes not accepted for exchange, see “Certain United States Federal Income Tax Consequences”.

Information Agent and Voting Agent	The Garden City Group, Inc. is serving as the Information Agent in connection with the CEDC FinCo Exchange Offer and the Consent

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Solicitation and the Voting Agent in connection with the Plan of Reorganization. The telephone number of the Information Agent/Voting Agent is (800) 878-1684 (North America) or (614) 763-6110 (international).

Requests for additional copies of this Supplement, the Offering Memorandum and Disclosure Statement, the Amended and Restated Letter of Transmittal and Consent, the Ballot and any other documents referred to in this Supplement, the Offering Memorandum and Disclosure Statement, the Amended and Restated Letter of Transmittal and Consent or the Ballot should be directed to the Information Agent/Voting Agent at its address set forth on the back cover of this Supplement.

Exchange and Tabulation Agent	Global Bondholder Services Corporation, Inc. is serving as the Exchange Agent and the Tabulation Agent in connection with the CEDC FinCo Exchange Offer. The telephone number of the Exchange and Tabulation Agent is +1 (212) 430-3774 (for bankers and brokers) and +1 (866) 612-1500 (collect).

Risk Factors	For a discussion of certain risk factors that may be relevant to Noteholders who participate in the CEDC FinCo Exchange Offer, the Consent Solicitation and Noteholders voting in favor of the Plan of Reorganization and the non-tendering Noteholders and holders of Existing 2016 Notes not accepted for exchange, see “Risk Factors” in the Offering Memorandum and Disclosure Statement.

ISIN/CUSIP

9.125% Existing 2016 Notes	Regulation S CUSIP: U1259BAA6

Regulation S ISIN: USU1259BAA62

144A CUSIP: 15080BAA4

144A ISIN:US15080BAA44

8.875% Existing 2016 Notes	Regulation S ISIN: XS0468883672

144A ISIN: XS0468884217

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SUMMARY OF THE PLAN OF REORGANIZATION

The information set forth below summarizes the revised terms of the Plan of Reorganization, which implements the Existing 2013 Notes Term Sheet.

If we for any reason determine that it would be more advantageous or expeditious, CEDC, CEDC FinCo, and CEDC FinCo LLC may seek to restructure by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and seek Bankruptcy Court approval of the proposed restructuring through confirmation of a prepackaged Plan of Reorganization. The Plan of Reorganization is attached to this Supplement as Annex D.

At the Consent Fee Deadline and in consideration of the results of participation in the CEDC FinCo Exchange Offer and, accordingly, votes to accept the Plan of Reorganization as of the Consent Fee Deadline, CEDC, CEDC FinCo and CEDC FinCo LLC may determine to terminate the CEDC FinCo Exchange Offer and commence bankruptcy cases and seek approval of the Plan of Reorganization prior to the Expiration Time. Notwithstanding any such commencement of bankruptcy cases prior to the Expiration Time, the voting period shall remain open and parties may nonetheless submit votes to accept or reject the Plan of Reorganization until the Voting Deadline, which is also the Expiration Time; provided, however that holders of Existing 2016 Notes voting to accept the Plan of Reorganization at or prior to the Consent Time may not withdraw such vote(s) after the Consent Time.

To facilitate Bankruptcy Court approval of the Plan of Reorganization in the event CEDC, CEDC FinCo, and/or CEDC FinCo LLC (the parties filing a Chapter 11 case also referred to as the “Debtor” or “Debtors”, as the case may be), file Chapter 11 case(s), we are soliciting acceptances of the prepackaged Plan of Reorganization from holders of Existing Notes, holders of RTL Notes and holders of RTL Credit Facility claims that may be used if we determine that seeking Chapter 11 relief is appropriate. The Plan of Reorganization, if approved, would result in holders of the Existing Notes and other claimants and stockholders receiving the treatment set forth below, which differs in certain respects from the consideration provided by the Exchange Offer(s). If you do not tender your Existing 2016 Notes into the CEDC FinCo Exchange Offer and you vote against, or take no action with respect to, the Plan of Reorganization, we may not be able to consummate the CEDC FinCo Exchange Offer or the Plan of Reorganization.

For purposes of this Summary of the Plan of Reorganization, all capitalized terms used but not otherwise defined herein have the meanings provided in the Plan of Reorganization. This Summary does not include all of the terms provided under the Plan of Reorganization. You should review the Plan of Reorganization in its entirety for a full description of terms and treatment. In the event of any inconsistencies between this Summary and the Plan of Reorganization, the Plan of Reorganization will control.

WE HAVE NOT MADE ANY DECISION AT THIS TIME TO COMMENCE ANY CHAPTER 11 CASE(S) AND RESERVE ALL OF OUR RIGHTS TO PURSUE ANY AND ALL OF OUR STRATEGIC ALTERNATIVES IN THE EVENT THE CEDC FINCO EXCHANGE OFFER IS NOT CONSUMMATED.

Holders of Existing Notes should refer to the Ballots attached hereto as Annex E for instruction on how to vote on the Plan of Reorganization.

Unimpaired Classes of Claims and Interests

Claims held by certain of CEDC’s, CEDC FinCo’s, and CEDC FinCo LLC’s creditors would not be impaired under the Plan of Reorganization. With the exception of the classes of Claims and Interests described below, all creditors of the Debtor(s) will have their

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claims either reinstated or paid in full in cash under the Plan of Reorganization. We expect these amounts to be immaterial. In addition, CEDC’s interests in shares of CEDC FinCo and CEDC FinCo LLC will be reinstated to preserve the existing corporate structure. These unimpaired parties will not vote on the Plan of Reorganization.

No Bankruptcy of Operating Subsidiaries	None of CEDC’s Polish, Hungarian, Ukrainian or Russian operating subsidiaries will commence any formal insolvency proceedings in connection with the transactions contemplated by the Plan of Reorganization, even if CEDC, CEDC FinCo, and CEDC FinCo LLC do so. The operating subsidiaries will continue to operate in the ordinary course, and obligations to employees, vendors and credit support providers will be honored without interruption.

Class 2 (Existing 2016 Notes Claims)

Estimated Amount: approximately $982.2 million (includes accrued interest through March 15, 2013 assuming a EUR/USD exchange rate of 1.3427, reflecting the thirty day average through February 22, 2013)

Claims held by holders of Existing 2016 Notes will be impaired under the Plan of Reorganization. Holders of Allowed Existing 2016 Notes Claims shall receive the treatment provided below, depending upon whether they elect to participate in the Cash Option or the New Notes Option. Holders of Allowed Existing 2016 Notes Claims will be deemed to have elected the New Notes Option for any Existing 2016 Notes to the extent that (i) they did not elect to include all or a portion of their Existing 2016 Notes as part of the Cash Option or (ii) any Existing 2016 Notes are not accepted for exchange in the Cash Option.

The Cash Option. Holders of Existing 2016 Notes who vote to accept the Plan of Reorganization may elect on their Ballot to receive up to an aggregate amount of $172 million in cash for their Existing 2016 Notes as part of a pure reverse Dutch auction. The Dutch auction is described more fully herein under the heading “The Exchange Offers and the Consent Solicitation” and in the Plan of Reorganization. The range of eligible bid prices for both the U.S. dollar and euro denominated Existing 2016 Notes are set forth in the Plan of Reorganization. We will accept for purchase the Existing 2016 Notes that elect to participate in the Cash Option in the order of the lowest to the highest Bid Prices (as determined based upon the percentage of principal amount) until reaching the Clearing Price. Bids at the Clearing Price will be accepted on a pro rata basis.

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To receive payment of Cash pursuant to the Cash Option, the holder of record on the Distribution Date must have been the holder of record as of the Voting Record Date. Furthermore, the ability to participate in the Cash Option is subject to the applicable custodian or nominee complying with any requests of the applicable clearing houses, including, without limitation, confirmation of record holders or surrender of notes by any deadline. Any failure of a holder’s ability to present Existing 2016 Notes for the Cash Option will result in such holder receiving the New Notes Option.

THEREFORE, TO RECEIVE THE CASH OPTION, THE HOLDER AS OF THE VOTING RECORD DATE CANNOT TRADE ITS EXISTING 2016 NOTES PRIOR TO THE DISTRIBUTION DATE.

The New Notes Option. If holders of Allowed Existing 2016 Notes Claims elect on their ballots (or are deemed to elect pursuant to the terms of the Plan of Reorganization) to exchange their Existing 2016 Notes pursuant to the New Notes Option, such holders shall receive their pro rata shares of (A) the New Secured Notes, (B) the New Convertible Secured Notes, and (C) to the extent that the $172 million available for the Cash Option is not fully used, any such remaining cash.

Estimated Recovery for holders of Existing 2016 Notes Claims: 83.7% (excluding the aggregate interest accrued but unpaid on the outstanding Existing 2016 Notes not accepted for tender in the Cash Option in accordance with their existing terms in respect of the period from March 16, 2013 to the earlier of June 1, 2013 and the date preceding the date of issuance of the New Secured Notes)

Class 3 (RTL Credit Facility Claims)

Estimated Amount: approximately $50.7 million (includes accrued interest through March 15, 2013)	Claims held by RTL pursuant to the RTL Credit Facility will be impaired under the Plan of Reorganization. RTL will receive shares of New Common Stock, as set forth in the RTL Investment Agreement, in full satisfaction of its Class 3 claims.

Estimated Recovery for holders of RTL Credit Facility Claims: 70.5%, assuming (i) New Common Stock valued at mid-point of Enterprise Value (as defined herein) range and (ii) the RTL Credit Facility receives its pro rata portion of 100% of the New Common Stock.

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Class 5 (Unsecured Notes Claims)

Estimated Amount: approximately $282.0 million (includes accrued interest through March 15, 2013)	Claims held by holders of the Existing 2013 Notes and the RTL Notes are classified together as Unsecured Notes. Such Claims are impaired under the Plan of Reorganization. After giving effect to RTL’s offer to purchase Unsecured Notes not already owned by RTL on the terms set forth in the RTL Offer, if the class of claims constituting the Unsecured Notes votes to accept the Plan of Reorganization in sufficient number and amount to constitute an accepting class under section 1126(c) of the Bankruptcy Code, the holders of the Unsecured Notes will receive their pro rata share of Cash in the amount of $16.9 million (the mid-point of the implied equity value using the Enterprise Value ranges, as defined herein) in full satisfaction of their claims. If the class of claims constituting the Unsecured Notes does not vote to accept the Plan of Reorganization in sufficient number and amount to constitute an accepting class under section 1126(c) of the Bankruptcy Code, then each member of such class shall receive no recovery on account of its Unsecured Notes under the Plan of Reorganization.

Estimated Recovery for holders of Unsecured Notes Claims: 6.0%, assuming: acceptance of the Plan of Reorganization by Class 5 Unsecured Notes Claims.

Holders of Existing 2013 Notes that participate in the RTL Offer will not receive a distribution under the Plan of Reorganization. The distribution that would have been made to such participants under the Plan of Reorganization had they not elected to participate in the RTL Offer will be distributed to RTL as a holder of such participants’ Existing 2013 Notes and such participants shall instead receive a distribution from RTL in accordance with the terms of the RTL Offer.

Class 9 (Existing Common Stock )	Holders of Existing Common Stock will receive or retain no property under the Plan of Reorganization.

Impaired Classes of Claims and Interests Receiving No Recovery	Claims that are subordinated pursuant to section 510(b) of the Bankruptcy Code, which include claims arising from or relating to the purchase or sale of stock (e.g., stock, shares, options, warrants, put rights and certain causes of action relating to such purchases or sales), will be terminated and will not receive any distribution under the Plan of Reorganization.

For a more detailed discussion of treatment under the Plan of Reorganization, see the section of this Offering Memorandum and Disclosure Statement entitled “The Plan of Reorganization—Certain Matters Regarding Classification and Treatment of Claims and Interests”.

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RTL New Equity Investment	Pursuant to the terms of the RTL Investment Agreement, RTL will invest $172 million to fund cash distributions to holders of Existing 2016 Notes and convert the RTL Credit Facility Claims into equity. RTL will make the RTL Investment and, if Class 5A votes to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, provide the Cash to fund payments to holders of Unsecured Notes Claims, in exchange for 100% of the shares of New Common Stock.

Releases	As of the date that the Plan of Reorganization becomes effective, the Debtor(s), RTL, the Steering Committee for holders of Existing 2016 Notes, the Existing 2013 Notes Steering Committee, as well as all of their respective subsidiaries, affiliates members, and the current and former directors and officers of the Debtor(s) who were serving in such capacity on or after December 1, 2012, and professionals (the “Released Parties”) among others, shall be deemed released and discharged by the Debtors, their bankruptcy estate(s), and the reorganized Debtors from any and all claims and causes of action that otherwise could be asserted by the Debtors and that arise prior to the effective date of the Plan of Reorganization. Moreover, each holder of a claim who votes to accept the Plan of Reorganization and does not opt out of certain releases shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Released Parties from any and all claims and causes of action arising prior to the effective date of the Plan of Reorganization.

Guarantees of Non-Debtor Subsidiaries	Notwithstanding anything to the contrary in the Existing 2016 Notes Indenture or any related agreements, votes by holders of Existing 2016 Notes Claims who vote to accept the Plan and who do not elect to opt out of certain releases shall constitute agreement by such holders to release and discharge the non-Debtor subsidiaries and affiliates of the Debtors of all obligations relating to guarantees of the Existing 2016 Notes and a waiver and surrender of any rights that might otherwise be available with respect to such guarantees.

Exculpation	The Released Parties shall be exculpated from any claim related to any act or omission in connection with, relating to or arising out of, among other things, CEDC’s, CEDC FinCo’s, and/or CEDC FinCo LLC’s in- or out-of-court restructuring efforts, Chapter 11 cases, the Plan of Reorganization (other than willful misconduct or fraud, to the extent imposed by applicable non-bankruptcy law), and upon Bankruptcy Court approval of the Plan of Reorganization shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of securities pursuant to the Plan of Reorganization.

Voting on the Plan of Reorganization	The “Voting Record Date” for purposes of determining holders of Existing Notes that are eligible to vote on the Plan of Reorganization is March 21, 2013. The “Voting Deadline” is the Expiration Time,

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which is April 4, 2013 at 5:00 P.M. New York City time. To be counted, an appropriate instruction, in the form of the Ballot, Letter of Transmittal or otherwise must be provided to the nominee prior to the Voting Deadline. All Master Ballots and Ballots tendered by the Voting Deadline may be utilized by us in connection with determining acceptances and rejections of the Plan of Reorganization at any time. Thus, all votes represented by such Master Ballots and Ballots shall be deemed continuously effective until such time. Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances of the Plan of Reorganization have been received, only holders who vote will be counted. Holders of Existing Notes who do not follow the instructions provided herein for indicating a vote on the Plan of Reorganization will not be counted for purposes of determining whether the Plan of Reorganization has been accepted by the requisite number and amount of votes.

Upon expiration of the Consent Fee Deadline and in consideration of the results of participation in the Exchange Offer and votes to accept the Plan of Reorganization as of the Consent Fee Deadline, CEDC, CEDC FinCo and CEDC FinCo LLC may determine to terminate the Exchange Offer and commence bankruptcy cases and seek approval of the Plan of Reorganization prior to the Expiration Time. Notwithstanding any such commencement of bankruptcy cases prior to the Expiration Time, the voting period shall remain open and parties may nonetheless submit votes to accept or reject the Plan of Reorganization until the Voting Deadline; provided, however that holders of Existing 2016 Notes voting to accept the Plan of Reorganization at or prior to the Consent Time may not withdraw such vote(s) after the Consent Time. Holders of Existing 2016 Notes who vote to accept the Plan of Reorganization must deliver their Consent to the Covenant Amendments and the Collateral and Guarantee Amendments and effectuation of the Supplemental Indenture pursuant to the Plan of Reorganization. Holders of 2016 Notes who deliver their Consent must vote to either accept or reject the Plan of Reorganization.

Management Incentive Plan

On or after the consummation of the Plan of Reorganization, the Reorganized Debtors may implement a management incentive plan for management, selected employees and directors of the Reorganized Debtors, providing incentive compensation in the form of, among other things, stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock awards, performance awards and/or other stock-based awards in Reorganized CEDC in an aggregate amount up to 5% of the New Common Stock, determined on a fully diluted basis. The specific form of and terms applicable to awards granted under the incentive plan for management, including vesting conditions, shall be determined by the new board of Reorganized CEDC; provided that the aggregate price paid for all repurchased, redeemed, acquired or retired New Common Stock issued pursuant to the Management Incentive Plan may not exceed

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$3.0 million in each twelve-month period from the date of issuance of the New Secured Notes (with any unused amounts in any preceding twelve-month period being carried over to the succeeding twelve-month period).

Covenant Amendments and Supplemental Indenture	On and after the confirmation of the Plan of Reorganization, the following actions shall be deemed authorized and approved in all respects, without the need for further approval or agreement under the Existing 2016 Notes Indenture, by the directors or officers of the Debtors or the Reorganized Debtors, the Existing 2016 Notes Indenture Trustee, or any security agent under the Existing 2016 Notes Indenture, or otherwise and pursuant to entry of the order confirming the Plan of Reorganization: (i) the Supplemental Indenture (giving effect to the Covenant Amendments, if holders of a majority of outstanding Existing Notes have delivered Consents and giving effect to the Collateral and Guarantee Amendments and the Covenant Amendments if holders of 90% of the outstanding Existing Notes have delivered Consents) shall be and shall be deemed to be executed and effective in all regards and in accordance with its terms; (ii) CEDC FinCo shall deliver notice to the Existing 2016 Notes Indenture Trustee that it designates all non-debtor affiliates as Unrestricted Subsidiaries (as defined in the Existing 2016 Notes Indenture) under the Existing 2016 Notes Indenture following the execution and effectiveness of the Supplemental Indenture; and (iii) upon designation of such Non-Debtor Affiliates as Unrestricted Subsidiaries, the guarantees by such Unrestricted Subsidiaries of the Existing 2016 Notes shall be automatically released pursuant to section 10.4(3) of the Existing 2016 Notes Indenture and all liens on assets of such Non-Debtor Affiliates designated as Unrestricted Subsidiaries that secure the Existing 2016 Notes shall be automatically released pursuant to section 11.9(2) of the Existing 2016 Notes Indenture.

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THE EXCHANGE OFFERS AND CONSENT SOLICITATION

The CEDC Exchange Offer has been terminated. Certain amendments to the description of the Exchange Offers and the Consent Solicitation in the Offering Memorandum and Disclosure Statement giving effect to the termination of the CEDC Exchange Offer and the amended terms of the CEDC FinCo Exchange Offer and the Consent Solicitation are attached hereto as Annex A.

THE PLAN OF REORGANIZATION, MATERIAL TERMS OF THE PLAN OF REORGANIZATION AND PROCEDURES FOR VOTING ON THE PLAN OF REORGANIZATION

The sections “The Plan of Reorganization”, “Material Terms of the Plan of Reorganization” and “Procedures for Voting on the Plan of Reorganization” in the Offering Memorandum and Disclosure Statement are hereby deleted in their entirety and replaced by the text attached hereto as Annex B.

SUMMARY DESCRIPTION OF NEW SECURED NOTES

The date “June 1, 2012” under “—Interest Payment Dates” on page 26 is hereby amended to read “June 1, 2013”.

The sentence “Immediately after the issuance of the New Secured Notes, the Parent, the Issuer and all Restricted Subsidiaries shall use all commercially available means to ensure that the New Secured Notes are secured pledges over all or substantially all of the material intellectual property relating to CEDC’s brands.” is hereby added ahead of the first full paragraph under “Security” on page 28.

The phrase “if redeemed during the periods indicated below” under “—Optional Redemption” on page 28 is hereby deleted.

The phrase “with proceeds in excess of $20 million” under “—Mandatory Redemption” on page 29 is hereby deleted.

SUMMARY DESCRIPTION OF NEW CONVERTIBLE SECURED NOTES

The phrase “redemption price” under “—Optional Redemption” on page 34 is hereby deleted and replaced by “par subject to the limitations on amounts which may be redeemed as”.

The sentence “Immediately after the issuance of the New Convertible Secured Notes, the Parent, the Issuer and all Restricted Subsidiaries shall use all commercially available means to ensure that the New Secured Notes are secured pledges over all or substantially all of the material intellectual property relating to CEDC’s brands.” is hereby added ahead of first full paragraph under “Security” on page 33.

The phrase “with proceeds in excess of $20 million” are deleted in each of the places in which it appears under “—Mandatory Redemption” on page 34.

DESCRIPTION OF NEW SECURED NOTES

The text in third bullet in the full third paragraph under “—Guarantees” on page 230 is hereby deleted and replaced by the following: “the Issuer would have no Indebtedness other than the Notes and the New Convertible Secured Notes”.

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The sentence “Immediately after the issuance of the New Convertible Secured Notes the Parent, the Issuer and all Restricted Subsidiaries shall use all commercially available means to ensure that the New Secured Notes are secured pledges over all or substantially all of the material intellectual property relating to CEDC’s brands.” is hereby added after the first full paragraph under “—Security” on page 233.

The sentence “The Indenture and the relevant security agreements shall also permit a release of any Liens over Russian IP (or other intellectual property that is part of the Collateral) in connection with a sale, transfer or other disposition of some or all of the assets comprising the Russian IP to a Restricted Subsidiary, provided that new pledges over such assets in favor of the Notes are put in place promptly following such transfer.” is hereby added after the final bullet as a new paragraph under “—Security—Russia” on page 234.

The word “Period” is hereby deleted from clause (3)(c) on page 243.

Clauses (5), (6) and (7) on under “—Events of Default and Remedies” on page 261 are hereby deleted in their entirety and replaced by the following:

(5)	default (after giving effect to any applicable grace period) under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6)	failure by the Parent or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not paid, discharged or stayed for a period of 60 days;

Clause (8) under “—Events of Default and Remedies” on page 261 is hereby numbered (7).

Clause (9) under “—Events of Default and Remedies” on page 261 is hereby numbered (8).

Clause (10) under “—Events of Default and Remedies” on page 262 is hereby numbered (9).

Clause (11) under “—Events of Default and Remedies” on page 262 is hereby numbered (10).

Clause (12) under “—Events of Default and Remedies” on page 262 is hereby numbered (11).

The definitions “Rating Agencies” and “Rating Event” under “Description of New Secured Notes” are hereby deleted in their entirety.

DESCRIPTION OF NEW CONVERTIBLE SECURED NOTES

After the sentence “In addition, Notes called for redemption by the Issuer may not be converted.” on page 294, the following sentence is hereby added: “For the avoidance of doubt, Notes called for redemption following the Initial Conversion Date may not be converted following the date the redemption notice is delivered.” However, RTL and the Steering Committee are currently discussing whether this provision should be modified.

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The sentence “Immediately after the issuance of the New Secured Notes the Parent, the Issuer and all Restricted Subsidiaries shall use all commercially available means to ensure that the New Secured Notes are secured by pledges over all or substantially all of the material intellectual property relating to CEDC’s brands.” is hereby added after the first full paragraph under “—Security” on page 297.

The sentence “The Indenture and the relevant security agreements shall also permit a release of any Liens over Russian IP (or other intellectual property that is part of the Collateral) in connection with a sale, transfer or other disposition of some or all of the assets comprising the Russian IP to a Restricted Subsidiary, provided that new pledges over such assets in favor of the Notes are put in place promptly following such transfer.” is hereby added after the final bullet as a new paragraph under “—Security—Russia” on page 298.

The cross-reference in clause (3) under “—Sale and Leaseback Transactions” on page 322 is hereby deleted and replaced by “—Mandatory Redemption”.

Clauses (6) and (7) on under “—Events of Default and Remedies” on page 325 are hereby deleted in their entirety and replaced by the following:

(6)	default (after giving effect to any applicable grace period) under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(7)	failure by the Parent or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not paid, discharged or stayed for a period of 60 days;

The definition of “New Secured Notes” is hereby amended to mean “Senior Secured Notes due 2018 issued by the Issuer on the Issue Date in an aggregate principal amount equal to $450 million plus the aggregate interest accrued but unpaid on the outstanding Existing 2016 Notes not accepted for tender in the Cash Option in accordance with their existing terms in respect of the period from March 16, 2013 to the earlier of June 1, 2013 and the date preceding the Issue Date”.

The definitions “Rating Agencies” and “Rating Event” under “Description of New Convertible Secured Notes” are hereby deleted in their entirety.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The section “Certain United States Federal Income Tax Consequences” in the Offering Memorandum and Disclosure Statement is hereby replaced by the text attached hereto as Annex C.

APPENDICES TO THE OFFERING MEMORANDUM AND DISCLOSURE STATEMENT

The Form of Plan of Reorganization attached as Appendix A to the Offering Memorandum and Disclosure Statement is hereby replaced by the Amended and Restated Plan of Reorganization attached hereto as Annex D.

The Ballots and Letter of Transmittal in respect of the Existing 2016 Notes attached as Appendix C to the Offering Memorandum and Disclosure Statement are hereby replaced by the Ballots and Amended and Restated Letter of Transmittal and Consent attached hereto as Annex E. The Letter of Transmittal in respect of the Existing 2013 Notes is hereby deleted in its entirety.

The second full sentence on page 3 of Appendix F to the Offering Memorandum and Disclosure Statement is hereby deleted in its entirety and replaced by the following:

“Assuming that all holders of the 2013 Notes are eligible to participate in the RTL Offer and participate in full in the RTL Offer and RTL accepts the 2013 Notes in full, and the holders of the Existing Common Stock receive the $5 million in cash potentially offered by RTL, RTL acquires 100% of New Common Stock through this offer, and this consideration is added to the investment outlined above, then the maximum implied equity value would increase to $282 million ($172 million of new equity plus $50 million of RTL Credit Facility plus $30 million cash plus $30 million in New RTL Notes) which added to the $775.6 million of assumed total debt contemplated in the Plan of Reorganization and the Exchange Offers increases the implied reorganization value of reorganized CEDC to a maximum of $1,057.6 million.”

INFORMATION AGENT AND VOTING AGENT

We have retained The Garden City Group, Inc. to act as the Information Agent in connection with the CEDC FinCo Exchange Offer, the Consent Solicitation and Plan of Reorganization. The Information Agent will assist with the delivery of this Offering Memorandum and Disclosure Statement, the Letters of Transmittal, if applicable, the Ballot and related materials to Noteholders, as applicable, respond to inquiries of and provide information to Noteholders in connection with the CEDC FinCo Exchange Offer, Consent Solicitation and Plan of Reorganization and provide other similar advisory services as we may request from time to time.

Subject to the terms and conditions set forth in an agreement between us and the Information Agent, we have agreed to pay the Information Agent customary fees for its services in connection with the CEDC FinCo Exchange Offer, Consent Solicitation and Plan of Reorganization. We have also agreed to reimburse the Exchange and Tabulation Agent for its reasonable out-of-pocket expenses.

Questions regarding the terms of the CEDC FinCo Exchange Offer, Consent Solicitation and Plan of Reorganization or the related transactions may be directed to the Information Agent/Voting Agent at the following address:

CEDC CASE ADMINISTRATION

C/O GARDEN CITY GROUP

P.O. Box 9968

Dublin, Ohio 43017-5968

(800) 878-1684 (toll-free North America)

(614) 763-6110 (direct-dial toll international)

(614) 553-1327 (fax)

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EXCHANGE AND TABULATION AGENT

Global Bondholder Services Corporation has been appointed as Exchange and Tabulation Agent for the CEDC FinCo Exchange Offer and the Consent Solicitation. Letters of Transmittal, if applicable, notices of guaranteed delivery and all correspondence in connection with the CEDC FinCo Exchange Offer and the Consent Solicitation should be sent or delivered by each holder of Existing 2016 Notes or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee to the Exchange and Tabulation Agent at the following address:

GLOBAL BONDHOLDER SERVICES CORPORATION

65 Broadway – Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers (Collect): (212) 430-3774

Toll free: (866) 612-1500

Fax: (212) 430-3775/3779

Subject to the terms and conditions set forth in an agreement between us and the Exchange and Tabulation Agent, we have agreed to pay the Exchange and Tabulation Agent customary fees for its services in connection with the Exchange Offers. We have also agreed to reimburse the Exchange and Tabulation Agent for its reasonable out-of-pocket expenses.

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ANNEX A

CERTAIN REVISED TERMS AND CONDITIONS OF THE CEDC FINCO EXCHANGE OFFER AND THE CONSENT SOLICITATION

The description of the Exchange Offers and the conditions to the Exchange Offers described in the Offering Memorandum and Disclosure Statement are hereby as amended as follows:

•	All references to the CEDC Exchange Offer, and the terms and conditions of the CEDC Exchange Offer, are hereby deleted.

•	All references to the Minimum Conditions are hereby deemed to refer solely to the Existing 2016 Notes Minimum Condition.

The subsection “The Exchange Offers and Consent Solicitation—Terms of the Exchange Offers and Consent Solicitation” is hereby revised as follows:

•	The condition to payment of the Consent Fee that the Collateral and Guarantee Amendments be approved is hereby deleted.

The subsection “The Exchange Offers and Consent Solicitation—Expiration Time; Consent Time; Consent Fee Deadline; Extensions; Termination; Amendments “is hereby amended as follows:

•	The first paragraph is hereby deleted in its entirety and replaced with the following:

“The Exchange Offers and the Consent Solicitation will expire at the Expiration Time, which will be 5:00 PM, New York City time, on April 4, 2013, unless extended or earlier terminated. The Consent Time is the earlier of (A) the date and time at which CEDC FinCo notifies the trustee under the Existing 2016 Notes that the CEDC FinCo has received the Requisite Consents and (B) 5:00 PM, New York City time, on April 3, 2013. The Consent Fee Deadline is 5:00 PM, New York City time, on April 3, 2013.”

•	The following text is hereby added prior to the comma at the end of clause (1) of the second paragraph:

“or amend or otherwise modify any of the deadlines or record dates in the CEDC FinCo Exchange Offer and Consent Solicitation”

The subsection “The Exchange Offers and Consent Solicitation—Conditions of the Exchange Offers and Consent Solicitation” is hereby amended as follows:

•	The condition to the CEDC FinCo Exchange Offer that the CEDC Exchange Offer be consummated is hereby deleted.

A-1

ANNEX B

THE PLAN OF REORGANIZATION, MATERIAL TERMS OF THE PLAN OF REORGANIZATION AND PROCEDURES FOR VOTING ON THE PLAN OF REORGANIZATION

MATERIAL TERMS OF THE PLAN OF REORGANIZATION

This summary of material terms does not include all of the terms provided under the Plan of Reorganization. You should review the Plan of Reorganization in its entirety for a full description of terms and treatment. In the event of any inconsistencies between this summary and the Plan of Reorganization, the Plan of Reorganization will control.

Treatment of Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and holders of such Claims are not entitled to vote on the Plan of Reorganization.

Administrative Claims

Except with respect to Administrative Claims that are Claims for Accrued Professional Compensation, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Administrative Claim, on the latest of (i) the first Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, (iii) the date on which its Administrative Claim becomes payable under any agreement with the Debtors relating thereto, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of the Debtors’ business, consistent with past practice, or (v) such other date as may be agreed upon between the holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as the case may be, Cash equal to the unpaid portion of its Allowed Administrative Claim.

Priority Tax Claims

The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan of Reorganization. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Priority Tax Claim shall have its Claim Reinstated.

Classification and Treatment of Claims and Interests

Summary of Classified Claims and Interests

Class	Impaired/Unimpaired; Entitlement to Vote

Class 1—Priority Non-Tax Claims	Unimpaired—Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote

Class 2—Existing 2016 Notes Claims	Impaired—Entitled to vote

Class 3—RTL Credit Facility Claims	Impaired—Entitled to vote

Class 4—Other Secured Claims	Unimpaired—Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote

Class 5—Unsecured Notes Claims	Impaired—Entitled to vote

Class 6—General Unsecured Claims	Unimpaired—Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote

Class 7—Intercompany Claims	Impaired—Deemed to have rejected the Plan of Reorganization and, therefore, not entitled to vote

Class 8—Subordinated 510(b) Claims	Impaired—Deemed to have rejected the Plan of Reorganization and, therefore, not entitled to vote

Class 9—Existing Common Stock	Impaired—Deemed to have rejected the Plan of Reorganization and, therefore, not entitled to vote

Class 10—Intercompany Interests	Unimpaired—Conclusively presumed to have accepted the Plan of Reorganization and, therefore, not entitled to vote

Acceptance by Impaired Classes

Impaired Classes 2, 3, and 5 shall have accepted the Plan of Reorganization if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in such classes have voted to accept the Plan of Reorganization and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in such classes have voted to accept the Plan of Reorganization, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

Treatment of Classes

Pursuant to the terms of the Plan of Reorganization, each of the holders of Claims and Interests in Classes 1 through 10 will receive the treatment described below.

Class 1—Priority Non-Tax Claims

Treatment: Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall have its Claim Reinstated.

Class 2—Existing 2016 Notes Claims

Treatment: On the Effective Date, except to the extent that holders of Allowed Existing 2016 Notes Claims and the Debtors agree to less favorable treatment, the holders of Allowed Existing 2016 Notes Claims shall receive the treatment provided below, depending upon whether they elect to participate in the Cash Option or the New Notes Option; provided, however, that an election of the New Notes Option will be deemed with respect to (i) any Existing 2016 Notes for which the respective holders did not elect to participate in the Cash Option and (ii) any Existing 2016 Notes that are not accepted for exchange in the Cash Option.

(a) Cash Option

If holders of Allowed Existing 2016 Notes Claims elect to participate in the Cash Option, each such holder shall receive its portion of the Cash Option Consideration equal to the sum of (a) such holder’s 8.875% Bid Price multiplied by the total principal amount of such holder’s 8.875% Existing 2016 Notes accepted for exchange in the Cash Option, divided by €1,000 and converted using the Exchange Rate, plus (b) such holder’s 9.125% Bid Price multiplied by the total principal amount of such holder’s 9.125% Existing 2016 Notes accepted for exchange in the Cash Option and divided by $1,000, plus (c) the full amount of the aggregate unpaid interest that has accrued on such holder’s accepted Existing 2016 Notes in accordance with the terms of the Existing 2016 Notes Indenture from December 2, 2012 to March 15, 2013 and converted using the Exchange Rate for interest accrued on 8.875% Existing 2016 Notes. In determining which Existing 2016 Notes shall be accepted for exchange in the Cash Option, the Debtors shall use and holders of Existing 2016 Notes Claims must comply with the Dutch auction procedures described in Article V.Q of the Plan of Reorganization.

(b) New Notes Option

If holder of Allowed Existing 2016 Notes Claims elect (or are deemed to elect pursuant to the terms of the Plan of Reorganization) to exchange their Allowed Existing 2016 Notes pursuant to the New Notes Option, such holders shall receive their Pro Rata shares of (A) the New Secured Notes, (B) the New Convertible Secured Notes, and (C) any Cash from the RTL New Equity Infusion not otherwise distributed pursuant to the Cash Option.

Class 3—RTL Credit Facility Claims

Treatment: On the Effective Date, except to the extent that a holder of an RTL Credit Facility Claim and the Debtors agree to less favorable treatment, each holder of an Allowed RTL Credit Facility Claim shall receive its share of the RTL Investment New Common Stock Allocation as set forth in the RTL Investment Agreement.

Class 4—Other Secured Claims

Treatment: Unless the holder of such Claim and the Debtors agree to a less favorable treatment, on the Effective Date, each holder of an Allowed Other Secured Claim shall have its Claim Reinstated.

Class 5—Unsecured Notes Claims

Treatment: On the Effective Date, after giving effect to the RTL Offer, each holder of an Unsecured Notes Claim shall be entitled to receive (i) if Class 5A votes to accept the Plan of Reorganization in accordance with section 1126(c) of the Bankruptcy Code, its Pro Rata share of Cash in the amount of $16.9 million (the “Unsecured Notes Claims Consideration”) or (ii) if Class 5A does not vote to accept the Plan of Reorganization in accordance with section 1126(c) of the Bankruptcy Code, the holders of Unsecured Notes Claims shall not receive or retain any property under the Plan of Reorganization on account of such Claims.

Class 6—General Unsecured Claims.

Treatment: Unless the holder of such Claim and the Debtors agree to different treatment, on the Effective Date, each holder of an Allowed General Unsecured Claim shall have its Claim Reinstated; provided, however, that all Allowed General Unsecured Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases as set forth in Article VI of the Plan of Reorganization shall be paid the full amount of such Allowed Claim in Cash.

Class 7—Intercompany Claims.

Treatment: On the Effective Date, all net Allowed Intercompany Claims (taking into account any setoffs of Intercompany Claims) held by the Debtors between and among the Debtors or between one or more Debtors and any Affiliate of one of the Debtors that is not itself a Debtor shall, at the election of the Reorganized Debtors, be either (a) Reinstated, (b) released, waived, and discharged, (c) treated as a dividend, or (d) contributed to capital or exchanged for equity by the obligor.

Class 8—Subordinated 510(b) Claims.

Treatment: The holders of Subordinated 510(b) Claims shall not receive or retain any property under the Plan of Reorganization on account of such Subordinated 510(b) Claims and the obligations of the Debtors and Reorganized Debtors on account of Subordinated 510(b) Claims shall be discharged. All Subordinated 510(b) Claims are Disputed Claims.

Class 9—Existing Common Stock.

Treatment: On the Effective Date, Existing Common Stock shall be deemed automatically cancelled without further action by the Debtors or Reorganized Debtors and the obligations of the Debtors and Reorganized Debtors thereunder shall be discharged. Holders of Existing Common Stock shall receive no property under the Plan of Reorganization on account of such Interests.

Class 10—Intercompany Interests.

Treatment: Class 10 Claims shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

Means of Implementation

Sources of Consideration for Plan Distributions

Cash Consideration

All Cash consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained from the RTL New Equity Infusion, from RTL to fund distributions, if any, to holders of Unsecured Notes Claims under Article III.C.5 (provided that any Cash provided by RTL for payments to holders of Unsecured Notes Claims but not distributed pursuant to Article VII of the Plan of Reorganization shall be returned to RTL), and other Cash on hand of the Debtors, including Cash derived from business operations. Further, the Debtors and the Reorganized Debtors, as the case may be, will be entitled to transfer funds from Non-Debtor Affiliates as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan of Reorganization. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate or otherwise be affected by the terms of the Plan of Reorganization.

New Securities

On the Effective Date, Reorganized CEDC shall issue (i) shares of New Common Stock for distribution to RTL on account of the RTL Investment in accordance with the RTL Investment New Common Stock Allocation and (ii) the New Notes in partial exchange for the Existing 2016 Notes. All of the shares of New Common Stock issued pursuant to the Plan of Reorganization shall be duly authorized, validly issued, fully paid and nonassessable. Additionally, the Reorganized CEDC or New CEDC, as the case may be, shall be authorized, without the need for further stockholder action, to issue the shares of New Common Stock necessary to satisfy any conversion of the New Convertible Secured Notes implemented pursuant to the terms of those securities after the Effective Date. Each distribution and issuance referred to in Article VII of the Plan of Reorganization shall be governed by the terms and conditions set forth in the Plan of Reorganization applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Person receiving such distribution or issuance.

Cancellation of Securities and Agreements

Except as otherwise specifically provided for in the Plan of Reorganization, on the Effective Date: (1) all indentures, notes, bonds, purchase rights, instruments, guarantees, certificates, warrants, options, puts, agreements (including registration rights agreements), and other documents evidencing the RTL Credit Facility, the Existing 2013 Notes, the RTL Notes, the Existing Common Stock, the RTL Put Right, and any other indebtedness of or Interests in the Debtors (except as provided in Article III.C.10 of the Plan of Reorganization) shall be deemed cancelled, and the obligations of the Debtors thereunder and in any way related thereto shall be fully satisfied, released, and discharged, and (2) in the case of the Plan of Reorganization (i) all indentures, notes, bonds, purchase rights, instruments, guarantees, certificates, and other documents evidencing the Existing 2016 Notes shall be deemed cancelled, and the obligations of the Debtors thereunder and in any way related thereto shall be fully satisfied, released, and discharged and (ii) the Custodian (as defined in the Existing 2016 Notes Indenture) shall mark the Global Dollar Note (as defined in the Existing 2016 Notes Indenture) and the Global Euro Note (as defined in the Existing 2016 Notes Indenture), as applicable, as cancelled and deliver such cancelled Global Dollar Note and Global Euro Note, as applicable, to Reorganized CEDC FinCo; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders of Existing 2016 Notes Claims, RTL Credit Facility Claims, and the Unsecured Notes Claims (as applicable) to receive distributions under the Plan of Reorganization as provided herein, and (b) allowing the Indenture Trustees, if applicable, to make distributions under the Plan of Reorganization as provided herein; provided further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order or the Plan of Reorganization, or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan of Reorganization; provided further, however, that the cancellation of indentures, notes, instruments, guarantees, certificates, and other documents hereunder shall not itself alter the obligations or rights among third parties (apart from the Debtors, the Reorganized Debtors, and the Non-Debtor Affiliates). Upon cancellation of the Existing 2016 Notes Indenture and the Existing 2013 Notes Indenture, all duties and responsibilities of the Indenture Trustees under the Existing 2016 Notes Indenture and the Existing 2013 Notes Indenture, as applicable, shall be discharged except to the extent required in order to effectuate the Plan of Reorganization.

Section 1145 Exemption

The issuance of the New Common Stock and New Notes distributed to creditors on account of their Claims shall be authorized under section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any person, unless required by provision of the relevant corporate documents or applicable law, regulation, order or rule, and shall thereby be exempt from the requirements of Section 5 of the Securities Act, as amended, and any state or local laws requiring registration for the offer and sale of a security; and all documents evidencing the same shall be executed and delivered as provided for in the Plan of Reorganization or the Plan Supplement.

Governance Documents and Corporate Existence

On the Effective Date, the Corporate Governance Documents of the Debtors shall be amended in a form as may be required to be consistent with the provisions of the Plan of Reorganization and the Bankruptcy Code (including, without limitation, section 1123(a)(6) of the Bankruptcy Code), shall be included in the Plan Supplement, and shall contain certain minority stockholder protections that are effective if and when the New Convertible Secured Notes are converted, including but not limited to registration rights, preemptive rights and, subject to appropriate ownership levels, and shall otherwise be reasonably acceptable to RTL and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

Except as otherwise provided herein, in the Corporate Governance Documents or elsewhere in the Plan Supplement, each Debtor, as Reorganized, shall continue to exist after the Effective Date as a separate corporate entity or limited liability company, as the case may be, with all the powers of a corporation or limited liability company, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated. After the Effective Date, each Reorganized Debtor may amend and restate its Corporate Governance Documents as permitted by the laws of its respective states, provinces, or countries of formation and its respective charters and bylaws.

Reorganized Debtors’ Boards of Directors

The identity of the members of the new board of each of the Reorganized Debtors shall be determined by RTL in its sole discretion, and will be identified in the Plan Supplement or in a filing with the Bankruptcy Court at or prior to the Confirmation Hearing.

Employee Benefits

Except as otherwise provided herein, on and after the Effective Date, the Reorganized Debtors may: (1) honor, in the ordinary course of business, any contracts, agreements, policies, programs and plans for, among other things, compensation (other than equity based compensation related to Interests), health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance and accidental death and dismemberment insurance for the directors, officers and employees of any of the Debtors who served in such capacity at any time and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising before the Petition Date; provided, however, that the Debtors’ or Reorganized Debtors’ performance under any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program or plan that has expired or been terminated before the Effective Date, or restore, reinstate or revive any such benefit or alleged entitlement under any such policy, program or plan. Nothing herein shall limit, diminish or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action or other rights with respect to any such contracts, agreements, policies, programs and plans.

Management Incentive Plan

On or after the Effective Date, the Reorganized Debtors may implement a management incentive plan for management, selected employees and directors of the Reorganized Debtors, providing incentive compensation in the form of, among other things, stock options, stock appreciation rights, restricted stock, phantom stock awards, performance awards and/or other stock-based awards in Reorganized CEDC in an aggregate amount equal to up to 5% of the New Common Stock, on a fully diluted basis (the “Management Incentive Plan”). Reorganized CEDC shall be authorized to adopt the Management Incentive Plan without the need for any further stockholder action. The specific form of and terms applicable to awards granted under the Management Incentive Plan shall be determined by the new board of Reorganized CEDC; provided that the aggregate price paid for all repurchased, redeemed, acquired or retired New Common Stock issued pursuant to the Management Incentive Plan may not exceed $3.0 million in each twelve-month period from the date of issuance of the New Notes (with any unused amounts in any preceding twelve-month period being carried over to the succeeding twelve-month period).

Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan of Reorganization or any agreement, instrument or other document incorporated therein, on the Effective Date, all property in each Estate and all Causes of Action (except those released pursuant to the Releases by the Debtors) shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan of Reorganization, the Reorganized Debtors may operate its business and may use, acquire or dispose of property and compromise or settle any Claims, Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

Restructuring Transactions

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan of Reorganization, including: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan of Reorganization and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Persons may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan of Reorganization and having other terms for which the applicable Persons agree; (3) the filing of appropriate certificates or articles of incorporation or amendments thereof, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (4) all other actions that the applicable Persons determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law. On the Effective Date, pursuant to section 1123(a)(5)(B) of the Bankruptcy Code, at the election of the Debtors, RTL, and a majority in principal amount of the Existing 2016 Notes represented by the Existing 2016 Notes Steering Committee, CEDC may transfer to a newly-formed Delaware entity (“New CEDC”) all or substantially all of its assets and all Claims and Interests that are Reinstated and/or Unimpaired, and in consideration of such transfer, New CEDC shall make the distributions as specified in Article III.C of the Plan of Reorganization.

Covenant Amendments and Supplemental Indenture

On and after the Confirmation Date, the following actions shall be deemed authorized and approved in all respects, without the need for further approval or agreement under the Existing 2016 Notes Indenture, by the directors or officers of the Debtors or the Reorganized Debtors, the Existing 2016 Notes Indenture Trustee, any security agent under the Existing 2016 Notes Indenture, or otherwise and pursuant to entry of the Confirmation Order: (i) the Supplemental Indenture shall be and shall be deemed to be executed and effective in all regards and in accordance with its terms; (ii) CEDC FinCo shall deliver notice to the Existing 2016 Notes Indenture Trustee that it designates all Non-Debtor Affiliates as Unrestricted Subsidiaries (as defined in the Existing 2016 Notes Indenture) under the Existing 2016 Notes Indenture; and (iii) upon designation of such Non-Debtor Affiliates as Unrestricted Subsidiaries, the guarantees by such Unrestricted Subsidiaries of the Existing 2016 Notes shall be automatically released pursuant to section 10.4(3) of the Existing 2016 Notes Indenture and all liens on assets of such Non-Debtor Affiliates designated as Unrestricted Subsidiaries that secure the Existing 2016 Notes shall be automatically released pursuant to section 11.9(2) of the Existing 2016 Notes Indenture.

Corporate Action

Upon the Effective Date, all actions contemplated by the Plan of Reorganization shall be deemed authorized and approved in all respects, including (1) selection of the directors and officers of the Reorganized Debtors; (2) the distribution of the New Common Stock as provided herein; and (3) all other actions contemplated by the Plan of Reorganization (whether to occur before, on or after the Effective Date). All matters provided for in the Plan of Reorganization involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan of Reorganization shall be deemed to have occurred and shall be in effect, without any requirement of further action by the directors or officers of the Debtors or the Reorganized Debtors.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, certificates of incorporation, operating agreements and instruments contemplated by the Plan of Reorganization (or necessary or desirable to effect the transactions contemplated by the Plan of Reorganization) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated by Article V of the Plan of Reorganization shall be effective notwithstanding any requirements under non-bankruptcy law.

Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors and the officers and members of the board of directors thereof are authorized to issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan of Reorganization and the securities issued pursuant to the Plan of Reorganization in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization or consents except for those expressly required pursuant to the Plan of Reorganization.

Section 1146 Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property in contemplation of, in connection with, or pursuant to the Plan of Reorganization shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the making or assignment of any lease or sublease; (3) any restructuring transaction authorized by Article V of the Plan of Reorganization; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan of Reorganization, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; or (d) assignments executed in connection with any transaction occurring under the Plan of Reorganization.

D&O Liability Insurance Policies and Indemnification Provisions

Notwithstanding anything herein to the contrary, as of the Effective Date, the D&O Liability Insurance Policies and Indemnification Provisions belonging or owed to directors, officers, and employees of the Debtors (or the Estates) who served or were employed at any time by the Debtors shall be deemed to be, and shall be treated as though they are, executory contracts and the Debtors shall assume (and assign to the Reorganized Debtors if necessary to continue the D&O Liability Insurance Policies in full force) all of the D&O Liability Insurance Policies and Indemnification Provisions pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies and Indemnification Provisions. On or before the Effective Date, the Reorganized Debtors shall obtain reasonably sufficient tail coverage (i.e., D&O insurance coverage that extends beyond the end of the policy period) under a directors and officers’ liability insurance policy for the current and former directors, officers and managers for a period of six (6) years.

Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Releases by the Debtors provided by Article IX.B of the Plan of Reorganization), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Person may rely on the absence of a specific reference in the Plan of Reorganization or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person or Person on or before the Effective Date (including pursuant to the Releases by the Debtors or otherwise), the Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan of Reorganization. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan of Reorganization or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or Consummation.

Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claim, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of the Claim. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan of Reorganization on account of Allowed Claims exceed 100% of the underlying Allowed Claim.

Dutch Auction Procedure

The Debtors shall use a pure reverse Dutch auction procedure to determine which Existing 2016 Notes will be accepted for exchange in the Cash Option. The Ballots will, among other options, provide the holders of Existing 2016 Notes with the option to elect to participate in the Cash Option. The auction will stay open through the Auction Closing Date, and Ballots indicating any such election are due by the Voting Deadline as provided herein.

The Debtors will accept for purchase the Existing 2016 Notes that elect to participate in the Cash Option in the order of the lowest to the highest Bid Prices (as determined based upon each Bid Price’s percentage of the respective Existing 2016 Note’s principal amount) until reaching the Clearing Price. In addition, holders of Existing 2016 Notes that elect to participate in the Cash Option will be subject to proration. The Debtors will first accept for exchange all Existing 2016 Notes with a Bid Price less than the Clearing Price, and thereafter, Existing 2016 Notes with a Bid Price equal to the Clearing Price on a Pro Rata basis. In all cases, appropriate adjustments will be made to avoid purchases of Existing 2016 Notes in principal amounts other than integral multiples of $1,000 or €1,000, as applicable. All Existing 2016 Notes not accepted in the Cash Option as a result of proration will not participate in the Cash Option and will be deemed to have elected to participate in the New Notes Option. In addition, any Existing 2016 Notes for which the respective holders did not elect to participate in the Cash Option will be deemed to have elected the New Notes Option.

To receive payment of Cash pursuant to the Cash Option, the holder of record on the Distribution Date must have been the holder of record as of the Voting Record Date. Furthermore, the ability to participate in the Cash Option is subject to the applicable custodian or nominee complying with any requests of the applicable clearing houses, including, without limitation, confirmation of record holders or surrender of notes by any deadline. Any failure on a holder’s ability to present Existing 2016 Notes for the Cash Option will result in such holder receiving the New Notes Option. Therefore, to receive the Cash Option, the holder as of the Voting Record Date cannot trade its Existing 2016 Notes prior to the Distribution Date. Subject to the foregoing, if holders of Allowed Existing 2016 Notes Claims elect to participate in the Cash Option by indicating as such on their Ballot and submitting such Ballot by the Voting Deadline as provided herein, each such holder shall receive, subject to the foregoing, its portion of the Cash Option Consideration equal to (a) such holder’s 8.875% Bid Price multiplied by the total principal amount of such holder’s Existing 8.875% 2016 Notes accepted for exchange in the Cash Option, divided by €1,000 and converted using the Exchange Rate, plus (b) such holder’s 9.125% Bid Price multiplied by the total amount of such holder’s Existing 9.125% 2016 Notes accepted for exchange in the Cash Option and divided by $1,000, plus (c) the full amount of the aggregate unpaid interest that has accrued on such holder’s accepted Existing 2016 Notes in accordance with the terms of the Existing 2016 Notes Indenture from December 2, 2012 to March 15, 2013 and converted using the Exchange Rate for interest accrued on Existing 8.875% 2016 Notes.

Provisions Governing Distributions

Record Date for Distributions

As of the entry of the Confirmation Order, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtor or their respective agents shall be deemed closed, and there shall be no further changes made to reflect any new record holders of any Claims or Interests. The Debtor shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the Plan of Reorganization, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, on the next Distribution Date or as soon as reasonably practicable thereafter), each holder of an Allowed Claim against the Debtor shall receive the full amount of the distributions that the Plan of Reorganization provides for Allowed Claims in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan of Reorganization is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VIII of the Plan of Reorganization. Except as otherwise provided herein, holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

Disbursing Agent

Except as otherwise provided herein, all distributions under the Plan of Reorganization shall be made by the Reorganized Debtor as Disbursing Agent or such other Person designated by the Reorganized Debtor as a Disbursing Agent on the Effective Date.

Rights and Powers of Disbursing Agent

Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) affect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan of Reorganization; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan of Reorganization, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan of Reorganization.

Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtor in its reasonable discretion.

Distributions on Account of Claims Allowed After the Effective Date

Payments and Distributions on Disputed Claims

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan of Reorganization and except as may be agreed to by the Debtor or the Reorganized Debtor, on the one hand, and the holder of a Disputed Claim, on the other hand, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until all Disputed Claims held by the holder of such Disputed Claim have become Allowed Claims or have otherwise been resolved by settlement or Final Order.

Delivery of Distributions and Undeliverable or Unclaimed Distributions

Delivery of Distributions in General

Except as otherwise provided in the Plan of Reorganization, distributions to holders of Allowed Claims shall be made to holders of record as of the Distribution Record Date by the Disbursing Agent: (a) to the signatory set forth on any of the Proof of Claim filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim; (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address; (d) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf or (e) at the addresses reflected in the Debtors’ books and records. Distributions under the Plan of Reorganization on account of Allowed Claims shall not be subject to levy, garnishment, attachment or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan of Reorganization. None of the Debtors, the Reorganized Debtors and the applicable Disbursing Agent shall incur any liability whatsoever on account of any distributions under the Plan of Reorganization except for willful misconduct or fraud.

Except as otherwise provided in the Plan of Reorganization, (i) all distributions to holders of Existing 2016 Notes shall be governed by the Existing 2016 Notes Indenture, and shall be deemed completed when made to the Existing 2016 Notes Indenture Trustee, who shall in turn make distributions in accordance with the Existing 2016 Notes Indenture and (ii) all distributions to holders of Existing 2013 Notes shall be governed by the Existing 2013 Notes Indenture, and shall be deemed completed when made to the Existing 2013 Notes Indenture Trustee, who shall in turn make distributions in accordance with the Existing 2013 Notes Indenture.

Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made as soon as practicable after such distribution has become deliverable or has been claimed to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and forfeited at the expiration of six months from the applicable Distribution Date. After such date, all “unclaimed property” or interests in property shall revert to the Reorganized Debtor (notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary), and the Claim of any holder to such property shall be discharged and forever barred.

Withholding and Reporting Requirements

In connection with the Plan of Reorganization and all instruments issued in connection therewith, the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan of Reorganization shall be subject to any such withholding or reporting requirements.

Setoffs

Except as set forth herein, the Debtor and the Reorganized Debtor may withhold (but not set off except as set forth below) from the distributions called for under the Plan of Reorganization on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtor or the Reorganized Debtor may hold against the holder of any such Allowed Claim. In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtor or the Reorganized Debtor may hold against the holder of any such Allowed Claim are adjudicated by Final Order or otherwise resolved, the Debtor may, pursuant to section 558 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim) the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtor or the Reorganized Debtor may hold against the holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount. Neither the failure to effect such a setoff nor the allowance of any Claim under the Plan of Reorganization shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims, equity interests, rights and Causes of Action that the Debtor or the Reorganized Debtor may possess against any such holder, except as specifically provided herein.

Claims Paid or Payable by Third Parties

Claims Paid by Third Parties

The Debtor or the Reorganized Debtor, as applicable, shall reduce in part or in full a Claim to the extent that the holder of such Claim receives payment in part or in full on account of such Claim from a party other than the Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim from a party other than the Debtor or Reorganized Debtor, such holder shall, within two weeks of receipt thereof, repay or return the distribution to the Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan of Reorganization exceeds the amount of such Claim as of the date of any such distribution under the Plan of Reorganization.

Insurance Claims

No distributions under the Plan of Reorganization shall be made on account of Allowed Claims until the holder of such Allowed Claim has exhausted all remedies with respect to the Debtor’s Insurance Policies. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

Applicability of Insurance Policies

Except as otherwise provided in the Plan of Reorganization, distributions to holders of Allowed Claims shall be made in accordance with the provisions of any applicable Insurance Policy. Nothing contained in the Plan of Reorganization shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any Person may hold against any other Person, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Allocation of Distributions Between Principal and Unpaid Interest

To the extent that any Claim entitled to a distribution under the Plan of Reorganization is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for U.S. federal income tax purposes, be allocated on the Debtor’s books and records to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the accrued but unpaid interest.

Procedures for Resolving Contingent, Unliquidated, and Disputed Claims

Prosecution of Objections to Claims

The Debtors (before the Effective Date) or the Reorganized Debtors (on or after the Effective Date), as applicable, shall have the exclusive authority to file, settle, compromise, withdraw or litigate to judgment any objections to Claims as permitted under the Plan of Reorganization. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

The Debtors reserve all rights to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

Allowance of Claims

Except as expressly provided herein or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), the Reorganized Debtors after the Effective Date will have and retain any and all rights and defenses held by the Debtors with respect to any Claim as of the Petition Date. All claims of any Person against any Debtor shall be disallowed unless and until such Person pays, in full, the amount it owes each such Debtor.

Distributions After Allowance

On the Distribution Date following the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan of Reorganization as of the Effective Date, without any interest to be paid on account of such Claim.

Estimation of Claims

The Debtors (before the Effective Date) or Reorganized Debtors (on or after the Effective Date) may, at any time, and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim against any party or Person, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (before the Effective Date) or the Reorganized Debtors (after the Effective Date), may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the objection, estimation, settlement and resolution procedures set forth in the Plan of Reorganization are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, objected to, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

Deadline to File Objections to Claims

Any objections to Claims, if any, shall be filed no later than the Claims Objection Bar Date; provided, however, that the Debtors’ failure to file an objection by the Claims Objection Bar Date shall not cause any Claim to be deemed an Allowed Claim nor shall it prejudice the Debtors’ right ability to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

Treatment of Contracts and Leases

Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan of Reorganization, each of the Debtors’ Executory Contracts and Unexpired Leases shall be deemed assumed as of the Effective Date, unless such Executory Contract or Unexpired Lease: (1) was assumed or rejected previously by the Debtors; (2) expired or terminated pursuant to its own terms before the Effective Date; (3) is the subject of a motion to reject filed on or before the Effective Date; or (4) is identified as an Executory Contract or Unexpired Lease to be rejected pursuant to the Plan Supplement before the Effective Date.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan of Reorganization, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, all assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan of Reorganization are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan of Reorganization or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by such order. Notwithstanding anything to the contrary in the Plan of Reorganization, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify or supplement the list of Executory Contracts and Unexpired Leases identified in the Plan Supplement at any time before the Effective Date. After the Effective Date, the Reorganized Debtors shall have the right to terminate, amend or modify any intercompany contracts, leases or other agreements without approval of the Bankruptcy Court.

Claims Based on Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as Class 7 General Unsecured Claims against the applicable Debtor and shall be treated in accordance with Article III of the Plan of Reorganization.

Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed under the Plan of Reorganization is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan of Reorganization or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption.

Insurance Policies

Notwithstanding anything herein to the contrary, as of the Effective Date, the Debtors shall assume (and assign to the Reorganized Debtors if necessary to continue the Insurance Policies in full force) all of the Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the Insurance Policies.

Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan of Reorganization, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

Confirmation and Consummation of the Plan of Reorganization

Conditions Precedent to Confirmation

The following are conditions precedent to confirmation of the Plan of Reorganization, each of which must be satisfied or waived in accordance with the Plan of Reorganization.

1. The Bankruptcy Court shall have entered an order in form and substance reasonably acceptable to the Debtors, RTL and a majority in principal amount of the Existing 2016 Notes represented by the Existing 2016 Notes Steering Committee approving the RTL Investment Agreement.

2. The Bankruptcy Court shall have entered an order in form and substance reasonably acceptable to the Debtors, RTL and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees approving the Disclosure Statement with respect to the Plan of Reorganization as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

3. The Confirmation Order (a) shall be, in form and substance, reasonably acceptable to the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees, (b) shall include a finding by the Bankruptcy Court that the New Common Stock (except New Common Stock issued in exchange for the RTL New Equity Infusion) and New Notes to be issued on the Effective Date will be authorized and exempt from registration under applicable securities law pursuant to section 1145 of the Bankruptcy Code, (c) shall approve the amendments and modifications of the Existing 2016 Notes Indenture as provided in Article V.J of the Plan of Reorganization and (d) shall not be subject to any stay or subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code.

4. The Plan of Reorganization and the Plan Supplement, including any schedules, documents, supplements and exhibits thereto shall, in form and substance, be reasonably acceptable to the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

5. RTL shall be satisfied, in its sole discretion, that neither RTL nor any of its affiliates will be required, as a result of the Plan and/or the transactions contemplated by the RTL Investment Agreement, to make any mandatory tender offer(s) under the Polish Securities Laws or any applicable rule of regulation of the Warsaw Stock Exchange.

Conditions Precedent to the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan of Reorganization.

1. The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption and rejection of Executory Contracts and Unexpired Leases by the Debtors as contemplated herein in form and substance acceptable to the Debtors.

2. The Confirmation Order, in form and substance, reasonably acceptable to the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees, shall have been entered by the Bankruptcy Court and shall not be subject to any stay subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code.

3. The Amendment Transactions shall have been effectuated upon or following entry of the Confirmation Order.

4. All of the schedules, documents, supplements and exhibits to the Plan of Reorganization shall have been filed in form and substance reasonably acceptable to the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

5. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan of Reorganization shall have been obtained.

6. All conditions to the consummation of the RTL Offer (other than the occurrence of the Effective Date) shall have been satisfied or waived and the RTL Offer shall close simultaneously with the occurrence of the Effective Date.

7. All actions, documents, certificates, and agreements necessary to implement the Plan of Reorganization shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

Waiver of Conditions

The conditions to Confirmation of the Plan of Reorganization and to Consummation of the Plan of Reorganization set forth in Article X of the Plan of Reorganization may be waived at any time upon receipt of written waivers from each of the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

Effect of Failure of Conditions

If the Consummation of the Plan of Reorganization does not occur, the Plan of Reorganization shall be null and void in all respects and nothing contained in the Plan of Reorganization or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or any other Person; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any holders or any other Person in any respect.

Effect of Confirmation of Plan of Reorganization

Compromise and Settlement of Claims, Interests and Controversies

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan of Reorganization, the provisions of the Plan of Reorganization shall constitute a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and holders of Claims and Interests and is fair, equitable and reasonable. In accordance with the provisions of the Plan of Reorganization, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Persons.

Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code and to the extent allowed by applicable law, and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, the Estates, and Non-Debtor Affiliates from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, their Estates and Non-Debtor Affiliates, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or the Non-Debtor Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, Reorganized Debtor, Estate or Non-Debtor Affiliate and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, RTL Investment Agreement or related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, however, that nothing in this Article IX.B shall be construed to release any party or entity from intentional fraud, willful misconduct, or criminal conduct, as determined by a Final Order.

Releases by Holders of Claims

Except as otherwise provided in the Plan of Reorganization, as of the Effective Date, each holder of a Claim who affirmatively votes to accept this Plan and does not elect to opt out of the releases contained in this Section IX.C by making such election on its timely submitted ballot shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Debtors, the Reorganized Debtors, their Estates, Non-Debtor Affiliates and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims, assertable on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Debtors’ Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, including (without limitation) any tender rights provided under any applicable law, rule, or regulation, the subject matter of, or the transactions or events giving rise to, any Claim that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the RTL Investment Agreement, the Plan Supplement or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Confirmation Date; provided, however, that nothing in this Article IX.B shall be construed to release any party or entity from intentional fraud, willful misconduct or criminal conduct, as determined by a Final Order; provided further, however that this Article IX.C shall not release the Debtors, the Reorganized Debtors, their Estates, Non-Debtor Affiliates and the Released Parties from any Cause of Action held by a governmental entity existing as of the Effective Date based on (i) the Internal Revenue Code or other domestic state, city, or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city, or municipality, (iii) any criminal laws of the United States or any domestic state, city, or municipality, (iv) the Exchange Act (as now in effect or hereafter amended), the Securities Act (as now in effect or hereafter amended), or other securities laws of the United States or any domestic state, city or municipality, (v) the Employee Retirement Income Security Act of 1974, as amended, or (vi) the laws and regulations of the Bureau of Customs and Border Protection of the United States Department of Homeland Security. Notwithstanding anything to the contrary in the Existing 2016 Notes Indenture, the Existing 2016 Notes, or the instruments, guarantees, certificates, and other documents related thereto, votes by holders of Existing 2016 Notes Claims to accept this Plan and not opt out of the releases contained in this Article IX.C shall constitute agreement by such holders to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Non-Debtor Affiliates from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, direct or indirect, foreseen or unforeseen, existing or hereafter arising, that relate to guarantees of the Existing 2016 Notes, and any collateral of Non-Debtor Affiliates securing the Existing 2016 Notes except as otherwise set forth in the Plan of Reorganization.

Exculpation

Except as otherwise specifically provided in the Plan of Reorganization or Plan Supplement, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Exculpated Claim, obligation, cause of action or liability for any Exculpated Claim, except for intentional fraud or willful misconduct (to the extent such duty is imposed by applicable non-bankruptcy law), but in all respects such Persons shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan of Reorganization. The Debtors and the Reorganized Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have, and upon Confirmation of the Plan of Reorganization shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the Plan of Reorganization securities pursuant to the Plan of Reorganization, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan of Reorganization or such distributions made pursuant to the Plan of Reorganization.

Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan of Reorganization, the distributions, rights and treatment that are provided in the Plan of Reorganization shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan of Reorganization on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan of Reorganization. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan of Reorganization.

Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OF REORGANIZATION, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO

THE PLAN OF REORGANIZATION, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE IX.B OR ARTICLE IX.C OF THE PLAN OF REORGANIZATION, DISCHARGED PURSUANT TO ARTICLE IX.E OF THE PLAN OF REORGANIZATION, OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE IX.D OF THE PLAN OF REORGANIZATION, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH PERSONS ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH PERSONS OR THE PROPERTY OR ESTATES OF SUCH PERSONS ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; AND (4) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED, SETTLED OR DISCHARGED PURSUANT TO THE PLAN OF REORGANIZATION.

THE RIGHTS AFFORDED IN THE PLAN OF REORGANIZATION AND THE TREATMENT OF ALL CLAIMS AND INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS AND INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE INTERESTS SHALL BE CANCELLED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND ALL INTERESTS SHALL BE CANCELLED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE. ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

Temporary Injunction with Respect to Existing 2016 Notes Claims

To the extent such Claims are not otherwise released pursuant to Article IX.C of the Plan of Reorganization, the Confirmation Order approving the Plan of Reorganization shall act as a temporary injunction against the enforcement of any such default against the Debtors or any Non-Debtor Affiliate obligated under the Existing 2016 Notes. Holders of Existing 2016 Note Claims shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim relating to the Existing 2016 Notes so long as the Debtors continue to provide or cause to be provided such treatment to holders of Existing 2016 Notes Claims as provided under the Plan of Reorganization. The temporary injunction will expire automatically if the Reorganized Debtors default under the Plan of Reorganization by failing to provide or cause to be provided such treatment to holders of Existing 2016 Notes Claims as provided under the Plan of Reorganization and fail to cure such default within 30 days after receipt by the Debtors of written notice of such default from the trustee(s) of the New Notes.

Term of Injunctions or Stays

Unless otherwise provided in the Plan of Reorganization or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan of Reorganization or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan of Reorganization or the Confirmation Order shall remain in full force and effect in accordance with their terms.

Release of Liens

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan of Reorganization, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan of Reorganization and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtors and their successors and assigns. For the avoidance of doubt, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged on the Effective Date without any further action of any party, including, but not limited to, further order of the Bankruptcy Court or filing updated schedules or statements typically filed pursuant to the Uniform Commercial Code.

Summary of Other Provisions of Plan of Reorganization

Modification and Amendments

Except as otherwise specifically provided herein and with the consent of RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees, the Debtors reserve the right to modify the Plan of Reorganization as to material terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan of Reorganization. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan of Reorganization, and with the consent of RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees, the Debtors expressly reserve their rights to alter, amend or modify materially the Plan of Reorganization with respect to the Debtors one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan of Reorganization or remedy any defect or omission, or reconcile any inconsistencies in the Plan of Reorganization, the Disclosure Statement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan of Reorganization.

Effect of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan of Reorganization occurring after the solicitation of the Plan of Reorganization are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

Revocation or Withdrawal of the Plan of Reorganization

The Debtors reserve the right to revoke or withdraw the Plan of Reorganization before the Effective Date. If the Debtors revoke or withdraw the Plan of Reorganization, or if Confirmation or Consummation does not occur, then: (1) the Plan of Reorganization shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan of Reorganization (including the fixing or limiting to an amount certain of any Claim or

Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan of Reorganization, and any document or agreement executed pursuant to the Plan of Reorganization, shall be deemed null and void; and (3) nothing contained in the Plan of Reorganization shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Person; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Person.

Professional Compensation

Claims for Accrued Professional Compensation

Professionals or other Persons asserting a Claim for Accrued Professional Compensation for services rendered before the Effective Date must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order or other order of the Bankruptcy Court an application for final allowance of such Claim for Accrued Professional Compensation no later than 30 days after the Effective Date. Objections to any Claim for Accrued Professional Compensation must be filed and served on the Reorganized Debtors, the Creditors’ Committee, the Office of the U.S. Trustee and the requesting party no later than 50 days after the Effective Date.

Post- Effective Date Fees and Expenses

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to any party or action, order or approval of the Bankruptcy Court.

Section 1125(e) of the Bankruptcy Code

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan of Reorganization in good faith and in compliance with the Bankruptcy Code and any applicable non-bankruptcy law, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale and purchase of Plan securities offered and sold under the Plan of Reorganization, and, therefore, will have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan of Reorganization or the offer, issuance, sale or purchase of the New Common Stock offered and sold under the Plan of Reorganization.

Feasibility of the Plan of Reorganization

The Bankruptcy Code requires that the Bankruptcy Court determine that confirmation of a plan of reorganization is not likely to be followed by liquidation or the need for further financial reorganization of the debtor(s). For purposes of showing that the Plan of Reorganization meet this feasibility standard, we have analyzed our ability, to meet the obligations under the the Plan of Reorganization and retain sufficient liquidity and capital resources to conduct business. We believe that with a deleveraged capital structure, we will be able to support the financial projections set forth in Appendix D to this Offering Memorandum and Disclosure Statement (the “Projections”).

Holders of Claims against and Interests in CEDC and CEDC FinCo (and CEDC FinCo LLC) are advised, however, that the Projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants or any other regulatory or professional agency or body or generally accepted accounting principles. FURTHERMORE, CEDC’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS HAVE NOT COMPILED, EXAMINED OR PERFORMED ANY OTHER PROCEDURES

TO THE PROJECTIONS AND, ACCORDINGLY, DO NOT EXPRESS ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO AND ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS.

In addition to the assumptions footnoted in the Projections themselves, the Projections also assume that (i) the Plan of Reorganization will be confirmed and consummated in accordance with its terms, (ii) there will be no material adverse change in legislation or regulations, or the administration thereof, including environmental legislation or, regulations, that will have an unexpected effect on the operations of the Reorganized Debtor(s), (iii) there will be no change in United States generally accepted accounting principles that will have a material effect on the reported financial results of the Reorganized Debtor(s), and (iv) there will be no material contingent or unliquidated litigation or indemnity claims applicable to the Reorganized Debtor(s). To the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. In addition, although they are presented with numerical specificity and considered reasonable by us when taken as a whole, the assumptions and estimates underlying the Projections are subject to significant business, economic and competitive uncertainties and contingencies, many of which will be beyond the control of the Reorganized Debtor(s).

Accordingly, the Projections are only estimates that are necessarily speculative in nature. It can be expected that some or all of the assumptions in the Projections will not be realized, and that actual results will vary from the Projections, which variations may be material and are likely to increase over time. The Projections should therefore not be regarded as a representation by CEDC, CEDC FinCo or any other person that the results set forth in the Projections will be achieved. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The Projections should be read together with the information in the sections of this Offering Memorandum and Disclosure Statement entitled “Risk Factors” and “The Plan of Reorganization—Risks Associated with Plan of Reorganization” which set forth important factors that could cause actual results to differ from those in the Projections.

We do not intend to update or otherwise revise the Projections, including any revisions to reflect events or circumstances existing or arising after the date of this Offering Memorandum and Disclosure Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not come to fruition. Furthermore, we do not intend to update or revise the Projections to reflect changes in general economic or industry conditions. Whether actual results will conform to the Projections is subject to a number of risks and uncertainties, including:

•	general economic and business conditions;

•	our financial condition and liquidity and our high degree of leverage and significant debt service obligations;

•	our ability to consummate the Exchange Offers and improve our capital structure and realize the expected benefits of the Exchange Offers and the outcome of the Consent Solicitation;

•

the level of capital resources required for our operations and our ability to continue to access sources of liquidity necessary for our operations, including but not limited to bank loans, bank guarantees and factoring agreements;

•	our ability to obtain shareholder approval of certain matters relating to the Exchange Offers, including approval of the issuance of the New Common Stock being offered in the CEDC Exchange Offer;

•	the maturity of the Existing 2013 Notes on March 15, 2013 and the consequences of a failure to make that payment;

•	projected and targeted capital expenditures and other costs, commitments and revenues;

•	adverse changes in the alcohol beverage industry;

•	the effects of supplier price fluctuations on our operations, including fluctuations in the price of raw materials we use;

•	conditions in global and local credit markets;

•	the financial condition of our customers;

•	reliance on single-source suppliers;

•	shifts in consumer preferences, including reductions in the consumption of alcoholic beverages;

•	termination or non-renewal of our import agreements;

•	our ability to execute key strategies;

•	our ability to realize expected cost-savings and synergies from operational efficiency initiatives;

•	actions by our competitors;

•	our ability to attract and retain agency brands;

•	our ability to attract and retain key personnel;

•	downgrades in, or lower than expected, credit ratings;

•	adverse weather conditions;

•	changes in tax rates in the countries in which we operate;

•	changes in interest rates;

•	changes in exchange rates;

•

changes in the legal and regulatory environment, in particular governmental policies and regulations in the key markets of Russia and Poland regarding consumption of alcohol, retail sales of alcohol or alcohol excise taxes and financing procedures; and

•	other matters discussed in this Offering Memorandum and Disclosure Statement generally.

Best Interests Test

Pursuant to section 1129(a)(7) of the Bankruptcy Code (often referred to as the “Best Interests Test”), each holder of an impaired claim or interest must either (a) accept the plan or (b) receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value such non-accepting holder would receive or retain if the debtor’s assets were to be liquidated under Chapter 7 of the Bankruptcy Code on the effective date. In determining whether the Best Interests Test has been met, the dollar amount that would be generated from a hypothetical liquidation of the debtor’s assets in a Chapter 7 proceeding must be determined. Such amount then would be reduced by the costs and expenses of the liquidation. Prior to determining whether the Best Interests Test has been satisfied, available cash and the proceeds from the liquidation of the debtor’s assets would be applied to secured claims (to the extent of the value of the underlying collateral) and to satisfy administrative, priority tax and other priority claims, all of which are senior in priority to general unsecured claims, including any incremental administrative claims that may result from the termination of the debtor’s business and the liquidation of their assets. Any remaining cash would be available for distribution to general unsecured claims and stockholders in accordance with the distribution hierarchy established by section 726 of the Bankruptcy Code.

The liquidation analysis annexed to this Offering Memorandum and Disclosure Statement as Appendix D (“Liquidation Analysis”) was prepared by CEDC and CEDC FinCo with assistance from their financial advisors, and represents each of CEDC’s and CEDC FinCo’s best estimate of the cash proceeds, net of liquidation related costs, which would be available for distribution to the holders of claims and equity interests if each were to be liquidated in Chapter 7 cases that do not preserve the going concern value of their estates. Underlying the Liquidation Analysis are a number of estimates and assumptions regarding liquidation proceeds that, although developed and considered reasonable by the Debtors and their professionals, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors and their management.

THE INFORMATION SET FORTH IN THE LIQUIDATION ANALYSIS IS PRELIMINARY AND IS SUBJECT TO MODIFICATION AND SUPPLEMENTATION BY THE DEBTORS AT ANY TIME UP TO THE CONFIRMATION HEARING. THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF CEDC, CEDC FINCO AND CEDC FINCO LLC WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION UNDER CHAPTER 7, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE ESTIMATED HERE.

The Liquidation Analysis is premised upon a number of estimates and assumptions that, although developed and considered reasonable by CEDC, CEDC FinCo, CEDC FinCo LLC and their financial advisors, are inherently subject to significant business, economic and competitive uncertainties and contingencies that are beyond the control of the CEDC, CEDC FinCo, CEDC FinCo LLC and their management. Accordingly, there can be no assurance that the estimated values reflected in the Liquidation Analysis would be realized if CEDC’s, CEDC FinCo’s and CEDC FinCo LLC’s estates were, in fact, to undergo a liquidation under Chapter 7. In addition, any such liquidation would take place under future circumstances that cannot be predicted with certainty. Accordingly, although the analysis that follows is necessarily presented with numerical specificity, if CEDC’s, CEDC FinCo’s and CEDC FinCo LLC’s estates were in fact liquidated as described herein, the actual liquidation proceeds could vary significantly from the amounts set forth in the Liquidation Analysis. Such actual liquidation proceeds could be materially higher or lower than the amounts set forth herein, and no representation or warranty can be or is being made with respect to the actual proceeds that would be generated from a liquidation of CEDC, CEDC FinCo and CEDC FinCo LLC under Chapter 7 of the Bankruptcy Code.

Asset values used in the Liquidation Analysis reflect the audited book values of CEDC’s, CEDC FinCo’s and CEDC LLC’s assets as of September 30, 2012. Estimates of hypothetical liquidation values were determined primarily by assessing classes of assets at percentage discounts to book value, as opposed to appraising specific assets. Neither CEDC nor CEDC FinCo retained third party experts to value individual assets in preparing the Liquidation Analysis.

CEDC, CEDC FinCo and CEDC FinCo LLC are holding companies that have no business operations and generate only limited revenues through the receipt of dividends and extension of intercompany loans. These holding companies depend on the local business units (“Operating Subsidiaries”), including RAG, CEDC International Sp. z.o.o and the Whitehall, to generate revenue and pay debt service. As a result, any liquidation of CEDC, CEDC FinCo and CEDC FinCo LLC for value would necessitate a liquidation of the Operating Subsidiaries. The Liquidation Analysis assumes that the Operating Subsidiaries would be forced to cease substantially all operations almost immediately upon conversion of CEDC’s, CEDC FinCo’s and CEDC FinCo LLC’s Chapter 11 Cases to Chapter 7 cases. Further, it assumes that commencing liquidation proceedings in multiple jurisdictions would require the Operating Subsidiaries to hire numerous liquidators and counsel and incur substantial related expenses. The likely consequences of the conversion to Chapter 7 include the following:

The liquidating Operating Subsidiaries’ workforce consists of employees (specifically their sales force) who will likely be able to gain employment elsewhere in a relatively short timeframe (particularly given the relatively strong job market in jurisdictions such as Russia). With the Operating Subsidiaries facing certain liquidation, those employees are therefore likely to quickly leave the Operating Subsidiaries, which would not only make an orderly wind down significantly more problematic but also render difficult the possibility of continuing operations in an effort to complete a going concern sale. The inability to retain employees for a transitional period would be further complicated by concerns over the Operating Subsidiaries’ ability to fund ongoing payroll obligations. In such circumstances, the Operating Subsidiaries may incur substantial severance and related costs. For the purposes of this analysis, only a portion of the severance and related costs have been included. To the extent that severance and other related costs and additional wages paid as a means of retaining certain employees in facilitating an orderly liquidation are incurred, the wind down costs could rise significantly. This would further reduce the expected recovery levels from the Operating Subsidiaries.

Substantially all of Operating Subsidiaries’ revenues are derived from the sale of spirits. Customers have the ability to shift their purchases from the Operating Subsidiaries’ brands and products to competing brands and/or other mediums. It is highly unlikely that a liquidator could maintain many, if any, of the Operating Subsidiaries’

customers for any meaningful period of time upon the commencement of the wind down. The current inventory would effectively be sold at a discount to market rates. Liquidating inventory would be further complicated by a likely loss of CEDC’s licenses to sell spirits. Such licenses could be revoked upon an announcement of a liquidation and would therefore prohibit the Operating Subsidiaries from continued sales in both Poland and Russia. The loss of such licenses has not been factored into the Liquidation Analysis and therefore represents a substantial downside scenario to these figures.

In addition to inventory, outstanding receivables would be difficult to collect in full. Although the liquidator would retain certain existing employees of CEDC to run a collection effort for the existing accounts receivable, such collection efforts would be significantly less effective than compared to an ongoing business situation. However, there are few levers to obtain these receivables.

The majority of the Operating Subsidiaries’ property, plant and equipment (“PP&E”) consists of depreciated production facilities and warehouses. The Operating Subsidiaries lease substantially all of their office space and warehouses. These assets have limited value in the secondary market and it is unlikely that any meaningful value would be realized from the liquidation of such assets.

A substantial portion of the Operating Subsidiaries’ assets are intangible and are in the form of brand names and trademarks. While the value of these assets would be compromised in a liquidation scenario, some value would likely be realized from such a sale.

All asset proceeds and creditor recoveries are shown at nominal amounts and the Liquidation Analysis does not consider the discounting of values over time. The discounting of values would result in lower recoveries to creditors than presented in the Liquidation Analysis.

We believe that the Plan of Reorganization meets the Best Interests Test. We believe that the members of each of (i) Impaired Classes 8 and 9 will receive the same distribution under the Plan of Reorganization as in a liquidation (i.e., zero) and (ii) Impaired Classes 2, 3, and 5 will receive more under the Plan of Reorganization than they would receive in a liquidation (provided that, if the class of claims constituting the Existing 2013 Notes and the RTL Notes under the Plan of Reorganization does not vote to accept the Plan of Reorganization in sufficient number and amount to constitute an accepting class under section 1126(c) of the Bankruptcy Code, then holders of Existing 2013 Notes and the RTL Notes will receive or retain no property under the Plan of Reorganization and, therefore, receive the same under the Plan of Reorganization as in a liquidation (i.e., zero)).

Although we believe that the Plan of Reorganization meets the Best Interests Test, there can be no assurance that the Bankruptcy Court will determine that the Plan of Reorganization meet this test. Notwithstanding the foregoing, we believe that any liquidation analysis with respect to CEDC, CEDC FinCo and CEDC FinCo LLC, as applicable, is inherently speculative. The Liquidation Analysis necessarily contains estimates of the net proceeds that would be received from a forced sale of assets or business units, as well as the amount of Claims that will ultimately become Allowed Claims. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims.

Valuation of CEDC

Houlihan Lokey, our investment banker, has determined the estimated range of enterprise value of CEDC, excluding cash on hand, to be approximately $840.0 million to $1,050.0 million (with a mid-point estimate of approximately $945.0 million) as of an assumed valuation date of January 1, 2013. This estimate is based on a number of assumptions, including a successful reorganization of our business and finances in a timely manner, the implementation of CEDC’s business plan and the achievement of Projections reflected therein, the continuing leadership of the existing senior management team of CEDC following consummation of the Plan of Reorganization or Exchange Offers contemplated in this Offering Memorandum, the general financial and market conditions will not differ materially from those conditions prevailing as of the date of this Offering

Memorandum or through the projection period, projected foreign exchange rates utilized in the Projections, the Plan of Reorganization becoming effective in accordance with the estimates and other assumptions discussed herein. The valuation is supported by the analysis (the “Valuation Analysis”) attached hereto as Appendix F and will be further supported by the presentation at the Confirmation Hearing. The valuation assumptions are not a prediction or reflection of post-Confirmation trading prices of the New Common Stock. Such securities may trade at substantially lower or higher prices because of a number of factors. The trading prices of securities issued under a plan of reorganization are subject to many unforeseeable circumstances and therefore cannot be predicted.

Alternatives to Confirmation and Consummation of the Plans of Reorganization

Absent consummation of the Exchange Offers, we believe that the Plan of Reorganization afford holders of Claims the potential for the greatest recovery and, therefore, is in the best interests of such holders. If, however, the requisite acceptances are not received, or the Plan of Reorganization is not confirmed and consummated, the theoretical alternatives include: (i) formulation of an alternative plan of reorganization or (ii) liquidation of CEDC and CEDC FinCo under Chapter 7 or Chapter 11 of the Bankruptcy Code.

Alternative Plan of Reorganization

If the requisite acceptances are not received or if the Plan of Reorganization is not confirmed, CEDC and its subsidiaries may file Chapter 11 petitions and attempt to formulate and propose a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Company’s businesses or an orderly liquidation of assets. The Company’s businesses could suffer from increased costs, erosion of customer confidence and liquidity difficulties if they remained debtor in possession during a lengthy Chapter 11 process while trying to negotiate a plan of reorganization.

We believe that the Plan of Reorganization enable creditors to realize the greatest possible value under the circumstances and that, compared to any later alternative plan of reorganization, the Plan of Reorganization have the greatest chance to be confirmed and consummated.

Liquidation Under Chapter 7 or Chapter 11

If no plan is confirmed, CEDC and its subsidiaries may be forced to liquidate under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Company’s assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. CEDC believes that in a liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Estate(s). The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation.

We believe that a failure to restructure CEDC’s, CEDC FinCo’s and CEDC FinCo LLC’s debt obligations pursuant to the Exchange Offers and/or the Plan of Reorganization, as applicable, would jeopardize our operating subsidiaries. Such scenario could result in a liquidation of CEDC and CEDC FinCo (and CEDC FinCo LLC) under either Chapter 7 or Chapter 11 of the Bankruptcy Code. We believe that such a scenario could lead to insolvency proceedings in non-U.S. jurisdictions by our operating subsidiaries, which would result in a rapid deterioration of our assets and businesses.

We believe that any alternative liquidation under Chapter 7 or Chapter 11 is a much less attractive alternative to creditors than the Plan of Reorganization because of the greater return we believe is provided to creditors under the Plan of Reorganization.

PROCEDURES FOR VOTING ON THE PLAN OF REORGANIZATION

This Offering Memorandum and Disclosure Statement is being transmitted to holders of Claims in Classes 2, 3, and 5 of the Plan of Reorganization. ALL SUCH HOLDERS ARE ENCOURAGED TO READ THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN OF REORGANIZATION. This Offering Memorandum and Disclosure Statement contains important information about the Plan of Reorganization and considerations pertinent to acceptance or rejection of the Plan of Reorganization.

THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT IS THE ONLY DOCUMENT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN OF REORGANIZATION. No solicitation of votes may be made except after distribution of this Offering Memorandum and Disclosure Statement, and no person has been authorized to distribute any information concerning CEDC or CEDC FinCo other than the information contained herein.

CERTAIN OF THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS, AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except with respect to the Projections and except as otherwise specifically and expressly stated herein, this Offering Memorandum and Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Offering Memorandum and Disclosure Statement. CEDC does not intend to update the Projections; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, CEDC does not anticipate that any amendments or supplements to this Offering Memorandum and Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Offering Memorandum and Disclosure Statement will not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

By providing instructions to be included on a Master Ballot, each holder of Existing 2016 Notes Claims in Class 2 and each holder of Existing 2013 Notes Claims in Class 5 of the Plan of Reorganization will be confirming that (i) such holder or legal and financial advisors acting on its behalf has had the opportunity to ask questions of, and receive answers from, CEDC, CEDC FinCo and CEDC FinCo LLC, as applicable, concerning the terms of the Plan of Reorganization, the business of CEDC, CEDC FinCo and CEDC FinCo LLC, as applicable, and other related matters, (ii) CEDC, CEDC FinCo and CEDC FinCo LLC, as applicable have made available to such holder or its agents all documents and information relating to the Plan of Reorganization and related matters reasonably requested by or on behalf of such holder and (iii) except for information provided by CEDC and CEDC FinCo, as applicable, in writing, and by its own agents, such holder has not relied on any statements made or other information received from any person with respect to the Plan of Reorganization.

By providing instructions to be included on a Master Ballot, each holder of Claims in Class 2 Existing 2016 Notes Claims and each holder of Existing 2013 Notes Claims in Class 5 of the Plan of Reorganization also acknowledges that the interests being offered pursuant to the Plan of Reorganization are not being offered pursuant to a registration statement filed with the SEC and represents that any such securities will be acquired for its own account and not with a view to any distribution of such interests in violation of the Securities Act. It is expected that if issued pursuant to the Plan of Reorganization such interests will be exempt from the registration requirements of the Securities Act by virtue of Section 1145 of the Bankruptcy Code and may be resold by the holders thereof subject to the provisions of such Section 1145.

By providing instructions to their nominees holding their Existing 2013 Notes, Beneficial Holders of Existing 2013 Notes are directing that their nominee execute a Master Ballot on the Beneficial Holder’s behalf that reflects their instructions with respect to the Plan of Reorganization (including such holder’s exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization).

By providing instructions to their nominees holding their 9.125% Existing 2016 Notes Beneficial Holders of 9.125% Existing 2016 Notes are directing that their nominee execute a Master Ballot on the Beneficial Holder’s behalf that reflects their instructions with respect to the Plan of Reorganization (including such holder’s election with respect to the Cash Option and the New Notes Option and such holder’s exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization).

By providing instructions to their nominees, holders of 8.875% Existing 2016 Notes are directing their custodian to deliver their acceptances of the Plan of Reorganization (including such holder’s election with respect to the Cash Option and the New Notes Option and such holder’s exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization).

Holders of Existing Notes voting to accept the Plan of Reorganization shall and shall be deemed to, by so voting, indicate their consent to the relief sought by CEDC, CEDC FinCo and CEDC FinCo LLC (as applicable) pursuant to the First Day Motions.

Holders of Existing 2016 Notes voting to accept the Plan of Reorganization must deliver their Consent to the Covenant Amendments, the Bankruptcy Waiver Amendments and the Collateral Guarantee Amendments and effectuation of the Supplemental Indenture pursuant to the Plan of Reorganization.

See “Procedures for Tendering Existing 2013 Notes and 9.125% Existing 2016 Notes (together, the “Dollar Notes”) and 8.875% Existing 2016 Notes, Consenting to the Proposed Amendments, and Voting on Plan of Reorganization; Applicable Deadlines” for a detailed description of the processes and procedures for participating in the Exchange Offers and voting on the Plan of Reorganization.

Waivers of Defects, Irregularities, Etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Letters of Transmittal/Ballots or Master Ballots will be determined by CEDC, CEDC FinCo or CEDC FinCo LLC, in their sole discretion, which determination will be final and binding. As indicated above under “The Exchange Offers and Consent Solicitation—Withdrawal Rights”, effective withdrawals of Ballots must be delivered to the Information Agent and the Exchange Agent prior to the Expiration Time or Consent Time, as applicable. We reserve the absolute right to contest the validity of any such withdrawal. We also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of CEDC, CEDC FinCo or CEDC FinCo LLC, as applicable, or their counsel, be unlawful. We further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot.

The interpretation (including the Ballot and the respective instructions thereto) by CEDC, CEDC FinCo or CEDC FinCo LLC, as applicable, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as CEDC, CEDC FinCo or CEDC FinCo LLC (or the Bankruptcy Court) determine. Neither CEDC, CEDC FinCo nor CEDC FinCo LLC, as applicable, nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

Further Information; Additional Copies

If you have any questions or require further information about the voting procedure for voting your Claim or about the packet of material you received, please contact the Information Agent and Voting Agent at (800) 878-1684 (toll free North America) or (614) 763-6110 (direct-dial toll international). If you wish to obtain an additional copy of the Plan of Reorganization, the Offering Memorandum and Disclosure Statement, or any exhibits or appendices to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the Information Agent and Voting Agent toll free at (800) 878-1684 (toll free North America) or (614) 763-6110 (direct-dial toll international), whose contact information is set forth on the back cover of this Offering Memorandum and Disclosure Statement.

ANNEX C

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences of the Proposed Amendments, the CEDC FinCo Exchange Offer, and the Plan of Reorganization. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), existing and proposed U.S. Treasury Department regulations promulgated thereunder (“Treasury Regulations”), and judicial decisions and current administrative rulings and practice, all as in effect and existing on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made in this summary, and there can be no assurance that the IRS or a court would agree with such statements. No opinion of counsel has been or will be rendered with respect to the tax consequences of the Proposed Amendments, the CEDC FinCo Exchange Offer, and the Plan of Reorganization.

This summary does not address all of the tax consequences that may be relevant to Noteholders in light of their particular circumstances or to Noteholders that are subject to special treatment under U.S. federal income tax rules, including, for example, banks and other financial institutions; insurance companies; securities dealers; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; S corporations; Noteholders classified as a partnership or other flow-through entity under the Tax Code; Noteholders who hold Notes as part of a hedge, straddle, conversion transaction, or other integrated investment; and Noteholders whose functional currency is not the U.S. dollar. This summary assumes that the Noteholders hold the Existing Notes exclusively as “capital assets” within the meaning of section 1221 of the Tax Code, and that the Existing Notes are properly characterized as indebtedness for U.S. federal income tax purposes. In addition, this summary does not address any aspects of foreign, state, local, estate, gift, or other tax laws that may be applicable to a particular Noteholder in connection with the Proposed Amendments, the CEDC FinCo Exchange Offer, and the Plan of Reorganization.

This summary of certain U.S. federal income tax considerations is for general information purposes only and is not tax advice. Each Noteholder is urged to consult its independent tax advisor regarding the tax consequences of the Proposed Amendments, the CEDC FinCo Exchange Offer, and/or the Plan of Reorganization to such Noteholder in light of its particular circumstances, including the applicability of U.S. federal, state, local, and foreign tax laws.

As used in this summary, the term “U.S. Holder” means a beneficial owner of Existing Notes for U.S. federal income tax purposes that is (i) an individual who is a citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust that (A) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons, within the meaning of section 7701(a)(30) of the Tax Code, have the authority to control all substantial decisions or (B) has made a valid election to be treated as a United States person under applicable Treasury Regulations. The term “Non-U.S. Holder” means a beneficial owner of Existing Notes for U.S. federal income tax purposes (other than an entity classified as a partnership or other flow-through entity under the Tax Code) that is not a U.S. Holder.

If a partnership (or an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of Existing Notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership that beneficially owns Notes are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the Proposed Amendments, the CEDC FinCo Exchange Offer, and the Plan of Reorganization.

Except where expressly indicated to the contrary herein, all references to the CEDC FinCo Exchange Offer in this summary should be read to include, in addition to the CEDC FinCo Exchange Offer, the substantially equivalent exchange that would occur pursuant to the Plan of Reorganization if the restructuring of the Existing 2016 Notes were to be implemented through a Chapter 11 bankruptcy process.

Certain U.S. Federal Income Tax Consequences to U.S. Holders

Exchanges of Existing Notes for the Consideration

The Exchange of Existing 2013 Notes for Cash. An Exchange of Existing 2013 Notes for cash pursuant to the Plan of Reorganization will generally be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. A U.S. Holder will generally recognize gain or loss on the exchange in an amount equal to the difference between (i) the amount of cash received in the exchange and (ii) the U.S. Holder’s adjusted tax basis in the Existing 2013 Notes exchanged therefor.

The CEDC FinCo Exchange Offer—Cash Option. In general, an exchange of Existing 2016 Notes solely for cash pursuant to the Cash Option will be a taxable transaction to U.S. Holders. A U.S. Holder would generally recognize gain or loss on the exchange in an amount equal to the difference between (i) the amount of cash received in the exchange and (ii) the U.S. Holder’s adjusted tax basis in the Existing 2016 Notes exchanged therefor. If a U.S. Holder that exchanges Existing 2016 Notes for cash pursuant to the Cash Option also exchanges a portion of its Existing 2016 Notes for the New Notes Consideration (e.g., as a result of proration), the U.S. federal income tax consequences of the latter exchange would generally be as described below in “—New Notes Option.”

The CEDC FinCo Exchange Offer—New Notes Option. The U.S. federal income tax consequences of the New Notes Option will generally depend on whether the Existing 2016 Notes and the New Notes are properly characterized as “securities” for U.S. federal income tax purposes. A debt instrument generally constitutes a security if, based on all the facts and circumstances, the debt instrument represents a meaningful investment in the issuer. Although a number of factors may affect whether a debt instrument is a security, one of the most important factors is the debt instrument’s term to maturity. In general, debt instruments with an original term of less than five years are less likely to be treated as securities, and debt instruments with an original term of more than ten years are more likely to be treated as securities. Whether a debt instrument with an original term of between five and ten years should be characterized as a security is not entirely clear and generally depends on the facts and circumstances, including the creditworthiness of the issuer, whether the debt instrument is subordinated to other creditors, whether a holder has the right to vote or otherwise participate in the issuer’s management, whether the debt instrument is convertible into an equity interest in the issuer, and whether interest payments are fixed or contingent. Under a published IRS ruling, the term of a debt instrument received in a transaction that qualifies as “reorganization” under the Tax Code (including a “recapitalization”) in exchange for another debt instrument may, in certain circumstances, be treated as including the latter’s original term in determining whether the newly received debt instrument is a security.

We intend to take the position that each of the Existing 2016 Notes, the New Secured Notes, and the New Convertible Secured Notes are “securities” for U.S. federal income tax purposes. This position is based, in part, on the IRS ruling mentioned above as well as the fact that (i) the Existing 2016 Notes have an original term of approximately seven years (six years in the case of the Existing 2016 Notes issued in December 2010), (ii) both classes of New Notes will have a term to maturity of greater than five years, and (iii) the New Convertible Secured Notes will be convertible into New Common Stock.

If this position is correct, the exchange of Existing 2016 Notes for the New Notes Consideration would generally be treated as a “recapitalization” for U.S. federal income tax purposes. In this event, subject to the discussion below relating to the conversion rights on the New Convertible Secured Notes, a U.S. Holder would generally recognize no gain or loss on the exchange if the New Notes Consideration does not include any cash.

However, if the New Notes Consideration does include cash, a U.S. Holder would generally recognize gain (but not loss) on an exchange of Existing 2016 Notes for the New Notes Consideration in an amount equal to the lesser of (i) the amount of gain realized by the U.S. Holder on the exchange (if any) and (ii) the amount of cash received in the exchange. For these purposes, the amount of gain realized by the U.S. Holder on the exchange would generally be equal to the positive difference, if any, between (i) the sum of the amount of cash and the aggregate “issue price” of the New Notes received in the exchange and (ii) the U.S. Holder’s adjusted tax basis in the Existing 2016 Notes exchanged therefor. As discussed below in “—Ownership and Disposition of New Notes—Issue Price of the New Notes,” the issue price of each class of New Notes should generally be equal to a proportionate amount (based on relative fair market values) of the total fair market value of the Existing 2016 Notes surrendered pursuant to the New Notes Option. The U.S. Holder’s tax basis in the New Notes received in the exchange would generally be equal to its adjusted tax basis in the portion of the Existing 2016 Notes treated as exchanged therefor, decreased by the amount of cash (if any) received in the exchange and increased by the amount of gain recognized by the U.S. Holder on the exchange (if any). In addition, the U.S. Holder’s holding period in the New Notes received in the exchange would generally include its holding period in the Existing 2016 Notes exchanged therefor.

If, contrary to the position that we intend to take, the Existing 2016 Notes and/or both classes of New Notes are not characterized as “securities,” the exchange of Existing 2016 Notes for the New Notes Consideration would generally be a fully taxable transaction to U.S. Holders for U.S. federal income tax purposes. In this event, a U.S. Holder would generally recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash (if any) and the aggregate “issue price” of the New Notes received in the exchange and (ii) the U.S. Holder’s adjusted tax basis in the Existing 2016 Notes exchanged therefor. As noted above, the issue price of each of the New Secured Notes and the New Convertible Secured Notes should generally be equal to a proportionate amount (based on relative fair market values) of the total fair market value of the Existing 2016 Notes surrendered pursuant to the New Notes Option. In addition, U.S. Holders of 8.875% Existing 2016 Notes may be required to recognize foreign currency gain or loss with respect to such Existing 2016 Notes. Alternatively, it is also possible, although unlikely, that the Existing 2016 Notes and only one class (rather than both classes) of New Notes would be characterized as “securities,” in which case the exchange of Existing 2016 Notes for the New Notes Consideration would generally be treated as a partially tax-free recapitalization. In this event, subject to the discussion below relating to the conversion rights on the New Convertible Secured Notes, a U.S. Holder would generally recognize gain (but not loss) on the exchange in an amount equal to the lesser of (i) the amount of gain realized by the U.S. Holder on the exchange (if any) and (ii) the sum of the amount of cash (if any) received in the exchange and the issue price of the class of New Notes not treated as securities. U.S. Holders of Existing 2016 Notes are urged to consult their independent tax advisors regarding the characterization of the Existing 2016 Notes and the New Notes as “securities” as well as the tax consequences of a fully or partially taxable exchange of Existing 2016 Notes for the New Notes Consideration.

It is unclear whether the conversion rights on the New Convertible Secured Notes should be treated as an indivisible part of the New Convertible Notes or, alternatively, as separate consideration received in the exchange. In general, this determination will depend on whether the conversion rights are exercisable directly against CEDC or, alternatively, against CEDC FinCo. Based on a published IRS ruling, if the conversion rights on the New Convertible Secured Notes are exercisable directly against CEDC, we intend to take the position that the conversion rights will constitute a property right separate from the New Convertible Secured Notes for U.S. federal income tax purposes. In this event, even if the exchange of Existing 2016 Notes for the New Notes Consideration qualifies as a “recapitalization,” the receipt of the conversion rights could potentially be taxable to U.S. Holders to the extent of their fair market value, generally in the manner described above with respect to the treatment of cash consideration. If, however, the conversion rights are exercisable against CEDC FinCo and not directly against CEDC, we intend to take the position that the receipt of such rights will not be taxable to U.S. Holders. U.S. Holders are urged to consult their independent tax advisors regarding the treatment of the conversion rights on the New Convertible Secured Notes.

In addition, regardless of whether the exchange of Existing 2016 Notes for the New Notes Consideration qualifies as a recapitalization for U.S. federal income tax purposes, it is expected that the New Notes will be treated as issued with original issue discount (“OID”). See the discussions of OID below in “—Ownership and Disposition of New Notes.”

Character of Gain or Loss. Subject to the discussions below in “—Market Discount Rules” and “—Payment of Accrued Interest on the Existing Notes,” if a U.S. Holder recognizes gain or loss (other than any foreign currency gain or loss) on an exchange of Existing Notes pursuant to the CEDC FinCo Exchange Offer or the Plan of Reorganization, such gain or loss would generally be capital gain or loss. Any such capital gain or loss would generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the Existing Notes surrendered in the exchange is greater than one year at the time of the exchange. Long-term capital gains recognized by individual and certain other non-corporate U.S. Holders are generally taxed at preferential U.S. federal income tax rates. A U.S. Holder’s ability to deduct capital losses may be subject to limitations.

Market Discount Rules. Certain U.S. Holders that acquired their Existing Notes at a discount may be subject to the “market discount” rules under the Tax Code. In general, a Noteholder will be considered to have acquired an Existing Note with market discount if its adjusted tax basis in the Existing Note is less than the sum of all remaining payments to be made on the Existing Note (other than payments of “qualified stated interest”) by more than a specified de minimis amount. Any gain recognized by the U.S. Holder on an exchange of such an Existing Note pursuant to the CEDC FinCo Exchange Offer or the Plan of Reorganization would generally be treated as ordinary income to the extent of the market discount that accrued on the Existing Note during the U.S. Holder’s holding period, unless the U.S. Holder previously elected to include such market discount in income currently as it accrued.

If, consistent with the position that we expect to take, an exchange of Existing 2016 Notes for the New Notes Consideration is treated as a wholly or partially tax-free “recapitalization” under the Tax Code, any accrued market discount on such Existing Notes in excess of the amount of gain recognized on the exchange (if any) should not be currently includible in income by a U.S. Holder. Instead, such accrued market discount would generally carry over to the New Notes received in the exchange, such that any gain recognized by the U.S. Holder on a subsequent sale, exchange, redemption, or other taxable disposition of such New Notes would generally be treated as ordinary income to the extent of any accrued market discount on the Existing Notes not previously included in income by the U.S. Holder.

Payment of Accrued Interest on the Existing Notes. If there is accrued and unpaid interest on the Existing Notes at the time that they are surrendered pursuant to the CEDC FinCo Exchange Offer or the Plan of Reorganization, a portion of the Consideration received by a U.S. Holder in exchange for its Existing Notes may be considered attributable to the interest for U.S. federal income tax purposes. Such amount would generally be taxable to the U.S. Holder as interest (i.e., ordinary income) to the extent that the interest was not previously included in income by the U.S. Holder. Conversely, a U.S. Holder would generally recognize a deductible loss to the extent that any accrued and unpaid interest on the Existing Notes was previously included in income by the U.S. Holder and not paid in full. Although not entirely clear, such a loss may be treated as an ordinary loss rather than a capital loss. U.S. Holders are urged to consult their independent tax advisors regarding the allocation of Consideration between outstanding principal and interest on the Existing Notes as well as the potential deductibility of any accrued and unpaid interest.

The Proposed Amendments and the Consent Fee

Characterization of the Proposed Amendments and the Consent Fee. The U.S. federal income tax consequences of the Proposed Amendments and the Consent Fee to U.S. Holders that do not surrender their Existing 2016 Notes pursuant to the CEDC FinCo Exchange Offer will depend, in part, on whether the adoption of the Proposed Amendments and the payment of the Consent Fee result in a deemed exchange of “old” Existing 2016 Notes for “new” Existing 2016 Notes for U.S. federal income tax purposes (a “Deemed Exchange”). The modification of a debt instrument is treated as resulting in a Deemed Exchange if the modification constitutes a “significant modification” under applicable Treasury Regulations. In general, a modification is a significant modification if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. A modification that adds, deletes, or alters customary accounting or financial covenants generally does not constitute a significant modification. A modification that releases or otherwise alters the collateral for, a guarantee on, or other form of credit enhancement for a recourse debt instrument is a significant modification if the modification results in a “change in payment expectations.” In general, a release of a guarantee or collateral results in a change in payment expectations if the modification (i) gives rise to a substantial impairment of the issuer’s capacity to meet its payment obligations and (ii) such capacity was adequate prior to the modification and is primarily speculative thereafter.

In addition, the applicable Treasury Regulations provide that a change in the yield of a debt instrument is a significant modification if the yield on the modified instrument varies from the annual yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of (i) 25 basis points and (ii) five percent of the annual yield of the unmodified instrument. For purposes of determining the yield on the modified debt instrument, any payments made to a holder as consideration for the modification (such as the Consent Fee), as well as any prior consent payments or other modifications that affect the yield on the debt instrument, are generally taken into account as an adjustment to the debt instrument’s “issue price.”

It is unclear whether the adoption of the Proposed Amendments, including the Collateral and Guarantee Amendments, and the payment of the Consent Fee, considered alone or together, could constitute a significant modification of the Existing 2016 Notes resulting in a Deemed Exchange of “old” Existing 2016 Notes for “new” Existing 2016 Notes. If the Proposed Amendments and the Consent Fee do not result in a Deemed Exchange, a U.S. Holder that does not surrender its Existing 2016 Notes pursuant to the CEDC FinCo Exchange Offer would generally not recognize any gain or loss with respect to the Existing 2016 Notes as a result of the Proposed Amendments regardless of whether it consents to the Proposed Amendments. In addition, the U.S. Holder would generally have the same adjusted tax basis and holding period in the Existing 2016 Notes as it had before the adoption of the Proposed Amendments.

If, however, the adoption of the Proposed Amendments and/or the payment of the Consent Fee do constitute a significant modification of the Existing 2016 Notes, the U.S. federal income tax consequences of the resulting Deemed Exchange would generally depend on whether the “old” Existing 2016 Notes and the “new” Existing 2016 Notes are treated as “securities.” As discussed above in “—Exchanges of Existing Notes for the Consideration—The CEDC FinCo Exchange Offer—New Notes Option,” we intend to take the position that the Existing 2016 Notes are securities for U.S. federal income tax purposes. If this position is correct and the Proposed Amendments rise to the level of a significant modification, the Deemed Exchange would generally be treated as a tax-free “recapitalization” for U.S. federal income tax purposes. In this event, a U.S. Holder would generally recognize no gain or loss on the Deemed Exchange, and its tax basis in the “new” Existing 2016 Notes would generally be equal to its adjusted tax basis in the “old” Existing 2016 Notes. In addition, the U.S. Holder’s holding period in the “new” Existing 2016 Notes would generally include its holding period in the “old” Existing 2016 Notes.

If, contrary to the position that we intend to take, the Existing 2016 Notes are not properly characterized as “securities,” a Deemed Exchange would generally be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. In this event, a U.S. Holder would generally recognize gain or loss in an amount equal to the difference between (i) the “issue price” of the “new” Existing 2016 Notes and (ii) the U.S. Holder’s adjusted tax basis in the “old” Existing 2016 Notes. The issue price of the “new” Existing 2016 Notes should generally be equal to the fair market value of the “old” Existing 2016 Notes. U.S. Holders of 8.875% Existing 2016 Notes may also be required to recognize foreign currency gain or loss as a result of the Deemed Exchange.

In addition, regardless of whether the Deemed Exchange qualifies as a recapitalization for U.S. federal income tax purposes, the “new” Existing 2016 Notes may be treated as issued with OID. See the discussions of OID below in “—Ownership and Disposition of New Notes.”

Payment of the Consent Fee. The U.S. federal income tax treatment of the Consent Fee is unclear. In a recent private letter ruling involving a different issuer, the IRS concluded that a payment made in connection with a consent solicitation constituted a payment of accrued and unpaid interest (to the extent of such interest) and then a return of principal with respect to the notes in question. However, the conclusion reached in this ruling will not necessarily apply with respect to the payment of the Consent Fee, and we do not intend to follow this conclusion. Instead, we intend to take the position that the Consent Fee will constitute separate consideration for a Noteholder’s delivery of Consents and Existing 2016 Notes by the Consent Fee Deadline, resulting in ordinary income to a U.S. Holder in the full amount of the Consent Fee (i.e., without reducing such amount by any portion of the U.S. Holder’s adjusted tax basis in its tendered Existing 2016 Notes).

U.S. Holders of Existing 2016 Notes are urged to consult their independent tax advisors regarding the U.S. federal income tax consequences of the Proposed Amendments and the Consent Fee, including the consequences of receiving the Consent Fee and the possible treatment of the adoption of the Proposed Amendments and/or the payment of the Consent Fee as a “significant modification” of the Existing 2016 Notes.

Ownership and Disposition of New Notes

Issue Price of the New Notes. For U.S. federal income tax purposes, the Existing 2016 Notes will likely be treated as “publicly traded” as of the consummation of the CEDC FinCo Exchange Offer. As a result, under applicable Treasury Regulations, the issue price of the New Notes should generally be based on the fair market value of the Existing 2016 Notes at such time. In general, the issue price of each class of New Notes should be determined by allocating the total fair market value of the Existing 2016 Notes surrendered pursuant to the New Notes Option among the New Notes Consideration in proportion to the relative fair market values of the New Secured Notes and the New Convertible Secured Notes and the amount of cash received by Noteholders in the exchange (if any). To the extent that the issue price of a class of New Notes is less than the aggregate stated principal amount of such New Notes, such difference will generally be treated as additional OID under the rules described below in “—New Secured Notes—Stated Interest and OID” and “—New Convertible Secured Notes—Stated Interest and OID.”

New Secured Notes—Stated Interest and OID. In general, subject to the discussion below in “—Amortizable Bond Premium,” payments of “qualified stated interest” on the New Secured Notes will be taxable to a U.S. Holder as ordinary income at the time that such payments are accrued or received (in accordance with the U.S. Holder’s regular method of tax accounting). “Qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments) at least annually throughout a debt instrument’s term at a single fixed rate. We expect to take the position that payments of stated interest on the New Secured Notes will constitute qualified stated interest to the extent that such payments do not exceed the initial 8 percent interest rate, meaning that any portion of a stated interest payment in excess of the amount calculated at such rate should generally be treated as part of a New Secured Note’s “stated redemption price at maturity.” Accordingly, each such excess portion should generally be taxed under the OID and related rules described below.

It is anticipated that the New Secured Notes will be issued with OID for U.S. federal income tax purposes. The amount of OID on a New Secured Note will generally be equal to the excess of the “stated redemption price at maturity” of the New Secured Note over its “issue price.” However, a New Secured Note will not be treated as issued with OID if the stated redemption price at maturity exceeds the issue price by less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. The stated redemption price at maturity of a New Secured Note will generally be equal to the sum of its principal amount plus all other payments thereunder, other than payments of qualified stated interest. As noted above, we expect to take the position that any portion of a stated interest payment on a New Secured Note in excess of the amount calculated at the initial 8 percent interest rate will be treated as part of the New Secured Note’s stated redemption price at maturity.

Under the OID rules, subject to the discussions below in “—Amortizable Bond Premium” and “Acquisition Premium,” a U.S. Holder will generally be required to include in income the daily portion of OID that accrues on a New Secured Note for each day during the taxable year on which such U.S. Holder holds the New Secured Note, regardless of its method of accounting for U.S. federal income tax purposes. Thus, the U.S. Holder will generally be required to include OID in income in advance of the receipt of the cash to which the OID is attributable. “Daily portions” of OID are determined by allocating to each day of an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to such accrual period. In general, the amount of OID that will accrue on a New Secured Note during an accrual period would be equal to the product of the New Secured Note’s “adjusted issue price” at the beginning of the accrual period multiplied by its “yield to maturity,” less the amount of any qualified stated interest allocable to such accrual period. The adjusted issue price of a New Secured Note at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the New Secured Note in all prior accrual periods and decreased by any payments (other than payments of qualified stated interest) made on the New Secured Note during all prior accrual periods. The yield to maturity of a New Secured Note will generally be the discount rate that causes the present value of all principal and interest payments on the New Secured Note as of its issue date to equal the issue price of the New Secured Note.

New Convertible Secured Notes—Stated Interest and OID. As discussed above, “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments) at least annually throughout a debt instrument’s term at a single fixed rate. Because CEDC FinCo may elect to pay stated interest on the New Convertible Secured Notes either in the form of cash or in the form of additional New Convertible Secured Notes, no payments of stated interest on the New Convertible Secured Notes will constitute qualified stated interest, meaning that the full amount of each stated interest payment should generally be treated as part of a New Convertible Secured Note’s “stated redemption price at maturity.”

Accordingly, the New Convertible Secured Notes will be issued with OID for U.S. federal income tax purposes. Under the rules described above in “New Secured Notes—Stated Interest and OID,” the amount of OID on a New Convertible Secured Note will generally be equal to the excess of the “stated redemption price at maturity” of the New Convertible Secured Note over its “issue price.” The stated redemption price at maturity of a New Convertible Secured Note will generally be equal to the sum of its principal amount plus all other payments thereunder. Any additional New Convertible Secured Notes issued as interest with respect to a New Convertible Secured Note should generally be aggregated with the New Convertible Secured Note and treated as part of a single debt instrument for U.S. federal income tax purposes.

Subject to the discussions below in “—Amortizable Bond Premium” and “Acquisition Premium,” a U.S. Holder will generally be required to include in income the daily portion of OID that accrues on a New Convertible Secured Note for each day during the taxable year on which such U.S. Holder holds the New Convertible Secured Note, regardless of its method of accounting for U.S. federal income tax purposes. Thus, the U.S. Holder will generally be required to include OID in income in advance of the receipt of the cash to which the OID is attributable. See the discussion in “—New Secured Notes—Stated Interest and OID” above for a summary of certain general rules relating to the calculation of accrued OID.

For purposes of determining the “yield to maturity” of the New Convertible Secured Notes, CEDC FinCo and U.S. Holders of New Convertible Secured Notes will be required to assume, with respect to each payment of stated interest on the New Convertible Secured Notes, that CEDC FinCo will elect the payment option (i.e., cash or additional New Convertible Secured Notes) that minimizes the yield to maturity of the New Convertible Secured Notes (a “Payment Assumption”). The Payment Assumptions will generally affect the U.S. federal income tax consequences to U.S. Holders upon the receipt of payments on the New Convertible Secured Notes.

Based on the issue price and terms of the New Convertible Secured Notes, we expect the Payment Assumption for each interest payment period to be that stated interest will be paid in the form of additional New Convertible Secured Notes. In this event, if CEDC FinCo elects, contrary to the Payment Assumptions, to make any stated interest payment in the form of cash rather than additional New Convertible Secured Notes, the cash payment would generally be treated as a payment made in retirement of a portion of the New Convertible Secured Notes equal to (i) the amount of the payment divided by (ii) the sum of the amount of the payment and the total principal amount of the New Convertible Secured Notes. As a result, the U.S. Holder would generally recognize gain or loss with respect to such portion of its New Convertible Secured Notes under the rules described below in “—Disposition, Conversion, or Retirement of New Notes.

If, contrary to the position that we expect to take, the Payment Assumption for any interest payment period is that stated interest will be paid in the form of cash rather than additional New Convertible Secured Notes, the U.S. federal income tax treatment of the New Convertible Secured Notes in the hands of a U.S. Holder could differ materially from those described in the preceding paragraph. The OID rules summarized above are highly technical and complex and their application to the New Convertible Secured Notes may not be clear in all cases. Accordingly, U.S. Holders of Existing 2016 Notes are urged to consult their independent tax advisors regarding the application of the OID rules to the New Convertible Secured Notes.

New Convertible Secured Notes—Increases in Conversion Ratio. The U.S. federal income tax treatment of increases in the conversion ratio of the New Convertible Secured Notes is unclear. It is possible that such an adjustment could be characterized as a deemed distribution of New Common Stock to Noteholders. In certain circumstances (e.g., in the event that CEDC pays actual dividends on the outstanding New Common Stock), such a deemed distribution of New Common Stock could potentially be taxable to U.S. Holders as dividend income for U.S. federal income tax purposes. U.S. Holders are urged to consult their independent tax advisors regarding the U.S. federal income tax consequences of increases in the conversion ratio of the New Convertible Secured Notes.

Amortizable Bond Premium. If a U.S. Holder’s tax basis in a New Note is greater than the sum of all amounts payable on the New Note (other than payments of qualified stated interest), the New Note will be treated as acquired with “amortizable bond premium.” In this case, the U.S. Holder would not be required to include any OID in income with respect to the New Note notwithstanding the rules described above in “—New Secured Notes—Stated Interest and OID” and “—New Convertible Secured Notes—Stated Interest and OID.” In addition, such a U.S. Holder would generally be able to elect to amortize the bond premium over the New Note’s stated term (on a constant yield basis) to offset qualified stated interest (if any) paid or accrued on the New Note. The U.S. Holder’s adjusted tax basis in the New Note would generally be reduced by any amount of bond premium amortized against qualified stated interest.

Acquisition Premium. If a U.S. Holder’s tax basis in a New Note is (i) less than or equal to the sum of all amounts payable on the New Note (other than payments of qualified stated interest) and (ii) greater than the New Note’s issue price, the New Note will be treated as acquired with “acquisition premium.” In this case, each daily portion of OID that would otherwise be includible in the U.S. Holder’s income with respect to such New Note would generally be reduced by an amount equal to the product of (i) the amount that would otherwise be the daily portion and (ii) a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted tax basis in the New Note over its adjusted issue price and the denominator of which is the excess of the sum of all amounts payable on the New Note (other than any payments of qualified stated interest) over its adjusted issue price.

Disposition, Conversion, or Retirement of New Notes. Unless a nonrecognition provision of the Tax Code applies, and subject to the discussion above in “—Exchanges of Existing Notes for the Consideration—Market Discount Rules,” a U.S. Holder will generally recognize capital gain or loss on a sale, redemption, or other taxable disposition of New Notes (including a conversion of New Convertible Secured Notes into New Common Stock) in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any other property received in connection with the disposition (other than amounts attributable to accrued and unpaid interest, which will generally be taxable as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the New Notes. A U.S. Holder’s adjusted tax basis in its New Notes will generally be equal to its initial tax basis in the New Notes (as described above in “—Exchanges of Existing Notes for the Consideration—The CEDC FinCo Exchange Offer—New Notes Option”) increased by any OID included in the U.S. Holder’s income prior to the disposition of the New Notes and decreased by any payments received on the New Notes other than payments of qualified stated interest. Any such capital gain or loss would generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period in such New Notes is greater than one year at the time of the disposition. Long-term capital gains recognized by individual and certain other non-corporate U.S. Holders are generally taxed at preferential U.S. federal income tax rates. A U.S. Holder’s ability to deduct capital losses may be subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to U.S. federal backup withholding (currently imposed at a rate of 28 percent) with respect to interest (including OID) paid on the New Notes and certain other reportable payments (including, potentially, amounts received pursuant to the CEDC FinCo Exchange Offer or the Plan of Reorganization and proceeds from the sale, redemption, or other disposition of New Notes), unless the U.S. Holder provides its taxpayer identification number and complies with certain certification procedures or otherwise establishes an exemption. If the payor of such payments is not provided with a U.S. Holder’s correct taxpayer identification number or other adequate basis for exemption, the U.S. Holder may be subject to certain penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules are generally allowable as a refund or a credit against the taxpayer’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders

Exchanges of Existing Notes for the Consideration

The Exchange of Existing 2013 Notes for Cash. A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain recognized on an exchange of Existing 2013 Notes for cash pursuant to the Plan of Reorganization unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. An individual Non-U.S. Holder described in (i) of the preceding sentence will generally be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates. A corporate Non-U.S. Holder described in (i) above will generally be subject to tax on its net gain in the same manner as if it were a “United States person” as defined under the Tax Code, and may also be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” (or a lower rate specified in an applicable income tax treaty). An individual Non-U.S. Holder described in (ii) above will generally be subject to a flat 30 percent tax on the gain derived from the disposition, which may be offset by United States-source capital losses in certain circumstances.

The CEDC FinCo Exchange Offer—Cash Option. A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain recognized on an exchange of Existing 2016 Notes solely for cash pursuant to the Cash Option unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. Certain U.S. federal income tax rules applicable to Non-U.S. Holders described in (i) or (ii) of the preceding sentence are described above in “—The Exchange of Existing 2013 Notes for Cash.” If a Non-U.S. Holder that exchanges Existing 2016 Notes for cash pursuant to the Cash Option also exchanges a portion of its Existing 2016 Notes for the New Notes Consideration (e.g., as a result of proration), the U.S. federal income tax consequences of the latter exchange would generally be as described below in “—New Notes Option.”

The CEDC FinCo Exchange Offer—New Notes Option. As discussed above in “—Certain U.S. Federal Income Tax Consequences to U.S. Holders—Exchanges of Existing Notes for the Consideration—The CEDC Finco Exchange Offer—New Notes Option,” we intend to take the position that the exchange of Existing 2016 Notes for the New Notes Consideration pursuant to the New Notes Option will be a “recapitalization” for U.S. federal income tax purposes. If an exchange pursuant to the New Notes Option is treated as a fully tax-free recapitalization, a Non-U.S. Holder would generally recognize no gain or loss on an exchange of Existing 2016 Notes for the New Notes Consideration. Non-U.S. Holders of Existing 2016 Notes are urged to consult their independent tax advisors regarding the treatment of an exchange of Existing 2016 Notes for New Notes as a recapitalization for U.S. federal income tax purposes.

In the event that the exchange of Existing 2016 Notes for the New Notes Consideration is treated as a partially tax-free “recapitalization” (e.g., if the New Notes Consideration includes cash or if the Existing 2016 Notes and only one class of New Notes are characterized as “securities” for U.S. federal income tax purposes) or, alternatively, as a fully taxable transaction (e.g., if the Existing Notes and/or both classes of New Notes are not characterized as securities), a Non-U.S. Holder would generally not be subject to U.S. federal income tax on any gain recognized on the exchange unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. Certain U.S. federal income tax rules applicable to Non-U.S. Holders described in (i) or (ii) of the preceding sentence are described above in “—The Exchange of Existing 2013 Notes for Cash.”

Payment of Accrued Interest on the Existing Notes. As discussed above in “—Certain U.S. Federal Income Tax Consequences to U.S. Holders—Exchanges of Existing Notes for the Consideration—Payment of Accrued Interest,” if there is accrued and unpaid interest on the Existing Notes at the time that they are surrendered pursuant to the CEDC FinCo Exchange Offer or the Plan of Reorganization, a portion of the Consideration received in exchange for a Noteholder’s Existing Notes may be considered attributable to the interest for U.S. federal income tax purposes. In general, any amount paid to a Non-U.S. Holder that is attributable to accrued interest will not be subject to U.S. federal income tax (including withholding tax), provided that (i) such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is not attributable to a United States permanent establishment of the Non-U.S. Holder), (ii) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our voting stock, (iii) the Non-U.S. Holder is not a “controlled foreign corporation” related to us directly or constructively through stock ownership, and (iv) the Non-U.S. Holder has satisfied certain certification requirements. Such certification requirements will generally be met if the Non-U.S. Holder provides its name and address and certifies on IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a U.S. person. Special procedures apply to payments to qualified foreign intermediaries and certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

The Proposed Amendments and the Consent Fee

Characterization of the Proposed Amendments and the Consent Fee. The U.S. federal income tax consequences of the Proposed Amendments and the Consent Fee to Non-U.S. Holders that do not surrender their Existing 2016 Notes pursuant to the CEDC FinCo Exchange Offer will depend, in part, on whether the adoption of the Proposed Amendments results in a Deemed Exchange. As discussed above in “—Certain U.S. Federal Income Tax Consequences to U.S. Holders—The Proposed Amendments and the Consent Fee—Characterization of the Proposed Amendments and the Consent Fee,” it is unclear whether the adoption of the Proposed

Amendments, including the Collateral and Guarantee Amendments, and the payment of the Consent Fee, considered alone or together, could constitute a “significant modification” of the Existing 2016 Notes resulting in a Deemed Exchange under the applicable Treasury Regulations. If the Proposed Amendments and the Consent Fee do not result in a Deemed Exchange of “old” Existing 2016 Notes for “new” Existing 2016 Notes, a Non-U.S. Holder that does not surrender its Existing 2016 Notes pursuant to the CEDC FinCo Exchange Offer would generally not recognize any gain or loss with respect to the Existing 2016 Notes as a result of the Proposed Amendments regardless of whether it consents to the Proposed Amendments.

If, however, the adoption of the Proposed Amendments and/or the payment of the Consent Fee do constitute a significant modification of the Existing 2016 Notes, the U.S. federal income tax consequences of the resulting Deemed Exchange would generally depend on whether the “old” Existing 2016 Notes and the “new” Existing 2016 Notes are treated as “securities.” As discussed above in “—Certain U.S. Federal Income Tax Consequences to U.S. Holders—Exchanges of Existing Notes for the Consideration—The CEDC FinCo Exchange Offer—New Notes Option,” we intend to take the position that the Existing 2016 Notes are securities for U.S. federal income tax purposes. If this position is correct and the Proposed Amendments rise to the level of a significant modification, the Deemed Exchange of “old” Existing 2016 Notes for “new” Existing 2016 Notes would generally be treated as a tax-free “recapitalization” for U.S. federal income tax purposes. In this event, a Non-U.S. Holder would generally recognize no gain or loss on the Deemed Exchange.

If, contrary to the position that we intend to take, the Existing 2016 Notes are not properly characterized as “securities,” a Non-U.S. Holder would generally not be subject to U.S. federal income tax on any gain recognized on the Deemed Exchange unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. Certain U.S. federal income tax rules applicable to Non-U.S. Holders described in (i) or (ii) of the preceding sentence are described above in “—Exchanges of Existing Notes for the Consideration—The Exchange of Existing 2013 Notes for Cash.”

In addition, regardless of whether the Deemed Exchange qualifies as a recapitalization for U.S. federal income tax purposes, the “new” Existing 2016 Notes may be treated as issued with OID. See the discussions of OID below in “—Ownership and Disposition of New Notes.”

Payment of the Consent Fee. As discussed above in “—Certain U.S. Federal Income Tax Consequences to U.S. Holders—The Proposed Amendments and the Consent Fee—Payment of the Consent Fee,” although the U.S. federal income tax treatment of the Consent Fee is unclear, we intend to take the position that the Consent Fee will constitute separate consideration for a Noteholder’s delivery of Consents and Existing 2016 Notes by the Consent Fee Deadline. Accordingly, we intend to withhold U.S. federal income tax from the gross amount of any Consent Fee payable to a Non-U.S. Holder at a rate of 30 percent, unless (i) the Non-U.S. Holder provides documentation (generally on IRS Form W-8BEN) to the applicable withholding agent establishing that a reduced rate or an exemption is available under an applicable income tax treaty or (ii) the Consent Fee is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and the Non-U.S. Holder provides a properly completed IRS Form W-8ECI to the applicable withholding agent.

Non-U.S. Holders of Existing 2016 Notes are urged to consult their independent tax advisors regarding the U.S. federal income tax consequences of the Proposed Amendments and the Consent Fee, including the consequences of receiving the Consent Fee and the possible treatment of the adoption of the Proposed Amendments and/or the payment of the Consent Fee as a “significant modification” of the Existing 2016 Notes.

Ownership and Disposition of New Notes

Stated Interest and OID. A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on payments of interest or OID on the New Notes, provided that (i) such interest or OID is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is not attributable to a United States permanent establishment of the Non-U.S. Holder), (ii) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our voting stock, (iii) the Non-U.S. Holder is not a “controlled foreign corporation” related to us directly or constructively through stock ownership, and (iv) the Non-U.S. Holder satisfies certain certification requirements. Such certification requirements will generally be met if the Non-U.S. Holder provides its name and address and certifies on IRS Form W-8BEN (or a substantially similar form), under penalties of perjury, that it is not a U.S. person. Special procedures apply to payments to qualified foreign intermediaries and certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

New Convertible Secured Notes—Increases in Conversion Ratio. As discussed above in “Certain U.S. Federal Income Tax Consequences to U.S. Holders—Ownership of New Notes—New Convertible Secured Notes—Increases in Conversion Ratio,” it is possible that an increase in the conversion ratio of the New Convertible Secured Notes could be characterized as a deemed distribution of New Common Stock to Noteholders. In certain circumstances (e.g., in the event that CEDC pays actual dividends on the outstanding New Common Stock), such a deemed distribution of New Common Stock could potentially be taxable to Non-U.S. Holders as dividend income for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their independent tax advisors regarding the U.S. federal income tax consequences of increases in the conversion ratio of the New Convertible Secured Notes, including the availability of benefits under an applicable income tax treaty in the event that such an increase is treated as a taxable dividend.

Disposition, Conversion, or Retirement of New Notes. In general, any gain realized on a sale, redemption, or other disposition of New Notes (including a conversion of New Convertible Secured Notes into New Common Stock) by a Non-U.S. Holder will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. Certain U.S. federal income tax rules applicable to Non-U.S. Holders described in (i) or (ii) of the preceding sentence are described above in “—Exchanges of Existing Notes for the Consideration—The Exchange of Existing 2013 Notes for Cash.” Any amounts received by a Non-U.S. Holder that are attributable to accrued and unpaid interest would generally be subject to the rules described above in “—Stated Interest and OID.”

Information Reporting and Backup Withholding

A Non-U.S. Holder may be subject to U.S. federal backup withholding (currently imposed at a rate of 28 percent) with respect to interest (including OID) paid on the New Notes and certain other reportable payments (including, potentially, amounts received pursuant to the CEDC FinCo Exchange Offer or the Plan of Reorganization and proceeds from the sale, redemption, or other disposition of New Notes), unless, generally, the Non-U.S. Holder certifies, under penalties of perjury, that it is not a “United States person” as defined under the Tax Code or otherwise establishes an exemption. In addition, we must report annually to the IRS and to the Non-U.S. Holder the amount of any reportable payments and the tax withheld with respect to those payments, regardless of whether any tax was actually withheld. Copies of the information returns reporting such amounts may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules are generally allowable as a refund or a credit against the taxpayer’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

Certain U.S. Federal Income Tax Consequences to the Company

Cancellation of Indebtedness

In general, the Tax Code provides that income from the discharge of indebtedness (“COD income”) realized by a solvent taxpayer is included in income for U.S. federal income tax purposes. In the case of a debt instrument, the amount of COD income realized by a taxpayer is generally the amount by which the “adjusted issue price” of the discharged debt instrument exceeds the fair market value (or, in the case of a debt instrument, the issue price) of any consideration given in exchange therefor. Certain statutory or judicial exceptions may apply to limit the amount of COD income realized by a taxpayer in certain circumstances. In addition, COD income is excluded from income if the taxpayer is insolvent immediately before the discharge (but only to the extent of the taxpayer’s insolvency) or if the COD income is realized pursuant to a confirmed plan of reorganization or court order in a Chapter 11 bankruptcy case. A taxpayer is generally considered “insolvent” for U.S. federal income tax purposes to the extent that the amount of its liabilities exceeds the gross fair market value of its assets. This determination is made on a separate entity basis in the case of a taxpayer that joins in the filing of a consolidated U.S. federal income tax return.

If COD income is excluded from a taxpayer’s income under either the insolvency or bankruptcy exception, the Tax Code generally requires the taxpayer to reduce certain of its tax attributes (such as net operating loss (“NOL”) carryforwards and current year NOLs, capital loss carryforwards, certain tax credits, and the taxpayer’s tax basis in its assets) by the amount of the excluded COD income. Any reduction in the taxpayer’s tax attributes resulting from COD income excluded under either of these exceptions is generally made only after the determination of the taxpayer’s U.S. federal income tax liability for the taxable year in which the excluded COD income is realized. In general, if the excluded COD income exceeds the amount of tax attributes that are available for reduction, the excess is permanently excluded from the taxpayer’s income. Where the taxpayer joins in the filing of a consolidated U.S. federal income tax return, applicable Treasury Regulations may require the tax attributes of the taxpayer’s consolidated subsidiaries to be reduced in certain circumstances.

It is expected that each of CEDC and CEDC FinCo (which is a member of CEDC’s consolidated group for U.S. federal income tax purposes) will realize a significant amount of COD income as a result of the Restructuring Transactions. In addition, CEDC FinCo could potentially realize COD income as a result of the Proposed Amendments if the adoption of the Proposed Amendments is treated as a “significant modification” under applicable Treasury Regulations. The total amount of such COD income will depend on, among other things, the fair market value of the New Common Stock as of the consummation of the Restructuring Transactions and the issue price of the New Notes (which, in turn, will generally depend on the fair market value of the Existing 2016 Notes as of the consummation of the Restructuring Transactions). Thus, the exact amount of COD income that we will realize will not be determinable until the closing of the Restructuring Transactions.

If either CEDC or CEDC FinCo (or both) is considered solvent for U.S. federal income tax purposes immediately before the consummation of the Restructuring Transactions, it is anticipated that the amount of COD income that such entity recognizes as a result of the Restructuring Transactions (and, potentially, as a result of the Proposed Amendments) would significantly exceed our available consolidated NOL carryforwards. As a result, we would incur a significant U.S. federal income tax liability. Alternatively, if either CEDC or CEDC FinCo is considered insolvent for U.S. federal income tax purposes immediately before the consummation of the Restructuring Transactions, some (or possibly all) of the COD income that such entity realizes as a result of the Restructuring Transactions may potentially be excluded from income under the insolvency exception. If both CEDC and CEDC FinCo are considered insolvent immediately before the consummation of the Restructuring Transactions, some (or possibly all) of the COD income realized by each of the two entities may potentially be excluded from income under the insolvency exception. Whether either or both of CEDC or CEDC FinCo will be treated as “insolvent” immediately before the closing of the Restructuring Transactions is highly uncertain and will generally depend on the fair market value of their respective assets and the amount of their respective liabilities. In addition, the trading price of our outstanding stock may be another factor that the IRS considers relevant in determining whether CEDC and CEDC FinCo are insolvent. In general, the bankruptcy exception would only be available if we were to seek to implement the restructuring through a Chapter 11 bankruptcy process (as contemplated by the Plan of Reorganization) rather than, in the case of the restructuring of the Existing 2016 Notes, the CEDC FinCo Exchange Offer. Even if both CEDC and CEDC FinCo are considered insolvent or bankrupt for U.S. federal income tax purposes, it is anticipated that our consolidated NOL carryforwards (if any) and other tax attributes, including the tax basis of our assets, would be significantly reduced or eliminated as a result of the restructuring of the Existing Notes.

Potential Limitations on NOL Carryforwards and Other Tax Attributes

In general, section 382 of the Tax Code limits a corporation’s ability to utilize NOLs, NOL carryforwards, and certain other tax attributes where the corporation undergoes an “ownership change.” We expect that the issuance of New Common Stock pursuant to the Restructuring Transactions will cause us to undergo such an ownership change. As a result, our remaining NOL carryforwards (if any) and certain other tax attributes that are allocable to periods ending on or before the closing date (potentially including current year NOLs and certain “built-in” loss items recognized within the five-year period following the date of the ownership change) may be subject to limitation in future taxable years. This limitation would apply in addition to, and not in lieu of, our use of tax attributes to offset any COD income recognized in connection with the Restructuring Transactions and any attribute reduction required as a result of excluded COD income under the insolvency exception. In general, the amount of the annual limitation would be equal to the product of (i) the fair market value of our outstanding stock immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long-term tax exempt rate” in effect for the month in which the ownership change occurs (2.77 percent for ownership changes occurring in March 2013).

ANNEX D

AMENDED AND RESTATED PLAN OF REORGANIZATION

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x
In re: CENTRAL EUROPEAN DISTRIBUTION CORPORATION, et al. Debtors.[1]	: : : : : : : :	Case No. 13- Chapter 11
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x

AMENDED AND RESTATED JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL.

Sarah E. Pierce (I.D. No. 4648)

SKADDEN, ARPS, SLATE, MEAGHER

& FLOM, LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899-0636

(302) 651-3000

(302) 651-3001

– and –

Jay M. Goffman

Mark A. McDermott

SKADDEN, ARPS, SLATE, MEAGHER

& FLOM, LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

(212) 735-2000

Proposed Counsel for Debtors and Debtors in Possession

Dated: March 18, 2013

[1]	The Debtors and the last four digits of their taxpayer identification numbers (as applicable) are as follows: Central European Distribution Corporation (5271), CEDC Finance Corporation International, Inc. (0116), and CEDC Finance Corporation LLC (7136). The address for each of the Debtors is 3000 Atrium Way, Suite 265, Mt. Laurel, NJ 08054.

i

ii

TABLE OF EXHIBITS

Exhibit A	List of Rejected Contracts and Leases

Exhibit B	List of Retained Causes of Action

Exhibit C	Description of New Common Stock

Exhibit D	RTL Investment Agreement

iii

INTRODUCTION

Central European Distribution Corporation, CEDC Finance Corporation International Inc., and CEDC Finance Corporation LLC (the “Debtors”) respectfully propose the following amended and restated joint chapter 11 plan of reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of (i) the history, business, and operations of the Debtors and their subsidiaries (collectively, the “Company”), (ii) a summary and analysis of the Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Company reserves the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAW

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form:

1. “8.875% Bid Price” means, with respect to any holder of Existing 8.875% 2016 Notes that elects on its Ballot to participate in the Cash Option, the price specified by such holder on its Ballot for which it would be willing to exchange each €1,000 principal amount of Existing 8.875% 2016 Notes it chooses to exchange in the Cash Option; provided, however, that (i) the 8.875% Bid Price must be in increments of €10.00 and within a range between €600 and €850, (ii) if the 8.875% Bid Price is not submitted in a whole increment of €10.00, such 8.875% Bid Price will be rounded down to the nearest €10.00 increment, (iii) if a holder of Existing 8.875% 2016 Notes elects to participate in the Cash Option but does not specify its 8.875% Bid Price or it specifies an 8.875% Bid Price that is less than €600, then the 8.875% Bid Price for such holder shall be €600, and (iv) if the holder specifies an 8.875% Bid Price that is greater than €850, then such holder’s Existing 8.875% 2016 Notes will not be accepted for exchange in the Cash Option and will not be used for purposes of calculating the Clearing Price or the Cash Option Consideration.

2. “9.125% Bid Price” means, with respect to any holder of Existing 9.125% 2016 Notes that elects on its Ballot to participate in the Cash Option, the price specified by such holder on its Ballot for which it would be willing, subject to the terms of the Plan, to exchange each $1,000 principal amount of Existing 9.125% 2016 Notes it chooses to exchange in the Cash Option; provided, however, that (i) the 9.125% Bid Price must be in increments of $10.00 and within a range between $600 and $850, (ii) if the 9.125% Bid Price is not submitted in a whole increment of $10.00, such 9.125% Bid Price will be rounded down to the nearest $10.00 increment, (iii) if a holder of Existing 9.125% 2016 Notes elects to participate in the Cash Option but does not specify its 9.125% Bid Price or it specifies a 9.125% Bid Price that is less than $600, then the 9.125% Bid Price for such holder shall be $600, and (iv) if the holder specifies a 9.125% Bid Price that is greater than $850, then such holder’s Existing 9.125% 2016 Notes will not be accepted for exchange in the Cash Option and will not be used for purposes of calculating the Clearing Price or the Cash Option Consideration.

3. “Accrued Professional Compensation” means, at any given moment, all accrued, contingent and/or unpaid fees (including success fees) for legal, financial advisory, accounting and other services and obligations for reimbursement of expenses rendered or incurred before the Effective Date that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code by any retained Professional in the Chapter 11 Cases, or that are awardable and allowable under section 503 of the Bankruptcy Code, that the Bankruptcy Court has not denied by a Final Order, all to the extent that any such fees and expenses have not been previously paid. To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation. For the avoidance of doubt, Accrued Professional Compensation shall not include the Plan Support Parties’ Professional Fee Claims.

4. “Administrative Claim” means a Claim for payment of costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses Allowed pursuant to sections 328, 330(a), 331 or 363 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and through the Effective Date; (c) all fees and charges assessed against the Estates pursuant to chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1–4001; (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code; and (e) the Plan Support Parties’ Professional Fee Claims, which fee claims shall be Allowed Administrative Claims.

5. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

6. “Allowed” means, with respect to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

7. “Allowed Claim” means a Claim (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Bar Date or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtors or the Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an “Allowed Claim” under (i) above (the expiration of the Claims Objection Bar Date or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the time, manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Effective Date and (ii) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by Final Order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of distributions under the Plan, include interest on such Claim accruing from and after the Petition Date.

8. “Auction Closing Date” means the Voting Deadline.

9. “Avoidance Actions” means causes of action or rights arising under sections 510(c), 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, as defined in Article V.

10. “Ballot” means the form distributed to each holder of a Claim in an Impaired Class entitled to vote on the Plan on which to indicate their acceptance or rejection of the Plan and, if applicable, such other elections as may be made thereon.

11. “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.

12. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the District of Delaware.

13. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as well as the general and local rules of the Bankruptcy Court.

14. “Bankruptcy Waiver Amendments” means, as described in the Disclosure Statement, that certain amendment to the Existing 2016 Notes Indenture to provide for a revision to current Section 6.2 (Acceleration) thereof, consent to which was solicited from holders of Existing 2016 Notes pursuant to the Consent Solicitation, such that the entire provision is stricken and replaced with the following: “Section 6.2 (Acceleration): If an Event of Default occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 50% in principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.”

15. “Bid Price” means, collectively, the 8.875% Bid Price and the 9.125% Bid Price.

16. “Cash” means legal tender of the United States of America or the equivalent thereof.

17. “Cash Option” means the optional treatment for Allowed Existing 2016 Notes Claims provided in Article III.C.2. hereof.

18. “Cash Option Consideration” means Cash, in an amount not to exceed $172 million (using the Exchange Rate, in the case of payments in respect of Existing 8.875% 2016 Notes) and representing the sum of (i) the aggregate purchase price of all Existing 2016 Notes accepted for exchange in the Cash Option and (ii) the full amount of the aggregate unpaid interest that has accrued on such accepted Existing 2016 Notes in accordance with the terms of the Existing 2016 Notes Indenture from December 2, 2012 to March 15, 2013.

19. “Causes of Action” means any action, proceeding, agreement, claim, cause of action, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. Causes of Action also include: (a) any right of setoff, counterclaim or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any claim listed in the Plan Supplement.

20. “CEDC” means Central European Distribution Corporation, a Delaware corporation.

21. “CEDC FinCo” means CEDC Finance Corporation International, Inc., a Delaware corporation that is an indirect, wholly owned subsidiary of CEDC.

22. “Chapter 11 Cases” means the chapter 11 cases of the Debtors pending under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and the phrase “Chapter 11 Case” when used with reference to a particular Debtor means the particular case pending under chapter 11 of the Bankruptcy Code that such Debtor commenced in the Bankruptcy Court.

23. “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

24. “Claims Objection Bar Date” means, for each Claim, the latest of (a) the date that is one hundred and eighty (180) days after the Effective Date, (b) as to a particular Claim, 180 days after the filing of a Proof of Claim, or request for payment of such Claim, and (c) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for objecting to Claims.

25. “Class” means a category of holders of Claims or Interests as set forth in Article III.

26. “Clearing Price” means the lowest Bid Price, as determined based upon each Bid Price’s percentage of the respective Existing 2016 Note’s principal amount, such that the sum of (i) the aggregate purchase price to purchase all Existing 2016 Notes electing to participate in the Cash Option and (ii) the aggregate amount of unpaid interest that has accrued on such purchased Existing 2016 Notes in accordance with the terms of the Existing 2016 Notes Indenture from December 2, 2012 to March 15, 2013, would equal or exceed $172 million; provided, however, that the Debtors shall use the Exchange Rate in determining such aggregate purchase price and aggregate unpaid interest, which may include Euro denominated 8.875% Bid Prices.

27. “Collateral” means any property or interest in property of the Estates subject to a lien or security interest to secure the payment or performance of a Claim, which lien or security interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

28. “Collateral and Guarantee Amendments” means, as described in the Disclosure Statement and set forth in the Supplemental Indenture, those certain amendments to the Existing 2016 Notes Indenture to provide for the release of all of the liens on the collateral securing the Existing 2016 Notes and a release of all subsidiary guarantees of the Existing 2016 Notes, consents to which were solicited from holders of Existing 2016 Notes pursuant to the Consent Solicitation.

29. “Company” means CEDC and each of its direct and indirect affiliates and subsidiaries, including any Non-Debtor Affiliates.

30. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

31. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

32. “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, as such hearing may be continued from time to time.

33. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be reasonably acceptable to the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

34. “Consent Solicitation” means the solicitation of consents to amendments to the Existing 2016 Notes Indenture pursuant to the Disclosure Statement.

35. “Consummation” means the occurrence of the Effective Date.

36. “Corporate Governance Documents” means the certificate of incorporation, certificate of formation, limited liability agreement, bylaws, and other formation documents of the Debtors and the Reorganized Debtors, which documents shall be reasonably acceptable to RTL and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

37. “Covenant Amendments” means, as described in the Disclosure Statement and set forth in the Supplemental Indenture, those certain amendments to the Existing 2016 Notes Indenture to eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Existing 2016 Notes Indenture, consents to which were solicited from holders of Existing 2016 Notes pursuant to the Consent Solicitation.

38. “Creditors’ Committee” means any statutory committee of unsecured creditors of the Debtors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee, as such committee membership may be reconstituted from time to time.

39. “Cure” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of one or more of the Debtors and to permit the Debtors to assume that contract or lease under section 365(a) of the Bankruptcy Code.

40. “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’ and officers’ liability.

41. “Debtor” means CEDC, CEDC FinCo, or CEDC Finance Corporation LLC, each in its respective individual capacity as a debtor and debtor in possession in the Chapter 11 Cases.

42. “Debtors” means collectively CEDC, CEDC FinCo, and CEDC Finance Corporation LLC.

43. “Disbursing Agent” means the Reorganized Debtors or the Person or Persons chosen by the Reorganized Debtors to make or facilitate distributions pursuant to the Plan.

44. “Disclosure Statement” means that certain document entitled Amended and Restated Offering Memorandum, Consent Solicitation Statement and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated March 8, 2013, as supplemented by Supplement No. 1 to the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated March 18, 2013, as may be further amended, supplemented, or modified.

45. “Disputed” means, with respect to any Claim or Interest, any Claim or Interest that is not yet Allowed.

46. “Distribution Date” means the date, occurring as soon as practicable after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in Article VII of the Plan and any date thereafter on which the Disbursing Agent makes distributions to holders of Allowed Claims as provided in Article VII of the Plan.

47. “Distribution Record Date” means the Effective Date.

48. “Effective Date” means the first business day after which all provisions, terms and conditions specified in Article X.B have been satisfied or waived pursuant to Article X.C.

49. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

50. “Exchange Rate” means the average exchange rate of United States dollars (USD) to euros (EUR) for the ten (10) calendar days ending on the Voting Deadline, as reported by Bloomberg Finance L.P.

51. “Exculpated Claim” means any claim related to any act or omission in connection with, relating to or arising out of the Debtors’ in or out of court restructuring efforts, the Debtors’ Chapter 11 Cases, formulation, preparation, dissemination, negotiation or filing of the Disclosure Statement or the Plan or any contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Plan securities, or the distribution of property under the Plan or any other related agreement; provided, however, that Exculpated Claims shall not include any act or omission that is determined in a Final Order to have constituted willful misconduct, or intentional fraud to the extent imposed by applicable non-bankruptcy law. For the avoidance of doubt, no Cause of Action, obligation or liability expressly set forth in or preserved by the Plan or the Plan Supplement constitutes an Exculpated Claim.

52. “Exculpated Party” means each of: (a) the Debtors and the Reorganized Debtors, (b) the Creditors’ Committee, if any, and the current and former members thereof, in their capacity as such; and (c) with respect to each of the foregoing Persons in clauses (a) and (b), such Persons’ subsidiaries, affiliates, members, officers, directors, agents, financial advisors, accountants, investment bankers, consultants, attorneys, employees, partners, affiliates and representatives, in each case only in their capacity as such.

53. “Exculpation” means the exculpation provision set forth in Article IX.D hereof.

54. “Executory Contract” means a contract to which on or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

55. “Existing 2013 Notes” means the 3% Convertible Notes due 2013 issued by CEDC pursuant to the Existing 2013 Notes Indenture.

56. “Existing 2013 Notes Indenture” means the Indenture, dated as of March 7, 2008, by and among CEDC and the Existing 2013 Notes Indenture Trustee, as trustee, relating to the Existing 2013 Notes, as amended, restated, supplemented or otherwise modified from time to time as of the date hereof.

57. “Existing 2013 Notes Indenture Trustee” means the Bank of New York and/or its duly appointed successor, in its capacity under the Existing 2013 Notes Indenture.

58. “Existing 2013 Notes Steering Committee” means the steering committee of certain holders of Existing 2013 Notes represented by Brown Rudnick LLP and Duff & Phelps Corp.

59. “Existing 2016 Notes” means, collectively, the Existing 8.875% 2016 Notes and the Existing 9.125% Senior Secured Notes issued by CEDC FinCo pursuant to the Existing 2016 Notes Indenture.

60. “Existing 2016 Notes Claims” means any Claim arising under or in connection with the Existing 2016 Notes.

61. “Existing 2016 Notes Indenture” means the Indenture, dated as of December 2, 2009, by and among CEDC FinCo and the Existing 2016 Notes Indenture Trustee, as trustee, relating to the Existing 2016 Notes, as amended, restated, supplemented or otherwise modified from time to time as of the date hereof.

62. “Existing 2016 Notes Indenture Trustee” means Deutsche Trustee Company Limited and/or its duly appointed successor, in its capacity as indenture trustee under the Existing 2016 Notes Indenture.

63. “Existing 2016 Notes Steering Committee” means the steering committee of certain holders of Existing 2016 Notes represented by Cadwalader, Wickersham & Taft LLP and Moelis & Company.

64. “Existing 8.875% 2016 Notes” means the outstanding 8.875% Senior Secured Notes due 2016.

65. “Existing 9.125% 2016 Notes” means the outstanding 9.125% Senior Secured Notes due 2016.

66. “Existing Common Stock” means shares of common stock of CEDC that are authorized, issued, and outstanding prior to the Effective Date.

67. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice.

68. “General Unsecured Claims” means any Unsecured Claim against any Debtor, unless such Claim is: (a) an Intercompany Claim, (b) an Administrative Claim, (c) a Priority Tax Claim, (d) a Priority Non-Tax Claim, (e) a Claim Accrued for Professional Compensation, (f) an Unsecured Notes Claim, (g) a Subordinated 510(b) Claim, or (h) a deficiency claim of Other Secured Claims.

69. “Impaired” means any Claim or Interest in an Impaired Class.

70. “Impaired Class” means a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code. For the avoidance of doubt, Impaired Classes are Classes 2, 3, 5, 8, and 9.

71. “Indemnification Provisions” means each of the indemnification provisions, agreements or obligations in place as of the Petition Date, whether in the bylaws, certificate of incorporation or other formation documents, board resolutions or employment contracts, for the Debtors and the current and former directors, officers, members, employees, attorneys, other professionals and agents of the Debtors.

72. “Indemnified Parties” means, collectively, current and former directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtors who are beneficiaries of Indemnification Provisions.

73. “Indenture Trustees” means the Existing 2013 Notes Indenture Trustee and the Existing 2016 Notes Indenture Trustee.

74. “Insurance Policies” means, collectively, all of the Debtors’ insurance policies.

75. “Intercompany Claim” means any Claim held by a Debtor or Non-Debtor Affiliate against a Debtor or Non-Debtor Affiliate.

76. “Intercompany Interest” means any Interest held by a Debtor or an Affiliate.

77. “Interest” means any equity interest in the Debtors as defined in section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized or outstanding shares of capital stock of the Debtors together with any warrants, options or contractual rights (including any rights under registration agreements or equity incentive agreements) to purchase or acquire such equity securities at any time and all rights arising with respect thereto.

78. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

79. “Management Incentive Plan” shall have the meaning set forth in Article V.G.

80. “New CEDC” shall have the meaning set forth in Article V.I.

81. “New Common Stock” means 120,000,000 of common shares in the capital of Reorganized CEDC (or New CEDC to the extent such entity is formed pursuant to Article V.I of the Plan) authorized pursuant to the Plan, of which up to 25,000,000 shares shall be initially issued and outstanding as of the Effective Date, as described in Exhibit C hereto.

82. “New Convertible Secured Notes” means those new Convertible Secured PIK Toggle Notes, due 2018, to be issued upon the terms described in the Disclosure Statement under the heading “Description of New Convertible Secured Notes.”

83. “New Notes” means, collectively, the New Convertible Secured Notes and the New Secured Notes.

84. “New Notes Option” means the optional treatment for Allowed Existing 2016 Notes Claims provided in Article III.C.2 of the Plan.

85. “New Secured Notes” means those new Senior Secured Notes due 2018, in an aggregate principal amount equal to (x) $450 million plus (y) an amount equal to the unpaid interest on all Existing 2016 Notes receiving such New Secured Notes pursuant to the New Notes Option that has accrued in accordance with the terms of the Existing 2016 Notes Indenture from March 16, 2013, to the earlier of (i) June 1, 2013 and (ii) the date immediately preceding the issuance of the New Senior Notes, to be issued upon the terms described in the Disclosure Statement under the heading “Description of New Secured Notes.”

86. “Non-Debtor Affiliate” means any Affiliate of the Debtors that has not filed a case under chapter 11 of the Bankruptcy Code.

87. “Other Secured Claims” means any Secured Claim against a Debtor other than an RTL Credit Facility Claim or Existing 2016 Notes Claim.

88. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

89. “Petition Date” means the date on which the Debtors filed their petitions for reorganization relief in the Bankruptcy Court.

90. “Plan” means this Amended and Restated Joint Chapter 11 Plan of Reorganization of Central European Distribution Corporation, et al., including the Plan Supplement, all exhibits, appendices and schedules hereto, which are incorporated herein by reference, in either present form or as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules, in each case reasonably acceptable to the Debtors, RTL and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

91. “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Plan to be filed by the Debtors and in each case reasonably acceptable to the Debtors, RTL and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees, including any exhibits and appendices to the Plan to the extent not already appended and attached, and including to the extent known, the identity of the members of the new boards of the Reorganized Debtors.

92. “Plan Support Parties’ Professional Fee Claims” means all reasonable fees and expenses incurred by RTL, the Steering Committees, and their advisors in connection with the negotiation, evaluation, formulation and consummation of the Plan and any predecessor restructuring proposals, the Disclosure Statement, the Plan Supplement, and any exhibits, schedules, and supplements thereto, including those reasonable fees and expenses due for each of Cadwalader, Wickersham & Taft LLP, Moelis & Company, White & Case LLP, Blackstone Advisory Partners L.P., Brown Rudnick LLP, and Duff & Phelps Corp., and including the reasonable fees and expenses of any local counsel retained in Russia, Poland or elsewhere as necessary, which fees shall be treated as Allowed Administrative Claims hereunder and paid without the need for any application to the Bankruptcy Court.

93. “Priority Non-Tax Claims” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than (a) an Administrative Claim or (b) a Priority Tax Claim.

94. “Priority Tax Claim” means any Claim of a governmental unit, as defined in section 101(27) of the Bankruptcy Code, of the kind specified in section 507(a)(8) of the Bankruptcy Code.

95. “Pro Rata” means, as applicable, the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of all Allowed Claims in that Class, or the proportion that all Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in such Class and other Classes entitled to share in the same recovery under the Plan.

96. “Professional” means a Person: (a) retained pursuant to an order of the Bankruptcy Court in accordance with sections 327, 363 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 363 or 331 of the Bankruptcy Code, or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

97. “Proof of Claim” means any proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

98. “Reinstate,” “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement and shall be deemed cured on the Effective Date.

99. “Rejection Claim” means a Claim arising from the rejection of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

100. “Released Party” means each of: (a) the Debtors; (b) the current and former directors and officers of the Debtors who were serving in such capacity on or after December 1, 2012; (c) the Creditors’ Committee, if any, and the current and former members thereof, in their capacity as such; (d) RTL; (e) the Steering Committees; and (f) with respect to each of the foregoing Persons in clauses (a) through (e), such Persons’ subsidiaries, affiliates, members, officers, directors, agents, financial advisors, accountants, investment bankers, consultants, attorneys, employees, partners, affiliates and representatives, in each case, only in their capacity as such.

101. “Reorganized” means, with respect to the Debtors, any Debtor or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date, including New CEDC to the extent such entity is formed pursuant to Article V.I of the Plan.

102. “RTL” means Roust Trading Ltd.

103. “RTL Credit Facility” means the $50 million secured credit facility provided by RTL to CEDC pursuant to the facility agreement dated March 1, 2013.

104. “RTL Credit Facility Claims” means any Claim arising under or in connection with the RTL Credit Facility.

105. “RTL Investment” means, collectively (i) the RTL New Equity Infusion and (ii) the conversion of the RTL Credit Facility Claims into equity pursuant to Article III.C.3 hereof, both as contemplated by the RTL Investment Agreement.

106. “RTL Investment Agreement” means that certain agreement by and between RTL and CEDC and certain of CEDC’s subsidiaries, dated March 8, 2013, setting forth the terms and conditions upon which RTL shall make the RTL Investment, a copy of which is attached as Exhibit D.

107. “RTL Investment New Common Stock Allocation” means shares of New Common Stock to be issued to RTL or its designee on account of (i) the RTL Investment and (ii) if Class 5A votes to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the Cash provided by RTL to fund payments to holders of Unsecured Notes Claims pursuant to Articles III.C.5 and V.A.1 of the Plan, equal to 100% of the shares of New Common Stock issued and outstanding on the Effective Date, subject to dilution from shares of New Common Stock, if any, issued pursuant to the Management Incentive Plan.

108. “RTL New Equity Infusion” means Cash in an amount equal to $172 million to be contributed by RTL or its designee as part of the RTL Investment that will be used to fund the Cash Option and, to the extent not expended in the Cash Option, will be used to fund a pro rata distribution of cash to holders of Existing 2016 Notes not retired under the cash option.

109. “RTL Notes” means the outstanding 3.00% Senior Notes due 2013 issued by CEDC to RTL pursuant to the Securities Purchase Agreement.

110. “RTL Offer” means the offer by RTL to exchange, subject to certain conditions, Existing 2013 Notes for Cash and securities issued by RTL on the terms described in the term sheet between RTL and certain holders of Existing 2013 Notes, dated March 14, 2013, and included with RTL’s beneficial ownership report filed with the United States Securities and Exchange Commission on Form 13D/A filed March 14, 2013.

111. “RTL Put Right” means the rights granted to RTL under the Securities Purchase Agreement to put shares of Existing Common Stock to CEDC for the amount of $30 million.

112. “Schedules” means, collectively, any schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as may be amended from time to time before entry of a final decree; provided, however, that the Debtors may seek a waiver of the requirement set forth in section 521 of the Bankruptcy Code.

113. “Secured” means, when referring to a Claim: (a) secured by a Lien on property in which the Estate of the Debtor against which the Claim is asserted has an interest, which Lien is valid, perfected and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, to the extent of the value of the creditor’s interest in the Estate’s interest in such property as determined pursuant to section 506(a) of the Bankruptcy Code; (b) subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the property subject to setoff; or (c) otherwise Allowed pursuant to the Plan as a Secured Claim.

114. “Securities Purchase Agreement” means the Amended and Restated Securities Purchase Agreement among CEDC and RTL, dated July 9, 2012.

115. “Steering Committees” means the Existing 2013 Notes Steering Committee and the Existing 2016 Notes Steering Committee.

116. “Subordinated 510(b) Claim” means any Claim subordinated pursuant to Bankruptcy Code section 510(b), which shall include (i) any Claim arising from the rescission of a purchase or sale of Interests in the CEDC, (ii) any Claim for damages arising from the purchase or sale of any Interests in CEDC, and (iii) any Claim for reimbursement, contribution or indemnification on account of any such Claim.

117. “Supplemental Indenture” means the supplemental indenture in substantially the form attached to the Disclosure Statement as Appendix B providing for the Covenant Amendments and, if consents of holders of at least 90% of the principal amount of outstanding Existing 2016 Notes were received pursuant to the Consent Solicitation, the Collateral and Guarantee Amendments, but not including the Bankruptcy Waiver Amendments.

118. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

119. “Unimpaired” means any Claim or Interest that is not designated as Impaired. For the avoidance of doubt, Unimpaired Classes are Classes 1, 4, 6, 7, and 10.

120. “Unsecured Claims” means any unsecured claim against any Debtor including (a) a General Unsecured Claim and (b) an Unsecured Notes Claim.

121. “Unsecured Notes Claims” means any Claim arising in connection with the Existing 2013 Notes or the RTL Notes, as applicable.

122. “Unsecured Notes Claims Consideration” has the meaning ascribed in Article III.C.5.

123. “U.S. Trustee” means the United States Trustee for the District of Delaware.

124. “Voting Deadline” means 5:00 p.m. (prevailing Eastern Time) on April 4, 2013.

B.	Rules of Interpretation

For purposes of this Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) unless otherwise stated, the words “herein,” “hereof” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in a manner that is consistent with the overall purpose and intent of the Plan all without further Bankruptcy Court order.

C.	Computation of Time

The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction and implementation of the Plan, any agreements, documents, instruments or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation of the Debtors or Reorganized Debtors, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III and shall have the following treatment:

A.	Administrative Claims

1.	Administrative Claims.

Except with respect to Administrative Claims that are Claims for Accrued Professional Compensation, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Administrative Claim, on the latest of (i) the first Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, (iii) the date on which its Administrative Claim becomes payable under any agreement with the Debtors relating thereto, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of the Debtors’ business, consistent with past practice, or (v) such other date as may be agreed upon between the holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as the case may be, Cash equal to the unpaid portion of its Allowed Administrative Claim.

2.	Professional Compensation

(a)	Claims for Accrued Professional Compensation

Professionals or other Persons asserting a Claim for Accrued Professional Compensation for services rendered before the Effective Date must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, the Interim Compensation Order or other order of the Bankruptcy Court an application for final allowance of such Claim for Accrued Professional Compensation no later than 30 days after the Effective Date. Objections to any Claim for Accrued Professional Compensation must be filed and served on the Reorganized Debtors, the Creditors’ Committee, the Office of the U.S. Trustee and the requesting party no later than 50 days after the Effective Date.

(b)	Post- Effective Date Fees and Expenses

Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional for services rendered or expenses incurred after the Effective Date in the ordinary course of business without any further notice to any party or action, order or approval of the Bankruptcy Court.

B.	Priority Tax Claims

The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Priority Tax Claim shall have its Claim Reinstated.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	The Debtors

There are a total of three Debtors. Each Debtor has been assigned a letter below for the purposes of classifying and treating Claims against and Interests in each Debtor for balloting purposes. The Claims against and Interests in each Debtor, in turn, have been assigned to separate numbered Classes with respect to each Debtor, based on the type of Claim or Interest involved. Accordingly, the classification of any particular Claim or Interest in any of the Debtors depends on the particular Debtor against which such Claim is asserted (or in which such Interest is held) and the type of Claim or Interest in question. The letters applicable to the three Debtors are as follows:

Letter	Debtor Name
A	Central European Distribution Corporation
B	CEDC Finance Corporation International, Inc.
C	CEDC Finance Corporation LLC

B.	Classification of Claims and Interests

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan and receiving distributions pursuant to the Plan only to the extent that such Claim or Interest has not been paid, released, withdrawn or otherwise settled before the Effective Date. The categories of Claims and Interests set forth below classify all Claims against and Interests in the Debtors for all purposes of this Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. The treatment with respect to each Class of Claims and Interests provided for in Article III shall be in full and complete satisfaction, release and discharge of such Claims and Interests.

Class	Designation	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
Class 2	Existing 2016 Notes Claims	Impaired	Yes
Class 3	RTL Credit Facility Claims	Impaired	Yes
Class 4	Other Secured Claims	Unimpaired	No (deemed to accept)
Class 5	Unsecured Notes Claims	Impaired	Yes
Class 6	General Unsecured Claims	Unimpaired	No (deemed to accept)
Class 7	Intercompany Claims	Impaired	No (deemed to reject)
Class 8	Subordinated 510(b) Claims	Impaired	No (deemed to reject)
Class 9	Existing Common Stock	Impaired	No (deemed to reject)
Class 10	Intercompany Interests	Unimpaired	No (deemed to accept)

C.	Treatment of Claims and Interests

1.	Class 1A, 1B, and 1C – Priority Non-Tax Claims.

1. Impairment and Voting. Classes 1A, 1B, and 1C are Unimpaired by the Plan. Each holder of an Allowed Priority Non-Tax Claim is not entitled to vote to accept or reject the Plan and shall be conclusively deemed to have accepted the Plan.

2. Distribution. Unless the holder of such Claim and the Debtors agree to a different treatment, on the Effective Date, each holder of an Allowed Priority Non-Tax Claim shall have its Claim Reinstated.

2.	Class 2A, 2B, and 2C – Existing 2016 Notes Claims.

1. Impairment and Voting. Classes 2A, 2B, and 2C are Impaired by the Plan. Each holder of an Allowed Existing 2016 Notes Claim is entitled to vote to accept or reject the Plan. All Existing 2016 Notes Claims are Allowed Claims.

2. Distribution. On the Effective Date, except to the extent that holders of Allowed Existing 2016 Notes Claims and the Debtors agree to less favorable treatment, the holders of Allowed Existing 2016 Notes Claims shall receive the treatment provided below, depending upon whether they elect to participate in the Cash Option or the New Notes Option; provided, however, that an election of the New Notes Option will be deemed with respect to (i) any Existing 2016 Notes for which the respective holders did not elect to participate in the Cash Option and (ii) any Existing 2016 Notes that are not accepted for exchange in the Cash Option.

(a)	Cash Option

If holders of Allowed Existing 2016 Notes Claims elect to participate in the Cash Option, each such holder shall receive its portion of the Cash Option Consideration equal to the sum of (a) such holder’s 8.875% Bid Price multiplied by the total principal amount of such holder’s Existing 8.875% 2016 Notes accepted for exchange in the Cash Option, divided by €1,000 and converted using the Exchange Rate, plus (b) such holder’s 9.125% Bid Price multiplied by the total principal amount of such holder’s Existing 9.125% 2016 Notes accepted for exchange in the Cash Option and divided by $1,000, plus (c) the full amount of the aggregate unpaid interest that has accrued on such holder’s accepted Existing 2016 Notes in accordance with the terms of the Existing 2016 Notes Indenture from December 2, 2012 to March 15, 2013 and converted using the Exchange Rate for interest accrued on Existing 8.875% 2016 Notes. In determining which Existing 2016 Notes shall be accepted for exchange in the Cash Option, the Debtors shall use and holders of Existing 2016 Notes Claims must comply with the Dutch auction procedures described in Article V.Q of the Plan.

(b)	New Notes Option

If holders of Allowed Existing 2016 Notes Claims elect (or are deemed to elect pursuant to the terms hereof) to exchange their Existing 2016 Notes pursuant to the New Notes Option, such holders shall receive their Pro Rata shares of (A) the New Secured Notes, (B) the New Convertible Secured Notes, and (C) any Cash from the RTL New Equity Infusion not otherwise distributed pursuant to the Cash Option.

3.	Class 3A – RTL Credit Facility Claims.

1. Impairment and Voting. Class 3A is Impaired by the Plan. Each holder of an Allowed RTL Credit Facility Claim is entitled to vote to accept or reject the Plan. All RTL Credit Facility Claims are Allowed Claims.

2. Distribution. On the Effective Date, except to the extent that a holder of an RTL Credit Facility Claim and the Debtors agree to less favorable treatment, each holder of an Allowed RTL Credit Facility Claim shall receive its share of the RTL Investment New Common Stock Allocation as set forth in the RTL Investment Agreement.

4.	Class 4A, 4B, and 4C – Other Secured Claims.

1. Impairment and Voting. Classes 4A, 4B, and 4C, which consist of separate subclasses for each Other Secured Claim, are Unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is not entitled to vote to accept or reject the Plan and shall be conclusively deemed to have accepted the Plan.

2. Distribution. Unless the holder of such Claim and the Debtors agree to a less favorable treatment, on the Effective Date, each holder of an Allowed Other Secured Claim shall have its Claim Reinstated.

5.	Class 5A – Unsecured Notes Claims.

1. Allowance, Impairment and Voting. Class 5A is Impaired by the Plan. Each holder of an Allowed Unsecured Notes Claim is entitled to vote to accept or reject the Plan. All Unsecured Notes Claims are Allowed Claims.

2. Distribution. On the Effective Date, after giving effect to the RTL Offer, each holder of an Unsecured Notes Claim shall be entitled to receive (i) if Class 5A votes to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, its Pro Rata share of Cash in the amount of $16.9 million (the “Unsecured Notes Claims Consideration”) or (ii) if Class 5A does not vote to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the holders of Unsecured Notes Claims shall not receive or retain any property under the Plan on account of such Claims.

6.	Class 6A, 6B, and 6C – General Unsecured Claims.

1. Impairment and Voting. Classes 6A, 6B, and 6C are Unimpaired by the Plan. Each holder of an Allowed General Unsecured Claim is not entitled to vote to accept or reject the Plan and shall be conclusively deemed to have accepted the Plan.

2. Distribution. Unless the holder of such Claim and the Debtors agree to different treatment, on the Effective Date, each holder of an Allowed General Unsecured Claim shall have its Claim Reinstated; provided, however, that all Allowed General Unsecured Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases as set forth in Article VI of the Plan shall be paid the full amount of such Allowed Claim in Cash.

7.	Class 7A, 7B, and 7C – Intercompany Claims.

1. Impairment and Voting. Classes 7A, 7B, and 7C are Impaired by the Plan. Each holder of an Allowed Intercompany Claim is conclusively deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

2. Distribution. On the Effective Date, all net Allowed Intercompany Claims (taking into account any setoffs of Intercompany Claims) held by the Debtors between and among the Debtors or between one or more Debtors and any Affiliate of one of the Debtors that is not itself a Debtor shall, at the election of the Reorganized Debtors, be either (a) Reinstated, (b) released, waived, and discharged, (c) treated as a dividend, or (d) contributed to capital or exchanged for equity.

8.	Class 8A – Subordinated 510(b) Claims.

1. Impairment and Voting. Class 8A is Impaired by the Plan. Each holder of a Subordinated 510(b) Claim is conclusively deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan. All Subordinated 510(b) Claims are Disputed Claims.

2. Distribution. The holders of Subordinated 510(b) Claims shall not receive or retain any property under the Plan on account of such Subordinated 510(b) Claims and the obligations of the Debtors and Reorganized Debtors on account of Subordinated 510(b) Claims shall be discharged.

9.	Class 9A – Existing Common Stock.

1. Impairment and Voting. Class 9A is Impaired by the Plan. Each holder of an Interest in Existing Common Stock is conclusively deemed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

2. Distribution. On the Effective Date, Existing Common Stock shall be deemed automatically cancelled without further action by the Debtors or Reorganized Debtors and the obligations of the Debtors and Reorganized Debtors thereunder shall be discharged. Holders of Existing Common Stock shall receive no property under the Plan on account of such Interests.

10.	Class 10B and 10C – Intercompany Interests.

1. Impairment and Voting. Class 10B and 10C are Unimpaired by the Plan. Each holder of an Allowed Intercompany Interest is not entitled to vote to accept or reject the Plan and shall be conclusively deemed to have accepted the Plan.

2. Distribution. Class 10B and 10C Claims shall be Reinstated and rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

ARTICLE IV

ACCEPTANCE REQUIREMENTS

A.	Acceptance or Rejection of the Plan

1.	Voting Classes

Classes 2, 3, and 5 are Impaired under the Plan and are entitled to vote to accept or reject the Plan.

2.	Presumed Acceptance of the Plan

Classes 1, 4, 6, and 10 are Unimpaired under the Plan and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

3.	Presumed Rejection of the Plan

Classes 7, 8 and 9 are Impaired under the Plan and holders of Class 7 Claims (to the extent released, waived, or discharged pursuant to Article III.C.7 of the Plan), Class 8 Claims, and Class 9 Interests shall not receive or retain any property under the Plan on account of such Claims and Interests and are, therefore, conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

B.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to rejecting Classes of Claims and Interests. The Debtors reserve the right to modify the Plan in accordance with Article XI hereof, to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Sources of Consideration for Plan Distributions

1.	Cash Consideration

All Cash consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained from the RTL New Equity Infusion, from RTL to fund distributions, if any, to holders of Unsecured Notes Claims under Article III.C.5 (provided that any Cash provided by RTL for payments to holders of Unsecured Notes Claims but not distributed pursuant to Article VII of the Plan shall be returned to RTL), and other Cash on hand of the Debtors, including Cash derived from business operations. Further, the Debtors and the Reorganized Debtors, as the case may be, will be entitled to transfer funds from Non-Debtor Affiliates as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate or otherwise be affected by the terms of the Plan.

2.	New Securities

On the Effective Date, Reorganized CEDC shall issue (i) shares of New Common Stock for distribution to RTL on account of the RTL Investment in accordance with the RTL Investment New Common Stock Allocation and (ii) the New Notes in partial exchange for the Existing 2016 Notes. All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and nonassessable. Additionally, the Reorganized CEDC or New CEDC, as the case may be, shall be authorized, without the need for further stockholder action, to issue the shares of New Common Stock necessary to satisfy any conversion of the New Convertible Secured Notes implemented pursuant to the terms of those securities after the Effective Date. Each distribution and issuance referred to in Article VII shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Person receiving such distribution or issuance.

B.	Cancellation of Securities and Agreements

Except as otherwise specifically provided for in the Plan, on the Effective Date: (1) all indentures, notes, bonds, purchase rights, instruments, guarantees, certificates, warrants, options, puts, agreements (including registration rights agreements), and other documents evidencing the RTL Credit Facility, the Existing 2013 Notes, the RTL Notes, the Existing Common Stock, the RTL Put Right, and any other indebtedness of or Interests in the Debtors (except as provided in Article III.C.10) shall be deemed cancelled, and the obligations of the Debtors thereunder and in any way related thereto shall be fully satisfied, released, and discharged, and (2)(i) all indentures, notes, bonds, purchase rights, instruments, guarantees, certificates, and other documents evidencing the Existing 2016 Notes shall be deemed cancelled, and the obligations of the Debtors thereunder and in any way related thereto shall be fully satisfied, released, and discharged and (ii) the Custodian (as defined in the Existing 2016 Notes Indenture) shall mark the Global Dollar Note (as defined in the Existing 2016 Notes Indenture) and the Global Euro Note (as defined in the Existing 2016 Notes Indenture), as applicable, as cancelled and deliver such cancelled Global Dollar Note and Global Euro Note, as applicable, to Reorganized CEDC FinCo; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders of Existing 2016 Notes Claims, RTL Credit Facility Claims, and the Unsecured Notes Claims (as applicable) to receive distributions under the Plan as provided herein, and (b) allowing the Indenture Trustees, if applicable, to make distributions under the Plan as provided herein; provided further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under this Plan; provided further, however, that the cancellation of indentures, notes, instruments, guarantees, certificates, and other documents hereunder shall not itself alter the obligations or rights among third parties (apart from the Debtors, the Reorganized Debtors, and the Non-Debtor Affiliates). Upon cancellation of the Existing 2016 Notes Indenture and the Existing 2013 Notes Indenture, all duties and responsibilities of the Indenture Trustees under the Existing 2016 Notes Indenture and the Existing 2013 Notes Indenture, as applicable, shall be discharged except to the extent required in order to effectuate the Plan.

C.	Section 1145 Exemption

The issuance of the New Common Stock and New Notes distributed to creditors on account of their Claims shall be authorized under section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any person, unless required by provision of the relevant corporate documents or applicable law, regulation, order or rule, and shall thereby be exempt from the requirements of Section 5 of the Securities Act of 1933, as amended, and any state or local laws requiring registration for the offer and sale of a security; and all documents evidencing the same shall be executed and delivered as provided for in the Plan or the Plan Supplement.

D.	Governance Documents and Corporate Existence

On the Effective Date, the Corporate Governance Documents of the Debtors shall be amended in a form as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code (including, without limitation, section 1123(a)(6) of the Bankruptcy Code), shall be included in the Plan Supplement, shall contain certain minority stockholder protections that are effective if and when the New Convertible Secured Notes are converted, including but not limited to registration rights, preemptive rights and, subject to appropriate ownership levels, and shall be otherwise reasonably acceptable to RTL and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

Except as otherwise provided herein, in the Corporate Governance Documents or elsewhere in the Plan Supplement, each Debtor, as Reorganized, shall continue to exist after the Effective Date as a separate corporate entity or limited liability company, as the case may be, with all the powers of a corporation or limited liability company, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated. After the Effective Date, each Reorganized Debtor may amend and restate its Corporate Governance Documents as permitted by the laws of its respective states, provinces, or countries of formation and its respective charters and bylaws.

E.	Reorganized Debtors’ Boards of Directors

The identity of the members of the new board of each of the Reorganized Debtors shall be determined by RTL in its sole discretion, and will be identified in the Plan Supplement or in a filing with the Bankruptcy Court at or prior to the Confirmation Hearing.

F.	Employee Benefits

Except as otherwise provided herein, on and after the Effective Date, the Reorganized Debtors may: (1) honor, in the ordinary course of business, any contracts, agreements, policies, programs and plans for, among other things, compensation (other than equity based compensation related to Interests), health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance and accidental death and dismemberment insurance for the directors, officers and employees of any of the Debtors who served in such capacity at any time and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising before the Petition Date; provided, however, that the Debtors’ or Reorganized Debtors’ performance under any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program or plan that has expired or been terminated before the Effective Date, or restore, reinstate or revive any such benefit or alleged entitlement under any such policy, program or plan. Nothing herein shall limit, diminish or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action or other rights with respect to any such contracts, agreements, policies, programs and plans.

G.	Management Incentive Plan

On or after the Effective Date, the Reorganized Debtors may implement a management incentive plan for management, selected employees and directors of the Reorganized Debtors, providing incentive compensation in the form of, among other things, stock options, stock appreciation rights, restricted stock, restricted stock units phantom stock awards, performance awards and/or other stock-based awards in Reorganized CEDC in an aggregate amount equal to up to 5% of the New Common Stock, on a fully diluted basis (the “Management Incentive Plan”). Reorganized CEDC shall be authorized to adopt the Management Incentive Plan without the need for any further stockholder action. The specific form of and terms applicable to awards granted under the Management Incentive Plan shall be determined by the new board of Reorganized CEDC; provided that the aggregate price paid for all repurchased, redeemed, acquired or retired New Common Stock issued pursuant to the Management Incentive Plan may not exceed $3.0 million in each twelve-month period from the date of issuance of the New Notes (with any unused amounts in any preceding twelve-month period being carried over to the succeeding twelve-month period).

H.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or any agreement, instrument or other document incorporated therein, on the Effective Date, all property in each Estate and all Causes of Action (except those released pursuant to the Releases by the Debtors) shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtors may operate its business and may use, acquire or dispose of property and compromise or settle any Claims, Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

I.	Restructuring Transactions

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable Persons may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Persons agree; (3) the filing of appropriate certificates or articles of incorporation or amendments thereof, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (4) all other actions that the applicable Persons determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law. On the Effective Date, pursuant to section 1123(a)(5)(B) of the Bankruptcy Code, at the direction of the Debtors, RTL, and a majority in principal amount of the Existing 2016 Notes represented by the Existing 2016 Notes Steering Committee, CEDC shall transfer (by way of merger, consolidation, share exchange, sale of assets, or otherwise) to a newly-formed Delaware corporation (“New CEDC”) all or substantially all of its assets and all Claims and Interests that are Reinstated and/or Unimpaired, and in consideration of such transfer, New CEDC shall make the distributions as specified in Article III.C of the Plan.

J.	Covenant Amendments and Supplemental Indenture

On and after the Confirmation Date, the following actions shall be deemed authorized and approved in all respects, without the need for further approval or agreement under the Existing 2016 Notes Indenture, by the directors or officers of the Debtors or the Reorganized Debtors, the Existing 2016 Notes Indenture Trustee, any security agent under the Existing 2016 Notes Indenture, or otherwise and pursuant to entry of the Confirmation Order: (i) the Supplemental Indenture shall be and shall be deemed to be executed and effective in all regards and in accordance with its terms; (ii) CEDC FinCo shall deliver notice to the Existing 2016 Notes Indenture Trustee that it designates all Non-Debtor Affiliates as Unrestricted Subsidiaries (as defined in the Existing 2016 Notes Indenture) under the Existing 2016 Notes Indenture; and (iii) upon designation of such Non-Debtor Affiliates as Unrestricted Subsidiaries, the guarantees by such Unrestricted Subsidiaries of the Existing 2016 Notes shall be automatically released pursuant to section 10.4(3) of the Existing 2016 Notes Indenture and all liens on assets of such Non-Debtor Affiliates designated as Unrestricted Subsidiaries that secure the Existing 2016 Notes shall be automatically released pursuant to section 11.9(2) of the Existing 2016 Notes Indenture.

K.	Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (1) selection of the directors and officers of the Reorganized Debtors; (2) the distribution of the New Common Stock as provided herein; and (3) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the directors or officers of the Debtors or the Reorganized Debtors.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, certificates of incorporation, operating agreements and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated by this Article V shall be effective notwithstanding any requirements under non-bankruptcy law.

L.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors and the officers and members of the board of directors thereof are authorized to issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization or consents except for those expressly required pursuant to the Plan.

M. Section 1146 Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property in contemplation of, in connection with, or pursuant to the Plan shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment. Such exemption specifically applies, without limitation, to (1) the creation of any mortgage, deed of trust, lien or other security interest; (2) the making or assignment of any lease or sublease; (3) any restructuring transaction authorized by Article V hereof; or (4) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including: (a) any merger agreements; (b) agreements of consolidation, restructuring, disposition, liquidation or dissolution; (c) deeds; or (d) assignments executed in connection with any transaction occurring under the Plan.

N.	D&O Liability Insurance Policies and Indemnification Provisions

Notwithstanding anything herein to the contrary, as of the Effective Date, the D&O Liability Insurance Policies and Indemnification Provisions belonging or owed to directors, officers, and employees of the Debtors (or the Estates) who served or were employed at any time by the Debtors shall be deemed to be, and shall be treated as though they are, executory contracts and the Debtors shall assume (and assign to the Reorganized Debtors if necessary to continue the D&O Liability Insurance Policies in full force) all of the D&O Liability Insurance Policies and Indemnification Provisions pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies and Indemnification Provisions. On or before the Effective Date, the Reorganized Debtors shall obtain reasonably sufficient tail coverage (i.e., D&O insurance coverage that extends beyond the end of the policy period) under a directors and officers’ liability insurance policy for the current and former directors, officers and managers for a period of six (6) years.

O.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Releases by the Debtors provided by Article IX.B hereof), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Person may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person or Person on or before the Effective Date (including pursuant to the Releases by the Debtors or otherwise), the Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plan. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of the Confirmation or Consummation.

P.	Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claim, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of the Claim. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of Allowed Claims exceed 100% of the underlying Allowed Claim.

Q.	Dutch Auction Procedure

The Debtors shall use a pure reverse Dutch auction procedure to determine which Existing 2016 Notes will be accepted for exchange in the Cash Option. The Ballots will, among other options, provide the holders of Existing 2016 Notes with the option to elect to participate in the Cash Option. The auction will stay open through the Auction Closing Date, and Ballots indicating any such election are due by the Voting Deadline as provided herein.

The Debtors will accept for purchase the Existing 2016 Notes that elect to participate in the Cash Option in the order of the lowest to the highest Bid Prices (as determined based upon each Bid Price’s percentage of the respective Existing 2016 Note’s principal amount) until reaching the Clearing Price. In addition, holders of Existing 2016 Notes that elect to participate in the Cash Option will be subject to proration. The Debtors will first accept for exchange all Existing 2016 Notes with a Bid Price less than the Clearing Price, and thereafter, Existing 2016 Notes with a Bid Price equal to the Clearing Price on a Pro Rata basis. In all cases, appropriate adjustments will be made to avoid purchases of Existing 2016 Notes in principal amounts other than integral multiples of $1,000 or €1,000, as applicable. All Existing 2016 Notes not accepted in the Cash Option as a result of proration will not participate in the Cash Option and will be deemed to have elected to participate in the New Notes Option. In addition, any Existing 2016 Notes for which the respective holders did not elect to participate in the Cash Option will be deemed to have elected the New Notes Option.

To receive payment of Cash pursuant to the Cash Option, the holder of record on the Distribution Date must have been the holder of record as of the Voting Record Date. Furthermore, the ability to participate in the Cash Option is subject to the applicable custodian or nominee complying with any requests of the applicable clearing houses, including, without limitation, confirmation of record holders or surrender of notes by any deadline. Any failure on a holder’s ability to present Existing 2016 Notes for the Cash Option will result in such holder receiving the New Notes Option. Therefore, to receive the Cash Option, the holder as of the Voting Record Date cannot trade its Existing 2016 Notes prior to the Distribution Date. Subject to the foregoing, if holders of Allowed Existing 2016 Notes Claims elect to participate in the Cash Option by indicating as such on their Ballot and submitting such Ballot by the Voting Deadline as provided herein, each such holder shall receive, subject to the foregoing, its portion of the Cash Option Consideration equal to (a) such holder’s 8.875% Bid Price multiplied by the total principal amount of such holder’s Existing 8.875% 2016 Notes accepted for exchange in the Cash Option, divided by €1,000 and converted using the Exchange Rate, plus (b) such holder’s 9.125% Bid Price multiplied by the total amount of such holder’s Existing 9.125% 2016 Notes accepted for exchange in the Cash Option and divided by $1,000, plus (c) the full amount of the aggregate unpaid interest that has accrued on such holder’s accepted Existing 2016 Notes in accordance with the terms of the Existing 2016 Notes Indenture from December 2, 2012 to March 15, 2013 and converted using the Exchange Rate for interest accrued on Existing 8.875% 2016 Notes.

ARTICLE VI

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, each of the Debtors’ Executory Contracts and Unexpired Leases shall be deemed assumed as of the Effective Date, unless such Executory Contract or Unexpired Lease: (1) was assumed or rejected previously by the Debtors; (2) expired or terminated pursuant to its own terms before the Effective Date; (3) is the subject of a motion to reject filed on or before the Effective Date; or (4) is identified as an Executory Contract or Unexpired Lease to be rejected pursuant to the Plan Supplement before the Effective Date.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, all assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by such order. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify or supplement the list of Executory Contracts and Unexpired Leases identified in the Plan Supplement at any time before the Effective Date. After the Effective Date, the Reorganized Debtors shall have the right to terminate, amend or modify any intercompany contracts, leases or other agreements without approval of the Bankruptcy Court.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order or approval of the Bankruptcy Court. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as Class 6 General Unsecured Claims against the applicable Debtor and shall be treated in accordance with Article III of the Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary amounts by which any Executory Contract or Unexpired Lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption.

D.	Insurance Policies

Notwithstanding anything herein to the contrary, as of the Effective Date, the Debtors shall assume (and assign to the Reorganized Debtors if necessary to continue the Insurance Policies in full force) all of the Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the Insurance Policies.

E.	Reservation of Rights.

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

F.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Record Date for Distributions

As of the entry of the Confirmation Order, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes made to reflect any new record holders of any Claims or Interests. The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

B.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such a Claim becomes an Allowed Claim, on the next Distribution Date or as soon as reasonably practicable thereafter), each holder of an Allowed Claim against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VIII hereof. Except as otherwise provided herein, holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

C.	Disbursing Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by the Reorganized Debtors as Disbursing Agent or such other Person designated by the Reorganized Debtors as a Disbursing Agent on the Effective Date.

D.	Rights and Powers of Disbursing Agent

1.	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) affect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors in their reasonable discretion.

E.	Distributions on Account of Claims Allowed After the Effective Date

1.	Payments and Distributions on Disputed Claims

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

2.	Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as may be agreed to by the Debtors or the Reorganized Debtors, on the one hand, and the holder of a Disputed Claim, on the other hand, no partial payments and no partial distributions shall be made with respect to any Disputed Claim until all Disputed Claims held by the holder of such Disputed Claim have become Allowed Claims or have otherwise been resolved by settlement or Final Order.

F.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be made to holders of record as of the Distribution Record Date by the Disbursing Agent: (a) to the signatory set forth on any of the Proof of Claim filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim; (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address; (d) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf or (e) at the addresses reflected in the Debtors’ books and records. Distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. None of the Debtors, the Reorganized Debtors and the applicable Disbursing Agent shall incur any liability whatsoever on account of any distributions under the Plan except for willful misconduct or fraud.

Except as otherwise provided in the Plan, (i) all distributions to holders of Existing 2016 Notes shall be governed by the Existing 2016 Notes Indenture, and shall be deemed completed when made to the Existing 2016 Notes Indenture Trustee, who shall in turn make distributions in accordance with the Existing 2016 Notes Indenture and (ii) all distributions to holders of Existing 2013 Notes shall be governed by the Existing 2013 Notes Indenture, and shall be deemed completed when made to the Existing 2013 Notes Indenture Trustee, who shall in turn make distributions in accordance with the Existing 2013 Notes Indenture.

2.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made as soon as practicable after such distribution has become deliverable or has been claimed to such holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and forfeited at the expiration of six months from the applicable Distribution Date. After such date, all “unclaimed property” or interests in property shall revert to the Reorganized Debtors (notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary), and the Claim of any holder to such property shall be discharged and forever barred.

G.	Withholding and Reporting Requirements

In connection with the Plan and all instruments issued in connection therewith, the Disbursing Agent shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.

H.	Setoffs

Except as set forth herein, the Debtors and the Reorganized Debtors may withhold (but not set off except as set forth below) from the distributions called for under the Plan on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the holder of any such Allowed Claim. In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the holder of any such Allowed Claim are adjudicated by Final Order or otherwise resolved, the Debtors may, pursuant to section 558 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim) the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the holder of any such Allowed Claim, but only to the extent of such adjudicated or resolved amount. Neither the failure to effect such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, equity interests, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against any such holder, except as specifically provided herein.

I.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce in part or in full a Claim to the extent that the holder of such Claim receives payment in part or in full on account of such Claim from a party other than the Debtors or Reorganized Debtors. To the extent a holder of a Claim receives a distribution on account of such Claim from a party other than the Debtors or Reorganized Debtors, such holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Insurance Claims

No distributions under the Plan shall be made on account of Allowed Claims until the holder of such Allowed Claim has exhausted all remedies with respect to the Debtors’ Insurance Policies. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be made in accordance with the provisions of any applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Person may hold against any other Person, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

J.	Allocation of Distributions Between Principal and Unpaid Interest

To the extent that any Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for U.S. federal income tax purposes, be allocated on the Debtors’ books and records to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the accrued but unpaid interest.

ARTICLE VIII

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED AND DISPUTED CLAIMS

A.	Prosecution of Objections to Claims

The Debtors (before the Effective Date) or the Reorganized Debtors (on or after the Effective Date), as applicable, shall have the exclusive authority to file, settle, compromise, withdraw or litigate to judgment any objections to Claims as permitted under the Plan. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Debtors reserve all rights to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

B.	Allowance of Claims

Except as expressly provided herein or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), the Reorganized Debtors after the Effective Date will have and retain any and all rights and defenses held by the Debtors with respect to any Claim as of the Petition Date. All claims of any Person against any Debtor shall be disallowed unless and until such Person pays, in full, the amount it owes each such Debtor.

C.	Distributions After Allowance

On the Distribution Date following the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim.

D.	Estimation of Claims

The Debtors (before the Effective Date) or Reorganized Debtors (on or after the Effective Date) may, at any time, and from time to time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Disputed Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim against any party or Person, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (before the Effective Date) or the Reorganized Debtors (after the Effective Date), may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the objection, estimation, settlement and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, objected to, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

E.	Deadline to File Objections to Claims

Any objections to Claims, if any, shall be filed no later than the Claims Objection Bar Date; provided, however, that the Debtors’ failure to file an objection by the Claims Objection Bar Date shall not cause any Claim to be deemed an Allowed Claim nor shall it prejudice the Debtors’ right ability to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law.

ARTICLE IX

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests and Controversies

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and holders of Claims and Interests and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Persons.

B.	Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code and to the extent allowed by applicable law, and except as otherwise specifically provided in the Plan or the Plan Supplement, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, the Estates, and Non-Debtor Affiliates from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, their Estates and Non-Debtor Affiliates, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or the Non-Debtor Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor, Reorganized Debtor, Estate or Non-Debtor Affiliate and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, RTL Investment Agreement or related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date; provided, however, that nothing in this Article IX.B shall be construed to release any party or entity from intentional fraud, willful misconduct, or criminal conduct, as determined by a Final Order.

C.	Releases by Holders of Claims

Except as otherwise provided in the Plan, as of the Effective Date, each holder of a Claim who affirmatively votes to accept this Plan and does not elect to opt out of the releases contained in this Section IX.C by making such election on its timely submitted ballot shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Debtors, the Reorganized Debtors, their Estates, Non-Debtor Affiliates and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims, assertable on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Debtors’ Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, including (without limitation) any tender rights provided under any applicable law, rule, or regulation, the subject matter of, or the transactions or events giving rise to, any Claim that is treated in the Plan, the business or contractual arrangements between the Debtors and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, the RTL Investment Agreement, the Plan Supplement or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Confirmation Date; provided, however, that nothing in this Article IX.B shall be construed to release any party or entity from intentional fraud, willful misconduct or criminal conduct, as determined by a Final Order; provided further, however that this Article IX.C shall not release the Debtors, the Reorganized Debtors, their Estates, Non-Debtor Affiliates and the Released Parties from any Cause of Action held by a governmental entity existing as of the Effective Date based on (i) the Internal Revenue Code or other domestic state, city, or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city, or municipality, (iii) any criminal laws of the United States or any domestic state, city, or municipality, (iv) the Securities and Exchange Act of 1934 (as now in effect or hereafter amended), the Securities Act of 1933 (as now in effect or hereafter amended), or other securities laws of the United States or any domestic state, city or municipality, (v) the Employee Retirement Income Security Act of 1974, as amended, or (vi) the laws and regulations of the Bureau of Customs and Border Protection of the United States Department of Homeland Security. Notwithstanding anything to the contrary in the Existing 2016 Notes Indenture, the Existing 2016 Notes, or the instruments, guarantees, certificates, and other documents related thereto, votes by holders of Existing 2016 Notes Claims to accept this Plan and not opt out of the releases contained in this Article IX.C shall constitute agreement by such holders to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Non-Debtor Affiliates from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, direct or indirect, foreseen or unforeseen, existing or hereafter arising, that relate to guarantees of the Existing 2016 Notes, and any collateral of Non-Debtor Affiliates securing the Existing 2016 Notes except as otherwise set forth in the Plan.

D.	Exculpation

Except as otherwise specifically provided in the Plan or Plan Supplement, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Exculpated Claim, obligation, cause of action or liability for any Exculpated Claim, except for intentional fraud or willful misconduct (to the extent such duty is imposed by applicable non-bankruptcy law), but in all respects such Persons shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors and the Reorganized Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the Plan securities pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

E.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the

Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

F.	Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PLAN SUPPLEMENT OR RELATED DOCUMENTS, OR FOR OBLIGATIONS ISSUED PURSUANT TO THE PLAN, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE IX.B OR ARTICLE IX.C, DISCHARGED PURSUANT TO ARTICLE IX.E, OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE IX.D, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH PERSONS ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH PERSONS OR THE PROPERTY OR ESTATES OF SUCH PERSONS ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; AND (4) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED, SETTLED OR DISCHARGED PURSUANT TO THE PLAN.

THE RIGHTS AFFORDED IN THE PLAN AND THE TREATMENT OF ALL CLAIMS AND INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION OF ALL CLAIMS AND INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS OR ANY OF THEIR ASSETS, PROPERTY OR ESTATES. ON THE EFFECTIVE DATE, ALL SUCH CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND THE INTERESTS SHALL BE CANCELLED.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN OR IN OBLIGATIONS ISSUED PURSUANT HERETO FROM AND AFTER THE EFFECTIVE DATE, ALL CLAIMS AGAINST THE DEBTORS SHALL BE FULLY RELEASED AND DISCHARGED, AND ALL INTERESTS SHALL BE CANCELLED, AND THE DEBTORS’ LIABILITY WITH RESPECT THERETO SHALL BE EXTINGUISHED COMPLETELY, INCLUDING ANY LIABILITY OF THE KIND SPECIFIED UNDER SECTION 502(G) OF THE BANKRUPTCY CODE. ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS, THE DEBTORS’ ESTATES, THE REORGANIZED DEBTORS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR ASSETS AND PROPERTIES, ANY OTHER CLAIMS OR INTERESTS BASED UPON ANY DOCUMENTS, INSTRUMENTS OR ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE EFFECTIVE DATE.

G.	Temporary Injunction with Respect to Existing 2016 Notes Claims

To the extent such Claims are not otherwise released pursuant to Article IX.C of this Plan, the Confirmation Order approving this Plan shall act as a temporary injunction against the enforcement of any default against the Debtors or any Non-Debtor Affiliate obligated under the Existing 2016 Notes. Holders of Existing 2016 Note Claims shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim relating to the Existing 2016 Notes so long as the Debtors continue to provide or cause to be provided such treatment to holders of Existing 2016 Notes Claims as provided under the Plan. The temporary injunction will expire automatically if the Reorganized Debtors default under the Plan by failing to provide or cause to be provided such treatment to holders of Existing 2016 Notes Claims as provided under the Plan and fail to cure such default within 30 days after receipt by the Debtors of written notice of such default from the trustee(s) of the New Notes.

H.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Release of Liens

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtors and their successors and assigns. For the avoidance of doubt, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged on the Effective Date without any further action of any party, including, but not limited to, further order of the Bankruptcy Court or filing updated schedules or statements typically filed pursuant to the Uniform Commercial Code.

ARTICLE X

CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE

EFFECTIVE DATE

A.	Conditions Precedent to Confirmation

It shall be a condition to Confirmation hereof that the following provisions, terms and conditions shall have been satisfied or waived pursuant to the provisions of Article X.C.

1. The Bankruptcy Court shall have entered an order in form and substance reasonably acceptable to the Debtors, RTL and a majority in principal amount of the Existing 2016 Notes represented by the Existing 2013 Notes Steering Committee approving the RTL Investment Agreement.

2. The Bankruptcy Court shall have entered an order in form and substance reasonably acceptable to the Debtors, RTL and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committee approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

3. The Confirmation Order (a) shall be, in form and substance, reasonably acceptable to the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees, (b) shall include a finding by the Bankruptcy Court that the New Common Stock (except New Common Stock issued in exchange for the RTL New Equity Infusion) and New Notes to be issued on the Effective Date will be authorized and exempt from registration under applicable securities law pursuant to section 1145 of the Bankruptcy Code, (c) shall approve the amendments and modifications of the Existing 2016 Notes Indenture as provided in Article V.J of the Plan and (d) shall not be subject to any stay or subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code.

4. The Plan and the Plan Supplement, including any schedules, documents, supplements and exhibits thereto shall, in form and substance, be reasonably acceptable to the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

5. RTL shall be satisfied, in its sole discretion, that neither RTL nor any of its affiliates will be required, as a result of the Plan and/or the transactions contemplated by the RTL Investment Agreement, to make any mandatory tender offer(s) under the Polish Securities Laws or any applicable rule of regulation of the Warsaw Stock Exchange.

B.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following provisions, terms and conditions shall have been satisfied or waived pursuant to the provisions of Article X.C.

1. The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption and rejection of Executory Contracts and Unexpired Leases by the Debtors as contemplated herein in form and substance acceptable to the Debtors.

2. The Confirmation Order, in form and substance, reasonably acceptable to the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees, shall have been entered by the Bankruptcy Court and shall not be subject to any stay subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code.

3. The Bankruptcy Court shall have entered a Final Order (which may be the Confirmation Order) approving and authorizing the amendment and modification of the Existing 2016 Notes Indenture as provided in Article V.J hereof.

4. All of the schedules, documents, supplements and exhibits to the Plan shall have been filed in form and substance reasonably acceptable to the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

5. All conditions to the consummation of the RTL New Equity Infusion, including (without limitation) all conditions set forth in the RTL Investment Agreement, shall have been satisfied or waived by RTL.

6. All conditions to the consummation of the RTL Offer (other than the occurrence of the Effective Date) shall have been satisfied or waived, and the RTL Offer shall close simultaneously with the occurrence of the Effective Date.

7. All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

8. All actions, documents, certificates, and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

C.	Waiver of Conditions

The conditions to Confirmation of the Plan and to Consummation of the Plan set forth in this Article X may be waived at any time upon receipt of written waivers from each of the Debtors, RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

D.	Effect of Failure of Conditions

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any holders of Claims or any other Person; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any holders or any other Person in any respect.

ARTICLE XI

MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments

Except as otherwise specifically provided herein and with the consent of RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees, the Debtors reserve the right to modify the Plan as to material terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, and with the consent of RTL, and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees, the Debtors expressly reserve their rights to alter, amend or modify materially the Plan with respect to the Debtors one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.	Effect of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan before the Effective Date. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Person; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Person.

ARTICLE XII

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases and all matters arising out of or related to the Chapter 11 Cases and the Plan including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount or allowance of Claims;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to: (a) the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which the Debtors are party or with respect to which a Debtor may be liable in any manner and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including Claims based on the Debtors’ rejection of Executory Contracts or Unexpired Leases as set forth in Article VI, Cure Claims pursuant to section 365 of the Bankruptcy Code or any other matter related to such Executory Contract or Unexpired Lease; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying or supplementing, after the Effective Date, pursuant to Article VI, any Executory Contracts or Unexpired Leases the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired.

4. ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5. adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. adjudicate, decide or resolve any and all matters related to any Cause of Action;

7. adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

8. resolve any avoidance or recovery actions under sections 105, 502(d), 542 through 551 and 553 of the Bankruptcy Code;

9. resolve any cases, controversies, suits, disputes or Causes of Action that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person’s obligations incurred in connection with the Plan;

10. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with Consummation or enforcement of the Plan;

11. resolve any cases, controversies, suits, disputes or Causes of Action with respect to the discharge, releases, injunctions, exculpations, indemnifications and other provisions contained in Article IX and enter such orders as may be necessary or appropriate to implement such releases, injunctions and other provisions;

12. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

13. adjudicate any and all disputes arising from or relating to distributions under the Plan;

14. consider any modifications of the Plan, cure any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

15. determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

16. hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

17. hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

18. hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

19. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement or the Confirmation Order;

20. enforce all orders previously entered by the Bankruptcy Court;

21. hear any other matter not inconsistent with the Bankruptcy Code; and

22. enter an order concluding or closing the Chapter 11 Cases.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article X.B, and notwithstanding Bankruptcy Rules 3020(e), 6004(h) or 7062 or any other Bankruptcy Rule, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Persons that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan, each Person acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.	Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Dissolution of Creditors’ Committee

On the Effective Date, the Creditors’ Committee, if any, shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.

D.	Reservation of Rights

None of the Plan, any statement or provision contained in the Plan or any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests before the Effective Date.

E.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries or guardian, if any, of each Person.

F.	Service of Documents

After the Effective Date, any pleading, notice or other document required by the Plan to be served or delivered shall be served as follows:

1.	If to the Reorganized Debtors, to:

Central European Distribution Corporation

3000 Atrium Way

Suite 265

Mt. Laurel, New Jersey 08054

Attn: General Counsel

with copies to:

Skadden, Arps, Slate, Meagher and Flom LLP

4 Times Square

New York, New York 10036

Attn:     Jay M. Goffman

             Mark A. McDermott

2. After the Effective Date, the Debtors may, in their sole discretion, notify Persons that, in order to continue receiving documents pursuant to Bankruptcy Rule 2002, such Persons must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Persons receiving documents pursuant to Bankruptcy Rule 2002 to those Persons who have filed such renewed requests.

G.	Entire Agreement

Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

H.	Severability of Plan Provisions

If, before Confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court or any other court exercising jurisdiction to be invalid, void or unenforceable, the Bankruptcy Court or other court exercising jurisdiction shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. Notwithstanding the foregoing, if any provision of the Plan is materially altered or rendered unenforceable, the Plan shall not be confirmed without the written consent of RTL and a majority in principal amount of the Existing 2013 Notes or the Existing 2016 Notes, as applicable, represented by the Steering Committees.

I.	Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be available upon request to the Debtors’ counsel, by contacting Skadden, Arps, Slate, Meagher and Flom LLP, 4 Times Square, New York, New York 10036, at the Bankruptcy Court’s website at https://ecf.deb.uscourts.gov or at the website of GCG, Inc. at www.gcginc.com/cases/CEDC (to be activated in the event that the Debtors file the Chapter 11 Cases). To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

J.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code and any applicable non-bankruptcy law, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale and purchase of Plan securities offered and sold under the Plan, and, therefore, will have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale or purchase of the New Common Stock offered and sold under the Plan.

K.	Conflicts

Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, that if there is a conflict between this Plan and a Plan Supplement document, the Plan Supplement document shall govern and control.

Dated: March 18, 2013

Respectfully submitted,

Central European Distribution Corporation

By:      /s/ N. Scott Fine

Name: N. Scott Fine

Title:   Vice Chairman and Lead Director

Sarah E. Pierce (I.D. No. 4648)

SKADDEN, ARPS, SLATE, MEAGHER

& FLOM, LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899-0636

(302) 651-3000

(302) 651-3001

– and –

Jay M. Goffman

Mark A. McDermott

SKADDEN, ARPS, SLATE, MEAGHER

& FLOM, LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

(212) 735-2000

Proposed Counsel for Debtors and Debtors in Possession

EXHIBIT A TO THE

AMENDED AND RESTATED JOINT PREPACKAGED CHAPTER 11 PLAN OF

CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL.

LIST OF REJECTED CONTRACTS AND LEASES TO BE FILED AS A PLAN SUPPLEMENT

EXHIBIT B TO THE

AMENDED AND RESTATED JOINT PREPACKAGED CHAPTER 11 PLAN OF

CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL.

NON-EXCLUSIVE LIST OF RETAINED CLAIMS AND CAUSES OF ACTION

ALL POTENTIAL CLAIMS AND/OR CAUSES OF ACTION NOT RELEASED PURSUANT TO ARTICLE IX.B OF THE PLAN, WHETHER NOTED HEREIN OR OTHERWISE, WILL BE INVESTIGATED FOLLOWING CONFIRMATION OF THE AMENDED AND RESTATED JOINT PREPACKAGED CHAPTER 11 PLAN OF CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL., AND ACCORDINGLY ALL SUCH CAUSES OF ACTION AND CLAIMS, WHETHER NOTED HEREIN OR OTHERWISE, ARE EXPRESSLY RETAINED AND NOT WAIVED.

Any and all outstanding accounts receivable balances owed to the Debtors.

Any and all pre- or postpetition utility deposits.

Any and all pending federal, state and foreign tax actions and appeals.

Any and all rights and claims under contracts, leases, loan agreements, syndications, or any other agreements not cancelled pursuant to the Plan, including but not limited to collection actions and claims.

Any and all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, except such claims that are released under the Plan or the Confirmation Order.

Any and all objections to claims asserted under Bankruptcy Code section 503(b) against the Debtors, whether based upon claims filed on the Debtors’ claims registry or otherwise asserted.

Any and all objections to secured claims against one or more of the Debtors, whether based upon claims filed on the Debtors’ claims registry or otherwise asserted.

Any and all objections to claims asserted under Bankruptcy Code section 507 against one or more of the Debtors, whether based upon claims filed on the Debtors’ claims registry or otherwise asserted.

Nothing herein shall preserve any causes of action or claims that are expressly released or waived under the Plan.

EXHIBIT C TO THE

JOINT PREPACKAGED CHAPTER 11 PLAN OF

CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL.

DESCRIPTION OF NEW COMMON STOCK

The principal terms of the New Common Stock to be issued by Reorganized CEDC under the Plan shall be as follows:

Authorization:	120 million shares
Initial Issuance:	25 million shares
Par Value:	$0.01 per share
Voting Rights:	One vote per share
Dividends:	Payable at the discretion of the board of directors of Reorganized CEDC
Conversion Rights:	None
Splits and Adjustments:	Generally, arithmetic splits, combinations, etc. are proportionately treated
Restrictions on Transfer:	None (other than restrictions imposed by applicable state and federal securities laws)
Registration Rights:	None

ANNEX E

BALLOTS AND LETTER OF TRANSMITTAL

No person has been authorized to give any information or advice, or to make any representation,

other than what is contained in the Offering Memorandum and Disclosure Statement.

BALLOT FOR ACCEPTING OR REJECTING THE JOINT PREPACKAGED PLAN OF REORGANIZATION OF CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL.

THIS BALLOT IS EXCLUSIVELY FOR USE BY ALL HOLDERS OF EXISTING 2013 NOTES THAT ARE HOLDERS OF CLASS 5A UNSECURED NOTES CLAIMS

CUSIP 153435AA0

On February 25, 2013, Central European Distribution Corporation (“CEDC”) and its wholly owned subsidiary CEDC Finance Corporation International, Inc. (“CEDC FinCo”) commenced a solicitation, which was amended on March 8, 2013 and supplemented on March 18, 2013, whereby:

•

CEDC is soliciting acceptances from all holders of Existing 2013 Notes of the prepackaged plan of reorganization attached to the Offering Memorandum and Disclosure Statement Supplement (as defined below) as Annex D (the “Plan of Reorganization”), and

•

CEDC FinCo is (i) offering to exchange (the “CEDC FinCo Exchange Offer”) all of the outstanding 9.125% Senior Secured Notes due December 1, 2016 (the “9.125% Existing 2016 Notes”) and the 8.875% Senior Secured Notes due December 1, 2016 (the “8.875% Existing 2016 Notes” and, together with the 9.125% Existing 2016 Notes, the “Existing 2016 Notes” and, together with the Existing 2013 Notes, the “Notes”) for (a) cash consideration and/or (b) new Senior Secured Notes due 2018 (the “New Secured Notes”) and new Convertible Secured PIK Toggle Notes due 2018 (the “New Convertible Secured Notes” and, together with the New Secured Notes, the “New Notes”); (ii) soliciting consents (the “Consent Solicitation”) to amendments to the Indenture governing the Existing 2016 Notes (the “Existing 2016 Notes Indenture”); and (iii) soliciting acceptances from all holders of Existing 2016 Notes of the Plan of Reorganization.

This ballot (the “Ballot”) is being sent to all beneficial holders (the “Beneficial Holders”) of Existing 2013 Notes for their use in voting to accept or reject the Plan of Reorganization by providing the appropriate instruction to their broker, dealer, commercial bank, trust company or other nominee (each, a “Nominee”). The CEDC FinCo Exchange Offer and the Plan of Reorganization are explained in greater detail in the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Amended Offering Memorandum and Disclosure Statement”) and Supplement No. 1 to the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Offering Memorandum and Disclosure Statement Supplement” and together with the Amended Offering Memorandum and Disclosure Statement, the “Offering Memorandum and Disclosure Statement”) to which this Ballot is annexed.

As discussed in the Offering Memorandum and Disclosure Statement, if the conditions to the CEDC FinCo Exchange Offer (including the Existing 2016 Notes Minimum Condition) are not satisfied or are not waived, we may, at our option, not consummate the CEDC FinCo Exchange Offer and, if the Minimum Reorganization Condition is satisfied, file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization such that holders of Existing Notes would receive the treatment described in the Plan of Reorganization. Even if the conditions to the CEDC FinCo Exchange Offer are met, and whether or not the Minimum Reorganization Condition is met, CEDC, CEDC FinCo and CEDC Finance Corporation LLC (“CEDC FinCo LLC”) may file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization or an alternative plan of reorganization.

Your options with respect to the vote to accept or reject the Plan of Reorganization are as follows:

OPTION 1. Vote to ACCEPT the Plan of Reorganization.

OPTION 2. Vote to REJECT the Plan of Reorganization.

OPTION 3. NOT VOTE on the Plan of Reorganization.

Beneficial Holders that instruct their Nominee to take no action, or fail to provide timely instructions, may nevertheless be bound by the terms of the Plan of Reorganization and have the relevant treatment applied to their Existing 2013 Notes if the Plan of Reorganization is consummated.

If you have any questions regarding the voting and exchange process, you should contact The Garden City Group, Inc. (the “Voting Agent”) at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

Please note that the Plan of Reorganization contemplates separate classes of creditors for voting and distribution purposes. Depending on the nature of the debt you hold against CEDC and/or CEDC FinCo, as applicable, you may hold claims in multiple classes.

Please note that in order to receive a distribution under the Plan of Reorganization you must be a holder of Class 5A Unsecured Notes Claims as of the Distribution Record Date, which is the Effective Date of the Plan of Reorganization.

If you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, you will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

To cast a vote, you must direct the Nominee holding your Existing 2013 Notes to execute a master ballot (a “Master Ballot”) on your behalf that reflects your instructions with respect to the Plan of Reorganization (including your exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization). You may direct your Nominee to execute a Master Ballot on your behalf by (i) returning this Ballot to your Nominee, or (ii) if it is your custom to communicate with your Nominee by other means such as phone, e-mail, internet or fax, then by providing instructions to your Nominee by those means.

All Master Ballots must be ACTUALLY RECEIVED by the Voting Agent by April 4, 2013 at 5:00 P.M. New York City Time (the “Voting Deadline”). It is your responsibility to communicate with your Nominee with sufficient time for your Nominee to submit a Master Ballot on your behalf before the Voting Deadline.

Modification of votes to accept or reject the Plan of Reorganization will only be permitted as set forth in the Offering Memorandum and Disclosure Statement. Beneficial Holders who elect Option 1 below (vote to accept the Plan of Reorganization) or Option 2 below (vote to reject the Plan of Reorganization) may modify votes on the Plan of Reorganization at any time prior to the Voting Deadline.

2

INSTRUCTIONS

CEDC, CEDC FinCo and CEDC FinCo LLC are soliciting the votes of certain of their creditors on the Plan of Reorganization described in the Offering Memorandum and Disclosure Statement accompanying this Ballot. Please review the Offering Memorandum and Disclosure Statement carefully before you return this Ballot. Unless otherwise defined, capitalized terms used in this Ballot have the meanings ascribed to them in the Offering Memorandum and Disclosure Statement or Plan of Reorganization.

This Ballot does not constitute and will not be deemed to constitute (a) a proof of claim or (b) an admission by CEDC or CEDC FinCo (or CEDC FinCo LLC) of the nature, validity, or amount of any claim.

You may not split your vote. You must vote the entire claim that you hold to accept or to reject the Plan of Reorganization. You will be deemed to have voted the full amount of your claim in your vote. You must vote all your claims within a single class to either accept or reject the Plan of Reorganization. Please consult the “Summary of the Plan of Reorganization” in the Offering Memorandum and Disclosure Statement for a description of the Plan of Reorganization classes.

To ensure your vote on the Plan of Reorganization is counted, you must either (a) complete, sign, and return this Ballot to your Nominee (i) at the address set forth on the enclosed pre-addressed envelope or (ii) by hand delivery or overnight courier address, or (b) otherwise communicate your instructions to your Nominee. The method of delivery of this Ballot and all other required documents is at the option and sole risk of the Beneficial Holder, and the delivery will be deemed made only when actually received by the Nominee. If delivery is by mail, registered mail with return receipt requested, properly insured or overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

This Ballot should be sent only to the Nominee and not to CEDC, CEDC FinCo or any affiliate of CEDC. Unsigned Ballots will not be counted. However, if it is your custom to communicate with your Nominee by other means, such as phone, e-mail, internet, or fax, then you do not need to fill out this Ballot. All Master Ballots prepared by Nominees must be RECEIVED by the Voting Agent by the Voting Deadline. Accordingly, you must return your instructions to your Nominee in sufficient time to enable your Nominee to complete the Master Ballot and deliver it to the Voting Agent by April 4, 2013 at 5:00 p.m. (New York City Time).

If a Ballot or Master Ballot is received after the Voting Deadline it may not be counted as a vote to accept or reject the Plan of Reorganization. Except as otherwise provided herein, the delivery of a Ballot will be deemed made only when the executed Master Ballot is actually received by the Voting Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Ballot or Master Ballot should be sent to CEDC, any indenture trustee, transfer agent, or financial or legal advisor of CEDC.

To complete the Ballot properly, take the following steps:

(a) Complete Item 1.

(b) Complete Item 2. Cast your vote with respect to the Plan of Reorganization.

Your options with respect to vote to accept or reject the Plan of Reorganization are as follows:

OPTION 1. Vote to ACCEPT the Plan of Reorganization.

OPTION 2. Vote to REJECT the Plan of Reorganization.

OPTION 3. NOT VOTE on the Plan of Reorganization.

3

(c) Ballots that are signed and returned, but do not expressly indicate a vote to accept or reject the Plan of Reorganization will not be counted. A Ballot accepting or rejecting the Plan of Reorganization may not be modified after the Voting Deadline.

(d) Indicate in Item 3 whether you elect to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization. If you submit your Ballot without the box in Item 3 checked, you will be deemed to consent to the releases to the fullest extent permitted by applicable law.

(e) Review Item 4 carefully.

(f) Sign and date your Ballot. Your signature is required in order for your vote and elections to be counted. If the Existing 2013 Note(s) voted with this Ballot is/are held by a partnership, the Ballot should be executed in the name of the partnership by a general partner. If the Existing 2013 Note(s) is/are held by a corporation, the Ballot must be executed by an officer.

(g) If you believe that you have received the wrong Ballot, please immediately contact the Voting Agent, The Garden City Group, Inc., at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

(h) If you are completing this Ballot on behalf of another person or entity, indicate your relationship with that person or entity and the capacity in which you are signing.

(i) Provide your name and mailing address if (i) different from the printed address that appears on the Ballot or (ii) no pre-printed address appears on the Ballot.

(j) Communicate your instructions or return your Ballot to your Nominee using the enclosed return envelope.

Please Mail Your Ballot Promptly!

If you have any questions regarding this Ballot

or the voting or election procedures, please call the Voting Agent, The Garden City Group, Inc.,

promptly at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

(k) You may receive multiple mailings containing Ballots. You should vote each Ballot that you receive for all of the claims that you hold.

Item 1. Amount of Claim.

The undersigned certifies that as of the Voting Record Date, which is March 21, 2013, the undersigned was the holder (or authorized signatory) of Class 5A Unsecured Notes Claims in the following principal amount (do not include interest) against CEDC:

Amount of Unsecured Notes Claims
$

4

Item 2. Vote On Plan of Reorganization.

Please note that each Beneficial Holder of Existing 2013 Notes must vote all of his, her, or its Existing 2013 Notes within a class in a consistent fashion, and may not split the vote with respect to the Plan of Reorganization.

THE VOTING OPTIONS ARE AS FOLLOWS (please check one):

☐ OPTION 1. Vote to ACCEPT the Plan of Reorganization.

☐ OPTION 2. Vote to REJECT the Plan of Reorganization.

If you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, you will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

By providing instructions to their Nominees holding their Existing 2013 Notes, Beneficial Holders of Existing 2013 Notes are directing that their Nominee execute a Master Ballot on the Beneficial Holder’s behalf that reflects their instructions with respect to the Plan of Reorganization (including such holder’s exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization).

Item 3. Optional Releases

Check this box if you elect to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization. If you submit your Ballot without the box in Item 3 checked, you will be deemed to consent to the releases to the fullest extent permitted by applicable law.

The undersigned holder of Existing 2013 Notes in the amount set forth in Item 1 above hereby:

☐	Elects to Opt-Out of the releases provided for in Article IX.C of the Plan of Reorganization.

5

Item 4. Certifications for Vote on Plan of Reorganization

By completing and submitting this Ballot, you acknowledge (1) that the solicitation of votes to accept or reject the Plan of Reorganization is subject to all the terms and conditions set forth in the Offering Memorandum and Disclosure Statement, (2) that you have received a copy of the Offering Memorandum and Disclosure Statement, (3) that the vote on the Plan of Reorganization is being made pursuant to the terms and conditions set forth therein, and (4) that if you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization you will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

Name of Beneficial Holder:

Signature:

Print or Type Name:

Title (if appropriate):

Address:

Telephone Number:

Date:

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF CEDC, CEDC FINCO, CEDC FINCO LLC OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN OF REORGANIZATION, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH. THIS BALLOT SHALL NOT CONSTITUTE OR BE DEEMED TO CONSTITUTE (A) A PROOF OF CLAIM OR (B) AN ADMISSION BY CEDC, CEDC FINCO OR CEDC FINCO LLC OF THE NATURE, VALIDITY, OR AMOUNT OF ANY CLAIM.

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VOTING DEADLINE

The Voting Deadline for holders of Existing 2013 Notes is 5:00 P.M. (New York City Time) on

April 4, 2013. The Ballots must be returned to your Nominee with sufficient time to permit the Master Ballots to be returned to the Voting Agent prior to the Voting Deadline.

The Voting Agent is:

The Garden City Group, Inc.

CEDC Case Administration

c/o GCG

P.O. Box 9968

Dublin, OH 43017-5968

(800) 878-1684 (toll-free North America)

(614) 763-6110 (direct-dial toll international)

ADDITIONAL INFORMATION

If you have any questions regarding the voting and exchange process you should contact The Garden City Group, Inc. at (800) 878-1684 or (614) 763-6110.

No person has been authorized to give any information or advice, or to make any representation,

other than what is contained in the Offering Memorandum and Disclosure Statement.

MASTER BALLOT FOR ACCEPTING OR REJECTING THE JOINT PREPACKAGED PLAN OF REORGANIZATION OF CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL.

THIS MASTER BALLOT IS EXCLUSIVELY FOR USE BY ALL HOLDERS OF EXISTING 2013

NOTES THAT ARE HOLDERS OF CLASS 5A UNSECURED NOTES CLAIMS

CUSIP 153435AA0

On February 25, 2013, Central European Distribution Corporation (“CEDC”) and its wholly owned subsidiary CEDC Finance Corporation International, Inc. (“CEDC FinCo”) commenced a solicitation, which was amended on March 8, 2013 and supplemented on March 18, 2013, whereby:

•

CEDC is soliciting acceptances from all holders of Existing 2013 Notes of the prepackaged plan of reorganization attached to the Offering Memorandum and Disclosure Statement Supplement (as defined below) as Annex D (the “Plan of Reorganization”), and

•

CEDC FinCo is (i) offering to exchange (the “CEDC FinCo Exchange Offer”) all of the outstanding 9.125% Senior Secured Notes due December 1, 2016 (the “9.125% Existing 2016 Notes”) and the 8.875% Senior Secured Notes due December 1, 2016 (the “8.875% Existing 2016 Notes” and, together with the 9.125% Existing 2016 Notes, the “Existing 2016 Notes” and, together with the Existing 2013 Notes, the “Notes”) for (a) cash consideration and/or (b) new Senior Secured Notes due 2018 (the “New Secured Notes”) and new Convertible Secured PIK Toggle Notes due 2018 (the “New Convertible Secured Notes” and, together with the New Secured Notes, the “New Notes”); (ii) soliciting consents (the “Consent Solicitation”) to amendments to the Indenture governing the Existing 2016 Notes (the “Existing 2016 Notes Indenture”); and (iii) soliciting acceptances from all holders of Existing 2016 Notes of the Plan of Reorganization.

The CEDC FinCo Exchange Offer and the Plan of Reorganization are explained in greater detail in the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Amended Offering Memorandum and Disclosure Statement”) and Supplement No. 1 to the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Offering Memorandum and Disclosure Statement Supplement” and together with the Amended Offering Memorandum and Disclosure Statement, the “Offering Memorandum and Disclosure Statement”) to which this Master Ballot is annexed. As discussed in the Offering Memorandum and Disclosure Statement, if the conditions to the CEDC FinCo Exchange Offer (including the Existing 2016 Notes Minimum Condition) are not satisfied or are not waived, we may, at our option, not consummate the CEDC FinCo Exchange Offer and, if the Minimum Reorganization Condition is satisfied, file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization such that holders of Existing Notes would receive the treatment described in the Plan of Reorganization. Even if the conditions to the CEDC FinCo Exchange Offer are met, and whether or not the Minimum Reorganization Condition is met, CEDC, CEDC FinCo and CEDC Finance Corporation LLC (“CEDC FinCo LLC”) may file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization or an alternative plan of reorganization.

Beneficial owner instructions with respect to the Class 5A Unsecured Notes Claims in connection with the Plan of Reorganization are to be relayed to you, as the bank, broker, or other dealer (the “Nominee”) holding the Existing 2013 Notes on their behalf. There are two different voting choices in connection with the Plan of Reorganization, which are outlined in greater detail below.

This master ballot (the “Master Ballot”) was designed to transmit the voting selections of your clients (i.e., the beneficial holders of the Existing 2013 Notes) to the Voting Agent (as defined below). By providing instructions to your firm, the beneficial holders of the Existing 2013 Notes (each, a “Beneficial Holder”) are requesting that you execute a Master Ballot on their behalf that reflects their instructions with respect to the Plan of Reorganization. Beneficial Holder instructions with respect to their Existing 2013 Notes have the same effect as if the Beneficial Holders had completed and returned a physical ballot to indicate their vote with respect to the Plan of Reorganization. You are required to return a Master Ballot reflecting the corresponding instructions for all Beneficial Holders that have provided instructions to you.

Please note that the Plan of Reorganization contemplates separate classes of creditors for voting and distribution purposes. Depending on the nature of the debt that is held against CEDC or CEDC FinCo, as applicable, a Beneficial Holder may have claims in multiple classes. The Offering Memorandum and Disclosure Statement sets forth a description of the Plan of Reorganization classes in the “Summary of the Plan of Reorganization.”

Please read and follow the attached instructions carefully. THE SOLICITATION TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION WILL EXPIRE FOR HOLDERS OF EXISTING 2013 NOTES AT 5:00 P.M. (NEW YORK CITY TIME) ON APRIL 4, 2013 (the “Voting Deadline”).

To correctly register your clients’ instructions, you must have submitted a Master Ballot with a report of all timely received Beneficial Holder instructions by the Voting Deadline in accordance with the directions provided below.

Modification of votes to accept or reject the Plan of Reorganization will only be permitted as set forth in the Offering Memorandum and Disclosure Statement. Beneficial Holders who elect Option 1 below (vote to accept the Plan of Reorganization) or Option 2 below (vote to reject the Plan of Reorganization) may modify votes on the Plan of Reorganization at any time prior to the Voting Deadline.

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

CEDC, CEDC FinCo and CEDC FinCo LLC are soliciting votes of certain of their creditors on the Plan of Reorganization, described in and annexed to the Offering Memorandum and Disclosure Statement. Please review the Offering Memorandum and Disclosure Statement, the Plan of Reorganization carefully before you return this Master Ballot. Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Offering Memorandum and Disclosure Statement and the Plan of Reorganization.

VOTING DEADLINE:

You must submit a Master Ballot reflecting your client’s vote to accept or reject the Plan of Reorganization so that it is ACTUALLY RECEIVED by The Garden City Group, Inc. (the “Voting Agent”) by April 4, 2013 at 5:00 p.m. (New York City Time). You may submit your Master Ballot to the Voting Agent via electronic mail or via facsimile.

Complete, sign, and date this Master Ballot and return it so that it is received by the Voting Agent in electronic format via electronic mail or via facsimile by the Voting Deadline. If this Master Ballot (and any attachments thereto) is not completed, signed, and timely received by the Voting Deadline, the votes transmitted hereby will not be counted and your client’s elections may be reversed.

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You must return your Master Ballot with attached beneficial holder instructions via one of the following methods so that it is received by the Voting Deadline:

By Mail:	By Hand Delivery or Overnight Courier:

CEDC Case Administration c/o GCG, Inc. P.O. Box 9968 Dublin, OH 43017-5968	CEDC Case Administration c/o GCG, Inc. 5151 Blazer Parkway Suite A Dublin, OH 43017

By Email:	By Facsimile:
CEDCoffering@gcginc.com	(614) 553-1327

HOW TO VOTE:

1. If you are transmitting the votes of any Beneficial Holders of Existing 2013 Notes, including yourself, you must:

(a) deliver the Offering Memorandum and Disclosure Statement and take any action required to enable each Beneficial Holder to (i) review the Offering Memorandum and Disclosure Statement and Ballot annexed thereto to determine how they wish to vote and (ii) return their instructions to you in sufficient time to enable you to complete the Master Ballot and deliver it to the Voting Agent before the Voting Deadline.

(b) With regard to any Beneficial Holder voting to accept or reject the Plan of Reorganization, you must execute the Master Ballot so as to reflect the instructions given to you by the Beneficial Holders for whom you hold Existing 2013 Notes and forward the Master Ballots (and any necessary schedules) to the Voting Agent by the Voting Deadline.

2. To complete the Master Ballot properly, take the following steps:

(a) Provide appropriate information for each of the items on the Master Ballot. Vote as instructed by the Beneficial Holder with respect to Option 1 or Option 2. Do not record any vote for a Beneficial Holder that failed to provide a timely voting instruction. Please provide information for each individual Beneficial Holder for whom you are voting Existing 2013 Notes. You may attach the information required by Item 3 in the form of a report (preferably in Microsoft Excel format) containing the same information required below. Please indicate in Item 3 whether a Beneficial Holder has elected to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization by placing an “x” in the appropriate column.

(b) Read item 4 carefully.

(c) Sign and date your Master Ballot.

(d) Provide your name and mailing address.

(e) Deliver your Master Ballot (and any attachments thereto) to the Voting Agent before the applicable Voting Deadline.

PLEASE NOTE: No Ballot or Master Ballot constitutes or will be deemed to constitute (a) a proof of claim or equity interest or (b) an admission by CEDC or CEDC FinCo (or CEDC FinCo LLC) of the nature, validity, or amount of any claim or equity interest.

Item 1. Certification of Authority To Vote. The undersigned certifies that the undersigned was a bank, broker, or other accountholder for the Beneficial Holders of the aggregate amount of Existing 2013 Notes listed in Item 3 below, and is the registered or record holder of the securities (whether through a securities depository or otherwise), and accordingly, has full power and authority to vote to accept or reject the Plan of Reorganization on behalf of the Beneficial Holders of the Existing 2013 Notes described in Item 3.

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Item 2. Voting Procedures.

BENEFICIAL HOLDERS HAVE TWO VOTING OPTIONS, AS FOLLOWS:

OPTION 1. Vote to ACCEPT the Plan of Reorganization.

OPTION 2. Vote to REJECT the Plan of Reorganization.

If a Beneficial Holder votes to accept the Plan of Reorganization and does not indicate a preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization such Beneficial Holder will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

By providing instructions to their Nominees holding their Existing 2013 Notes, Beneficial Holders of Existing 2013 Notes are directing that their Nominee execute a Master Ballot on the Beneficial Holder’s behalf that reflects their instructions with respect to the Plan of Reorganization (including such holder’s exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization).

IN ORDER TO EFFECT YOUR CLIENTS’ INSTRUCTIONS, YOU MUST EXECUTE AND RETURN THE MASTER BALLOT TO THE VOTING AGENT REFLECTING THE INSTRUCTIONS RECEIVED FROM ALL CLIENTS BY THE VOTING DEADLINE.

BENEFICIAL HOLDERS MAY ALSO INSTRUCT THEIR NOMINEE WITH RESPECT TO A THIRD OPTION, which is also the default option for those holders that do not provide any instructions:

OPTION 3. Take no action; NOT VOTE on the Plan of Reorganization.

DO NOT INCLUDE ANYTHING ON THE MASTER BALLOT WITH RESPECT TO BENEFICIAL HOLDERS THAT INSTRUCT YOU TO TAKE NO ACTION OR FAIL TO PROVIDE TIMELY INSTRUCTION.

PLEASE NOTE THAT BENEFICIAL HOLDERS THAT INSTRUCT THEIR NOMINEE TO TAKE NO ACTION ON THEIR BEHALF, OR FAIL TO PROVIDE TIMELY INSTRUCTIONS, MAY NEVERTHELESS BE BOUND BY THE TERMS OF THE PLAN OF REORGANIZATION IF THE PLAN IS CONSUMMATED.

Item 3. Votes Cast on the Plan of Reorganization. The undersigned transmits the following votes of Beneficial Holders in respect of their Existing 2013 Notes and certifies that the following Beneficial Holders of the Existing 2013 Notes, as identified by their respective customer account numbers set forth below, are Beneficial Holders of those securities as of March 21, 2013 (the “Voting Record Date”) and have delivered to the undersigned instructions casting such votes. Indicate, in the appropriate column the name or account number of the Beneficial Holder and the aggregate face amount voted for each account, or attach such information to this Master Ballot, in the form of the following tables. Please indicate whether a Beneficial Holder has elected to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization by placing an “x” in the appropriate column.

Please note that you must vote all the Existing 2013 Notes owned by such Beneficial Holder. For purposes of tendering and tabulating the vote, each Beneficial Holder who votes should be deemed to have voted the full amount of Existing 2013 Notes owned by the Beneficial Holder according to your records. A Beneficial Holder may not split the vote and, accordingly, a Beneficial Holder that has provided instructions that partially accepts and partially rejects the Plan of Reorganization and/or partially takes no action may not be counted.

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OPTION 1—Beneficial Holders that instructed you that they wish to take Option 1 (Vote ACCEPT the Plan of Reorganization).

Beneficial Holder Account Number	Face Amount of Existing 2013 Notes	Election to Opt-Out of Releases
1.
2.
3.
4.
5.

OPTION 2—Beneficial Holders that instructed you that they wish to take Option 2 (Vote to REJECT the Plan of Reorganization).

Beneficial Holder Account Number	Face Amount of Existing 2013 Notes	Election to Opt-Out of Releases
1.
2.
3.
4.
5.

Item 4. By signing this Master Ballot, the undersigned certifies (i) that each Beneficial Holder of Existing 2013 Notes whose votes are being transmitted by this Master Ballot has received copies of the Offering Memorandum and Disclosure Statement (including the exhibits thereto), and (ii) that the undersigned has received instructions from each Beneficial Holder whose vote is transmitted by this Master Ballot in accordance with the option selected.

Name of Bank, Broker, or Other Nominee or Accountholder:

Participant Number:

Name of Voter:

Signature:

Print or Type Name:

Title (if appropriate):

Address:

Telephone Number:

Date:

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NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF CEDC, CEDC FINCO, CEDC FINCO LLC OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN OF REORGANIZATION, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH. NO BENEFICIAL HOLDER BALLOT OR MASTER BALLOT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE (A) A PROOF OF CLAIM OR (B) AN ADMISSION BY CEDC, CEDC FINCO OR CEDC FINCO LLC OF THE NATURE, VALIDITY, OR AMOUNT OF ANY CLAIM. THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY OTHER PURPOSE THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION.

VOTING DEADLINE

The deadline for you to submit a vote to accept or reject the Plan of Reorganization in accordance with your clients’ instructions is April 4, 2013 at 5:00 P.M. (New York City Time). You may submit your Master Ballot to the Voting Agent via electronic mail or via facsimile.

ADDITIONAL INFORMATION

If you have any questions regarding the Master Ballot or the voting procedures, please call the Voting Agent, The Garden City Group, Inc. at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

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No person has been authorized to give any information or advice, or to make any representation,

other than what is contained in the Offering Memorandum and Disclosure Statement.

BALLOT FOR ACCEPTING OR REJECTING THE JOINT PREPACKAGED PLAN OF REORGANIZATION OF CENTRAL EUROPEAN DISTRIBUTION CORPORATION ET AL.

THIS BALLOT IS EXCLUSIVELY FOR USE BY ALL HOLDERS OF 9.125% EXISTING 2016

NOTES THAT ARE HOLDERS OF CLASS 2A, CLASS 2B AND CLASS 2C

EXISTING 2016 NOTES CLAIMS

CUSIP 15080BAA4 CUSIP U1259BAA6

On February 25, 2013, Central European Distribution Corporation (“CEDC”) and its wholly owned subsidiary CEDC Finance Corporation International, Inc. (“CEDC FinCo”) commenced a solicitation, which was amended on March 8, 2013 and supplemented on March 18, 2013, whereby:

•

CEDC is soliciting acceptances from all holders of Existing 2013 Notes of the prepackaged plan of reorganization attached to the Offering Memorandum and Disclosure Statement Supplement (as defined below) as Annex D (the “Plan of Reorganization”), and

•

CEDC FinCo is (i) offering to exchange (the “CEDC FinCo Exchange Offer”) all of the outstanding 9.125% Senior Secured Notes due December 1, 2016 (the “9.125% Existing 2016 Notes”) and the 8.875% Senior Secured Notes due December 1, 2016 (the “8.875% Existing 2016 Notes” and, together with the 9.125% Existing 2016 Notes, the “Existing 2016 Notes” and, together with the Existing 2013 Notes, the “Notes”) for (a) cash consideration and/or (b) new Senior Secured Notes due 2018 (the “New Secured Notes”) and new Convertible Secured PIK Toggle Notes due 2018 (the “New Convertible Secured Notes” and, together with the New Secured Notes, the “New Notes”); (ii) soliciting consents (the “Consent Solicitation”) to amendments to the Indenture governing the Existing 2016 Notes (the “Existing 2016 Notes Indenture”); and (iii) soliciting acceptances from all holders of Existing 2016 Notes of the Plan of Reorganization.

This ballot (the “Ballot”) is being sent to all beneficial holders (the “Beneficial Holders”) of 9.125% Existing 2016 Notes for their use in voting to accept or reject the Plan of Reorganization by providing the appropriate instruction to their broker, dealer, commercial bank, trust company or other nominee (each, a “Nominee”). A separate letter of transmittal (the “Letter of Transmittal”) is being sent to Beneficial Holders of 9.125% Existing 2016 Notes for their use in participating in the CEDC FinCo Exchange Offer and/or the Consent Solicitation. The CEDC FinCo Exchange Offer, the Consent Solicitation, and the Plan of Reorganization are explained in greater detail in the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Amended Offering Memorandum and Disclosure Statement”) and Supplement No. 1 to the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Offering Memorandum and Disclosure Statement Supplement” and together with the Amended Offering Memorandum and Disclosure Statement, the “Offering Memorandum and Disclosure Statement”) to which this Ballot is annexed. A Beneficial Holder who wishes to tender into the CEDC FinCo Exchange Offer and/or deliver its consent pursuant to the Consent Solicitation should refer to the Letter of Transmittal and the Offering Memorandum and Disclosure Statement for instructions on how to tender notes and consent to the amendments to the Existing 2016 Notes Indenture.

As discussed in the Offering Memorandum and Disclosure Statement, if the conditions to the CEDC FinCo Exchange Offer (including the Existing 2016 Notes Minimum Condition) are not satisfied or are not waived, we may, at our option, not consummate the CEDC FinCo Exchange Offer and, if the Minimum Reorganization Condition is satisfied, file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization such that holders of Existing Notes would receive the treatment described in the Plan of Reorganization. Even if the conditions to the CEDC FinCo Exchange Offer are met, and whether or not the Minimum Reorganization Condition is met, CEDC, CEDC FinCo and CEDC Finance Corporation LLC (“CEDC FinCo LLC”) may file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization or an alternative plan of reorganization.

Your options with respect to the vote to accept or reject the Plan of Reorganization are as follows:

OPTION 1. Vote to ACCEPT the Plan of Reorganization.

OPTION 2. Vote to REJECT the Plan of Reorganization.

OPTION 3. Take no action; NOT VOTE on the Plan of Reorganization.

Beneficial Holders that instruct their Nominee to take no action, or fail to provide timely instructions, may nevertheless be bound by the terms of the Plan of Reorganization and have the relevant treatment applied to their Existing 2016 Notes if the Plan of Reorganization is consummated.

If you have any questions regarding the voting and exchange process, you should contact The Garden City Group, Inc. (the “Voting Agent”) at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

Please note that the Plan of Reorganization contemplates separate classes of creditors for voting and distribution purposes. Depending on the nature of the debt you hold against CEDC and/or CEDC FinCo, as applicable, you may hold claims in multiple classes.

Please note that the treatment of your claims under the Plan of Reorganization may be different from the treatment provided under the CEDC FinCo Exchange Offer.

Please note that in order to receive a distribution under the Plan of Reorganization you must be a holder of Class 2A, Class 2B and Class 2C Existing 2016 Notes Claims as of the Distribution Record Date, which is the Effective Date of the Plan of Reorganization.

To receive payment of Cash pursuant to the Cash Option, the holder of record of the applicable Existing 2016 Notes on the Distribution Date must have been the holder of record of the applicable Existing 2016 Notes electing the Cash Option as of the Voting Record Date. Furthermore, the ability to participate in the Cash Option is subject to the applicable custodian or nominee complying with any requests of the applicable clearing houses, including, without limitation, confirmation of record holders or surrender of notes by any deadline. Any failure on a holder’s ability to present Existing 2016 Notes for the Cash Option will result in such holder receiving the New Notes Option. THEREFORE, TO RECEIVE THE CASH OPTION, THE HOLDER AS OF THE VOTING RECORD DATE CANNOT TRADE ITS EXISTING 2016 NOTES PRIOR TO THE DISTRIBUTION DATE.

If you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, you will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

Further, if you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, notwithstanding anything to the contrary in the Existing 2016 Notes Indenture, the Existing 2016 Notes, or the instruments, guarantees, certificates, and other documents related thereto, you will be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Non-Debtor Affiliates from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, direct or indirect, foreseen or unforeseen, existing or hereafter arising, that relate to guarantees of the Existing 2016 Notes. Unless otherwise defined, capitalized terms used in this paragraph have the meanings ascribed to them in the Plan of Reorganization.

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To cast your vote, you must direct your Nominee to execute a Master Ballot on your behalf that reflects your instructions with respect to the Plan of Reorganization (including your election with respect to the Cash Option and the New Notes Option and your exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization). You may direct your Nominee to execute a Master Ballot on your behalf by (i) returning this Ballot to your Nominee, or (ii) if it is your custom to communicate with your Nominee by other means, such as phone, e-mail, internet, or fax, then by providing instructions to your Nominee by those means. It is your responsibility to communicate with your Nominee with sufficient time for your Nominee to submit a Master Ballot on your behalf before the Voting Deadline.

Please read and follow these instructions carefully. All Master Ballots must be ACTUALLY RECEIVED by the Voting Agent by April 4, 2013 at 5:00 P.M. (New York City Time) (the “Voting Deadline” or “Expiration Time”). Should you wish to participate in the Consent Solicitation, pursuant to which, assuming all of the conditions to the payment of the Consent Fee are met, you may be entitled to receive a Consent Fee, the Master Ballot reflecting your vote must be ACTUALLY RECEIVED by the Voting Agent by April 3, 2013 at 5:00 P.M. (New York City Time) (the “Consent Fee Deadline”).

Beneficial Holders that wish to deliver their consents to the Consent Solicitation must also vote to accept or reject the Plan of Reorganization. Beneficial Holders that vote to accept the Plan of Reorganization MUST DELIVER their consent to the Consent Solicitation pursuant to the instructions provided in the Offering Memorandum and Disclosure Statement and the Letter of Transmittal. Therefore, if you intend to vote to accept the Plan of Reorganization you should also carefully review the description of the Consent Solicitation in the Offering Memorandum and Disclosure Statement. Beneficial Holders that vote to reject the Plan of Reorganization who wish to deliver their consent to the Consent Solicitation may do so through the instructions provided in the Offering Memorandum and Disclosure Statement and the Letter of Transmittal.

Upon expiration of the Consent Fee Deadline and in consideration of the results of participation in the CEDC FinCo Exchange Offer and votes to accept the Plan of Reorganization as of the Consent Fee Deadline, CEDC, CEDC FinCo and CEDC FinCo LLC may determine to terminate the CEDC FinCo Exchange Offer and commence bankruptcy cases and seek approval of the Plan of Reorganization prior to the Expiration Time. Notwithstanding any such commencement of bankruptcy cases prior to the Expiration Time, the voting period shall remain open and parties may nonetheless submit votes to accept or reject the Plan of Reorganization until the Voting Deadline; provided, however that holders of 9.125% Existing 2016 Notes voting to accept the Plan of Reorganization prior to the Consent Fee Deadline may not withdraw such vote(s) after the earlier of (a) the date and time at which CEDC FinCo notifies the trustee under the Existing 2016 Notes Indenture that CEDC FinCo has received the Requisite Consents (as defined in the Offering Memorandum and Disclosure Statement) necessary to execute the Supplemental Indenture, and (b) 5:00 PM, New York City time, on April 3, 2013 (the “Consent Time”).

Modifications of votes to accept or reject the Plan of Reorganization will only be permitted as set forth in the Offering Memorandum and Disclosure Statement. Beneficial Holders who elect Option 1 below (vote to accept the Plan of Reorganization) prior to the Consent Fee Deadline will not be permitted to modify votes to accept the Plan of Reorganization after the Consent Time. Beneficial Holders who elect Option 1 below (vote to accept the Plan of Reorganization) after the Consent Fee Deadline or Option 2 below (vote to reject the Plan of Reorganization) may modify votes on the Plan of Reorganization at any time prior to the Voting Deadline.

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INSTRUCTIONS

CEDC, CEDC FinCo and CEDC FinCo LLC are soliciting the votes of certain of their creditors on the proposed Plan of Reorganization described in the Offering Memorandum and Disclosure Statement accompanying this Ballot. Please review the Offering Memorandum and Disclosure Statement carefully before you return this Ballot. Unless otherwise defined, capitalized terms used in this Ballot have the meanings ascribed to them in the Offering Memorandum and Disclosure Statement or the Plan of Reorganization.

This Ballot does not constitute and will not be deemed to constitute (a) a proof of claim or (b) an admission by CEDC or CEDC FinCo (or CEDC FinCo LLC) of the nature, validity, or amount of any claim.

You may not split your vote. You must vote the entire claim that you hold to accept or to reject the Plan of Reorganization. You will be deemed to have voted the full amount of your claim in your vote. You must vote all your claims within a single class to either accept or reject the Plan of Reorganization. Please consult the “Summary of the Plan of Reorganization” in the Offering Memorandum and Disclosure Statement for a description of the Plan of Reorganization classes.

To ensure your vote on the Plan of Reorganization is counted, you must either (a) complete, sign, and return this Ballot to your Nominee (i) at the address set forth on the enclosed pre-addressed envelope or (ii) by hand delivery or overnight courier address, or (b) otherwise communicate your instructions to your Nominee. The method of delivery of this Ballot and all other required documents is at the option and sole risk of the Beneficial Holder, and the delivery will be deemed made only when actually received by the Nominee. If delivery is by mail, registered mail with return receipt requested, properly insured or overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

This Ballot should be sent only to the Nominee and not to CEDC, CEDC FinCo or any affiliate of CEDC. Unsigned Ballots will not be counted. However, if it is your custom to communicate with your Nominee by other means, such as phone, e-mail, internet, or fax, then you do not need to fill out this Ballot. All Master Ballots prepared by Nominees must be RECEIVED by the Voting Agent by the Consent Fee Deadline or the Voting Deadline, as applicable. Accordingly, you must return your instructions to your Nominee in sufficient time to enable your Nominee to complete the Master Ballot and deliver it to the Voting Agent by the Consent Fee Deadline or the Voting Deadline, as applicable.

If a Ballot or Master Ballot is received after the Voting Deadline it may not be counted as a vote to accept or reject the Plan of Reorganization. Except as otherwise provided herein, the delivery of a Ballot will be deemed made only when the executed Master Ballot is actually received by the Voting Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Ballot or Master Ballot should be sent to CEDC, any indenture trustee, transfer agent, or financial or legal advisor of CEDC.

To complete the Ballot properly, take the following steps:

(a) Complete Item 1.

(b) Complete Item 2. Cast your vote with respect to the Plan of Reorganization.

Your options with respect to the vote to accept or reject the Plan of Reorganization are as follows:

OPTION 1. Vote to ACCEPT the Plan of Reorganization.

OPTION 2. Vote to REJECT the Plan of Reorganization.

OPTION 3. Take no action; NOT VOTE on the Plan of Reorganization.

(c) Ballots that are signed and returned, but do not expressly indicate a vote to accept or reject the Plan of Reorganization will not be counted. A Ballot accepting the Plan of Reorganization prior to the Consent Fee Deadline may not be modified after the Consent Time. A Ballot accepting the Plan of Reorganization after the Consent Fee Deadline or a Ballot rejecting the Plan of Reorganization may not be modified after the Voting Deadline.

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(d) Indicate in Item 3 your election with respect to the Cash Option or the New Notes Option. The Cash Option is being conducted as a reverse “Dutch Auction” procedure. Each Beneficial Holder of 9.125% Existing 2016 Notes electing to receive the Cash Option Consideration in the Cash Option, the proceeds of which will be funded by the RTL Investment of $172 million (the “Cash Option Pool”), must select the minimum Cash Option Consideration (the “Bid Price”) that such Beneficial Holder of 9.125% Existing 2016 Notes would be willing to receive per $1,000 principal amount of 9.125% Existing 2016 Notes.

Each Beneficial Holder of 9.125% Existing 2016 Notes electing to receive the Cash Option must select a Bid Price between $600 (“Dollar Base Price”) and $850 per $1,000 principal amount of 9.125% Existing 2016 Notes. The Bid Price must be in increments of $10. Bids for Existing 2016 Notes outside of the specified ranges will not be accepted and will not be used for purposes of calculating the Cash Option Consideration. If any Bid Price is not submitted in a whole increment of $10, such Bid Price will be rounded down to the nearest $10. Each Beneficial Holder of 9.125% Existing 2016 Notes electing the Cash Option is required to specify a Bid Price; however, Beneficial Holders of 9.125% Existing 2016 Notes that fail to specify a Bid Price will be deemed to have specified the Dollar Base Price as their Bid Price.

As an alternative to the Cash Option, each Beneficial Holder of 9.125% Existing 2016 Notes may instead elect (or be deemed to have elected pursuant to the Plan of Reorganization) to exchange its 9.125% Existing 2016 Notes (the “New Notes Option”) for its pro rata share of (a) an aggregate principal amount of New Secured Notes equal to $450 million plus the aggregate interest accrued but unpaid on the outstanding Existing 2016 Notes not accepted for tender in the Cash Option in accordance with their existing terms in respect of the period from March 16, 2013 to the earlier of June 1, 2013 and the date preceding the date of issuance of the New Secured Notes, (b) $200 million principal amount of the New Convertible Secured Notes, and (c) to the extent the Cash Option Pool is not fully utilized, any such remaining cash (collectively, the “New Notes Consideration” and, together with the Cash Option Consideration, the “Existing 2016 Notes Consideration”). The Cash Option and the New Notes Option are described in greater detail in the Offering Memorandum and Disclosure Statement.

To receive payment of Cash pursuant to the Cash Option, the holder of record of the applicable Existing 2016 Notes on the Distribution Date must have been the holder of record of the applicable Existing 2016 Notes electing the Cash Option as of the Voting Record Date. Furthermore, the ability to participate in the Cash Option is subject to the applicable custodian or nominee complying with any requests of the applicable clearing houses, including, without limitation, confirmation of record holders or surrender of notes by any deadline. Any failure on a holder’s ability to present Existing 2016 Notes for the Cash Option will result in such holder receiving the New Notes Option. THEREFORE, TO RECEIVE THE CASH OPTION, THE HOLDER AS OF THE VOTING RECORD DATE CANNOT TRADE ITS EXISTING 2016 NOTES PRIOR TO THE DISTRIBUTION DATE.

(e) Indicate in Item 4 whether you elect to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization. If you submit your Ballot without the box in Item 4 checked, you will be deemed to consent to the releases to the fullest extent permitted by applicable law.

(f) Review Item 5 carefully.

(g) Sign and date your Ballot. Your signature is required in order for your vote and elections to be counted. If the 9.125% Existing 2016 Note(s) voted with this Ballot is/are held by a partnership, the Ballot should be executed in the name of the partnership by a general partner. If the 9.125% Existing 2016 Note(s) is/are held by a corporation, the Ballot must be executed by an officer.

(h) If you believe that you have received the wrong Ballot, please immediately contact the Voting Agent, The Garden City Group, Inc., at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

(i) If you are completing this Ballot on behalf of another person or entity, indicate your relationship with that person or entity and the capacity in which you are signing.

(j) Provide your name and mailing address if different from the printed address that appears on the Ballot or (ii) no pre-printed address appears on the Ballot.

(k) Communicate your instructions or return your Ballot to your Nominee using the enclosed return envelope.

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Please Mail Your Ballot Promptly!

If you have any questions regarding this Ballot

or the voting or election procedures, please call the Voting Agent, The Garden City Group, Inc.,

promptly at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

You may receive multiple mailings containing Ballots. You should vote each Ballot that you receive for all of the claims that you hold.

Item 1. Amount of Claim.

The undersigned certifies that as of the Voting Record Date, which is March 21, 2013, the undersigned was the holder (or authorized signatory) of Class 2A, Class 2B and Class 2C Existing 2016 Notes Claims as defined in the Plan of Reorganization in the following principal amount (do not include interest) against CEDC, CEDC FinCo and CEDC FinCo LLC:

Amount of Existing 2016 Notes Claims
$

Item 2. Vote On Plan of Reorganization.

Please note that each Beneficial Holder of 9.125% Existing 2016 Notes must vote all of his, her, or its 9.125% Existing 2016 Notes within a class in a consistent fashion, and may not split the vote with respect to the Plan of Reorganization.

THE VOTING OPTIONS ARE AS FOLLOWS (please check one):

☐	OPTION 1. Vote to ACCEPT the Plan of Reorganization.

☐	OPTION 2. Vote to REJECT the Plan of Reorganization.

If you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, you will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

Moreover, if you vote to accept the Plan of Reorganization you must deliver your consent to the Consent Solicitation pursuant to the instructions provided in the Offering Memorandum and Disclosure Statement and the Letter of Transmittal.

By providing instructions to your Nominees holding your 9.125% Existing 2016 Notes, you are directing that your Nominee execute a Master Ballot on your behalf that reflects your instructions with respect to the Plan of Reorganization (including your election with respect to the Cash Option and the New Notes Option and your exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization).

Item 3. Election of Cash Option or New Notes Option

The holder of the Existing 2016 Notes Claims set forth in Item 1 votes to elect (check one):

☐ CASH OPTION:                    $          principal amount.

☐ NEW NOTES OPTION:       $          principal amount.

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The holder of Existing 2016 Notes Claims set forth in Item 1 electing the Cash Option offers the following price between $600 and $850 per $1,000 principal amount of Existing 9.125% Notes:

$                                                    (must be in an increment of $10)

Item 4. Optional Releases

Check this box if you elect to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization. If you submit your Ballot without the box in Item 4 checked, you will be deemed to consent to the releases to the fullest extent permitted by applicable law.

The undersigned holder of 9.125% Existing 2016 Notes in the amount set forth in Item 1 above hereby:

☐	Elects to Opt-Out of the releases provided for in Article IX.C of the Plan of Reorganization.

Item 5. Certifications for Vote on Plan of Reorganization

By completing and submitting this Ballot, you acknowledge (1) that the solicitation of votes to accept or reject the Plan of Reorganization is subject to all the terms and conditions set forth in the Offering Memorandum and Disclosure Statement, (2) that you have received a copy of the Offering Memorandum and Disclosure Statement, (3) that the vote on the Plan of Reorganization is being made pursuant to the terms and conditions set forth therein, and (4) that if you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization you will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

Name of Beneficial Holder:

Signature:

Print or Type Name:

Title (if appropriate):

Address:

Telephone Number:

Date:

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF CEDC, CEDC FINCO, CEDC FINCO LLC OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN OF REORGANIZATION, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH. THIS BALLOT SHALL NOT CONSTITUTE OR BE DEEMED TO CONSTITUTE (A) A PROOF OF CLAIM OR (B) AN ADMISSION BY CEDC, CEDC FINCO OR CEDC FINCO LLC OF THE NATURE, VALIDITY, OR AMOUNT OF ANY CLAIM.

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DEADLINES

The deadline for Nominees to submit a Master Ballot on behalf of their beneficial holders of Existing 2016 Notes who are voting on the Plan of Reorganization and wish to receive a Consent Fee is 5:00 P.M. (New York City time) on April 3, 2013 (the “Consent Fee Deadline”). The deadline for Nominees to submit a Master Ballot on behalf of their beneficial holders of Existing 2016 Notes who are voting on the Plan of Reorganization and do not wish to receive a Consent Fee is 5:00 P.M. (New York City Time) on April 4, 2013 (the “Voting Deadline”). The Ballot must be returned to your Nominee with sufficient time to permit the Master Ballot to be returned to the Voting Agent prior to the Consent Fee Deadline or the Voting Deadline, as applicable.

The Voting Agent is:

The Garden City Group, Inc.

CEDC Case Administration

c/o GCG

P.O. Box 9968

Dublin, OH 43017-5968

(800) 878-1684 (toll-free North America)

(614) 763-6110 (direct-dial toll international)

ADDITIONAL INFORMATION

If you have any questions regarding the voting and exchange process you should contact The Garden City Group, Inc.

No person has been authorized to give any information or advice, or to make any representation,

other than what is contained in the Offering Memorandum and Disclosure Statement.

MASTER BALLOT FOR ACCEPTING OR REJECTING THE JOINT PREPACKAGED PLAN OF REORGANIZATION OF CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL.

THIS MASTER BALLOT IS EXCLUSIVELY FOR USE BY ALL HOLDERS OF

9.125% EXISTING 2016 NOTES THAT ARE HOLDERS OF CLASS 2A, CLASS 2B AND CLASS 2C EXISTING 2016 NOTES CLAIMS

CUSIP 15080BAA4 CUSIP U1259BAA6

On February 25, 2013, Central European Distribution Corporation (“CEDC”) and its wholly owned subsidiary CEDC Finance Corporation International, Inc. (“CEDC FinCo”) commenced a solicitation, which was amended on March 8, 2013 and supplemented on March 18, 2013, whereby:

•

CEDC is soliciting acceptances from all holders of Existing 2013 Notes of the prepackaged plan of reorganization attached to the Offering Memorandum and Disclosure Statement Supplement (as defined below) as Annex D (the “Plan of Reorganization”), and

•

CEDC FinCo is (i) offering to exchange (the “CEDC FinCo Exchange Offer”) all of the outstanding 9.125% Senior Secured Notes due December 1, 2016 (the “9.125% Existing 2016 Notes”) and the 8.875% Senior Secured Notes due December 1, 2016 (the “8.875% Existing 2016 Notes” and, together with the 9.125% Existing 2016 Notes, the “Existing 2016 Notes” and, together with the Existing 2013 Notes, the “Notes”) for (a) cash consideration and/or (b) new Senior Secured Notes due 2018 (the “New Secured Notes”) and new Convertible Secured PIK Toggle Notes due 2018 (the “New Convertible Secured Notes” and, together with the New Secured Notes, the “New Notes”); (ii) soliciting consents (the “Consent Solicitation”) to amendments to the Indenture governing the Existing 2016 Notes (the “Existing 2016 Notes Indenture”); and (iii) soliciting acceptances from all holders of Existing 2016 Notes of the Plan of Reorganization.

The CEDC FinCo Exchange Offer and the Plan of Reorganization are explained in greater detail in the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Amended Offering Memorandum and Disclosure Statement”) and Supplement No. 1 to the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Offering Memorandum and Disclosure Statement Supplement” and together with the Amended Offering Memorandum and Disclosure Statement, the “Offering Memorandum and Disclosure Statement”) to which this Master Ballot is annexed. As discussed in the Offering Memorandum and Disclosure Statement, if the conditions to the CEDC FinCo Exchange Offer (including the Existing 2016 Notes Minimum Condition) are not satisfied or are not waived, we may, at our option, not consummate the CEDC FinCo Exchange Offer and, if the Minimum Reorganization Condition is satisfied, file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization such that holders of Existing Notes would receive the treatment described in the Plan of Reorganization. Even if the conditions to the CEDC FinCo Exchange Offer are met, and whether or not the Minimum Reorganization Condition is met, CEDC, CEDC FinCo and CEDC Finance Corporation LLC (“CEDC FinCo LLC”) may file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization or an alternative plan of reorganization.

Beneficial owner instructions with respect to the Class 2A, Class 2B and Class 2C Existing 2016 Notes Claims in connection with the Plan of Reorganization are to be relayed to you, as the bank, broker, or other dealer (the “Nominee”) holding the 9.125% Existing 2016 Notes on their behalf. There are two different voting choices in connection with the Plan of Reorganization, which are outlined in greater detail below.

This master ballot (the “Master Ballot”) was designed to transmit the voting selections of your clients (i.e., the beneficial holders of the 9.125% Existing 2016 Notes) to the Voting Agent (as defined below). By providing instructions to your firm, the beneficial holders of the 9.125% Existing 2016 Notes (each, a “Beneficial Holder”) are requesting that you execute a Master Ballot on their behalf that reflects their instructions with respect to the Plan of Reorganization. Beneficial Holder instructions with respect to their 9.125% Existing 2016 Notes have the same effect as if the Beneficial Holders had completed and returned a physical ballot to indicate their vote with respect to the Plan of Reorganization. You are required to return a Master Ballot reflecting the corresponding instructions for all Beneficial Holders that have provided instructions to you.

Please note that the Plan of Reorganization contemplates separate classes of creditors for voting and distribution purposes. Depending on the nature of the debt that is held against CEDC or CEDC FinCo, as applicable, a Beneficial Holder may have claims in multiple classes. The Offering Memorandum and Disclosure Statement sets forth a description of the Plan of Reorganization classes in the “Summary of the Plan of Reorganization”.

Please note that by providing instructions to their Nominees, Beneficial Holders are directing that their Nominee execute a Master Ballot on the Beneficial Holder’s behalf that reflects their instructions with respect to the Plan of Reorganization (including such holder’s election with respect to the Cash Option and the New Notes Option and such holder’s exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization).

Please read and follow the attached instructions carefully. THE CEDC FINCO EXCHANGE OFFER AND THE SOLICITATION TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION FOR HOLDERS OF EXISTING 2016 NOTES WILL EXPIRE AT APRIL 4, 2013 AT 5:00 P.M. NEW YORK CITY TIME (the “Expiration Time” or the “Voting Deadline”). Beneficial Holders who wish to receive the Consent Fee (as defined in the Offering Memorandum and Disclosure Statement) must deliver their consents to the Consent Solicitation at or prior to April 3, 2013 at 5:00 P.M. New York City time (the “Consent Fee Deadline”).

Beneficial Holders that wish to deliver their consents to the Consent Solicitation must also vote to accept or reject the Plan of Reorganization. Beneficial Holders that vote to accept the Plan of Reorganization MUST DELIVER their consent to the Consent Solicitation pursuant to the instructions provided in the Offering Memorandum and Disclosure Statement and the Letter of Transmittal. Therefore, Beneficial Holders that intend to vote to accept the Plan of Reorganization should also carefully review the description of the Consent Solicitation in the Offering Memorandum and Disclosure Statement. Beneficial Holders that vote to reject the Plan of Reorganization who wish to deliver their consent to the Consent Solicitation may do so through the instructions provided in the Offering Memorandum and Disclosure Statement and the Letter of Transmittal.

Upon expiration of the Consent Fee Deadline and in consideration of the results of participation in the CEDC FinCo Exchange Offer and votes to accept the Plan of Reorganization as of the Consent Fee Deadline, CEDC, CEDC FinCo and CEDC FinCo LLC may determine to terminate the CEDC FinCo Exchange Offer and commence bankruptcy cases and seek approval of the Plan of Reorganization prior to the Expiration Time. Notwithstanding any such commencement of bankruptcy cases prior to the Expiration Time, the voting period shall remain open and parties may nonetheless submit votes to accept or reject the Plan of Reorganization until the Voting Deadline; provided, however that holders of 9.125% Existing 2016 Notes voting to accept the Plan of Reorganization prior to the Consent Fee Deadline may not withdraw such vote(s) after the earlier of (a) the date and time at which CEDC FinCo notifies the trustee under the Existing 2016 Notes Indenture that CEDC FinCo has received the Requisite Consents (as defined in the Offering Memorandum and Disclosure Statement) necessary to execute the Supplemental Indenture, and (b) 5:00 PM, New York City time, on April 3, 2013 (the “Consent Time”).

To correctly register your clients’ instructions, you must submit a Master Ballot with a report of all timely received Beneficial Holder instructions by the Voting Deadline in accordance with the directions provided below.

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Modifications of votes to accept or reject the Plan of Reorganization will only be permitted as set forth in the Offering Memorandum and Disclosure Statement. Beneficial Holders who elect Option 1 below (vote to accept the Plan of Reorganization) prior to the Consent Fee Deadline will not be permitted to modify votes to accept the Plan of Reorganization after the Consent Time. Beneficial Holders who elect Option 1 below (vote to accept the Plan of Reorganization) after the Consent Fee Deadline or Option 2 below (vote to reject the Plan of Reorganization) may modify votes on the Plan of Reorganization at any time prior to the Voting Deadline.

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

CEDC, CEDC FinCo and CEDC FinCo LLC are soliciting the consents and votes, as applicable, of certain of their creditors on the Plan of Reorganization, described in and annexed to the Offering Memorandum and Disclosure Statement. Please review the Offering Memorandum and Disclosure Statement, the Plan of Reorganization carefully before you return this Master Ballot. Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Offering Memorandum and Disclosure Statement and the Plan of Reorganization.

DEADLINES:

1.	Consent Fee Deadline. On behalf of the holders of Existing 2016 Notes, who are voting on the Plan of Reorganization and wish to receive the Consent Fee, you must submit a Master Ballot reflecting your client’s instructions to accept or reject the Plan of Reorganization so that it is ACTUALLY RECEIVED by the Voting Agent by April 3, 2013 at 5:00 P.M. (New York City time). You may submit your Master Ballot to the Voting Agent via electronic mail or via facsimile.

2.	Voting Deadline and Expiration Time. On behalf of the holders of Existing 2016 Notes, who do not wish to receive the Consent Fee but are voting on the Plan of Reorganization, you must submit a Master Ballot reflecting your client’s instructions to accept or reject the Plan of Reorganization so that it is ACTUALLY RECEIVED by the Voting Agent by April 4, 2013 at 5:00 P.M. (New York City time). You may submit your Master Ballot to the Voting Agent via electronic mail or via facsimile.

Beneficial Holders that vote to accept the Plan of Reorganization MUST DELIVER their consent to the Consent Solicitation pursuant to the instructions provided in the Offering Memorandum and Disclosure Statement and the Letter of Transmittal.

Complete, sign, and date this Master Ballot and return it so that it is received by the Voting Agent in electronic format via electronic mail or via facsimile by the Consent Fee Deadline or the Voting Deadline, as applicable. If this Master Ballot (and any attachments thereto) is not completed, signed, and timely received by the Consent Fee Deadline or the Voting Deadline, as applicable, the votes transmitted hereby will not be counted and your client’s elections may be reversed.

You must return your Master Ballot with attached beneficial holder instructions via one of the following methods so that it is received by the Consent Fee Deadline or the Voting Deadline, as applicable:

By Mail:	By Hand Delivery or Overnight Courier:

CEDC Case Administration c/o GCG, Inc. P.O. Box 9968 Dublin, OH 43017-5968	CEDC Case Administration c/o GCG, Inc. 5151 Blazer Parkway Suite A Dublin, OH 43017

By Email: CEDCoffering@gcginc.com	By Facsimile: (614) 553-1327

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HOW TO VOTE:

1. If you are transmitting the votes of any Beneficial Holders of 9.125% Existing 2016 Notes, including yourself, you must:

(a) deliver the Offering Memorandum and Disclosure Statement and take any action required to enable each Beneficial Holder to (i) review the Offering Memorandum and Disclosure Statement and Ballot annexed thereto to determine how they wish to vote and (ii) return their instructions to you in sufficient time to enable you to complete the Master Ballot and deliver it to the Voting Agent before the Consent Fee Deadline or the Voting Deadline, as applicable.

(b) execute the Master Ballot so as to reflect the instructions given to you by the Beneficial Holders for whom you hold 9.125% Existing 2016 Notes, and forward the Master Ballots (and any necessary schedules) to the Voting Agent by the Consent Fee Deadline or the Voting Deadline, as applicable.

2. To complete the Master Ballot properly, take the following steps:

(a) Provide appropriate information for each of the items on the Master Ballot. Vote as instructed by the Beneficial Holder with respect to Option 1 or Option 2. Do not record any vote for a Beneficial Holder that instructed you to take Option 3, or who failed to provide a timely voting instruction. Please provide information for each individual Beneficial Holder for whom you are voting 9.125% Existing 2016 Notes. You may attach the information required by Item 3 in the form of a report (preferably in Microsoft Excel format) containing the same information required below. Please indicate in Item 3 whether a Beneficial Holder has elected to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization by placing an “x” in the appropriate column. Please indicate in Item 3 each Beneficial Holder’s election with respect to the Cash Option and the New Notes Option.

(b) Read item 4 carefully.

(c) Sign and date your Master Ballot.

(d) Provide your name and mailing address.

(e) Deliver your Master Ballot (and any attachments thereto) to the Voting Agent before the Consent Fee Deadline or the Voting Deadline, as applicable.

PLEASE NOTE: No Ballot or Master Ballot constitutes or will be deemed to constitute (a) a proof of claim or equity interest or (b) an admission by CEDC or CEDC FinCo (or CEDC FinCo LLC) of the nature, validity, or amount of any claim or equity interest.

Item 1. Certification of Authority To Vote. The undersigned certifies that the undersigned was a bank, broker, or other accountholder for the Beneficial Holders of the aggregate amount of 9.125% Existing 2016 Notes listed in Item 3 below, and is the registered or record holder of the securities (whether through a securities depository or otherwise), and accordingly, has full power and authority to vote to accept or reject the Plan of Reorganization on behalf of the Beneficial Holders of the 9.125% Existing 2016 Notes described in Item 3.

Item 2. Voting Procedures.

BENEFICIAL HOLDERS HAVE TWO VOTING OPTIONS, AS FOLLOWS:

OPTION 1. Vote to ACCEPT the Plan of Reorganization.

OPTION 2. Vote to REJECT the Plan of Reorganization.

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If a Beneficial Holder votes to accept the Plan of Reorganization and does not indicate a preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, such Beneficial Holder will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

Further, if a Beneficial Holder votes to accept the Plan of Reorganization and does not indicate a preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, notwithstanding anything to the contrary in the Existing 2016 Notes Indenture, the Existing 2016 Notes, or the instruments, guarantees, certificates, and other documents related thereto, such Beneficial Holder will be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Non-Debtor Affiliates from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, direct or indirect, foreseen or unforeseen, existing or hereafter arising, that relate to guarantees of the Existing 2016 Notes. Unless otherwise defined, capitalized terms used in this paragraph have the meanings ascribed to them in the Plan of Reorganization.

By providing instructions to their Nominees holding their 9.125% Existing 2016 Notes, Beneficial Holders of 9.125% Existing 2016 Notes are directing that their Nominee execute a Master Ballot on the Beneficial Holder’s behalf that reflects their instructions with respect to the Plan of Reorganization (including such holder’s election with respect to the Cash Option and the New Notes Option and such holder’s exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization).

IN ORDER TO EFFECT YOUR CLIENTS’ INSTRUCTIONS, YOU MUST EXECUTE AND RETURN THE MASTER BALLOT TO THE VOTING AGENT REFLECTING THE INSTRUCTIONS RECEIVED FROM ALL CLIENTS BY THE CONSENT FEE DEADLINE OR THE APPLICABLE MASTER BALLOT DEADLINE, AS APPLICABLE.

BENEFICIAL HOLDERS MAY ALSO INSTRUCT THEIR NOMINEE WITH RESPECT TO A THIRD OPTION, which is also the default option for those holders that do not provide any instructions:

OPTION 3. Take no action; NOT VOTE on the Plan of Reorganization.

DO NOT INCLUDE ANYTHING ON THE MASTER BALLOT WITH RESPECT TO BENEFICIAL HOLDERS THAT INSTRUCT YOU TO TAKE NO ACTION OR FAIL TO PROVIDE TIMELY INSTRUCTION.

PLEASE NOTE THAT BENEFICIAL HOLDERS THAT INSTRUCT THEIR NOMINEE TO TAKE NO ACTION ON THEIR BEHALF, OR FAIL TO PROVIDE TIMELY INSTRUCTIONS, MAY NEVERTHELESS BE BOUND BY THE TERMS OF THE PLAN OF REORGANIZATION IF THE PLAN IS CONSUMMATED.

Item 3. Votes Cast on the Plan of Reorganization. The undersigned transmits the following votes of Beneficial Holders in respect of their 9.125% Existing 2016 Notes and certifies that the following Beneficial Holders of the 9.125% Existing 2016 Notes, as identified by their respective customer account numbers set forth below, are Beneficial Holders of those securities as of March 21, 2013 (the “Voting Record Date”) and have delivered to the undersigned instructions casting such votes. Indicate, in the appropriate column the name or account number of the Beneficial Holder, the aggregate face amount voted for each account, or attach such information to this Master Ballot, in the form of the following tables. Please indicate whether a Beneficial Holder has elected to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization by placing an “x” in the appropriate column.

Cash Option and New Notes Option: Please indicate the principal amount of each Beneficial Holder’s election with respect to either the Cash Option or the New Notes Option. If a Beneficial Holder has elected the Cash Option, please indicate the Bid Price being offered by such Beneficial Holder.

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Please note that you must vote all the 9.125% Existing 2016 Notes owned by such Beneficial Holder. For purposes of tendering and tabulating the vote, each Beneficial Holder who votes should be deemed to have voted the full amount of 9.125% Existing 2016 Notes owned by the Beneficial Holder according to your records. A Beneficial Holder may not split the vote and, accordingly, a Beneficial Holder that has provided instructions that partially accepts and partially rejects the Plan of Reorganization and/or partially takes no action may not be counted.

OPTION 1—Beneficial Holders that instructed you that they wish to take Option 1 (Vote ACCEPT the Plan of Reorganization).

Beneficial Holder Account Number	Face Amount of 9.125% Existing 2016 Notes	Election to Opt- Out of Releases	Principal Amount of Cash Option Election	Offer Price for Cash Option	Principal Amount of New Notes Option
1.
2.
3.
4.
5.

OPTION 2—Beneficial Holders that instructed you that they wish to take Option 2 (Vote to REJECT the Plan of Reorganization).

Beneficial Holder Account Number	Face Amount of 9.125% Existing 2016 Notes	Election to Opt- Out of Releases	Principal Amount of Cash Option Election	Offer Price for Cash Option	Principal Amount of New Notes Option
1.
2.
3.
4.

Item 4. By signing this Master Ballot, the undersigned certifies (i) that each Beneficial Holder whose votes are being transmitted by this Master Ballot has received copies of the Offering Memorandum and Disclosure Statement (including the exhibits thereto), and (ii) that the undersigned has received instructions from each Beneficial Holder whose vote is transmitted by this Master Ballot in accordance with the option selected.

Name of Bank, Broker, or Other Nominee or Accountholder:

Participant Number:
Name of Voter:
Signature:
Print or Type Name:
Title (if appropriate):
Address:
Telephone Number:
Date:

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NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF CEDC, CEDC FINCO, CEDC FINCO LLC OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN OF REORGANIZATION, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH. NO BENEFICIAL HOLDER BALLOT OR MASTER BALLOT SHALL CONSTITUTE OR BE DEEMED TO CONSTITUTE (A) A PROOF OF CLAIM OR (B) AN ADMISSION BY CEDC, CEDC FINCO OR CEDC FINCO LLC OF THE NATURE, VALIDITY, OR AMOUNT OF ANY CLAIM. THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY OTHER PURPOSE THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION.

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DEADLINES

Consent Fee Deadline. You must submit a Master Ballot on behalf of the holders of Existing 2016 Notes, who are voting on the Plan of Reorganization and wish to receive the Consent Fee, so that it is ACTUALLY RECEIVED by the Voting Agent by April 3, 2013 at 5:00 P.M. (New York City time).

Voting Deadline and Expiration Time. You must submit a Master Ballot on behalf of the holders of Existing 2016 Notes, who are voting on the Plan of Reorganization and do not wish to receive the Consent Fee, so that it is ACTUALLY RECEIVED by the Voting Agent by April 4, 2013 at 5:00 P.M. (New York City time).

ADDITIONAL INFORMATION

If you have any questions regarding the Master Ballot or the voting procedures, please call the Voting Agent, The Garden City Group, Inc. at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

8

No person has been authorized to give any information or advice, or to make any representation,

other than what is contained in the Offering Memorandum and Disclosure Statement.

BALLOT FOR ACCEPTING OR REJECTING THE JOINT PREPACKAGED PLAN OF REORGANIZATION OF CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL.

THIS BALLOT IS EXCLUSIVELY FOR USE BY ALL HOLDERS OF 8.875% EXISTING 2016 NOTES THAT ARE HOLDERS OF CLASS 2A, CLASS 2B AND CLASS 2C SENIOR SECURED NOTES CLAIMS

ISIN XS0468883672 ISIN XS0468884217

On February 25, 2013, Central European Distribution Corporation (“CEDC”) and its wholly owned subsidiary CEDC Finance Corporation International, Inc. (“CEDC FinCo”) commenced a solicitation, which was amended on March 8, 2013 and supplemented on March 18, 2013, whereby:

•

CEDC is soliciting acceptances from all holders of Existing 2013 Notes of the prepackaged plan of reorganization attached to the Offering Memorandum and Disclosure Statement Supplement (as defined below) as Annex D (the “Plan of Reorganization”), and

•

CEDC FinCo is (i) offering to exchange (the “CEDC FinCo Exchange Offer”) all of the outstanding 9.125% Senior Secured Notes due December 1, 2016 (the “9.125% Existing 2016 Notes”) and the 8.875% Senior Secured Notes due December 1, 2016 (the “8.875% Existing 2016 Notes” and, together with the 9.125% Existing 2016 Notes, the “Existing 2016 Notes” and, together with the Existing 2013 Notes, the “Notes”) for (a) cash consideration and/or (b) new Senior Secured Notes due 2018 (the “New Secured Notes”) and new Convertible Secured PIK Toggle Notes due 2018 (the “New Convertible Secured Notes” and, together with the New Secured Notes, the “New Notes”); (ii) soliciting consents (the “Consent Solicitation”) to amendments to the Indenture governing the Existing 2016 Notes (the “Existing 2016 Notes Indenture”); and (iii) soliciting acceptances from all holders of Existing 2016 Notes of the Plan of Reorganization.

This ballot (the “Ballot”) is being sent to all beneficial holders (the “Beneficial Holders”) of 8.875% Existing 2016 Notes for their use in voting to accept or reject the Plan of Reorganization by providing the appropriate instruction to their broker, dealer, commercial bank, trust company or other nominee (each, a “Nominee”). The CEDC FinCo Exchange Offer, the Consent Solicitation, and the Plan of Reorganization are explained in greater detail in the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Amended Offering Memorandum and Disclosure Statement”) and Supplement No. 1 to the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Offering Memorandum and Disclosure Statement Supplement” and together with the Amended Offering Memorandum and Disclosure Statement, the “Offering Memorandum and Disclosure Statement”) to which this Ballot is annexed. A Beneficial Holder who wishes to tender into the CEDC FinCo Exchange Offer and/or deliver its consent pursuant to the Consent Solicitation should refer to the Offering Memorandum and Disclosure Statement for instructions on how to tender notes and consent to the amendments to the Existing 2016 Notes Indenture.

As discussed in the Offering Memorandum and Disclosure Statement, if the conditions to the CEDC FinCo Exchange Offer (including the Existing 2016 Notes Minimum Condition) are not satisfied or are not waived, we may, at our option, not consummate the CEDC FinCo Exchange Offer and, if the Minimum Reorganization Condition is satisfied, file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization such that holders of Existing Notes would receive the treatment described in the Plan of Reorganization. Even if the conditions to the CEDC FinCo Exchange Offer are met, and whether or not the Minimum Reorganization Condition is met, CEDC, CEDC FinCo and CEDC Finance Corporation LLC (“CEDC FinCo LLC”) may file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization or an alternative plan of reorganization.

Your options with respect to the vote to accept or reject the Plan of Reorganization are as follows:

OPTION 1. Vote to ACCEPT the Plan of Reorganization.

OPTION 2. Vote to REJECT the Plan of Reorganization.

OPTION 3. NOT VOTE on the Plan of Reorganization.

Beneficial Holders that instruct their Nominee to take no action, or fail to provide timely instructions, may nevertheless be bound by the terms of the Plan of Reorganization and have the relevant treatment applied to their 8.875% Existing 2016 Notes if the Plan of Reorganization is consummated.

If you have any questions regarding the voting and exchange process, you should contact The Garden City Group, Inc. (the “Voting Agent”) at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

Please note that the Plan of Reorganization contemplates separate classes of creditors for voting and distribution purposes. Depending on the nature of the debt you hold against CEDC and/or CEDC FinCo, as applicable, you may hold claims in multiple classes.

Please note that the treatment of your claims under the Plan of Reorganization may be different from the treatment provided under the CEDC FinCo Exchange Offer.

Please note that in order to receive a distribution under the Plan of Reorganization you must be a holder of Class 2A, Class 2B and Class 2C Existing 2016 Notes Claims as of the Distribution Record Date, which is the Effective Date of the Plan of Reorganization.

To receive payment of Cash pursuant to the Cash Option, the holder of record of the applicable Existing 2016 Notes on the Distribution Date must have been the holder of record of the applicable Existing 2016 Notes electing the Cash Option as of the Voting Record Date. Furthermore, the ability to participate in the Cash Option is subject to the applicable custodian or nominee complying with any requests of the applicable clearing houses, including, without limitation, confirmation of record holders or surrender of notes by any deadline. Any failure on a holder’s ability to present Existing 2016 Notes for the Cash Option will result in such holder receiving the New Notes Option. THEREFORE, TO RECEIVE THE CASH OPTION, THE HOLDER AS OF THE VOTING RECORD DATE CANNOT TRADE ITS EXISTING 2016 NOTES PRIOR TO THE DISTRIBUTION DATE.

If you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, you will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

Further, if you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, notwithstanding anything to the contrary in the Existing 2016 Notes Indenture, the Existing 2016 Notes, or the instruments, guarantees, certificates, and other documents related thereto, you will be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Non-Debtor Affiliates from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, direct or indirect, foreseen or unforeseen, existing or hereafter arising, that relate to guarantees of the Senior Secured Notes. Unless otherwise defined, capitalized terms used in this paragraph have the meanings ascribed to them in the Plan of Reorganization.

To cast your vote, you must direct your Nominee to execute a Master Ballot on your behalf that reflects your instructions with respect to the Plan of Reorganization (including your election with respect to the Cash Option and the New Notes Option and your exercise or non-exercise of the right to opt out of

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the releases set forth in Article IX.C of the Plan of Reorganization) or transmit instructions to Euroclear or Clearstream to report the result of your Ballot to the Exchange Agent and/or Voting Agent. You may use telephone, e-mail, fax, internet, or other customary means of communication to direct your Nominee to execute a Master Ballot or transmit the results to Euroclear or Clearstream.

Please read and follow these instructions carefully. THE CEDC FINCO EXCHANGE OFFER AND THE SOLICITATION TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION FOR HOLDERS OF EXISTING 2016 NOTES WILL EXPIRE AT APRIL 4, 2013 AT 5:00 P.M. NEW YORK CITY TIME (the “Expiration Time” or the “Voting Deadline”). All Master Ballots or transmissions from Euroclear or Clearstream must be ACTUALLY RECEIVED by the Exchange Agent and/or Voting Agent by April 4, 2013 at 5:00 P.M. (New York City Time). Should you wish to participate in the Consent Solicitation, pursuant to which, assuming all of the conditions to the payment of the Consent Fee are met, you may be entitled to receive a Consent Fee, the Master Ballot reflecting your vote or transmission from Euroclear or Clearstream incorporating your vote must be ACTUALLY RECEIVED by the Exchange Agent and/or Voting Agent by April 3, 2013 at 5:00 P.M. (New York City Time) (the “Consent Fee Deadline”).

Beneficial Holders that wish to deliver their consents to the Consent Solicitation must also vote to accept or reject the Plan of Reorganization. Beneficial Holders that vote to accept the Plan of Reorganization MUST DELIVER their consent to the Consent Solicitation pursuant to the instructions provided in the Offering Memorandum and Disclosure Statement. Therefore, if you intend to vote to accept the Plan of Reorganization you should also carefully review the description of the Consent Solicitation in the Offering Memorandum and Disclosure Statement. Beneficial Holders that vote to reject the Plan of Reorganization who wish to deliver their consent to the Consent Solicitation may do so through the instructions provided in the Offering Memorandum and Disclosure Statement.

Upon expiration of the Consent Fee Deadline and in consideration of the results of participation in the CEDC FinCo Exchange Offer and votes to accept the Plan of Reorganization as of the Consent Fee Deadline, CEDC, CEDC FinCo and CEDC FinCo LLC may determine to terminate the CEDC FinCo Exchange Offer and commence bankruptcy cases and seek approval of the Plan of Reorganization prior to the Expiration Time. Notwithstanding any such commencement of bankruptcy cases prior to the Expiration Time, the voting period shall remain open and parties may nonetheless submit votes to accept or reject the Plan of Reorganization until the Voting Deadline; provided, however that holders of 8.875% Existing 2016 Notes voting to accept the Plan of Reorganization prior to the Consent Fee Deadline may not withdraw such vote(s) after the earlier of (a) the date and time at which CEDC FinCo notifies the trustee under the Existing 2016 Notes Indenture that CEDC FinCo has received the Requisite Consents (as defined in the Offering Memorandum and Disclosure Statement) necessary to execute the Supplemental Indenture, and (b) 5:00 PM, New York City time, on April 3, 2013 (the “Consent Time”).

Modifications of votes to accept or reject the Plan of Reorganization will only be permitted as set forth in the Offering Memorandum and Disclosure Statement. Beneficial Holders who elect Option 1 below (vote to accept the Plan of Reorganization) prior to the Consent Fee Deadline will not be permitted to modify votes to accept the Plan of Reorganization after the Consent Time. Beneficial Holders who elect Option 1 below (vote to accept the Plan of Reorganization) after the Consent Fee Deadline or Option 2 below (vote to reject the Plan of Reorganization) may modify votes on the Plan of Reorganization at any time prior to the Voting Deadline.

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INSTRUCTIONS

CEDC, CEDC FinCo and CEDC FinCo LLC are soliciting the consents and votes, as applicable, of certain of their creditors on the proposed Plan of Reorganization described in the Offering Memorandum and Disclosure Statement accompanying this Ballot. Please review the Offering Memorandum and Disclosure Statement carefully before you return this Ballot. Unless otherwise defined, capitalized terms used in this Ballot have the meanings ascribed to them in the Offering Memorandum and Disclosure Statement or Plan of Reorganization.

This Ballot does not constitute and will not be deemed to constitute (a) a proof of claim or (b) an admission by CEDC or CEDC FinCo (or CEDC FinCo LLC) of the nature, validity, or amount of any claim.

You may not split your vote. You must vote the entire claim that you hold to accept or to reject the Plan of Reorganization. You will be deemed to have voted the full amount of your claim in your vote. You must vote all your claims within a single class to either accept or reject the Plan of Reorganization. Please consult the “Summary of the Plan of Reorganization” in the Offering Memorandum and Disclosure Statement for a description of the Plan of Reorganization classes.

To ensure your vote on the Plan of Reorganization is counted, you must either (a) complete, sign, and return this Ballot to your Nominee (i) at the address set forth on the enclosed pre-addressed envelope or (ii) by hand delivery or overnight courier address, or (b) otherwise communicate your instructions to your Nominee. The method of delivery of this Ballot and all other required documents is at the option and sole risk of the Beneficial Holder, and the delivery will be deemed made only when actually received by the Nominee. If delivery is by mail, registered mail with return receipt requested, properly insured or overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

This Ballot should be sent only to the Nominee and not to CEDC, CEDC FinCo or any affiliate of CEDC. Unsigned Ballots will not be counted. However, if it is your custom to communicate with your Nominee by other means, such as phone, e-mail, internet, or fax, then you do not need to fill out this Ballot. All Master Ballots prepared by Nominees must be RECEIVED by the Voting Agent by the Consent Fee Deadline or the Voting Deadline, as applicable. Accordingly, you must return your instructions to your Nominee in sufficient time to enable your Nominee to complete the Master Ballot and deliver it to the Voting Agent by the Consent Fee Deadline or the Voting Deadline, as applicable.

If a Ballot or Master Ballot is received after the Voting Deadline it may not be counted as a vote to accept or reject the Plan of Reorganization. Except as otherwise provided herein, the delivery of a Ballot will be deemed made only when the executed Master Ballot is actually received by the Voting Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Ballot or Master Ballot should be sent to CEDC, any indenture trustee, transfer agent, or financial or legal advisor of CEDC.

To complete the Ballot properly, take the following steps (NOTE THAT IF YOU ARE PROVIDING INSTRUCTIONS TO YOUR NOMINEE IN ACCORDANCE WITH YOUR CUSTOMARY PRACTICE RATHER THAN COMPLETING THIS BALLOT, PROVIDE YOUR NOMINEE WITH INSTRUCTIONS CONSISTENT WITH THE STEPS SET FORTH BELOW.):

(a) Complete Item 1.

(b) Complete Item 2. Cast your vote with respect to the Plan of Reorganization.

Your options with respect to the vote to accept or reject the Plan of Reorganization are as follows:

OPTION 1. Vote to ACCEPT the Plan of Reorganization.

OPTION 2. Vote to REJECT the Plan of Reorganization.

OPTION 3. NOT VOTE on the Plan of Reorganization.

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(c) Ballots that are signed and returned, but do not expressly indicate a vote to accept or reject the Plan of Reorganization will not be counted. A Ballot accepting the Plan of Reorganization prior to the Consent Fee Deadline may not be modified after the Consent Time. A Ballot accepting the Plan of Reorganization after the Consent Fee Deadline or a Ballot rejecting the Plan of Reorganization may not be modified after the Voting Deadline.

(d) Indicate in Item 3 your election with respect to the Cash Option or the New Notes Option. The Cash Option is being conducted as a reverse “Dutch Auction” procedure. Each Beneficial Holder of 8.875% Existing 2016 Notes electing to receive the Cash Option Consideration in the Cash Option, the proceeds of which will be funded by the RTL Investment of $172 million (the “Cash Option Pool”), must select the minimum Cash Option Consideration (the “Bid Price”) that such Beneficial Holder of 8.875% Existing 2016 Notes would be willing to receive per €1,000 principal amount of 8.875% Existing 2016 Notes.

Each Beneficial Holder of 8.875% Existing 2016 Notes electing to receive the Cash Option must select a Bid Price between €600 (“Euro Base Price”) and €850 per €1,000 principal amount of 8.875% Existing 2016 Notes. The Bid Price must be in increments of €10. Bids for Existing 2016 Notes outside of the specified ranges will not be accepted and will not be used for purposes of calculating the Cash Option Consideration. If any Bid Price is not submitted in a whole increment of €10, such Bid Price will be rounded down to the nearest €10. Each Beneficial Holder of 8.875% Existing 2016 Notes electing the Cash Option is required to specify a Bid Price; however, Beneficial Holders of 8.875% Existing 2016 Notes that fail to specify a Bid Price will be deemed to have specified the Euro Base Price as their Bid Price.

As an alternative to the Cash Option, each Beneficial Holder of 8.875% Existing 2016 Notes may instead elect (or be deemed to have elected pursuant to the Plan of Reorganization) to exchange its 8.875% Existing 2016 Notes (the “New Notes Option”) for its pro rata share of (a) an aggregate principal amount of New Secured Notes equal to $450 million plus the aggregate interest accrued but unpaid on the outstanding Existing 2016 Notes not accepted for tender in the Cash Option in accordance with their existing terms in respect of the period from March 16, 2013 to the earlier of June 1, 2013 and the date preceding the date of issuance of the New Secured Notes, (b) $200 million principal amount of the New Convertible Secured Notes, and (c) to the extent the Cash Option Pool is not fully utilized, any such remaining cash (collectively, the “New Notes Consideration” and, together with the Cash Option Consideration, the “Existing 2016 Notes Consideration”). The Cash Option and the New Notes Option are described in greater detail in the Offering Memorandum and Disclosure Statement.

To receive payment of Cash pursuant to the Cash Option, the holder of record of the applicable Existing 2016 Notes on the Distribution Date must have been the holder of record of the applicable Existing 2016 Notes electing the Cash Option as of the Voting Record Date. Furthermore, the ability to participate in the Cash Option is subject to the applicable custodian or nominee complying with any requests of the applicable clearing houses, including, without limitation, confirmation of record holders or surrender of notes by any deadline. Any failure on a holder’s ability to present Existing 2016 Notes for the Cash Option will result in such holder receiving the New Notes Option. THEREFORE, TO RECEIVE THE CASH OPTION, THE HOLDER AS OF THE VOTING RECORD DATE CANNOT TRADE ITS EXISTING 2016 NOTES PRIOR TO THE DISTRIBUTION DATE.

(e) Indicate in Item 4 whether you elect to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization. If you submit your Ballot without the box in Item 4 checked, you will be deemed to consent to the releases to the fullest extent permitted by applicable law.

(f) Review Item 5 carefully.

(g) If you are using this Ballot to communicate your vote to your Nominee, sign and date your Ballot. Your signature is required in order for your vote and elections to be counted. If the 8.875% Existing 2016 Note(s) voted with this Ballot is/are held by a partnership, the Ballot should be executed in the name of the partnership by a general partner. If the 8.875% Existing 2016 Note(s) is/are held by a corporation, the Ballot must be executed by an officer. However, if it is your custom to communicate with your Nominee by other means, such as phone, e-mail, internet, or fax, then you do not need to fill out this Ballot.

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(h) If you believe that you have received the wrong Ballot, please immediately contact the Voting Agent, The Garden City Group, Inc., at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

(i) If you are completing this Ballot on behalf of another person or entity, indicate your relationship with that person or entity and the capacity in which you are signing.

(j) Provide your name and mailing address if (i) different from the printed address that appears on the Ballot or (ii) no pre-printed address appears on the Ballot.

(k) Communicate your instructions or return your Ballot to your Nominee using the enclosed return envelope.

Please Mail Your Ballot Promptly!

If you have any questions regarding this Ballot

or the voting or election procedures, please call the Voting Agent, The Garden City Group, Inc., promptly at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

You may receive multiple mailings containing Ballots. You should vote each Ballot that you receive for all of the claims that you hold.

Item 1. Amount of Claim.

The undersigned certifies that as of the Voting Record Date, which is March 21, 2013, the undersigned was the holder (or authorized signatory) of Class 2A, Class 2B and Class 2C Existing 2016 Notes Claims in the following principal amount (do not include interest) against CEDC, CEDC FinCo and CEDC FinCo LLC:

Amount of Existing 2016 Notes Claims
€

Item 2. Vote On Plan of Reorganization.

Please note that each Beneficial Holder of 8.875% Existing 2016 Notes must vote all of his, her, or its 8.875% Existing 2016 Notes within a class in a consistent fashion, and may not split the vote with respect to the Plan of Reorganization.

THE VOTING OPTIONS ARE AS FOLLOWS (please check one):

☐	OPTION 1. Vote to ACCEPT the Plan of Reorganization.

☐	OPTION 2. Vote to REJECT the Plan of Reorganization.

If you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, you will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

Moreover, if you vote to accept the Plan of Reorganization you must deliver your consent to the Consent Solicitation pursuant to the instructions provided in the Offering Memorandum and Disclosure Statement.

By providing instructions to your Nominees holding your 8.875% Existing 2016 Notes, you are directing that your Nominee execute a Master Ballot on your behalf that reflects your instructions with respect to the Plan of Reorganization (including your election with respect to the Cash Option and the New Notes Option and your exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization).

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Item 3. Election of Cash Option or New Notes Option

The holder of the Existing 2016 Notes Claims set forth in Item 1 votes to elect (check one):

☐ CASH OPTION:	€ principal amount.

☐ NEW NOTES OPTION:	€ principal amount.

The holder of Existing 2016 Notes Claims set forth in Item 1 electing the Cash Option offers the following price between €600 and €850 per €1,000 principal amount of Existing 8.875% Notes:

€                                         (must be an increment of €10)

Item 4. Optional Releases

Check this box if you elect to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization. If you submit your Ballot without the box in Item 4 checked, you will be deemed to consent to the releases to the fullest extent permitted by applicable law.

The undersigned holder of 8.875% Existing 2016 Notes in the amount set forth in Item 1 above hereby:

☐	Elects to Opt-Out of the releases provided for in Article IX.C of the Plan of Reorganization.

Item 5. Certifications for Vote on Plan of Reorganization

By completing and submitting this Ballot or providing instructions to your Nominee in accordance with your customary practice, you acknowledge (1) that the solicitation of votes to accept or reject the Plan of Reorganization is subject to all the terms and conditions set forth in the Offering Memorandum and Disclosure Statement, (2) that you have received a copy of the Offering Memorandum and Disclosure Statement, (3) that the vote on the Plan of Reorganization is being made pursuant to the terms and conditions set forth therein, and (4) that if you vote to accept the Plan of Reorganization and do not indicate your preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization you will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

Name of Beneficial Holder:

Signature:

Print or Type Name:

Title (if appropriate):

Address:

Telephone Number:

Date:

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF CEDC, CEDC FINCO, CEDC FINCO LLC OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN OF REORGANIZATION, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH. THIS BALLOT SHALL NOT CONSTITUTE OR BE DEEMED TO CONSTITUTE (A) A PROOF OF CLAIM OR (B) AN ADMISSION BY CEDC, CEDC FINCO OR CEDC FINCO LLC) OF THE NATURE, VALIDITY, OR AMOUNT OF ANY CLAIM.

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DEADLINES

The deadline for Nominees to submit a Master Ballot on behalf of their beneficial holders of Existing 2016 Notes who are voting on the Plan of Reorganization and wish to receive the Consent Fee (or for Euroclear or Clearstrem to transmit a report of the voting results) is 5:00 P.M. (New York City time) on April 3, 2013. The deadline for Nominees to submit a Master Ballot on behalf of their beneficial holders of Existing 2016 Notes who are voting on the Plan of Reorganization and do not wish to receive the Consent Fee (or for Euroclear or Clearstrem to transmit a report of the voting results) is 5:00 P.M. (New York City Time) on April 4, 2013. The Ballots must be returned to your Nominee with sufficient time to permit the Master Ballots to be returned to the Voting Agent or for Euroclear or Clearstream to report on the voting results prior to the Consent Fee Deadline or the Voting Deadline, as applicable.

The Voting Agent is:

The Garden City Group, Inc.

CEDC Case Administration

c/o GCG

P.O. Box 9968

Dublin, OH 43017-5968

(800) 878-1684 (toll-free North America)

(614) 763-6110 (direct-dial toll international)

ADDITIONAL INFORMATION

If you have any questions regarding the voting and exchange process you should contact The Garden City Group, Inc.

No person has been authorized to give any information or advice, or to make any representation, other than what is contained in the Offering Memorandum and Disclosure Statement.

MASTER BALLOT FOR ACCEPTING OR REJECTING THE JOINT PREPACKAGED PLAN OF REORGANIZATION OF CENTRAL EUROPEAN DISTRIBUTION CORPORATION, ET AL.

THIS MASTER BALLOT IS EXCLUSIVELY FOR USE BY ALL HOLDERS OF 8.875% EXISTING 2016 NOTES THAT ARE HOLDERS OF CLASS 2A, CLASS 2B AND CLASS 2C

EXISTING 2016 NOTES CLAIMS

ISIN XS0468883672 ISIN XS0468884217

On February 25, 2013, Central European Distribution Corporation (“CEDC”) and its wholly owned subsidiary CEDC Finance Corporation International, Inc. (“CEDC FinCo”) commenced a solicitation, which was amended on March 8, 2013 and supplemented on March 18, 2013, whereby:

•

CEDC is soliciting acceptances from all holders of Existing 2013 Notes of the prepackaged plan of reorganization attached to the Offering Memorandum and Disclosure Statement Supplement (as defined below) as Annex D (the “Plan of Reorganization”), and

•

CEDC FinCo is (i) offering to exchange (the “CEDC FinCo Exchange Offer”) all of the outstanding 9.125% Senior Secured Notes due December 1, 2016 (the “9.125% Existing 2016 Notes”) and the 8.875% Senior Secured Notes due December 1, 2016 (the “8.875% Existing 2016 Notes” and, together with the 9.125% Existing 2016 Notes, the “Existing 2016 Notes” and, together with the Existing 2013 Notes, the “Notes”) for (a) cash consideration and/or (b) new Senior Secured Notes due 2018 (the “New Secured Notes”) and new Convertible Secured PIK Toggle Notes due 2018 (the “New Convertible Secured Notes” and, together with the New Secured Notes, the “New Notes”); (ii) soliciting consents (the “Consent Solicitation”) to amendments to the Indenture governing the Existing 2016 Notes (the “Existing 2016 Notes Indenture”); and (iii) soliciting acceptances from all holders of Existing 2016 Notes of the Plan of Reorganization.

The CEDC FinCo Exchange Offer and the Plan of Reorganization are explained in greater detail in the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Amended Offering Memorandum and Disclosure Statement”) and Supplement No. 1 to the Amended and Restated Offering Memorandum, Consent Solicitation, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization (the “Offering Memorandum and Disclosure Statement Supplement” and together with the Amended Offering Memorandum and Disclosure Statement, the “Offering Memorandum and Disclosure Statement”) to which this Master Ballot is annexed. As discussed in the Offering Memorandum and Disclosure Statement, if the conditions to the CEDC FinCo Exchange Offer (including the Existing 2016 Notes Minimum Condition) are not satisfied or are not waived, we may, at our option, not consummate the CEDC FinCo Exchange Offer and, if the Minimum Reorganization Condition is satisfied, file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization such that holders of Existing Notes would receive the treatment described in the Plan of Reorganization. Even if the conditions to the CEDC FinCo Exchange Offer are met, and whether or not the Minimum Reorganization Condition is met, CEDC, CEDC FinCo and CEDC Finance Corporation LLC (“CEDC FinCo LLC”) may file petitions under Chapter 11 of the Bankruptcy Code and pursue confirmation and consummation of the Plan of Reorganization or an alternative plan of reorganization.

Beneficial owner instructions with respect to the Class 2A, Class 2B and Class 2C Existing 2016 Notes Claims in connection with the Plan of Reorganization are to be relayed to you, as the bank, broker, or other dealer (the “Nominee”) holding the 8.875% Existing 2016 Notes on their behalf. There are two different voting choices in connection with the Plan of Reorganization, which are outlined in greater detail below.

This master ballot (the “Master Ballot”) was designed to transmit the voting selections of your clients (i.e., the beneficial holders of the 8.875% Existing 2016 Notes) to the Voting Agent (as defined below). By providing instructions to your firm, the beneficial holders of the 8.875% Existing 2016 Notes (each, a “Beneficial Holder”) are requesting that you execute a Master Ballot on their behalf that reflects their instructions with respect to the Plan of Reorganization. Beneficial Holder instructions with respect to their 8.875% Existing 2016 Notes have the same effect as if the Beneficial Holders had completed and returned a physical ballot to indicate their vote with respect to the Plan of Reorganization. You are required to return a Master Ballot reflecting the corresponding instructions for all Beneficial Holders that have provided instructions to you.

Please note that the Plan of Reorganization contemplates separate classes of creditors for voting and distribution purposes. Depending on the nature of the debt that is held against CEDC or CEDC FinCo, as applicable, a Beneficial Holder may have claims in multiple classes. The Offering Memorandum and Disclosure Statement sets forth a description of the Plan of Reorganization classes in the “Summary of the Plan of Reorganization”.

Please read and follow the attached instructions carefully. THE CEDC FINCO EXCHANGE OFFER AND THE SOLICITATION TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION FOR HOLDERS OF EXISTING 2016 NOTES WILL EXPIRE AT APRIL 4, 2013 AT 5:00 P.M. NEW YORK CITY TIME (the “Expiration Time” or the “Voting Deadline”). Beneficial Holders who wish to receive the Consent Fee (as defined in the Offering Memorandum and Disclosure Statement) must deliver their consents to the Consent Solicitation at or prior to April 3, 2013 at 5:00 P.M. New York City time (the “Consent Fee Deadline”).

Beneficial Holders that wish to deliver their consents to the Consent Solicitation must also vote to accept or reject the Plan of Reorganization. Beneficial Holders that vote to accept the Plan of Reorganization MUST DELIVER their consent to the Consent Solicitation pursuant to the instructions provided in the Offering Memorandum and Disclosure Statement. Therefore, Beneficial Holders that intend to vote to accept the Plan of Reorganization should also carefully review the description of the Consent Solicitation in the Offering Memorandum and Disclosure Statement. Beneficial Holders that vote to reject the Plan of Reorganization who wish to deliver their consent to the Consent Solicitation may do so through the instructions provided in the Offering Memorandum and Disclosure Statement.

Upon expiration of the Consent Fee Deadline and in consideration of the results of participation in the CEDC FinCo Exchange Offer and votes to accept the Plan of Reorganization as of the Consent Fee Deadline, CEDC, CEDC FinCo and CEDC FinCo LLC may determine to terminate the CEDC FinCo Exchange Offer and commence bankruptcy cases and seek approval of the Plan of Reorganization prior to the Expiration Time. Notwithstanding any such commencement of bankruptcy cases prior to the Expiration Time, the voting period shall remain open and parties may nonetheless submit votes to accept or reject the Plan of Reorganization until the Voting Deadline; provided, however that holders of 8.875% Existing 2016 Notes voting to accept the Plan of Reorganization at or prior to the Consent Fee Deadline may not withdraw such vote(s) after the earlier of (a) the date and time at which CEDC FinCo notifies the trustee under the Existing 2016 Notes Indenture that CEDC FinCo has received the Requisite Consents (as defined in the Offering Memorandum and Disclosure Statement) necessary to execute the Supplemental Indenture, and (b) 5:00 PM, New York City time, on April 3, 2013 (the “Consent Time”).

To correctly register your clients’ instructions, you must have submitted a Master Ballot with a report of all timely received Beneficial Holder instructions by the Voting Deadline.

Modifications of votes to accept or reject the Plan of Reorganization will only be permitted as set forth in the Offering Memorandum and Disclosure Statement. Beneficial Holders who elect Option 1 below (vote to accept the Plan of Reorganization) prior to the Consent Fee Deadline will not be permitted to modify votes to accept the Plan of Reorganization after the Consent Time. Beneficial Holders who elect

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Option 1 below (vote to accept the Plan of Reorganization) after the Consent Fee Deadline or Option 2 below (vote to reject the Plan of Reorganization) may modify votes on the Plan of Reorganization at any time prior to the Voting Deadline.

INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

CEDC, CEDC FinCo and CEDC FinCo LLC are soliciting the consents and votes, as applicable, of certain of their creditors on the Plan of Reorganization, described in and annexed to the Offering Memorandum and Disclosure Statement. Please review the Offering Memorandum and Disclosure Statement and the Plan of Reorganization carefully before you return this Master Ballot. Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Offering Memorandum and Disclosure Statement and the Plan of Reorganization.

DEADLINES:

1.	Consent Fee Deadline. On behalf of the holders of Existing 2016 Notes who are voting on the Plan of Reorganization and wish to receive the Consent Fee, you must submit a Master Ballot reflecting your client’s instructions to vote on the Plan or transmit such results to Euroclear or Clearstream, so that the Master Ballot or report from Euroclear or Clearstream is ACTUALLY RECEIVED by the Voting Agent by April 3, 2013 at 5:00 P.M. (New York City time). You may submit your Master Ballot to the Voting Agent via electronic mail or via facsimile.

2.	Voting Deadline and Expiration Time. On behalf of the holders of Existing 2016 Notes who are voting on the Plan of Reorganization and do not wish to receive the Consent Fee, you must submit a Master Ballot reflecting your client’s instructions to vote on the Plan or transmit such results to Euroclear or Clearstream, so that the Master Ballot or report from Euroclear or Clearstream is ACTUALLY RECEIVED by the Voting Agent by April 4, 2013 at 5:00 P.M. (New York City time). You may submit your Master Ballot to the Voting Agent via electronic mail or via facsimile.

If you are not providing voting instructions to Euroclear or Clearstream, complete, sign, and date this Master Ballot and return it so that it is received by the Voting Agent in electronic format via electronic mail or via facsimile by the Consent Fee Deadline or Voting Deadline, as applicable. If this Master Ballot (and any attachments thereto) is not completed, signed, and timely received by the Consent Fee Deadline or Voting Deadline, as applicable, the votes transmitted hereby will not be counted and your client’s elections may be reversed.

If you are not providing voting instructions to Euroclear or Clearstream, you must return your Master Ballot with attached beneficial holder instructions via one of the following methods so that it is received by the Consent Fee Deadline or Voting Deadline, as applicable.:

By Mail:	By Hand Delivery or Overnight Courier:

CEDC Case Administration c/o GCG, Inc. P.O. Box 9968 Dublin, OH 43017-5968	CEDC Case Administration c/o GCG, Inc. 5151 Blazer Parkway Suite A Dublin, OH 43017

By Email:	By Facsimile:
CEDCoffering@gcginc.com	(614) 553-1327

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HOW TO VOTE:

1. If you are transmitting the votes of any Beneficial Holders of 8.875% Existing 2016 Notes, including yourself, you must:

(a) deliver the Offering Memorandum and Disclosure Statement and take any action required to enable each Beneficial Holder to (i) review the Offering Memorandum and Disclosure Statement and Ballot annexed thereto to determine how they wish to vote and (ii) return their instructions to you in sufficient time to enable you to complete a Master Ballot and deliver it to the Voting Agent before the Consent Fee Deadline or Voting Deadline, as applicable, or to transmit instructions to Euroclear or Clearstream to report the voting results to the Voting Agent before the Consent Fee Deadline or Voting Deadline, as applicable.

(b) With regard to any Beneficial Holder voting to accept or reject the Plan of Reorganization, you must execute the Master Ballot so as to reflect the instructions given to you by the Beneficial Holders for whom you hold 8.875% Existing 2016 Notes and forward the Master Ballots (and any necessary schedules) to the Voting Agent by the Consent Fee Deadline or Voting Deadline, as applicable, or transmit instructions to Euroclear or Clearstream to report the voting results to the Voting Agent before the Consent Fee Deadline or Voting Deadline, as applicable.

2. To complete the Master Ballot properly, take the following steps:

(a) Provide appropriate information for each of the items on the Master Ballot. Vote as instructed by the Beneficial Holder with respect to Option 1 or Option 2. Do not record any vote for a Beneficial Holder that instructed you to take Option 3, or who failed to provide a timely voting instruction. Please provide information for each individual Beneficial Holder for whom you are voting 8.875% Existing 2016 Notes. You may attach the information required by Item 3 in the form of a report (preferably in Microsoft Excel format) containing the same information required below. Please indicate in Item 3 whether a Beneficial Holder has elected to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization by placing an “x” in the appropriate column. Please indicate in Item 3 each Beneficial Holder’s election with respect to the Cash Option and the New Notes Option.

(b) Read item 4 carefully.

(c) Sign and date your Master Ballot.

(d) Provide your name and mailing address.

(e) Authorize the appropriate depository through which the 8.875% Existing 2016 Notes have been blocked to provide appropriate confirmation to the depository and/or the exchange agent, Global Bondholder Services Corporation at (212) 430-3774 (collect) or (866) 612-1500 (toll free), with respect thereto.

(f) Deliver your Master Ballot (and any attachments thereto) to the Voting Agent before the Consent Fee Deadline or the Voting Deadline, as applicable.

PLEASE NOTE: No Ballot or Master Ballot constitutes or will be deemed to constitute (a) a proof of claim or equity interest or (b) an admission by CEDC or CEDC FinCo (or CEDC FinCo LLC) of the nature, validity, or amount of any claim or equity interest.

Item 1. Certification of Authority To Vote. The undersigned certifies that the undersigned was a bank, broker, or other accountholder for the Beneficial Holders of the aggregate amount of 8.875% Existing 2016 Notes listed in Item 3 below, and is the registered or record holder of the securities (whether through a securities depository or otherwise), and accordingly, has full power and authority to vote to accept or reject the Plan of Reorganization on behalf of the Beneficial Holders of the 8.875% Existing 2016 Notes described in Item 3.

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Item 2. Voting Procedures.

BENEFICIAL HOLDERS HAVE TWO VOTING OPTIONS, AS FOLLOWS:

OPTION 1. Vote to ACCEPT the Plan of Reorganization.

OPTION 2. Vote to REJECT the Plan of Reorganization.

If a Beneficial Holder votes to accept the Plan of Reorganization and does not indicate a preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, such Beneficial Holder will be deemed to consent to the releases, injunctions, and exculpation provisions specified in Article IX of the Plan of Reorganization.

Further, if a Beneficial Holder votes to accept the Plan of Reorganization and does not indicate a preference to opt out of the releases contained in Article IX.C of the Plan of Reorganization, notwithstanding anything to the contrary in the Existing 2016 Notes Indenture, the Existing 2016 Notes, or the instruments, guarantees, certificates, and other documents related thereto, such Beneficial Holder will be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Non-Debtor Affiliates from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, direct or indirect, foreseen or unforeseen, existing or hereafter arising, that relate to guarantees of the Existing 2016 Notes. Unless otherwise defined, capitalized terms used in this paragraph have the meanings ascribed to them in the Plan of Reorganization.

By providing instructions to their Nominees holding their 8.875% Existing 2016 Notes, Beneficial Holders of 8.875% Existing 2016 Notes are directing that their Nominee (i) execute a Master Ballot on the Beneficial Holder’s behalf that reflects their instructions with respect to the Plan of Reorganization (including such holder’s election with respect to the Cash Option and the New Notes Option and such holder’s exercise or non-exercise of the right to opt out of the releases set forth in Article IX.C of the Plan of Reorganization) or (ii) transmit instructions to Euroclear or Clearstream to report the results of the Beneficial Holder’s Ballot to the Exchange Agent and/or Voting Agent.

IN ORDER TO EFFECT YOUR CLIENTS’ INSTRUCTIONS, YOU MUST EXECUTE AND RETURN THE MASTER BALLOT TO THE VOTING AGENT REFLECTING THE INSTRUCTIONS RECEIVED FROM ALL CLIENTS BY THE CONSENT FEE DEADLINE OR VOTING DEADLINE, AS APPLICABLE, OR TRANSMIT INSTRUCTIONS TO EUROCLEAR OR CLEARSTREAM TO REPORT THOSE INSTRUCTIONS TO THE EXCHANGE AGENT AND/OR VOTING AGENT.

BENEFICIAL HOLDERS MAY ALSO INSTRUCT THEIR NOMINEE WITH RESPECT TO A THIRD OPTION, which is also the default option for those holders that do not provide any instructions:

OPTION 3. Take no action; NOT VOTE on the Plan of Reorganization.

DO NOT INCLUDE ANYTHING ON THE MASTER BALLOT WITH RESPECT TO BENEFICIAL HOLDERS THAT INSTRUCT YOU TO TAKE NO ACTION OR FAIL TO PROVIDE TIMELY INSTRUCTION.

PLEASE NOTE THAT BENEFICIAL HOLDERS THAT INSTRUCT THEIR NOMINEE TO TAKE NO ACTION ON THEIR BEHALF, OR FAIL TO PROVIDE TIMELY INSTRUCTIONS, MAY NEVERTHELESS BE BOUND BY THE TERMS OF THE PLAN OF REORGANIZATION IF THE PLAN IS CONSUMMATED.

Item 3. Votes Cast on the Plan of Reorganization. The undersigned transmits the following votes of Beneficial Holders in respect of their 8.875% Existing 2016 Notes and certifies that the following Beneficial Holders of the 8.875% Existing 2016 Notes, as identified by their respective customer account numbers set forth below, are

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Beneficial Holders of those securities as of March 21, 2013 (the “Voting Record Date”) and have delivered to the undersigned instructions casting such votes. Indicate, in the appropriate column the name or account number of the Beneficial Holder, the aggregate face amount voted for each account, or attach such information to this Master Ballot, in the form of the following tables. Please indicate whether a Beneficial Holder has elected to opt-out of the releases provided for in Article IX.C of the Plan of Reorganization by placing an “x” in the appropriate column. Please indicate in each Beneficial Holder’s election with respect to either the Cash Option and the New Notes Option.

Cash Option and New Notes Option: Please indicate the principal amount of each Beneficial Holder’s election with respect to either the Cash Option or the New Notes Option. If a Beneficial Holder has elected the Cash Option, please indicate the Bid Price being offered by such Beneficial Holder.

Please note that you must vote all the 8.875% Existing 2016 Notes owned by such Beneficial Holder. For purposes of tendering and tabulating the vote, each Beneficial Holder who votes should be deemed to have voted the full amount of 8.875% Existing 2016 Notes owned by the Beneficial Holder according to your records. A Beneficial Holder may not split the vote and, accordingly, a Beneficial Holder that has provided instructions that partially accepts and partially rejects the Plan of Reorganization and/or partially takes no action may not be counted.

OPTION 1—Beneficial Holders that instructed you that they wish to take Option 1 (Vote ACCEPT the Plan of Reorganization).

Beneficial Holder Account Number	Face Amount of 8.875% Existing 2016 Notes	Election to Opt- Out of Releases	Principal Amount of Cash Option Election	Offer Price for Cash Option	Principal Amount of New Notes Option
1.
2.
3.
4.
5.

OPTION 2—Beneficial Holders that instructed you that they wish to take Option 2 (Vote to REJECT the Plan of Reorganization).

Beneficial Holder Account Number	Face Amount of 8.875% Existing 2016 Notes	Election to Opt- Out of Releases	Principal Amount of Cash Option Election	Offer Price for Cash Option	Principal Amount of New Notes Option
1.
2.
3.
4.

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Item 4. By signing this Master Ballot, the undersigned certifies (i) that each Beneficial Holder whose votes are being transmitted by this Master Ballot has received copies of the Offering Memorandum and Disclosure Statement (including the exhibits thereto), and (ii) that the undersigned has received instructions from each Beneficial Holder whose vote is transmitted by this Master Ballot in accordance with the option selected. If you are providing instructions to Euroclear or Clearstream in accordance with your customary practice rather than completing a Master Ballot, the providing of such instructions constitutes your certification to the foregoing.

Name of Bank, Broker, or Other Nominee or Accountholder:

Participant Number:

Name of Voter:

Signature:

Print or Type Name:

Title (if appropriate):

Address:

Telephone Number:

Date:

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY
OTHER PERSON AN AGENT OF CEDC, CEDC FINCO, CEDC FINCO LLC OR THE VOTING AGENT,
OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY
STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN OF
REORGANIZATION, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS
ENCLOSED HEREWITH. NO BENEFICIAL HOLDER BALLOT OR MASTER BALLOT SHALL
CONSTITUTE OR BE DEEMED TO CONSTITUTE (A) A PROOF OF CLAIM OR (B) AN ADMISSION
BY CEDC, CEDC FINCO OR CEDC FINCO LLC OF THE NATURE, VALIDITY, OR AMOUNT OF ANY
CLAIM. THIS MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED
FOR ANY OTHER PURPOSE THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN OF
REORGANIZATION.

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DEADLINES

Consent Fee Deadline. On behalf of the holders of Existing 2016 Notes who are voting on the Plan of Reorganization and wish to receive the Consent Fee, you must submit a Master Ballot reflecting your client’s instructions to vote on the Plan or transmit such results to Euroclear or Clearstream, so that the Master Ballot or report from Euroclear or Clearstream is ACTUALLY RECEIVED by the Voting Agent by April 3, 2013 at 5:00 P.M. (New York City Time). You may submit your Master Ballot to the Voting Agent via electronic mail or via facsimile.

Voting Deadline and Expiration Time. On behalf of the holders of Existing 2016 Notes who are voting on the Plan of Reorganization and do not wish to receive the Consent Fee, you must submit a Master Ballot reflecting your client’s instructions to vote on the Plan or transmit such results to Euroclear or Clearstream, so that the Master Ballot or report from Euroclear or Clearstream is ACTUALLY RECEIVED by the Voting Agent by April 4, 2013 at 5:00 P.M. (New York City Time). You may submit your Master Ballot to the Voting Agent via electronic mail or via facsimile.

ADDITIONAL INFORMATION

If you have any questions regarding the Master Ballot or the voting procedures, please call the Voting Agent, The Garden City Group, Inc. at (800) 878-1684 (toll-free North America) or (614) 763-6110 (direct-dial toll international).

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CEDC FINANCE CORPORATION INTERNATIONAL, INC.

AMENDED AND RESTATED LETTER OF TRANSMITTAL AND CONSENT

relating to tender of

9.125% SENIOR SECURED NOTES DUE 2016

(CUSIP NO. 15080BAA4)

(CUSIP U1259BAA6)

in exchange for

CASH

and/or

SENIOR SECURED NOTES DUE 2018

and

CONVERTIBLE SENIOR SECURED PIK TOGGLE NOTES DUE 2018

and

relating to the delivery of Consents in the Consent Solicitation

The time by which holders must tender existing 9.125% Senior Secured Notes due 2016 (the “9.125% Existing 2016 Notes”) in order to receive the consideration described in the accompanying Offering Memorandum and this Letter of Transmittal is 5:00 P.M., New York City time, on April 4, 2013, unless extended (such time and date, as it may be extended, the “Expiration Time”). Holders may withdraw tendered 9.125% Existing 2016 Notes at any time prior to the earlier of (i) the date and time at which CEDC Finance Corporation International, Inc. notifies the trustee under the indenture governing the 9.125% Existing 2016 Notes (the “Existing 2016 Notes Indenture”) that sufficient consents have been received to execute the Supplemental Indenture (as defined in the Amended and Restated Offering Memorandum, Consent Solicitation Statement and Disclosure Statement, dated March 8, 2013, provided herewith) and (ii) 5:00 PM New York City time on April 3, 2013 (the “Consent Time”). Each holder of Existing 2016 Notes who delivers its Consents (as defined in the Offering Memorandum), by April 3, 2013 at 5:00 PM, New York time (the “Consent Fee Deadline”), will receive a cash payment equal to 0.50% of the principal amount of Existing 2016 Notes for which Consents were delivered and not withdrawn (the “Consent Fee”) on promptly after the Consent Fee Deadline. Holders of Existing 2016 Notes who deliver Consents after the Consent Fee Deadline will not be entitled to the Consent Fee. Only holders as of March 21, 2013 (the “Record Date”) shall be eligible to deliver Consents in the Consent Solicitation.

Deliver to the Exchange Agent:

GLOBAL BONDHOLDER SERVICES CORPORATION

65 Broadway – Suite 404

New York, New York 10006

6Attn: Corporate Actions

Banks and Brokers (Collect): (212) 430-3774

Toll free: (866) 612-1500

Fax: (212) 430-3775/3779

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Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. The instructions accompanying this Amended and Restated Letter of Transmittal and Consent (the “Letter of Transmittal”) should be read carefully before this Letter is completed.

The CEDC FinCo Exchange Offer is intended to be exempt from the federal registration requirements of the U.S. Securities Act of 1933 (the “Securities Act”) pursuant to the exemption from such registration contained in Section 3(a)(9) thereof, and, therefore, considered a federal “covered security” by Section 18(b)(4)(D) (formerly, Section 18(b)(4)(C)), of the Securities Act. The CEDC FinCo Exchange Offer is exempt from state securities registration by virtue of the preemption as a covered security under Section 18(b)(4)(D) and/or the preemption for “listed securities” under Section 18(b)(1) of the Securities Act.

The offer to consummate the CEDC FinCo Exchange Offer is not being made to, nor will we accept tenders of 9.125% Existing 2016 Notes from, holders in any jurisdiction in which the CEDC FinCo Exchange Offer or acceptance thereof would not be in compliance with the securities or “blue sky” laws of such jurisdiction.

On the terms and subject to the conditions set forth in the accompanying Amended and Restated Offering Memorandum, Consent Solicitation Statement and Disclosure Statement Soliciting Approvals of a Prepackaged Plan of Reorganization, dated March 8, 2013 and any supplements or amendments thereto (the “Offering Memorandum”), and this Letter of Transmittal, CEDC Finance Corporation International, Inc. (“CEDC FinCo” or the “Company”) is offering in exchange for each $1,000 principal amount of its outstanding 9.125% Existing 2016 Notes, (i) cash consideration and/or (ii) new Senior Secured Notes due 2018 (the “New Secured Notes”) and new Convertible Secured PIK Toggle Notes due 2018 (the “New Convertible Secured Notes” and, together with the New Secured Notes, the “New Notes”) and (iii) if applicable, the Consent Fee. Under no circumstances will Holders be entitled to receive any cash payment with respect to principal or interest on the 9.125% Existing 2016 Notes tendered, as the per $1,000 exchange ratio with respect to the CEDC FinCo Exchange Offer will be calculated to take account of accrued interest through March 15, 2013. Any such accrued and unpaid principal or interest will be forfeited.

The cash consideration, New Notes and Consent Fee, as applicable, issued in exchange for the 9.125% Existing 2016 Notes are sometimes referred to in this Letter of Transmittal as the “exchange consideration.” The exchange of the 9.125% Existing 2016 Notes for the exchange consideration, as contemplated by the Offering Memorandum, is referred to in this Letter of Transmittal as the “CEDC FinCo Exchange Offer.”

Certain terms used but not otherwise defined in this Letter of Transmittal have the respective meanings given to them in the Offering Memorandum.

This Letter of Transmittal is to be used to tender 9.125% Existing 2016 Notes in the CEDC FinCo Exchange Offer if such 9.125% Existing 2016 Notes are to be tendered, and accompanying Consents delivered, by effecting a book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). Unless you intend to tender 9.125% Existing 2016 Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal to indicate the action you desire to take with respect to the CEDC FinCo Exchange Offer and/or the Consent Solicitation.

Holders of 9.125% Existing 2016 Notes tendering 9.125% Existing 2016 Notes and thereby delivering their Consents by book-entry transfer to the Exchange Agent’s account at DTC may execute the tender through DTC’s ATOP procedures, and in that case need not complete, execute and deliver this Letter of Transmittal in respect of such tenders. DTC participants accepting the CEDC FinCo Exchange Offer may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at

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DTC. DTC will then send an “agent’s message” (as more fully described below) to the Exchange Agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the CEDC FinCo Exchange Offer as to execution and delivery of a Letter of Transmittal by the DTC participant identified in the agent’s message.

Subject to the terms and conditions of the CEDC FinCo Exchange Offer, the Consent Solicitation and applicable law, CEDC FinCo will deposit with the Exchange Agent, as more fully described in the Offering Memorandum, cash consideration, New Notes (in book-entry form) and the Consent Fee, as applicable, representing the exchange consideration. Assuming the conditions to the CEDC FinCo Exchange Offer are satisfied or waived, CEDC FinCo will issue New Notes in book-entry form promptly following the Expiration Time.

The Exchange Agent will act as agent for the tendering Holders for the purpose of (i) receiving the cash consideration, New Notes and Consent Fee, as applicable, from CEDC FinCo, and (ii) delivering cash consideration, New Notes (in book-entry form) and Consent Fee, as applicable, to or at the direction of those Holders who exchanged 9.125% Existing 2016 Notes. The Exchange Agent will make these deliveries on the same day it receives cash consideration, the New Notes, and Consent Fee, as applicable, with respect to 9.125% Existing 2016 Notes accepted for exchange, or as soon thereafter as practicable.

The term “Holder” with respect to the CEDC FinCo Exchange Offer means any person in whose name 9.125% Existing 2016 Notes are registered on the books of CEDC FinCo or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the CEDC FinCo Exchange Offer and the Consent Solicitation. Holders who wish to tender their 9.125% Existing 2016 Notes and/or deliver their Consents must complete this Letter of Transmittal in its entirety. Only Holders as of the Record Date may deliver Consents in the Consent Solicitation.

If you are a beneficial owner of 9.125% Existing 2016 Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, this Letter of Transmittal is being furnished to you for your information only. If you desire to have such 9.125% Existing 2016 Notes tendered in the CEDC FinCo Exchange Offer, you must contact your nominee and instruct the nominee to tender such 9.125% Existing 2016 Notes and/or deliver Consents in respect of your 9.125% Existing 2016 Notes on your behalf. You may use the “Beneficial Owner Instruction Letter” attached to this Letter of Transmittal as Annex A for this purpose.

Please read the entire Letter of Transmittal and the Offering Memorandum carefully before completing this Letter.

The instructions included with this Letter of Transmittal must be followed carefully. Questions and requests for assistance and requests for copies of the Offering Memorandum and additional copies of this Letter of Transmittal may be directed to The Garden City Group, Inc., as the Information Agent, at the following address and telephone number:

The Garden City Group, Inc.

By Mail:	By Hand Delivery or Overnight Courier:

CEDC Case Administration c/o GCG, Inc. P.O. Box 9968 Dublin, OH 43017-5968	CEDC Case Administration c/o GCG 5151 Blazer Parkway Suite A Dublin, OH 43017

By Email: CEDCoffering@gcginc.com	By Facsimile: (614) 553-1327

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To effect a valid tender of 9.125% Existing 2016 Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of 9.125% Existing 2016 Notes Tendered and Consents Delivered” below and sign this Letter where indicated.

The New Notes issued in exchange for the 9.125% Existing 2016 Notes will be delivered only in book-entry form through DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below. Assuming the conditions to the CEDC FinCo Exchange Offer are satisfied or waived, CEDC FinCo will issue New Notes in book-entry form promptly following the Expiration Time.

Failure to provide the information necessary to effect delivery of the cash consideration, the New Notes and Consent Fee, as applicable, will render a tender or Consent defective and CEDC FinCo will have the right, which it may waive, to reject such tender or Consent.

List below the 9.125% Existing 2016 Notes to which this Letter of Transmittal relates and (a) if electing the Cash Option, specify the Cash Option Consideration (in multiples of $10 per $1,000 principal amount) not greater than $850 nor less than $600 per $1,000 principal amount at which the Existing 2016 Notes are being tendered and (b) indicate whether the Holder is delivering Consents with to the Proposed Amendments and Bankruptcy Waiver Amendment (as defined in the Offering Memorandum). If the space provided below is inadequate, list the principal amounts, Cash Option Consideration of the 9.125% Existing 2016 Notes being tendered, if applicable, and whether Consents in respect of such notes are being delivered on a separately executed schedule and affix the schedule to this Letter of Transmittal.

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DESCRIPTION OF 9.125% EXISTING 2016 NOTES TENDERED AND CONSENTS DELIVERED

TENDERED EXISTING 2016 NOTE(S)
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON 9.125% EXISTING 2016 NOTES.	CUSIP NO.	TOTAL PRINCIPAL AMOUNT HELD	PRINCIPAL TENDERED*	IF ELECTING THE CASH OPTION, CASH CONSIDERATION PER $1000 PRINCIPAL AMOUNT IN INCREMENTS OF $10 (NOT GREATER THAN $850 NOR LESS THAN $600**)	CONSENT TO PROPOSED AMENDMENTS AND BANKRUPTCY WAIVER AMENDMENT?***

*       Unless otherwise indicated, any tendering holder of 9.125% Existing 2016 Notes will be deemed to have tendered the entire aggregate principal amount represented by such 9.125% Existing 2016 Notes. The 9.125% Existing 2016 Notes may be tendered and accepted for payment only in principal amounts equal to minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who do not tender all of their notes should ensure that they retain a principal amount of notes amounting to at least the authorized minimum denomination of $100,000 principal amount.

**     The cash consideration must be in multiples of $10 per $1,000 principal amount, and not greater than $850 nor less than $600 per $1,000 principal amount in accordance with the terms of the Exchange Offer.

***  Holders may deliver Consents in respect of their 9.125% Existing 2016 Notes whether or not they choose to tender their 9.125% Existing 2016 Notes in the CEDC FinCo Exchange Offer. Delivery of a Consent to the Proposed Amendments must also be accompanied by delivery of the accompanying Ballot (as defined in the Offering Memorandum) indicating such Holders’ vote to accept or reject the Plan of Reorganization (as defined in the Offering Memorandum.

9.125% EXISTING 2016 NOTES AND CONSENTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC BY THE FOLLOWING TENDERING INSTITUTION (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the 9.125% Existing 2016 Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the CEDC FinCo Exchange Offer, including, if applicable, transmitting to the Exchange Agent an agent’s message in which the Holder of the 9.125% Existing 2016 Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such 9.125% Existing 2016 Notes all provisions of this Letter of Transmittal, including all representations and warranties, applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

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SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to CEDC Finance Corporation International, Inc. (“CEDC FinCo” or the “Company”), upon the terms and subject to the conditions set forth in the Offering Memorandum and this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of the Company’s 9.125% Senior Secured Notes due 2016 (the “9.125% Existing 2016 Notes”) indicated in the “Principal Tendered” column of the table above entitled “Description of 9.125% Existing 2016 Notes Tendered” (or, if nothing is indicated in such column, with respect to the entire aggregate principal amount represented by the 9.125% Existing 2016 Notes indicated in such table).

The undersigned understands and acknowledges that in order to deliver its Consents it (i) must be a Holder as of the Record Date and (ii) must deliver this Letter of Transmittal to the Exchange Agent. In order to receive the Consent Fee, the Exchange Agent must receive delivery of the Consents by the Consent Fee Deadline in accordance with the terms and conditions of the Consent Solicitation as described in the Offering Memorandum.

Additionally, the undersigned understands and acknowledges that in order for its Consent to be accepted by the Exchange Agent, the undersigned must also deliver a Ballot to the Information Agent and Voting Agent indicating the undersigned’s vote to accept or reject the Plan of Reorganization.

The undersigned understands that CEDC FinCo’s obligation to consummate the CEDC FinCo Exchange Offer for 9.125% Existing 2016 Notes is conditioned on, among other things, 100% of the aggregate principal amount of the 9.125% Existing 2016 Notes (the “Minimum Tender Condition”) having been validly tendered for exchange and not withdrawn.

Any 9.125% Existing 2016 Note or Consent withdrawn pursuant to the terms of the CEDC FinCo Exchange Offer or the Consent Solicitation, as the case may be, will not be considered tendered for any purpose unless and until such 9.125% Existing 2016 Note or Consent, as the case may be, is again tendered and/or delivered, as the case may be, pursuant to the CEDC FinCo Exchange Offer or the Consent Solicitation.

The undersigned understands that, upon the terms and subject to the conditions of the CEDC FinCo Exchange Offer, 9.125% Existing 2016 Notes properly tendered and accepted will be exchanged for the exchange consideration. The undersigned further understands that by executing and delivering this Letter of Transmittal (and/or by accepting the CEDC FinCo Exchange Offer through DTC’s ATOP procedures), it has agreed to exchange the 9.125% Existing 2016 Notes shown as being tendered above under “Description of 9.125% Existing 2016 Notes Tendered and Consents Delivered” (or on DTC’s agent’s message if tendering under the ATOP procedures).

The undersigned understands that, under certain circumstances, CEDC FinCo may not be required to accept any of the 9.125% Existing 2016 Notes tendered (including any such 9.125% Existing 2016 Notes tendered after the Expiration Time). If any 9.125% Existing 2016 Notes are not accepted for exchange for any reason, such unexchanged 9.125% Existing 2016 Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in this Letter of Transmittal (including without limitation under the heading “Instructions Forming Part of the Terms and Conditions of the Exchange Transaction”) as promptly as practicable after the expiration or termination of the CEDC FinCo Exchange Offer.

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Subject to, and effective upon, acceptance for exchange of, and payment for, the principal amount of 9.125% Existing 2016 Notes tendered hereby upon the terms and subject to the conditions of the CEDC FinCo Exchange Offer, the undersigned hereby:

(1)	sells, assigns and transfers to or upon the order of CEDC FinCo, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, such 9.125% Existing 2016 Notes;

(2)	waives any and all rights with respect to such 9.125% Existing 2016 Notes (including any existing or past defaults and their consequences in respect of such 9.125% Existing 2016 Notes); and

(3)	releases and discharges CEDC FinCo and the trustee under the indenture governing the 9.125% Existing 2016 Notes from any and all claims the undersigned may have now or in the future, arising out of or related to such 9.125% Existing 2016 Notes, including any claims that the undersigned is entitled to receive additional principal or interest payments with respect to such 9.125% Existing 2016 Notes (other than as expressly provided in the Offering Memorandum and in this Letter of Transmittal) or to participate in any redemption or defeasance of such 9.125% Existing 2016 Notes.

The undersigned understands that tenders of 9.125% Existing 2016 Notes and/or deliveries of Consents pursuant to any of the procedures described in this Letter of Transmittal (including without limitation under the heading “Instructions Forming Part of the Terms and Conditions of the Exchange Offer”), if and when accepted by CEDC FinCo, will constitute a binding agreement between the undersigned and CEDC FinCo upon the Terms and Conditions.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the 9.125% Existing 2016 Notes tendered hereby (with full knowledge that the Exchange Agent also acts as the agent of CEDC FinCo) with full powers of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1)	transfer ownership of such 9.125% Existing 2016 Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of CEDC FinCo;

(2)	present such 9.125% Existing 2016 Notes for transfer of ownership on the books of CEDC FinCo; and

(3)	receive all benefits and otherwise exercise all rights of beneficial ownership of such 9.125% Existing 2016 Notes, all in accordance with the terms of the CEDC FinCo Exchange Offer, as set forth in the Offering Memorandum and this Letter of Transmittal.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby represents, warrants and agrees as follows:

(1)	The undersigned has full power and authority to tender the 9.125% Existing 2016 Notes tendered hereby and to sell, assign and transfer all right, title and interest in and to such 9.125% Existing 2016 Notes.

(2)	The 9.125% Existing 2016 Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such 9.125% Existing 2016 Notes by CEDC FinCo, CEDC FinCo will acquire good, indefeasible and unencumbered title to such 9.125% Existing 2016 Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by CEDC FinCo.

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(3)	The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or CEDC FinCo to be necessary or desirable to complete the sale, assignment and transfer of the 9.125% Existing 2016 Notes tendered hereby.

(4)	The CEDC FinCo Exchange Offer is being made to you in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act and an exemption from state securities law requirements pursuant to Section 18(b)(4)(D) of the Securities Act. Note, however, that the New Notes we issue to you in exchange for your 9.125% Existing 2016 Notes will be subject to the same transfer restrictions such 9.125% Existing 2016 Notes were subject to immediately prior to being tendered.

The undersigned acknowledges that:

(1)	None of CEDC FinCo, the Exchange Agent, the Information Agent, or any person acting on behalf of any of the foregoing has made any statement, representation, or warranty, express or implied, to it with respect to CEDC FinCo or the offer or sale of any New Notes, other than the information included in the Offering Memorandum and this Letter of Transmittal (in each case, as may be amended or supplemented prior to the Expiration Time).

(2)	Any information it desires concerning CEDC FinCo and the New Notes or any other matter relevant to its decision to participate in the CEDC FinCo Exchange Offer is or has been made available to the undersigned.

(3)	The information provided in the Offering Memorandum and Disclosure Statement and the Ballot is provided solely by CEDC and CEDC Finco and that neither the trustee or the security agents under the Existing 2016 Notes Indenture nor the trustees or the security agents under the indentures governing the New Notes has made any representation or warranty, express or implied, or assumed any responsibility, as to the accuracy or adequacy of the Offering Memorandum and Disclosure Statement and the Ballot or otherwise made any statement, representation or warranty, express or implied, with respect to CEDC, CEDC FinCo, the CEDC FinCo Exchange Offer, the Consent Solicitation or the Plan of Reorganization, including, without limitation, any recommendation as to whether it should participate in the CEDC FinCo Exchange Offer, deliver Consents or vote with respect to the Plan of Reorganization.

(4)	CEDC FinCo, the trustees and the security agents under the indentures governing the 9.125% Existing 2016 Notes and the New Notes, respectively, will rely upon the truth and accuracy of the acknowledgements, representations and agreements set forth herein.

(5)	The terms and conditions of the CEDC FinCo Exchange Offer and the Consent Solicitation shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly.

(6)	You may not withdraw 9.125% Existing 2016 Notes tendered in the CEDC FinCo Exchange Offer or Consents delivered in the Consent Solicitation after the Consent Time. See “The Exchange Offers and the Consent Solicitation—Withdrawal Rights” in the Offering Memorandum.

(7)	The CEDC FinCo Exchange Offer is being made to it in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act and an exemption from state securities law requirements pursuant to Section 18(b)(4)(D) of the Securities Act. As a result, the consideration issued to it in exchange for its 9.125% Existing 2016 Notes may be subject to transfer restrictions. If the 9.125% Existing 2016 Notes it tenders in the exchange are freely tradable, the New Notes can be transferred freely. If, however, any or all of the 9.125% Existing 2016 Notes it tenders are subject to transfer restrictions, for example by virtue of it being an “affiliate” of the Company, within the meaning of Rule 144 under the Securities Act, the New Notes, if any, will be subject to the same transfer restrictions such 9.125% Existing 2016 Notes were subject to immediately prior to being tendered.

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Unless otherwise indicated under “Special Issuance Instructions (9.125% Existing 2016 Notes Returned),” please credit the DTC account specified herein for any book-entry transfers of 9.125% Existing 2016 Notes not accepted for exchange. If the “Special Issuance Instructions (9.125% Existing 2016 Notes Returned)” are completed, please credit the DTC account specified for any book-entry transfers of 9.125% Existing 2016 Notes not accepted for exchange, in the name of the person or account indicated under “Special Issuance Instructions.”

Unless otherwise indicated under “Special Issuance Instructions (Cash Option Consideration, New Notes and Consent Fee),” please credit the DTC account specified herein for any book-entry issuances of New Notes and checks for the cash consideration and the Consent Fee, as applicable. If the “Special Issuance Instructions (Cash Option Consideration, New Notes and Consent Fee)” are completed, please credit the DTC account specified for any book-entry issuances of New Notes and/or checks for the cash consideration and the Consent Fee, in the name of the person or account indicated under “Special Issuance Instructions (Cash Option Consideration, New Notes and Consent Fee).”

The undersigned recognizes that CEDC FinCo has no obligations under the “Special Issuance Instructions (9.125% Existing 2016 Notes Returned)” provisions of this Letter of Transmittal to effect the transfer of any 9.125% Existing 2016 Notes from the holder(s) thereof if CEDC FinCo does not accept for exchange any of the principal amount of the 9.125% Existing 2016 Notes tendered pursuant to this Letter of Transmittal.

The acknowledgments, representations, warranties and agreements of a holder tendering 9.125% Existing 2016 Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Time and the effective Settlement Date.

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SPECIAL ISSUANCE INSTRUCTIONS

(9.125% Existing 2016 Notes Returned)

(SEE INSTRUCTIONS 2, 4 AND 5)

To be completed ONLY if 9.125% Existing 2016 Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above. Issue 9.125% Existing 2016 Notes to:

Name:
(PLEASE PRINT OR TYPE)
Address:

(INCLUDE ZIP CODE)
(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)
(Please also complete Substitute Form W-9)

[ ]	Credit unexchanged 9.125% Existing 2016 Notes delivered by book-entry transfer to DTC account number set forth below:
DTC account number:

SPECIAL ISSUANCE INSTRUCTIONS

(Cash Option Consideration, New Notes and Consent Fee)

(SEE INSTRUCTIONS 2, 4 AND 5)

To be completed ONLY if New cash consideration and the Notes issued by book-entry, and/or checks constituting the Consent Fee as applicable are to be credited to an account maintained at DTC other than the account indicated above.

Issue

☐	New Notes

☐	Checks to:

Name:
(PLEASE PRINT OR TYPE)

Address:

(INCLUDE ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER)

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IMPORTANT:

PLEASE SIGN HERE WHETHER OR NOT 9.125% EXISTING 2016 NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of 9.125% Existing 2016 Notes indicated in the table above entitled “Description of 9.125% Existing 2016 Notes Tendered.”

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) of 9.125% Existing 2016 Notes
X
X

Dated: , 2013

(The above lines must be signed by the registered holder(s) of 9.125% Existing 2016 Notes as name(s) appear(s) on the 9.125% Existing 2016 Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If 9.125% Existing 2016 Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by CEDC FinCo, submit evidence satisfactory to CEDC FinCo of such person’s authority so to act.

See Instruction 4 regarding the completion of this Letter of Transmittal, printed below.)

Name:
(PLEASE PRINT OR TYPE)
Capacity:
Address:
(INCLUDE ZIP CODE)

Area Code and Telephone Number:

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 4.

Certain signatures must be guaranteed by an eligible institution.

Signature(s) guaranteed by an eligible institution:

Authorized Signature

Title

Name of Firm

(Address, Including Zip Code)

(Area Code and Telephone Number)

Dated: , 2013

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Procedures for Tendering.

The procedures by which you may tender or cause to be tendered 9.125% Existing 2016 Notes will depend upon the manner in which you hold the 9.125% Existing 2016 Notes, as described below.

9.125% Existing 2016 Notes Held Through a Nominee

If you are a beneficial owner of 9.125% Existing 2016 Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, this Letter of Transmittal is being furnished to you for your information only. If you desire to have such 9.125% Existing 2016 Notes tendered in the CEDC FinCo Exchange Offer, you must contact your nominee and instruct the nominee to tender such 9.125% Existing 2016 Notes on your behalf. You may use the “Beneficial Owner Instruction Letter” attached to this Letter of Transmittal as Annex A for this purpose.

9.125% Existing 2016 Notes Held with DTC

Pursuant to authority granted by DTC, if you are a DTC participant that has 9.125% Existing 2016 Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your 9.125% Existing 2016 Notes as if you were the “record” or “registered” holder. Accordingly, references herein to “registered holders” and “record holders” include DTC participants with 9.125% Existing 2016 Notes credited to their accounts. The Exchange Agent will make available its general participant account at DTC for the 9.125% Existing 2016 Notes for purposes of the CEDC FinCo Exchange Offer.

Any participant in DTC may tender 9.125% Existing 2016 Notes by effecting a book-entry transfer of the 9.125% Existing 2016 Notes to be tendered in the CEDC FinCo Exchange Offer into the account of the Exchange Agent at DTC and either (1) electronically transmitting its acceptance of the CEDC FinCo Exchange Offer through DTC’s ATOP procedures for transfer; or (2) completing and signing this Letter of Transmittal and delivering it, together with any signature guarantees and other required documents, to the Exchange Agent at its address on the front cover page of this Letter of Transmittal, in either case before the Expiration Time.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering 9.125% Existing 2016 Notes that the participant has received and agrees to be bound by the terms of this Letter of Transmittal and that CEDC FinCo may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Time.

Delivery of Letter of Transmittal

This Letter of Transmittal is to be completed by holders if tenders of 9.125% Existing 2016 Notes are to be made by book-entry transfer to the Exchange Agent’s account at DTC and instructions are not being transmitted through ATOP.

A confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all 9.125% Existing 2016 Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein before the Expiration Time.

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Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent. No Letter of Transmittal should be sent to CEDC FinCo or DTC.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Neither CEDC FinCo nor the Exchange Agent is under any obligation to notify any tendering holder of CEDC FinCo’s acceptance of tendered 9.125% Existing 2016 Notes prior to the Expiration Time.

2. Procedures for Delivering Consents.

9.125% Existing 2016 Notes Held Through a Nominee

If you are a beneficial owner as of the Record Date of 9.125% Existing 2016 Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, this Letter of Transmittal is being furnished to you for your information only. If you desire to have Consents delivered in respect of your 9.125% Existing 2016 Notes, you must contact your nominee and instruct the nominee to deliver Consents on your behalf through the submission of this Letter of Transmittal. You may use the “Beneficial Owner Instruction Letter” attached to this Letter of Transmittal as Annex A for this purpose.

Delivery of Letter of Transmittal

This Letter of Transmittal is to be completed by holders if tenders of 9.125% Existing 2016 Notes delivering Consents.

A properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein before the Expiration Time.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent. No Letter of Transmittal should be sent to CEDC FinCo or DTC.

The method of delivery of this Letter of Transmittal and all other required documents is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Neither CEDC FinCo nor the Exchange Agent is under any obligation to notify any tendering holder of CEDC FinCo’s acceptance of Consents prior to the Expiration Time.

3. Delivery of New Notes. New Notes issued in exchange for 9.125% Existing 2016 Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering holder or the tendering holder’s custodian. Accordingly, the appropriate DTC participant name and number (along with any other required account information) to permit such delivery must be provided in the table entitled “Description of 9.125% Existing 2016 Notes Tendered.” Failure to do so will render a tender of 9.125% Existing 2016 Notes defective and CEDC FinCo will have the right, which it may waive, to reject such tender. Holders who anticipate tendering by a method other than through DTC are urged to promptly contact a bank, broker or other intermediary (that has the facility to hold securities custodially through DTC) to arrange for receipt of any New Notes delivered pursuant to the CEDC FinCo Exchange Offer and to obtain the information necessary to complete the table.

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4. Amount of Tenders. Tender of 9.125% Existing 2016 Notes pursuant to the CEDC FinCo Exchange Offer will be accepted only in principal amounts equal to minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. No fractional shares will be issued in exchange for tendered 9.125% Existing 2016 Notes and any fractional share amounts due to Holders as a portion of the Consideration will be rounded down to the nearest share. No cash payment will be made in lieu of fractional shares. New Secured Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. New Secured Notes will not be issued in increments of less than $1,000 and the principal amounts of the New Secured Notes payable to a holder of 9.125% Existing 2016 Notes in the CEDC FinCo Exchange Offer will be rounded down to the nearest $1,000. No cash will be paid as a result of rounding down to the nearest $1,000. Holders electing the New Notes Option will not be entitled to receive any cash payment with respect to accrued and unpaid interest on 9.125% Existing 2016 Notes accepted for exchange and any such accrued interest will be forfeited, as the per $1,000 exchange ratio with respect to the CEDC FinCo Exchange Offer will be calculated to include accrued interest through March 15, 2013. Book-entry transfers to the Exchange Agent should be made in the exact principal amount of 9.125% Existing 2016 Notes tendered.

5. Signatures on Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal each of the terms “registered holder” and “record holder” means an actual owner of record as well as any DTC participant that has 9.125% Existing 2016 Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•

this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the 9.125% Existing 2016 Notes and the holder(s) has/have not completed either the box entitled “Special Issuance Instructions (9.125% Existing 2016 Notes Returned)” or the box entitled “Special Issuance Instructions (Cash Consideration, New Notes and Consent Fee)” on this Letter of Transmittal; or

•	the 9.125% Existing 2016 Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank,

•	a broker dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker,

•	a credit union,

•	a national securities exchange, registered securities association or clearing agency, or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If any of the 9.125% Existing 2016 Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

CEDC FinCo will not accept any alternative, conditional, irregular or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your 9.125% Existing 2016 Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or other acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by CEDC FinCo, evidence satisfactory to CEDC FinCo of their authority to so act must be submitted with this Letter of Transmittal.

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If you are a beneficial owner of 9.125% Existing 2016 Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, this Letter of Transmittal is being furnished to you for your information only. If you desire to have such 9.125% Existing 2016 Notes tendered in the CEDC FinCo Exchange Offer or Consents delivered in the Consent Solicitation, you must contact your nominee and instruct the nominee to tender such 9.125% Existing 2016 Notes on your behalf. You may use the “Beneficial Owner Instruction Letter” attached to this Letter of Transmittal as Annex A for this purpose.

6. Special Issuance Instructions. (a) If the 9.125% Existing 2016 Notes are to be registered in the name of a person other than as indicated in the table entitled “Description of 9.125% Existing 2016 Notes Tendered,” the signer of this Letter of Transmittal should complete the “Special Issuance Instructions (9.125% Existing 2016 Notes Returned)” box on this Letter of Transmittal. Otherwise, all 9.125% Existing 2016 Notes returned by book-entry transfer will be credited to the account at DTC designated above. (b) If the Cash Consideration, New Notes and Consent Fee, as applicable, are to be registered in the name of a person other than as indicated in the table entitled “Description of 9.125% Existing 2016 Notes Tendered,” the signer of this Letter of Transmittal should complete the “Special Issuance Instructions (Cash Consideration, New Notes and Consent Fee)” box on this Letter of Transmittal. Otherwise, all cash and New Notes issued by book-entry will be credited to the account at DTC designated above.

7. Transfer Taxes. CEDC FinCo will pay all transfer taxes, if any, applicable to the transfer and sale of 9.125% Existing 2016 Notes to CEDC FinCo in the CEDC FinCo Exchange Offer. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include:

•	if New Notes in book-entry form are to be registered or issued in the name of any person other than the person signing this Letter of Transmittal, or

•	if tendered 9.125% Existing 2016 Notes are registered in the name of any person other than the person signing this Letter of Transmittal.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the 9.125% Existing 2016 Notes tendered by such holder.

8. U.S. Federal Backup Withholding, Form W-9, Form W-8. U.S. federal income tax law requires that a holder of 9.125% Existing 2016 Notes, whose notes are accepted for exchange, provide the Exchange Agent, as payer, with the holder’s correct taxpayer identification number (“TIN”) or otherwise establish a basis for an exemption from backup withholding. This information should be provided on Internal Revenue Service (“IRS”) Form W-9, which is provided below. In the case of a holder who is an individual, other than a resident alien, the TIN is his or her social security number. For holders other than individuals, the TIN is an employer identification number. A holder must cross out item (2) in Part II on the Form W-9 if such holder is subject to backup withholding. If the holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the holder should write “Applied For” in the space provided for the TIN in Part I of the Form W-9. If “Applied For” is written in the space provided for the TIN in Part I of the Form W-9 and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 28% from all such payments with respect to the 9.125% Existing 2016 Notes.

Certain holders (including, among others, corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt holders (other than foreign persons) should furnish their TIN, complete the certification in Part II of the Form W-9, and sign and return the Form W-9 to the Exchange Agent. Each holder that is a foreign person, including entities, must submit an appropriate properly completed Internal Revenue Service Form W-8, certifying, under penalties of perjury, to such holder’s foreign status in order to establish an exemption from backup withholding. An appropriate Form W-8 can be obtained via the Internal Revenue Service website at www.irs.gov or by contacting the Exchange Agent.

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If a tendering holder does not provide the Exchange Agent with its correct TIN or an adequate basis for an exemption or an appropriate completed IRS Form W-8, such holder may be subject to backup withholding on payments made in exchange for any 9.125% Existing 2016 Notes and a penalty imposed by the IRS. Backup withholding is not an additional federal income tax. Rather, the amount of tax withheld will be credited against the federal income tax liability of the holder subject to backup withholding. If backup withholding results in an overpayment of taxes, the taxpayer may obtain a refund from the IRS. Each holder should consult with a tax advisor regarding qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

To prevent backup withholding, each holder of tendered 9.125% Existing 2016 Notes must either (1) provide a completed IRS Form W-9 and indicate either (a) its correct TIN, or (b) an adequate basis for an exemption, or (2) provide a completed Form W-8BEN.

CEDC FinCo reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

9. Validity of Tenders and Consents. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered 9.125% Existing 2016 Notes and delivered Consents will be determined by CEDC FinCo in its sole discretion, which determination will be final and binding. CEDC FinCo reserves the absolute right to reject any and all tenders of 9.125% Existing 2016 Notes or Consents delivered not in proper form or any 9.125% Existing 2016 Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. CEDC FinCo also reserves the absolute right to waive any defect or irregularity in tenders of 9.125% Existing 2016 Notes or Consents delivered, whether or not similar defects or irregularities are waived in the case of other tendered securities. The interpretation of the terms and conditions of the CEDC FinCo Exchange Offer or the Consent Solicitation, as applicable, (including this Letter of Transmittal and the instructions hereto) by CEDC FinCo shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of 9.125% Existing 2016 Notes or Consents delivered must be cured within such time as CEDC FinCo shall determine. None of CEDC FinCo, the Exchange Agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of 9.125% Existing 2016 Notes or Consents delivered, nor shall any of them incur any liability for failure to give such notification.

Tenders of 9.125% Existing 2016 Notes or Consents delivered will not be deemed to have been made until such defects or irregularities have been cured or waived. Any 9.125% Existing 2016 Notes or Consents received by the Exchange Agent that are not validly tendered or delivered, as applicable, and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Time or the withdrawal or termination of the CEDC FinCo Exchange Offer or the Consent Solicitation.

10. Waiver of Conditions. CEDC FinCo reserves the absolute right to amend or waive any of the conditions in the CEDC FinCo Exchange Offer or the Consent Solicitation concerning any 9.125% Existing 2016 Notes subject to the terms and conditions set forth in the Offering Memorandum.

11. Withdrawal. Tenders of 9.125% Existing 2016 Notes and/or Consents delivered may be withdrawn prior to the Consent Time except to the extent that such withdrawal is limited by other agreements. Any 9.125% Existing 2016 Note or Consents delivered validly withdrawn pursuant to the terms of the CEDC FinCo Exchange Offer or the Consent Solicitation will not be considered tendered or delivered for any purpose unless and until such 9.125% Existing 2016 Note or Consent is again tendered or delivered pursuant to the CEDC FinCo Exchange Offer or the Consent Solicitation. A withdrawal of tenders of 9.125% Existing 2016 Notes can only be accomplished in accordance with the procedures described in the section entitled “The Exchange Offers and Consent Solicitation—Withdrawal Rights” in the Offering Memorandum.

16

12. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for copies of the Offering Memorandum and additional copies of this Letter of Transmittal may be directed to the Information Agent at the following address and telephone number:

17

THE GARDEN CITY GROUP, INC.

By Mail:	By Hand Delivery or Overnight Courier:

CEDC Case Administration c/o GCG, Inc. P.O. Box 9968 Dublin, OH 43017-5968	CEDC Case Administration c/o GCG 5151 Blazer Parkway Suite A Dublin, OH 43017

By Email: CEDCoffering@gcginc.com	By Facsimile: (614) 553-1327

In order to tender and/or delivered Consents, a holder of 9.125% Existing 2016 Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the Exchange Agent at its address set forth below so as to cause it to be received by the Exchange Agent at the address shown below no later than the Expiration Time.

GLOBAL BONDHOLDER SERVICES CORPORATION

65 Broadway – Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers (Collect): (212) 430-3774

Toll free: (866) 612-1500

Fax: (212) 430-3775/3779

18

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax classification:
	☐ Individual/sole proprietor	☐ C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate	☐	Exempt payee
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ☐ Other (see instructions) ▶
	Address (number, street, and apt. or suite no.)						Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–

Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— An estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

— The U.S. owner of a disregarded entity and not the entity,

— The U.S. grantor or other owner of a grantor trust and not the trust, and

— The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Cat. No. 10231X	Form W-9 (Rev. 12-2011)

Form W-9 (Rev. 12-2011)	Page 2

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Form W-9 (Rev. 12-2011)	Page 3

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties,

Form W-9 (Rev. 12-2011)	Page 4

goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester
	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust
[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

— Protect your SSN,

— Ensure your employer is protecting your SSN, and

— Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

ANNEX A

BENEFICIAL OWNER INSTRUCTION LETTER

9.125% SENIOR SECURED NOTES DUE 2016

OF

CEDC FINANCE CORPORATION INTERNATIONAL, INC.

On the terms and subject to the conditions set forth in the accompanying Amended and Restated Offering Memorandum, Consent Solicitation Statement and Disclosure Statement, dated March 8, 2013 and any supplements or amendments thereto (the “Offering Memorandum”), and this Letter of Transmittal, CEDC Finance Corporation International, Inc. (“CEDC FinCo” or the “Company”) is offering in exchange: for each $1,000 principal amount of its outstanding 9.125% Existing 2016 Notes, (i) cash consideration and/or (ii) new Senior Secured Notes due 2018 (the “New Secured Notes”) and new Convertible Secured PIK Toggle Notes due 2018 (the “New Convertible Secured Notes” and, together with the New Secured Notes, the “New Notes”) and (iii) a cash payment equal to 0.50% of principal amount of 9.125% Existing 2016 Notes for which Consents were delivered and not withdrawn prior to the Consent Fee Deadline (“Consent Fee”).

The Cash Consideration, New Notes and Consent Fee issued in exchange for 9.125% Existing 2016 Notes are sometimes referred to in the Letter of Transmittal as the “exchange consideration.” The exchange of the 9.125% Existing 2016 Notes for the exchange consideration, as contemplated by the Offering Memorandum, is referred to in this Letter of Transmittal as the “CEDC FinCo Exchange Offer.”

Enclosed is a copy of the Letter of Transmittal (the “Letter of Transmittal”) setting forth the procedures for tendering 9.125% Existing 2016 Notes and delivering Consents in connection with the CEDC FinCo Exchange Offer and the Consent Solicitation. These materials are being forwarded to you by the undersigned beneficial owner of the 9.125% Existing 2016 Notes held of record by you for the undersigned’s account. A tender of such 9.125% Existing 2016 Notes and delivery of Consents may only be made by you as the holder of record and pursuant to the undersigned’s instructions.

This letter will instruct you as to the action to be taken by you relating to the CEDC FinCo Exchange Offer and the Consent Solicitation with respect to the 9.125% Existing 2016 Notes held by you for the account of the undersigned.

The aggregate face amount of the 9.125% Existing 2016 Notes held by you for the account of the undersigned is (fill in amount):

$             of the 9.125% Senior Secured Notes due 2016 with CUSIP No. 15080BAA4.

Dated:                    , 2013

Signature(s):
Print Name(s) here:
(Print Address(es)):
(Area Code and Telephone Number(s)):
(Tax Identification or Social Security Number(s)):

In order to tender Notes in the Exchange Offers and deliver votes with respect to the Plan of Reorganization, as applicable, Noteholders must deliver appropriate instructions to their respective nominees as set forth in the Letter of Transmittal, if applicable, Ballot included herein.

The Information Agent and Voting Agent for the Exchange Offers,

the Consent Solicitation, and the Plan of Reorganization is:

CEDC Case Administration

c/o Garden City Group

P.O. Box 9968

Dublin, Ohio 43017-5968

(800) 878-1684 (toll-free North America)

(614) 763-6110 (direct-dial toll international)

The Exchange and Tabulation Agent for the Exchange Offers is:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers (Collect): (212) 430-3774

Toll free: (866) 612-1500

Any questions or requests for assistance or for additional copies of this Offering Memorandum and Disclosure Statement, the Letter of Transmittal, Ballot or related documents may be directed to the Information Agent or the Voting Agent at their telephone number set forth above. A Noteholder may also contact such Noteholder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitation.